As filed with the Securities and Exchange Commission on June 11, 2026

File No. [●]

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO
SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Macquarie Energy Transition Infrastructure Fund, L.P.

(Exact name of registrant as specified in charter)

Delaware	33-3570047
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

660 Fifth Avenue New York, NY	10103
(Address of principal executive offices)	(Zip Code)

212-231-1000

(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda Nathan Briggs Ruoke Liu Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, DC 20001

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Class I Limited Partnership Units
Class D Limited Partnership Units
Class S Limited Partnership Units

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

Explanatory Note

Macquarie Energy Transition Infrastructure Fund, L.P. is filing this registration statement on Form 10 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

In this Registration Statement, except where the context suggests otherwise:

●	the term “Adviser” refers to Macquarie Wealth Advisers, LLC (formerly known as Central Park Advisers, LLC), a Delaware limited liability company and our investment adviser;

●	the term “Aggregators” refers to METI Cayman, L.P., a Cayman Islands exempted limited partnership, and any other vehicle(s) used to aggregate the holdings of the Fund and any Parallel Funds;

●	the term “Feeder” refers to METI TE, L.P., a Delaware limited partnership;

●	the terms “Fund,” “we,” “us,” and “our” refer to Macquarie Energy Transition Infrastructure Fund, L.P., a Delaware limited partnership;

●	the term “General Partner” refers to METI GP, LLC, a Delaware limited liability company, our general partner;

●	the term “Intermediate Entities” refers to one or more entities through which the General Partner or any of its affiliates may, in its sole discretion, cause the Fund to hold certain investments, directly or indirectly, including (a) entities that may elect to be classified as corporations for U.S. federal income tax purposes, whether formed in a U.S. or non-U.S. jurisdiction (each, a “Corporation”) or (b) any other type of entity;

●	the term “Macquarie” refers collectively to Macquarie Group’s divisions and subsidiary companies;

●	the term “Macquarie Group” refers to Macquarie Group Limited, a publicly listed (ASX: MQG) global financial services group organized under the laws of Australia;

●	the term “MAM” refers to Macquarie Asset Management, the global asset management division of Macquarie Group;

●	the term “MAM-Managed Entities” refers to, as the context requires, individually and collectively, any other vehicle that holds capital managed or advised by any MAM entity;

●	the term “METI International” refers to Macquarie S.C.A. SICAV’s sub-fund, Macquarie Energy Transition Infrastructure Fund, a Luxembourg alternative investment fund available to individual investors primarily domiciled in countries of the European Economic Area, the United Kingdom, Switzerland, Asia and certain other jurisdictions, together with its master fund, feeder funds, parallel funds and other related entities, either directly or indirectly through an Intermediate Entity;

●	the term “METI US” refers to the Fund together with its consolidated subsidiaries, and may include the Feeder, Intermediate Entities and any Parallel Funds;

●	the term “net asset value” or “NAV” refers to, as the context requires, transactional NAV (i.e., the price at which transactions in the Units are made) determined in accordance with the valuation policies of the Fund, as updated from time to time;

●	the term “Parallel Funds” refers to one or more parallel vehicles established by, or at the direction of, the General Partner or any Affiliate thereof to invest alongside the Fund, but excluding METI International; and

●	the term “Unitholders” or “Investors” refers to holders of our limited partnership units (the “Units”). There are four classes of Units available to prospective investors: Class I Units (the “Class I Units”), Class D Units (the “Class D Units”), Class E Units (the “Class E Units”) and Class S Units (the “Class S Units”) (each a “Class”).

The Fund is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).

This Registration Statement does not constitute an offer of METI US or any other MAM-Managed Entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Fund, directors, executive officers, and principal Unitholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

ii

Forward-Looking Statements; RISK FACTOR SUMMARY

Certain information contained in this Registration Statement constitutes “forward-looking statements” that can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Furthermore, any projections or other estimates in this Registration Statement, including estimates of returns or performance, are “forward-looking statements” and are based upon certain assumptions that are subject to uncertainties and may change. Due to various risks and uncertainties, including those set forth under “Item 1A. Risk Factors,” actual events or results or the actual performance of the Fund may differ materially from those reflected or contemplated in such forward-looking statements. Moreover, actual events are difficult to project and often depend upon factors that are beyond the control of the General Partner and its affiliates. Nothing contained herein shall under any circumstances create an implication that the information contained herein is correct as of any time after the earlier of the relevant date specified herein or the date of this Registration Statement. In addition, unless the context otherwise requires, the words “include,” “includes,” “including” and other words of similar import are meant to be illustrative rather than restrictive.

Our actual results may differ significantly from any results expressed or implied by these forward-looking statements. A summary of the principal risk factors that make investing in our securities risky and might cause our actual results to differ is set forth below. The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. This summary should be read in conjunction with the more complete discussion of the risk factors we face, which are set forth in the section entitled “Item 1A. Risk Factors” in this Registration Statement.

●	The Fund has a limited operating history. No assurance can be given that the Fund’s investment objective will be achieved.

●	Units will not be listed on any national or other securities exchange, and it is not anticipated that a secondary market for trading the Units will develop. In addition, there are limits on the ownership and transferability of the Units. Further, the valuation of the Investments (as defined below) will be difficult, may be based on imperfect information and is subject to inherent uncertainties, and the resulting values may differ from values that would have been determined had a ready market existed for such investments, from values placed on such investments by other investors and from prices at which such investments may ultimately be sold.

●	Liquidity, if any, may be provided by the Fund only through redemptions made pursuant to the redemption program (the “Redemption Program”), which may, but are not required to, be made from time to time by the Fund as determined by the General Partner in its sole discretion. Investors do not have the right to require the Fund to redeem their Units. The Fund may redeem fewer Units than have been requested in any particular quarter to be redeemed under the Redemption Program, or none at all.

●	An investment in the Fund is suitable only for Investors who can bear the risks associated with the limited liquidity of the Units and should be viewed as a long-term investment. An investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame.

●	The purchase and redemption price for Units will be based on the Fund’s transactional NAV. Valuation of the Investments involves a degree of judgment and may not always prove accurate. Such valuations may not reflect the price that the Fund would have received had the Investments actually been liquidated. There can therefore be no assurance that the valuations will, in fact, represent the actual value of the Investments or the amounts that could at such time, or may ultimately, be realized with respect to the Investments.

●	The Fund may borrow money to fund new Investments, to satisfy redemption requests from Investors and to otherwise provide the Fund with liquidity. The use of leverage by the Fund or any Portfolio Entities (as defined below) is likely to cause the Fund’s average net assets to appreciate or depreciate at a greater rate than if leverage were not used.

●	Energy Transition Infrastructure Investments (as defined below) will be subject to the risks incidental to the ownership, construction and operation of such assets, including risks associated with the general economic climate, geographic or market concentration, the ability of the Fund or Macquarie to manage the Investment (to the extent the Fund or a MAM-Managed Entity controls the investment), technical problems, financial failures of operating or construction sub-contractors, government regulations, and fluctuations in interest rates.

●	Given that the Fund’s assets will be concentrated in securities of companies in the infrastructure industry, the Fund will be more susceptible to adverse economic or regulatory occurrences affecting this industry than a fund that is not concentrated in a single industry. While the Adviser will regularly monitor the concentration of the Fund’s portfolio, concentration in any one region, country or asset type may arise from time to time. In addition, the MAM-Managed Entities and Third-Party Funds (each as defined below) also may be concentrated in a limited number of companies or exclusively or primarily in a particular asset type or category, which may reduce the overall diversification of the Fund’s portfolio and increase risk.

Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described herein in “Item 1A. Risk Factors” in this Registration Statement, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Registration Statement and in our other periodic filings. The forward-looking statements speak only as of the date of this Registration Statement, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

iii

Item 1. Business

(a)	General Development of Business

Macquarie Energy Transition Infrastructure Fund, L.P. forms a part of METI US, an investment program designed to permit sophisticated Investors to participate in an investment program that primarily invests in equity, equity-related and debt securities of private Energy Transition Infrastructure Investments (defined below). Our general partner, METI GP, LLC, and our investment adviser, Macquarie Wealth Advisers, LLC, are Affiliates of Macquarie. As used herein, “Affiliate” means, with respect to a person, any other person that either directly or indirectly controls, is controlled by or is under common control with the first person.

We are currently conducting a continuous private offering (the “Private Offering”) of our Units in reliance on exemptions from the registration requirements of the 1933 Act to investors that are both (i) accredited investors (as defined in Regulation D under the 1933 Act) and (ii) qualified purchasers (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and rules thereunder). METI US is structured as a perpetual-life strategy, with monthly, fully funded subscriptions, and is expected to make periodic redemptions, which we believe enables investors to better manage exposure to private markets asset classes, such as infrastructure and real assets.

(b)	[Reserved]

(c)	Description of Business

The Fund—Macquarie Energy Transition Infrastructure Fund, L.P.

The Fund, a limited partnership, was formed on October 30, 2024, under the laws of the State of Delaware. We are a private fund exempt from registration under Section 3(c)(7) of the 1940 Act.

On July 1, 2025, the Fund held its first closing and sold Units of the Fund as part of its Private Offering and has accepted subscriptions for Units as of the first calendar day of each subsequent month. Since July 1, 2025, the Fund has sold Units of the Fund for aggregate consideration of approximately $[●] million, which includes the Units sold for each month from July 2025 until [●]. The Fund expects to continue to hold monthly closings as part of its Private Offering. The Fund currently holds [●] investments, representing $[●] million of total assets and a mixture of [●]. See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations” below for more information. See also “—Investment Process Overview” below for information regarding the Fund’s process for identifying, evaluating and monitoring Investments.

Our investment objective is to generate capital appreciation and yield over the medium-to-long term. There can be no assurance that METI US will achieve its investment objective or that METI US’s investment strategies will be successful. We will seek to achieve this investment objective by investing primarily, on an individual basis or commingled or aggregated with other parties, in a global portfolio of businesses and operating assets in the energy transition infrastructure sector with a focus on mature technologies (“Energy Transition Infrastructure Investments”).

Overview of Macquarie Group and Macquarie Asset Management

Macquarie Group is a global financial services group headquartered in Sydney and listed on the Australian Securities Exchange (“ASX”). Macquarie Group’s breadth of expertise covers asset management, retail and business banking, wealth management, leasing and asset financing, market access, commodity trading, renewables development, specialist advice, access to capital, and principal investment.

Macquarie Group works with institutional, corporate, government, and retail clients, as well as counterparties around the world, providing a diversified range of products and services. Macquarie Group has established leading market positions as a global specialist in a wide range of sectors, including infrastructure resources and commodities, financial institutions, and real estate.

As of [●], Macquarie Group had over [●] employees with offices in [●] markets around the world.

MAM provides specialist investment expertise across a range of capabilities including fixed income, equities, multi-asset solutions, private credit, infrastructure, natural assets, real estate, and transportation finance.

Trusted by institutions, pension funds, governments, and individuals to manage approximately $[●] U.S. Dollars (“USD”) in assets under management as of [●], MAM is a global asset manager that aims to deliver positive impact for its stakeholders.

With over [●] permanent staff cooperating across [●] countries around the world, MAM seeks to identify opportunities, mitigate risks, and drive value for its clients and stakeholders by leveraging its culture of innovation and the experience and diversity of its people.

Investment Program

The Fund’s investment objective is to generate capital appreciation and yield over the medium-to-long term. The Fund seeks to achieve its investment objective by investing primarily, on an individual basis or commingled or aggregated with other parties, in a global portfolio of businesses and operating assets in the energy transition infrastructure sector with a focus on mature technologies (“Energy Transition Infrastructure Investments”). The Fund may invest in Energy Transition Infrastructure Investments directly in portfolio companies, including as a co-investor with any other vehicle that holds capital managed or advised by any undertaking in the “Macquarie Asset Management” division of Macquarie (“MAM-Managed Entities”), indirectly through investments in MAM-Managed Entities or, to a lesser extent, through investments in unaffiliated third-party sponsored funds that directly or indirectly invest in Energy Transition Infrastructure Investments (the “Third-Party Funds”).

The Fund generally considers Energy Transition Infrastructure Investments to be investments directly or indirectly in (i) operational or development assets or (ii) companies in, or that expect to be in, the energy and renewables, transportation, materials, waste, agriculture, circular economy (i.e., assets or companies that aim to reduce material use and waste, redesign materials and products to be less resource intensive and recapture waste as a resource to manufacture new materials and products), communication and digital infrastructure, industrial, utilities or social infrastructure sectors, that the Adviser believes are facilitating the transition to new, more efficient energy sources and a low-carbon economy, such as solar, hydro, wind and geothermal energy and natural climate solutions, and/or increasing the electrification or decarbonization of industries that have traditionally relied on fossil fuels, such as the transportation industry (collectively, the “Energy Transition Industry”). The Fund invests in:

(i)	Private infrastructure equity investments (“Private Infrastructure Equity Investments”). Private Infrastructure Equity Investments are expected to comprise the bulk of the Investments (defined below) and could include equity and equity-like investments in operational or developmental assets and platforms, including investments in the underlying infrastructure, as well as the entities or funds that own or are responsible for operating such infrastructure;

(ii)	Private infrastructure debt investments (“Private Infrastructure Debt Investments”); and

(iii)	Liquid investments, including but not limited to cash, cash equivalents, U.S. government securities, listed debt securities (bonds), listed infrastructure securities and listed equities, shares and/or units of exchange traded funds, collateralized debt obligations, collateralized loan obligations, asset-backed securities, mortgage-backed securities and other securitized products, derivatives, and money market instruments (“Liquid Investments” and together with Private Infrastructure Equity Investments, Private Infrastructure Debt Investments, and any investments in MAM-Managed Entities and Third-Party Funds, the “Investments”).

For the purposes of the foregoing, “equity-like” Investments consists of instruments that establish rights to the equity interests of portfolio companies (such as convertible debt or bonds, warrants or other equity related-interests), high-return debt instruments with significant uncertainty related to the total return or timing of cash flows, which as a result may be structured as payment-in-kind interests, or have equity upside (“equity kickers,” i.e., an extra incentive to encourage investors to purchase debt securities) associated with those or other features which are not commonly seen in fixed income, or shareholder loans and shareholder debt.

A portion of the Fund’s assets are and are expected to continue to be allocated to Private Infrastructure Equity Investments indirectly through investments in certain MAM-Managed Entities. For example, the Fund has invested a portion of its assets in Macquarie Green Energy and Climate Opportunities Fund (“MGECO”), a MAM-managed open-ended alternative investment fund that invests in a diversified portfolio of sustainable infrastructure, real assets, and businesses, primarily those focused on the development and deployment of mature sustainable technologies, which contribute towards accelerating the global energy transition, and may invest in similar MAM-Managed Entities in the future. The Fund may also invest to a lesser extent in Third-Party Funds.

The purpose of Private Infrastructure Debt Investments and Liquid Investments is to generate attractive risk-adjusted returns for the Fund, facilitate capital deployment and to manage the Fund’s anticipated liquidity needs. The Fund generally expects to target an allocation of up to 30% of its net asset value (“NAV”) in a combination of Private Infrastructure Debt Investments and Liquid Investments under normal market conditions, though such allocation may be more or less at any time and from time to time.

For temporary defensive and/or liquidity management purposes (including, without limitation, in connection with implementing changes to METI US’s asset allocations) and/or pending the deployment of subscription monies in investments, METI US may allocate a substantially higher portion of its assets to Liquid Investments. Certain Investments could be characterized by the Adviser, in its discretion, as either Private Infrastructure Equity Investments or Private Infrastructure Debt Investments, depending on the terms and characteristics of such Investments.

METI US

The Fund, the Feeder, the Aggregators, any Intermediate Entities and any Parallel Funds together form METI US, a private equity investment program as a whole. Although the Fund will generally invest and divest alongside METI International through the Aggregators and other Intermediate Entities, METI International will not be considered a Parallel Fund. See “Item 1A. Risk Factors—Risks Related to Potential Conflicts of Interest” below.

The Adviser and the General Partner

The Fund has entered into the investment advisory agreement (the “Advisory Agreement”) with the Adviser, and a limited partnership agreement, as may be amended and restated from time to time (the “Partnership Agreement”), with the General Partner, pursuant to which the General Partner manages the Fund on a day-to-day basis.

Overall responsibility for METI US’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors with respect to our periodic reports under the Exchange Act and certain situations involving conflicts of interest. See “—The Board of Directors” and “—Partnership Agreement” below for further information.

The General Partner has delegated the portfolio management function regarding the Fund to the Adviser. The Adviser has discretion to make Investments on behalf of the Fund.

The Adviser is a Delaware limited liability company with its business address at 660 Fifth Ave, New York, NY 10103, United States of America. The Adviser is registered with the SEC as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended from time to time (the “Advisers Act”). The Adviser is responsible for initiating, structuring, and negotiating the Fund’s Investments. In addition, the Adviser actively manages each Investment to seek to maximize the value of each Investment.

Each of the Adviser and General Partner is an Affiliate of Macquarie and, as such, the Adviser and General Partner have access to the broader resources of Macquarie, subject to Macquarie’s policies and procedures regarding the management of conflicts of interest.

METI US Structure

The following chart shows METI US’s current ownership structure as well as its relationship with Macquarie.

Market Opportunity

Macquarie believes the infrastructure asset class, particularly investments supporting the global energy transition and decarbonization of economic activity, including assets which provide critical services to infrastructure and markets or assets which have infrastructure-like characteristics, presents a compelling market opportunity due to the following characteristics.

Growth Potential

The Fund aims to make investments supported by three key macro thematics:

●	Electrification: facilitating growing infrastructure demand, the energy transition and the evolving energy mix of communities;

●	Digitalization: modernizing assets in the move to the digital economy and meeting the demand for, and transmission of, data; and

●	Demographics: meeting the increasing infrastructure needs of communities driving long-run economic growth.

High Barriers to Entry

The strategic position of infrastructure businesses may also be protected by natural barriers to entry which may include physical limitations on the construction of alternatives due to space, planning or other restrictions and the significant capital requirements involved in developing a competing business platform.

Inherent Monopoly

Infrastructure assets tend to have a strategic competitive advantage as they often exist in locations or markets where there are few viable alternatives to the services they provide.

These businesses may also benefit from a competitive advantage created by regulatory or legal frameworks, such as concession agreements and long-term contracts for the provision of a service.

Inelastic Demand

Infrastructure assets usually provide an essential service to the community in which they operate, such as electricity, energy, transportation and other essential services underpinning the transition to a lower-carbon economy.

Typically, these services involve widespread usage by the population and are relied on by the community.

Revenue Models

Revenue protections are typically built in through regulation, long-term contracts or concession agreements, allowing for good visibility and stability of revenues, operating costs and capital requirements over the long-term.

Some long-term contracts may also have take-or-pay mechanisms built in. For certain energy transition assets, including renewable generation and related infrastructure, the Fund may seek to enter into long-term power purchase agreements or similar contractual arrangements in order to reduce exposure to market price fluctuations.

Predictable Cash Flows

Given the above characteristics, infrastructure assets tend to demonstrate sustainable and predictable cash flows over the long term. The stable nature of the cash flows generally allows for long-term yield visibility, lower risk and defensive investment characteristics.

The Board of Directors

The business and affairs of the Fund are managed under the discretion of the General Partner. The General Partner delegates the management of the Fund’s day-to-day operations to the Adviser pursuant to the Advisory Agreement, subject to certain oversight rights held by the Fund’s Board of Directors (each, a “Director,” and together, the “Board of Directors” or the “Board”) and the General Partner. The Board will be responsible for overseeing the Fund’s periodic reports under the Exchange Act and certain conflicts of interest related to Macquarie in accordance with the provisions of the Partnership Agreement and any policies of the Adviser. The Board is composed of five members, two of whom are independent of the Fund and Macquarie (each, an “Independent Director”), as determined by the General Partner. The Independent Directors are unaffiliated with the General Partner, the Adviser, or any of their Affiliates. The General Partner may appoint directors to the Board from time to time.

The General Partner has the authority to appoint directors, including one or more Independent Directors. Subject to the foregoing, the General Partner shall have the right to change or replace any Independent Director for cause (as defined in the Partnership Agreement) and any Director other than an Independent Director with or without cause.

The Board has an audit committee (the “Audit Committee”), which is composed solely of the Independent Directors. The Audit Committee will, among other matters, approve or ratify the Fund’s auditor (as selected by the General Partner) and the Fund’s financial statements.

Unitholders are not entitled to nominate or vote in the election of the Fund’s Directors. Further, Unitholders are not able to bring matters before meetings of Unitholders or nominate Directors at such meetings, nor are they generally able to submit Unitholder proposals under Rule 14a-8 of the Exchange Act. See “Item 5. Directors and Executive Officers—Biographical Information” for further information regarding the members of the Board and “Item 11. Description of Registrant’s Securities to be Registered” for further information regarding the rights of Unitholders.

While the Fund and METI International have substantially similar investment objectives and strategies and are expected to have highly overlapping investment portfolios, be managed by investment committees which are made up of the same individuals, and have the same investment mandate, METI International is not a Parallel Fund and their portfolios may differ over time and from time to time. See “Item 1A. Risk Factors—Risks Related to Potential Conflicts of Interest” for more information about METI International.

Advisory Agreement

The description below of the Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Advisory Agreement attached as an exhibit to this Registration Statement.

The Adviser will provide investment advisory services to us pursuant to the Advisory Agreement. Under the terms of the Advisory Agreement, the Adviser is responsible for the following:

●	sourcing, assessing and negotiating the terms of potential Investments;

●	advising the General Partner on the management of Investments;

●	determining appropriate exit and liquidity strategies for the Fund and its Investments;

●	providing Investors with reports and updates on the Fund and its Investments; and

●	undertaking other matters involved in the management and administration of the Fund.

The Adviser’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. For the avoidance of doubt, the management, policies and operations of the Fund shall be the ultimate responsibility of the General Partner acting pursuant to and in accordance with the Partnership Agreement. See “—Partnership Agreement” below for further information.

Compensation of the Adviser and the General Partner

Management Fee

In consideration of the advisory services provided to the Fund by the Adviser, the Fund will pay the Adviser a fee (the “Management Fee”), computed and payable monthly in arrears, at the annual rate of 1.25% of the Fund’s NAV for Class S Units, Class D Units and Class I Units, provided that the Adviser has agreed to waive the Management Fee for a period of 24-months beginning with the initial acceptance by the Fund of a subscription for Units by persons that are not affiliates of the General Partner (the “Initial Closing”), which occurred on July 1, 2025, such that the Management Fee shall be equal to the annual rate of 0.85% of the Fund’s NAV for Class S Units, Class D Units and Class I Units. Such waiver period was initially 12 months beginning with the Initial Closing and has been extended to 24 months beginning with the Initial Closing. For purposes of determining the Management Fee payable to the Adviser for any month, NAV means the total value of all assets of the Fund as of the end of such month, less an amount equal to all accrued debts, liabilities and obligations of the Fund as of such date, and calculated before giving effect to any redemption of Units on such date and before any reduction for any fees (including the monthly fee payable to the Fund’s administrator (the “Administration Fee”), Performance Allocation (defined below) and the Distribution and/or Servicing Fee (defined below)) any distributions and without taking into account certain taxes incurred (directly or indirectly) by the Fund or an Intermediate Entity in which the Fund participates. The Management Fee will be prorated for any period of less than a month based on the number of days in such period.

The Management Fee is paid to the Adviser out of the Fund’s assets and, therefore, decreases the net profits or increases the net losses of the Fund. The Management Fee is in addition to the asset-based fees, incentive fees or allocations and other expenses charged by any MAM-Managed Entities or Third-Party Funds and indirectly borne by Investors.

Alternatively, in lieu of a Management Fee, the Adviser may elect to receive (or cause an Affiliate to receive) a priority allocation of Fund income or of certain types of Fund income in an amount equal to the Management Fee it would otherwise be entitled to (the “Management Allocation”); provided, that to the extent there are insufficient profits in any given taxable year to allocate an amount equal to the Management Allocation entitlement in such year, the Adviser (or an Affiliate) may receive a catchup allocation in subsequent taxable years until it receives allocations of the full Management Allocation.

The Adviser may elect to receive the Management Fee or Management Allocation in cash and/or Units. If the Management Fee or Management Allocation is paid in Units, such Units may be redeemed at the Adviser’s request and will be subject to the volume limitations of the Redemption Program but not the Early Redemption Deduction (as defined below).

The Adviser may agree to reduce the Management Fee for certain Unit classes or Investors.

Management Fee Offset

Macquarie and its affiliates (and in the case of directors’ fees, Macquarie executives) have received or may receive in the future break-up fees or similar fees in connection with unconsummated transactions (which does not include amounts received with respect to group purchasing, healthcare brokerage, insurance and other similar services to the Portfolio Entities), closing fees, monitoring fees or other similar fees from Portfolio Entities in connection with the acquisition, ownership, control and exit of Portfolio Entities (“Other Fees”). Macquarie or its affiliates may also receive Director Fees. In addition, the Fund (or its Portfolio Entities) may retain service providers in which Macquarie has an interest or which are affiliates of Macquarie to provide services for fees.

The aggregate Management Fee paid by the Fund in any fiscal year will be reduced by an amount (the “Reduction Amount”) equal to the sum of (i) 100% of the Fund’s share of any Other Fees received by the Adviser or its affiliates in such fiscal year, (ii) 100% of the Fund’s share of all Director Fees received by the Adviser and its affiliates in such fiscal year and (iii) any management fees paid or borne by the Fund in connection with the Fund’s investments in MAM-Managed Entities, after giving effect to any fee rebates to which the Fund is entitled each month or has received each month, directly or indirectly, by the Fund from such MAM-Managed Entity; provided, that the Reduction Amount will be decreased by Fund expenses and the Fund’s share (pro rata with any parallel vehicles) of Broken Deal Expenses (as defined below) that the General Partner or its affiliates had elected to bear. Further, the portion of fees related to consulting, management or other services from Portfolio Entities in excess of the cap set forth in the Partnership Agreement will also be offset against the Management Fee. Except as set forth above, the Fund will not receive (in the form of an offset against the Management Fee or otherwise) the benefit of fees or other compensation received by Macquarie in connection with the provision of services by Macquarie to the Fund or third parties. In no event will Other Fees or Director Fees include any stock options or other compensation granted or paid by Portfolio Entities (as defined below) to employees of Macquarie who serve in a bona fide, non-director management capacity at any such Portfolio Entity.

For the avoidance of doubt, investment banking fees, consulting (including management consulting) fees, syndication fees, capital markets syndication and significant sums in advisory fees (including underwriting fees), regulated broker dealer fees, origination fees, servicing fees, healthcare consulting/brokerage fees, fees relating to group purchasing, financial advisory fees and similar fees for arranging acquisitions and other major financial restructurings and other similar operational and financial matters, loan servicing and/or other types of insurance fees, data management and services fees or payments, operations fees, financing fees, fees for asset services, title insurance fees, asset leasing fees, asset management fees (e.g., services relating to the preparation of monthly cash flow models and industry asset management fees, incentive fees and other similar fees and annual retainers (whether in cash or in kind)) do not constitute Other Fees.

An affiliate of the General Partner that (i) will be a U.S. regulated broker dealer or a non-U.S. equivalent thereof or (ii) otherwise conducts a financial services, investment banking, loan origination, structuring, placement, advisory or other similar business, including acting as a broker, dealer, distributor, financial advisor, syndicator, arranger, underwriter or originator of securities or loans (a “Macquarie Broker Dealer”) may be entitled to receive certain fees, underwriting spreads and interest payments, including in connection with the activities of the Fund and the Portfolio Entities, including, without limitation, capital markets advisory, offering, placement, financing, syndication, capital structure advisory, turnaround, workout, underwriting, solicitation, investment banking, currency, hedging, structuring, loan agent, loan servicing or similar fees, including in connection with the activities of the Fund and its Portfolio Entities, including, without limitation, with respect to an initial public offering, the arranging of credit facilities for the Fund, the placing of co-investment, the distribution of debt or equity securities of a Portfolio Entity or otherwise arranging or providing financing for a Portfolio Entity alone or with other lenders, which could include other MAM-Managed Entities. Any such fees or payments will be retained by such Macquarie Broker Dealer, will not constitute Other Fees and will not reduce or offset the Management Fee or benefit the Fund or the Investors.

“Broken Deal Expenses” shall mean all out-of-pocket costs and expenses, if any, incurred by or on behalf of the Fund or any Intermediate Entities in developing, negotiating and structuring prospective or potential Investments which are not ultimately made, including without limitation (i) any travel expenses (which may include first class or private air), (ii) any legal, tax, accounting, advisory, financing and consulting costs and expenses in connection therewith and (iii) any other expenses described in Section 4.5(e)(1) of the Partnership Agreement.

Performance Allocation

In respect of each class of Units with the exception of Class E Units, promptly after the end of each fiscal year, the Fund will make a performance allocation to the General Partner or an affiliate (the “Performance Allocation”) in an amount equal to 12.5% of Total Return (as defined below) for such class of Units for the Reference Period (as defined below) subject to a 5% annual Hurdle Amount (as defined below) and a High-Water Mark (as defined below) with a 100% catch-up, without duplication for any Performance Allocation paid by the Fund in respect of such class during such fiscal year. The Fund also will make a Performance Allocation if a Reference Period ends in connection with the redemption of Units by the Fund or a dividend or other distribution payable by the Fund, in each case on the date as of which the Fund’s NAV attributable to any class is calculated for such purpose, with the relevant period being the portion of the Reference Period for which such Unit was outstanding, and proceeds for any such Unit redemption will be reduced by the amount of any such Performance Allocation; provided that only that portion of the Performance Allocation that is attributable to (i) Units being redeemed (not taking into account any proceeds from any contemporaneous issuance of Units, by reinvestment of dividends or other distributions or otherwise) or (ii) the dividend or other distribution being paid by the Fund and not being reinvested in Units will be paid to the General Partner for such Reference Period. The Performance Allocation will not be paid on Class E Units. The Performance Allocation, if any, is calculated and accrued on each date that the Fund calculates its NAV.

Specifically, if the Total Return for the applicable Reference Period (as defined below) exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), the General Partner will receive a Performance Allocation for that period equal to 100% of such Excess Profits until the total amount paid to the General Partner in respect of such Reference Period equals 12.5% of the Total Return for such period.

“Total Return” in respect of Class S Units, Class D Units and Class I Units for any period since the end of the prior Reference Period shall equal the sum of:

(a)	all distributions accrued or paid (without duplication) on such Unit of the respective class since the beginning of the then-current Reference Period; plus

(b)	the change in aggregate NAV of such Unit of the respective class since the beginning of the Reference Period before giving effect to (i) changes resulting solely from the proceeds of issuances of Units (including in connection with the issuance of Units), (ii) any allocation/accrual of the Performance Allocation, (iii) applicable Distribution and/or Servicing Fees expenses attributable to a Unit of the relevant class (including any payments made to the Fund for payment of such expenses) and (iv) any other costs and expenses allocated only to certain classes; provided, that the aggregate NAV of a Unit may be calculated without taking into account (A) any accrued and unpaid taxes imposed on any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Fund indirectly invests in an Investment or any comparable entities of any other MAM-Managed Entity, or taxes paid by any such entity since the end of the prior Reference Period and (B) certain deferred tax liabilities of subsidiaries through which the Fund indirectly invests; minus

(c)	the Management Fee and all other Fund expenses attributable to a Unit of the relevant class (but excluding any other costs and expenses allocated only to certain classes) to the extent not previously reflected in the NAV of the Fund.

For the avoidance of doubt, the calculation of Total Return will include any appreciation or depreciation in the NAV of Units issued during the then-current Reference Period.

“Hurdle Amount” in respect of each class of Units for a Reference Period means that amount that results in a 5% annualized Total Return over such Reference Period on the NAV of such Units outstanding at the beginning of the then-current Reference Period and all such Units issued since the beginning of the then-current Reference Period.

For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Units of such class redeemed during the applicable Reference Period and any dividend or other distribution payable by the Fund in respect of such class during the Reference Period (to the extent such dividends or other distributions paid in respect of such class are not reinvested in Units of such class), which Units, dividends or distributions will be subject to the Performance Allocation upon such redemption or distribution.

“Loss Carryforward Amount” in respect of each class of Units, an amount that initially equals zero and cumulatively increases by the absolute value of any negative annual Total Return and decreases by any positive annual Total Return; provided, that the Loss Carryforward Amount will at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Units of such class redeemed during the applicable Reference Period and any dividend or other distribution payable by the Fund in respect of such redeemed class during the Reference Period (to the extent such dividends and other distributions paid in respect of such class are not reinvested in Units of such class), which Units, dividends or distributions will be subject to the Performance Allocation upon such redemption or distribution. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses, if any, will offset the positive annual Total Return for purposes of the calculation of the Performance Allocation. This is referred to as a “High-Water Mark.”

“Reference Period” means each 12-month period ending as of the Fund’s fiscal year-end (or such other period ending as of the Fund’s fiscal year-end if the Fund’s fiscal year is changed); provided, that the period of time from the prior Reference Period-end through the valuation date of (i) a redemption and (ii) a dividend or other distribution also will constitute a Reference Period. In the event of the termination of the Investment Advisory Agreement, the Fund will make a Performance Allocation to the General Partner calculated in a manner as if such termination date were the end of the Fund’s fiscal year.

The Performance Allocation structure presents risks that are not present in funds without performance allocations. The application of the Performance Allocation may not correspond to a particular Investor's experience in the Fund because aggregate cumulative appreciation is calculated on an overall basis allocated equally to each outstanding Unit. An Investor may not owe a Performance Allocation on its investment, even though the value of its investment has increased. For example, if an Investor were to acquire Units after the Fund's trading resulted in a cumulative loss, the Investor would not owe a Performance Allocation until sufficient gains have been achieved to exceed such losses, despite the fact that the Investor will have experienced aggregate cumulative appreciation in respect of its Units. Conversely, an Investor may owe a Performance Allocation on its investment, even though the value of its investment has declined. For example, if an Investor were to acquire Units at a time when the Fund had net profits to date for the Reference Period of $2 million in excess of the High-Water Mark, but at the end of the Reference Period the Fund had net profits of only $1 million in excess of the High-Water Mark, the Investor would owe a Performance Allocation despite the fact that the value of its investment declined. In addition, when Units are issued at a NAV reduced by the accrued Performance Allocation, and such accrued Performance Allocation is subsequently reversed due to trading losses, the reversal will be allocated equally among all outstanding Units (increasing the NAV per Unit), including those Units whose purchase price had not itself been reduced by the accrued Performance Allocation being reversed.

The General Partner may elect to receive the Performance Allocation in cash or Units. Such Units may be redeemed at the General Partner’s request and will be subject to the volume limitations of the Redemption Program but not the Early Redemption Deduction.

The General Partner may receive a cash advance against allocations or distributions of the Performance Allocation to the General Partner to the extent that annual distributions of the Performance Allocation actually received by the General Partner are not sufficient for the General Partner or any of its beneficial owners (whether such interests are held directly or indirectly) to pay when due any income tax (including estimated income tax) imposed on it or them by reason of the allocation to the General Partner of taxable income in respect of the Performance Allocation (including, for the avoidance of doubt, allocations to the General Partner of taxable income with respect to Class E Units issued to them) or such distributions of the Performance Allocation, calculated using an assumed tax rate. Amounts of the Performance Allocation otherwise to be allocated or distributed to the General Partner will be reduced on a dollar-for-dollar basis by the amount of any prior advances made to the General Partner until all such advances are restored to the Fund in full.

Partnership Agreement

The description below of the Partnership Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Partnership Agreement attached as an exhibit to this Registration Statement.

The General Partner of the Fund is METI GP, LLC, a Delaware limited liability company. The General Partner is responsible for the management of the Fund; however, various rights and obligations of the General Partner have been delegated to, and are performed by, the Adviser. The responsibilities of the General Partner and the Adviser are set out in the Partnership Agreement and the Investment Advisory Agreement, respectively. Additional general partners may also be established, which will also be subsidiaries of Macquarie, and will be responsible for the management of the Feeder or any Parallel Funds, as applicable. The rights and obligations of any additional Fund general partners related to investment matters will be delegated to, and performed by, the Adviser in the same manner as the General Partner of the Fund. See “Item 1. Business—Advisory Agreement” for further information.

Additionally, the General Partner and its Affiliates may, in their sole discretion, cause the Fund to hold certain investments directly or indirectly through (i) entities that may elect to be classified as a Corporation or (ii) any other type of entity (together with any Corporation, the “Intermediate Entities” and each, an “Intermediate Entity”).

The General Partner and its affiliates may participate directly in any Intermediate Entity with a combination of shareholder debt and equity. To the extent the General Partner determines that holding only an equity interest in any such Intermediate Entity would be beneficial for it or any other direct or indirect owner for legal, tax, regulatory or other similar considerations, it may make a contribution to such Intermediate Entity in the form of equity only.

The Fund may also form one or more Parallel Funds established by, or at the direction of, the General Partner to invest alongside the Fund, but excluding METI International (as determined in the General Partner’s discretion).

The General Partner or its affiliates may, in their discretion, at any time, withdraw all or a portion of their investment in the Fund to facilitate their investment in any other entity comprising METI US and, in connection therewith, take any other necessary action to consummate the foregoing. The Management Fee and Performance Allocation may be paid or allocated, as applicable, at the level of the Fund or at an Intermediate Entity, as determined by the General Partner.

In addition to the Fund, Macquarie expects to form one or more other collective investment vehicles or other arrangements for certain other investors to invest in the Fund, including feeder funds. In particular, Macquarie has formed the Feeder for certain investors with particular tax characteristics, such as U.S. tax-exempt investors and certain Non-U.S. Investors (defined below). The Feeder invests all of its investable assets in a non-U.S. entity treated as a corporation for U.S. federal income tax purposes (a “Non-U.S. Corporation”) which, in turn, invests in Class I Units.

Investment Process Overview

General

The Fund’s Adviser (including through delegation to affiliated and/or unaffiliated sub-advisers) will seek to utilize MAM’s deep knowledge and resources, and specialized skills and experience, including within affiliates of the Adviser, to source and allocate investment opportunities in Energy Transition Infrastructure Investments and apply a disciplined approach to the investment process. The Adviser has appointed an investment committee (the “Investment Committee”), which has the authority to allocate to the Sub-Advisers (each, defined below) in accordance with the investment program described above. The Adviser’s Investment Committee is comprised of the same members of METI International’s investment committee. Investment Committee members may work on or be associated with one or more other MAM-Managed Entities.

The Investment Committee will determine the allocation of capital across Private Infrastructure Equity Investments, Private Infrastructure Debt Investments and Liquid Investments, and has delegated sub-advisers to invest in Private Infrastructure Debt Investments (such sub-adviser, the “Debt Investments Sub-Adviser”) and Liquid Investments (such sub-adviser, the “Liquid Investments Sub-Adviser”), respectively, each of which manages and oversees the investment processes and decisions of their respective sleeves of the Fund’s portfolio. The Adviser has also engaged one or more sub-advisers to provide non-discretionary investment advice and recommendations to the Adviser with respect to Private Infrastructure Equity Investments (together with the Debt Investments Sub-Adviser and the Liquid Investments Sub-Adviser, the “Sub-Advisers”). Such Sub-Advisers may delegate decision-making authority to their respective investment committees, which are composed of experienced investment professionals, or to other sub-advisers.

Private Infrastructure Equity Investments

Private Infrastructure Equity Investment opportunities, which will make up the bulk of the Fund’s portfolio, are sourced through MAM’s global network of existing relationships with infrastructure equity funds and asset managers worldwide and evaluated and processed by the Adviser and its affiliates, which may include affiliated sub-advisers, through the Adviser’s Investment Committee who are experienced investment professionals responsible for selecting assets through fundamental bottom-up research, investment, management and portfolio strategy, and specific industrial expertise across development, technical and engineering, customer solutions and energy markets, business creation and growth.

Private Infrastructure Debt Investments

The Debt Investments Sub-Adviser, along with team members of MAM’s Private Credit platform, has primary responsibility for managing the Fund’s Private Infrastructure Debt Investments. MAM’s private credit team aims to identify opportunities where the anticipated return achieved compares favorably to the underlying risk taken. Through MAM’s active involvement in the infrastructure and energy transition markets, leveraging the MAM reputation and relationship networks, engaging early in the origination process, and providing borrowers with a professional lending platform, MAM Private Credit can deliver strong execution capabilities which benefit from considerable experience in infrastructure and renewable energy lending, structuring and asset management capabilities. The private credit team will perform due diligence on proposed borrowers and incorporate MAM’s broad infrastructure and renewable energy debt experience in sourcing and structuring investment opportunities. Once invested, the Adviser and the Sub-Advisers will take an active approach to portfolio management of all positions by proactively monitoring borrower compliance with reporting obligations and financial covenants specified in loan agreements and actively engaging with any broader lender group where it is necessary to take precautions to protect the Fund’s interests.

Liquid Investments

The Liquid Investments Sub-Adviser, along with members of MAM’s specialist fixed income and equity teams, has primary responsibility for managing the Fund’s Liquid Investments.

MAM’s philosophy to liquid market investing for the Fund stems from three key beliefs:

●	Financial markets are changing at an accelerating pace, creating more frequent mispricing of asset classes. By understanding major market drivers and dynamics, the team believes they can add value through asset allocation assessments.

●	Disciplined and structured active asset allocation can capitalize on these opportunities. By taking dynamic views and using a diversified asset allocation framework, the team seeks to invest in the most attractive asset classes with respect to their views in a risk-controlled manner.

●	The mission is to create diversified portfolios that look to generate attractive risk-adjusted returns over full market cycles. Investing across a wide universe of liquid assets like global equities, fixed income, currencies, and commodities allows the team to seek to capture strong upside returns while remaining diversified.

Sustainability

The Adviser and the Sub-Advisers incorporate sustainability considerations into the investment decision making process to enhance assessment of risk and identify opportunities for value creation. There are three components to this sustainability approach:

●	The Fund will generally target Investments that have the potential to contribute to, or thematically align with, at least one of five “Green Purposes,” as a measure of its contribution to facilitating the transition to new, more efficient and lower carbon economy and energy sources, as well as the increasing electrification or decarbonization of products that have traditionally relied on fossil fuels. The Green Purposes are a set of positive environmental goals developed to define the green impact of investments made by MAM to support value creation. The five Green Purposes are: (i) reduction of greenhouse emissions; (ii) advancement of the efficiency in the use of natural resources; (iii) protection or enhancement of the natural environment, (iv) protection or enhancement of biodiversity; and (v) promotion of environmental sustainability.

●	The Fund has an investment level “theory of change,” which is to create new green infrastructure assets that seek to contribute to at least one of the five Green Purposes or improve the sustainability characteristics of operational green infrastructure assets with interventions by the Fund and/or its affiliates. Such contribution to the energy transition by contributing to, or being thematically aligned with, at least one of the Green Purposes are considered the “Environmental Characteristic.”

●	Environment, social and governance (“ESG”) risks to other environmental or social objectives will be assessed over the Fund’s holding period. Opportunities to enhance the ESG performance of each portfolio company will also be considered as part of the effort to maximize value creation.

Warehoused Assets

Macquarie, MAM-Managed Entities or their affiliates may in the future hold or acquire certain assets and may contribute or sell such assets (each such asset, a “Warehoused Asset”) to the Fund, the Aggregator or their subsidiaries in kind, at or below cost or FMV, as determined by the Adviser, plus related expenses, including transaction expenses, expenses of the transfer and a risk or similar premium calculated from the time the Adviser (and/or its affiliates) or the relevant MAM-Managed Entity (and/or its affiliates) entered into an agreement to acquire such Warehoused Asset to the time it is transferred to the Fund.

Each Warehoused Asset contributed in kind or sold to the Fund in exchange for cash and/or Units will be contributed or sold in compliance with procedures put in place to mitigate conflicts of interest and other related concerns, which will include, among other things, approval by the Independent Directors of the transfer terms and cost for Warehoused Asset transactions that the General Partner determines to present to the Independent Directors.

Competition

Identifying, closing and realizing attractive investments that fall within METI US’ investment objectives is highly competitive and involves a high degree of uncertainty and will be subject to market conditions. In addition, developing and maintaining relationships with joint venture partners or management teams, on which some of METI US’ strategy depends, is highly competitive. METI US will be competing for Investments and potential joint venture partners with other investment funds, corporations, individuals, companies, financial institutions (such as investment and mortgage banks and pension funds), sovereign wealth funds and other investors. New competitors constantly enter the market, and in some cases existing competitors combine in a way that increases their strength in the market. Further, over the past several years, an ever-increasing number of investment funds have been formed (and many existing funds have grown in size) for the purpose of investing in assets and businesses similar to those which METI US is targeting. Additional funds, entities or vehicles (including MAM-Managed Entities) with similar investment objectives have been and may be formed in the future. Some of these competitors may have more relevant experience, greater financial resources and more personnel than METI US and Macquarie. Such competitors may make competing offers for investment opportunities that are identified, and even after an agreement in principle has been reached with a prospective portfolio company, consummating the transaction is subject to a myriad of uncertainties, only some of which are foreseeable or within the control of METI US. It is possible that competition for appropriate investment opportunities could increase, which may also require METI US potentially to participate in auctions more frequently. The outcome of these auctions cannot be guaranteed, thus potentially reducing the number of investment opportunities available to METI US and potentially adversely affecting the terms, including price, upon which Investments can be made. METI US intends to be selective in its approach to targeting Investments, and there is no guarantee that Investments meeting METI US’ investment criteria will be available or all of METI US’ Investments will meet such criteria. Purchasers of the Units will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding the Investments to be made by METI US and, accordingly, will be dependent upon the judgment and ability of the General Partner and the Adviser in sourcing transactions and investing and managing the capital of METI US. Additionally, competition for investment opportunities from other investment vehicles has increased on a global scale. Private equity and other funds are making global competition increasingly intense. There can be no assurance that the addition of new sponsors to the market will not occur, and, if it does occur, could intensify this effect. Furthermore, there can be no assurance that METI US will be able to locate, acquire, complete and exit Investments that satisfy METI US’ rate of return or investment objectives, or realize upon their values, or that it will be able to fully invest its committed capital. In addition, Macquarie’s investment strategies in certain Investments may depend on its ability to enter into satisfactory relationships with joint venture or operating partners. There can be no assurance that Macquarie’s current relationship with any such partner or operator will continue (whether on currently applicable terms or otherwise) with respect to METI US or that any relationship with other such persons will be able to be established in the future as desired with respect to any sector or geographic market and on terms favorable to METI US.

Material Conflicts of Interest

Certain conflicts of interest may arise between the Fund, the General Partner and the Adviser, any member of the Macquarie Group (including any operationally segregated subsidiaries (each an “OSS”)), Investors and any existing or future MAM-Managed Entity or any of MAM’s clients and their respective affiliates from time to time.

It is the Adviser’s policy to seek to manage conflicts of interest fairly and to ensure ongoing compliance with regional regulatory expectations for identifying, preventing, managing, recording, and monitoring conflicts of interest, whether actual, potential, or perceived. It is not always possible to remove conflicts and, when this situation arises, the General Partner will use reasonable efforts to manage such conflicts on a case-by-case basis in accordance with the General Partner’s conflicts management procedures and through their disclosure, having regard to the General Partner’s fiduciary duties, including referring such conflict to the Fund’s Independent Directors. In addition, a conflict of interests between the Fund and investors in other MAM-Managed Entities may relate to or arise from, amongst other things, the nature of Investments made by the Fund vis-à-vis such Investments (or similar Investments) also being made by other MAM-Managed Entities, constitutional and legal restrictions on permitted Investments, the structuring of the acquisition of Investments, the timing of disposition of Investments and the manner in which income and capital generated by other MAM-Managed Entities is distributed to investors (including the Fund).

The structuring of Investments and distributions may result in materially different returns being realized by different groups of investors. As a consequence, conflicts of interest may arise in connection with decisions made by other MAM-Managed Entities on the one hand and the Fund on the other.

The Adviser, its affiliates and Macquarie Capital (USA), Inc., an indirect subsidiary of Macquarie Group (formerly known as Delaware Distributors, L.P., the “Placement Agent”) may receive payments from fund sponsors in connection with placement or other services that do not relate to the Fund. The Adviser and the investment professionals who, on behalf of the Adviser, manage the Fund’s investment portfolio will be engaged in certain activities for other accounts, and may have conflicts of interest in allocating their time and activities among the Fund and the other accounts. The Adviser’s investment professionals will devote as much of their time to the affairs of the Fund as in their judgment is necessary and appropriate.

See “Item 1A. Risk Factors—Risks Related to Potential Conflicts of Interest” for more information on the conflicts of interest we may face.

Allocation of Investment Opportunities

MAM manages a number of other infrastructure funds and vehicles in Europe, the Americas, and Asia-Pacific, which have priority over or are likely to co-invest alongside the Fund with respect to certain asset classes. Multiple MAM-Managed Entities—which as of [●], number [●]—in numerous jurisdictions (such as the United States, Canada, Europe, Australia and the Asia-Pacific region) have investment priority over certain assets including infrastructure, agriculture, carbon assets, solar and wind.

In light of these existing priority schemes, the Fund may not be permitted to co-invest in certain investments alongside these MAM-Managed Entities. Co-investments made by the Fund at substantially the same time as other MAM-Managed Entities will be on substantively the same terms as such other MAM-Managed Entity (save in respect of any applicable tax, legal, regulatory, currency or other considerations); provided, that such terms may deviate to the extent that any material deviation in terms is disclosed to Investors. The General Partner may determine, in its absolute discretion, that co-investments are made at different times than other MAM-Managed Entities and the terms thereof will be determined by reference to circumstances prevailing at the relevant time.

METI US does not have the exclusive unconditional right to any investment opportunity. Accordingly, Macquarie is under no obligation to offer investment opportunities to METI US and may choose to allocate all or any part of any opportunity to other MAM-Managed Entities or any business in which Macquarie has invested, in accordance with its allocation policy. Members of Macquarie Group may, from time to time, be presented with investment opportunities (including any related to co-invest opportunities) that fall within the investment objectives of other members of Macquarie Group, the Fund, other MAM-Managed Entities and third parties. Situations where an investment may be shared or allocated away from METI US may also arise as a result of the fact that the General Partner and its Affiliates have the ability to, and are expected to, form, sponsor, and/or manage other limited partnerships or pooled investment vehicles, including funds that are for Macquarie’s own account or managed by Macquarie for the account of another. Unitholders should expect that not all of the investment opportunities suitable for METI US will be presented to METI US, and investment opportunities that might otherwise fall within the investment objectives of METI US or its strategy will be allocated to MAM-Managed Entities (in whole or in part). In addition, certain MAM-Managed Entities have investment objectives, and a history of investing in investments that are a subset of, or overlap with the investment objectives of, METI US’s investment program.

Additionally, Macquarie will generally determine the relative allocation of investment opportunities between METI US and MAM-Managed Entities on a basis that Macquarie believes in good faith to be fair and reasonable and consistent with Macquarie’s allocation policy (which will be updated from time to time). See “Item 1A. Risk Factors—Risks Related to Potential Conflicts of Interest—Allocation of Private Infrastructure Equity Investment Opportunities” and “—Allocation of Private Infrastructure Debt Investment Opportunities” for more information.

Leverage

The Fund may borrow money to fund new investments, to satisfy redemption requests from Investors and to otherwise provide the Fund with liquidity. The Fund may also provide guarantees or other forms of security in respect of indebtedness incurred by it. While leverage presents opportunities for increasing total returns of and providing liquidity to the Fund, it can also increase the risk profile of the Fund, the volatility of returns and create greater potential for losses. Accordingly, any event which adversely affects the value of an investment would be magnified to the extent that leverage has been employed. The cumulative effect of the use of leverage in a market that moves adversely on a leveraged investment could result in a substantial loss, which would be greater than if leverage were not used.

There can be no assurance that suitable leverage facilities will always be available and a loss of, or reduction in, the availability of leverage, such as was experienced during the global financial crisis and European sovereign debt crisis, may have the effect of causing the Fund to reduce its overall investment exposure. Terms upon which leverage facilities are available may be subject to change.

Amounts borrowed by the Fund will be subject to interest costs, which will be at their respective expense, and, to the extent not covered by income attributable to the assets acquired, will adversely affect operating results. If the Fund defaults on secured indebtedness, the lender may foreclose and may be entitled to liquidate the assets pledged to secure the loan on such terms as the lender determines. As a result of any such default, the Fund could lose its entire investment in the security for such loan and Investors could suffer losses.

The Fund may make an investment using bridge financing or acquisition financing with the intention of refinancing a portion of the capital structure by using subscriptions from Investors or longer-term debt financing following the acquisition. There is no assurance that the Fund will successfully arrange such refinancing. Failure to refinance could result in increased risk and costs to the Fund, which could reduce Investors’ net returns.

The Fund may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit. Either of these requirements would increase the cost of borrowing over the stated interest rate. The risk is generally associated with bonds; however, because small- and medium-sized companies and companies in the real estate sector often borrow money to finance their operations, they may be adversely affected by rising interest rates. A fund may be subject to greater risk of rising interest rates when interest rates are low or inflation rates are high or rising. In addition, a lender may terminate or not renew any credit facility. If the Fund is unable to access additional credit, it may be forced to sell, withdraw or redeem certain investments at inopportune times, which may further depress returns; however, the Fund may not be successful in its attempts to do so.

Leverage may be used more heavily by certain investment strategies, particularly during the ramp-up period. Other than borrowings incurred solely to provide interim financing prior to the receipt of capital (and not for permanent or long-term financing with respect to Portfolio Entities or Fund expenses), the Fund does not intend to incur cash borrowings if such borrowings would cause the aggregate amount of recourse indebtedness for borrowed money incurred by the Fund to exceed 30% of the Fund’s total assets, measured at the time of such borrowings. There is no limit on the amount the Fund may borrow with respect to Portfolio Entities or joint ventures, provided that such borrowing is not recourse to the Fund. During the initial ramp-up period of the Fund, its leverage may exceed the 30% target. The Fund may also exceed a leverage ratio of 30% at other times, particularly during a market downturn or in connection with a large acquisition. Additionally, the Fund may incur additional indebtedness for borrowed money that causes the leverage ratio to exceed 30% to the extent the General Partner expects at the time of each such incurrence that the leverage ratio will be reduced to less than or equal to 30% within twelve months from the date the leverage ratio initially exceeded 30%.

Term

The Fund has been established, and is expected to continue, for an indefinite period of time. As part of the Fund’s perpetual term structure, investors may request the redemption of their Units on a quarterly basis (as further discussed below). See “Item 1. Business—Redemption Program” below for more information regarding redemptions.

Emerging Growth Company

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the 1933 Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Units that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). We cannot predict if investors will find our Units less attractive because we may rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Distribution Reinvestment Plan

Under the Fund’s distribution reinvestment plan (the “DRIP”), all cash distributions paid by the Fund will be automatically reinvested in additional Units unless an Investor “opts out” (elects not to reinvest in Units). As a result, if the General Partner, in its sole discretion, declares a cash distribution, then the Investors who have not opted out of the DRIP will have their cash distributions automatically reinvested in additional Units (a “Reinvestment”), rather than receiving such cash distribution. Distributions on fractional Units (whether made through the DRIP or paid in cash) will be credited to each participating Investor’s account to three decimal places or paid in cash, as applicable. Units received through the DRIP will not be subject to the Early Redemption Deduction (as defined below). The number of Units issued pursuant to a Reinvestment will be based on the NAV of the relevant Class of Units as of the date of the Reinvestment. Units issued pursuant to the Fund’s DRIP will have the same rights as the Units offered pursuant to the Fund’s private placement memorandum.

No action is required on the part of a registered Investor to have his, her or its cash distribution reinvested in the Units. Investors can elect to “opt out” of the DRIP in their Investor applications (other than clients of certain participating brokers that do not permit automatic enrolment in the DRIP). Clients of certain participating brokers that do not permit automatic enrolment in the DRIP will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Units. If the Investor elects to opt out of the DRIP, it will receive any distributions the Fund declares in cash.

If any Investor initially elects not to participate in the DRIP, such Investor may at any point become a participant by completing and executing an enrolment form or distribution authorization form as may be available from the SS&C GIDS Inc. (the “Transfer Agent”). Participation in the DRIP will begin with the next distribution payable after acceptance of a participant’s subscription, enrolment or authorization. Units will be purchased under the DRIP as of the first calendar day of the month following the record date of the distribution.

If an Investor seeks to terminate its participation in the DRIP, notice of termination must be received by the Transfer Agent five (5) Business Days in advance of the first calendar day of the next month in order for an Investor’s termination to be effective for such month. Any transfer of Units by a participant to a non-participant will terminate participation in the DRIP with respect to the transferred Units. If a participant elects to have its Units redeemed in full, any Units issued to the participant under the DRIP subsequent to the participant’s redemption submission will be considered part of the participant’s redemption submission. If all Units are redeemed, the participant’s participation in the DRIP will be terminated as of the Redemption Deadline, and any distributions to be paid to such Investor on or after such date will be paid in cash on the scheduled distribution payment date. For the avoidance of doubt, if an Investor’s redemption request is pro-rated in a quarter, (1) the Investor will remain in the DRIP unless such Investor has “opted out” of the DRIP and (2) any Units held by the Investor with respect to the portion of the Investor’s redemption request that remains unsatisfied will continue to receive distributions declared after the Redemption Date (as defined below), will be included as of the Redemption Date in the Fund’s NAV and will continue to bear fees and expenses, including but not limited to Management Fees, the Management Allocation and servicing fees as of the Redemption Date.

There will be no Subscription Fees charged to the Investor for Units received pursuant to the DRIP, but the Units will incur any applicable Distribution and/or Servicing Fees. The Fund will pay the Transfer Agent fees under the DRIP. If the Investor’s Units are held by a broker or other financial intermediary, the Investor may change its election by notifying its broker or other financial intermediary of its election.

Generally, whether an Investor takes distributions in cash or reinvests such amounts to purchase additional Units should not affect whether the Investor is subject to incremental tax at the time of such distribution; however, in certain cases, a distribution of cash may result in taxation. See “Certain U.S. Federal Income Tax Considerations.” Investors may opt out initially, and thereafter may change their election at any time, by contacting the Transfer Agent. Units purchased by reinvestment will be issued at the most recently available NAV per Unit. There is no Subscription Fee or other charge for reinvestment, although the Distribution and/or Servicing Fee, if applicable, will apply. The Fund reserves the right to suspend or limit at any time the ability of Investors to reinvest distributions. The Fund may determine to do so if, for example, the amount being reinvested by Investors exceeds the available investment opportunities that the Adviser considers suitable for the Fund. Additional information regarding the reinvestment of distributions may be obtained by contacting the Transfer Agent.

Redemption Program

The Fund may, from time to time, provide liquidity to Investors by redeeming Units pursuant to the Fund’s redemption program (the “Redemption Program”). Redemptions will be made at such times, in such amounts and on such terms as may be determined by the General Partner in its sole discretion and in accordance with the Fund’s Partnership Agreement. In determining whether the Fund should redeem Units, the General Partner will consider relevant factors such as the timing of the redemptions, as well as a variety of operational, business, tax and economic factors.

The General Partner anticipates that the Fund will provide the option for Investors to redeem Units on a quarterly basis up to 5% of Units outstanding (by number of Units), with such redemptions to occur using a purchase price equal to the NAV per Unit as the last Business Day of each calendar quarter (each such date is referred to as a “Redemption Date”). The NAV per Unit for each class will generally be available around the 20th Business Day of the month following each Redemption Date (e.g., the NAV for March 31st will generally be available around April 28th). Each redemption generally will commence approximately on the first Business Day of the second month of the applicable calendar quarter (e.g., the redemption for the first quarter of the year will commence around February 1) and expire the last Business Day of the second month of the quarter (such date, the “Redemption Deadline”). Each redemption by an Investor must be made pursuant to a written redemption request submitted to the Fund and/or its agent on or before the Redemption Deadline. Investors that elect to redeem their Units will not know the price at which such Units will be redeemed until after the Redemption Date.

The Fund intends to generally provide payment with respect to the redemption proceeds no earlier than 60 calendar days, but within 65 calendar days, of each Redemption Deadline. Investors whose Units are accepted for redemption bear the risk that the Fund’s NAV may fluctuate significantly between the time that they submit their redemption requests and the date as of which such Units are valued for purposes of such redemption.

If Investors request redeeming their Units in an amount that exceeds the 5% quarterly limitation in any calendar quarter, the Fund generally will redeem a pro rata portion of the Units presented by each Investor, subject to the Fund’s ability to redeem all Units for which redemption has been requested due to death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Investor. However, the General Partner may, but is not obligated to, take any other action in its sole discretion as permitted by applicable law and the Fund’s Partnership Agreement, such as extending the Redemption Deadline, if necessary, and increasing the amount of Units that the Fund will redeem. As a result, in any particular quarter, Investors requesting redemption of Units may not have all of such Units redeemed by the Fund. Additionally, the General Partner may choose to redeem fewer Units than have been requested in any particular quarter, or none at all, in its discretion at any time. In addition, the Fund may redeem Units of Investors if, among other reasons, the General Partner determines that such redemption would be in the interests of the Fund. Unsatisfied redemption requests will not be automatically carried over to the next redemption period and, in order for a redemption request to be reconsidered, Investors must resubmit their request in the next quarter. See “—Mandatory Redemption.”

Options to redeem Units have commenced in the fourth quarter of 2025. However, the General Partner may make exceptions to, modify, amend or suspend the Redemption Program if it deems such action to be in the Fund’s best interest and the best interest of Investors.

The Fund is not able to guarantee liquidity to Investors through redemptions. Redemptions principally will be funded by cash, cash equivalents or borrowings, as well as by the sale of certain liquid securities.

The Fund will not impose any charges in connection with redemptions of Units unless the Unit is held for less than one year. Redemption of Units from an Investor at any time prior to the day immediately preceding the one-year anniversary of the Investor’s purchase of the Units will be subject to an early redemption deduction equal to 5% of the value of the NAV of the Units being redeemed (calculated as of the Redemption Date) (the “Early Redemption Deduction”). The Early Redemption Deduction will be retained by the Fund and will be for the benefit of the remaining Investors. Units for which redemptions are requested will be treated as having been redeemed on a “first in-first out” basis. An Early Redemption Deduction payable by an Investor may be waived by the Fund in circumstances where the General Partner determines that doing so is in the best interests of the Fund.

Mandatory Redemption

The Fund may require an Investor to surrender and have all or any portion of its Units redeemed at any time, on 10 days’ prior written notice, if the General Partner determines that it would be in the interest of the Fund for the Fund to redeem the Units. To the extent the Fund requires the mandatory redemption of any Units of any Investor, such redemption will not be subject to the redemption limits under the Redemption Program or the Early Redemption Deduction, unless otherwise determined by the General Partner in its sole discretion and in accordance with the Fund’s Partnership Agreement, and such Investor’s enrollment in the DRIP (if applicable) will be terminated as of the date of the redemption.

Employees

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the General Partner, the Adviser or their affiliates pursuant to the terms of the Advisory Agreement and the Partnership Agreement. See “Item 1. Business—Advisory Agreement” and “—Partnership Agreement.”

The Private Offering

The Fund conducts a continuous private offering of its Units in reliance on exemptions from the registration requirements of the 1933 Act to investors that are both (i) accredited investors (as defined in Regulation D under the 1933 Act) and (ii) qualified purchasers (as defined in the 1940 Act and rules thereunder). Units may be purchased as of the first Business Day of each calendar month based upon the immediately preceding month-end NAV per Unit (plus a Subscription Fee (as defined below), where relevant). For the avoidance of doubt, this Registration Statement does not constitute an offer, and an offering may only be made by the Fund’s private placement memorandum.

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.

From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible through and posted on our website.

Certain U.S. Federal Income Tax Considerations

The discussion of tax matters set forth in this Registration Statement was not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

This summary discusses certain U.S. federal income tax considerations relating to an investment in METI US. This discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), on the regulations promulgated thereunder and on published administrative rulings and judicial decisions now in effect, all of which are subject to change or different interpretation, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of investors, some of which, such as banks, thrifts, insurance companies, dealers and other investors that do not own their Units as capital assets and investors required to accelerate the recognition of any item of gross income with respect to METI US or its Investment as a result of such income being recognized on an applicable financial statement, may be subject to special rules. U.S. tax-exempt Investors and Non-U.S. Investors (as defined below) are discussed separately below. The actual tax consequences of the purchase and ownership of Units in METI US will vary depending upon the investor’s circumstances.

For purposes of this discussion, a “U.S. Person” or a “U.S. Investor” is an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes, a corporation or an entity treated as a corporation for such purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. Person. A “Non-U.S. Person” is a person that is not a U.S. Person. The Feeder will be treated as a partnership for U.S. federal income tax purposes and will invest in the Fund indirectly through one or more Non-U.S. Corporations. An investment in the Feeder by an Investor is not expected to give rise to either effectively connected income (“ECI”) or unrelated business income tax (“UBTI”).

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Units, the tax treatment of a partner will generally depend upon the status of the partner in the partnership and the activities of the partnership. Partners of a partnership holding Units in METI US should consult their own tax advisors. This discussion does not constitute tax advice and is not intended to substitute for tax planning.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE AND OWNERSHIP OF INTERESTS IN METI US.

Partnership Status

Subject to the discussion of “publicly traded partnerships” set forth below, a U.S. business entity (such as the Feeder and the Fund) that has two or more members and that is not organized as a corporation under federal or state law will generally be classified as a partnership for U.S. federal income tax purposes. The classification of an entity as a partnership for such purposes may not be respected for state or local tax purposes.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership.” An exception, referred to as the “Qualifying Income Exception,” exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the 1940 Act if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

The General Partner intends to manage the affairs of the Fund and the Feeder so that the Fund and the Feeder will either not be treated as a “publicly traded partnership” or meet the Qualifying Income Exception in each taxable year. However, the portion of the Fund’s and the Feeder’s income that is qualifying income may change from time to time, and there can be no assurance that at least 90% of the Fund’s or the Feeder’s gross income in any year will constitute qualifying income. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”), and the IRS has made no determination as to the Fund’s or the Feeder’s status for U.S. federal income tax purposes or whether the Fund’s or the operating subsidiary’s operations generate “qualifying income” under Section 7704 of the Code.

If the Fund or the Feeder were to be recharacterized as a corporation for federal income tax purposes either because less than 90% of the Fund’s or the Feeder’s gross income for any taxable year consists of “qualifying income” or because the Fund or the Feeder were required to register under the 1940 Act, the Fund or the Feeder would be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation in return for stock in such corporation, and then distributed the stock to shareholders in liquidation. This deemed contribution and liquidation could result in the recognition of gain (but not loss) to U.S. Investors. If, at the time of such deemed contribution, the Fund or the Feeder were to have liabilities in excess of the tax basis of its assets, U.S. Investors generally would recognize gain in respect of such excess liabilities upon the deemed transfer. Thereafter, the Fund or the Feeder would be treated as a corporation for U.S. federal income tax purposes.

In addition, if the Fund or the Feeder were treated as a corporation in any taxable year, the Fund’s or the Feeder’s items of income, gain, loss, deduction, or credit would be reflected only on the Fund’s or the Feeder’s tax return rather than being passed through to Unitholders, and the Fund or the Feeder would be subject to U.S. corporate income tax. Distributions made to U.S. Investors would be treated as taxable dividend income to the extent of the Fund’s or the Feeder’s current or accumulated earnings and profits. Any distribution in excess of current and accumulated earnings and profits would first be treated as a tax-free return of capital to the extent of a U.S. Investor’s adjusted tax basis in its Units. Thereafter, to the extent such distribution were to exceed a U.S. Investor’s adjusted tax basis in its Units, the distribution would be treated as gain from the sale or exchange of such Units. The amount of a distribution treated as a dividend could be eligible for reduced rates of taxation, provided certain conditions are met.

The remainder of this summary assumes that the Fund and the Feeder will be treated as partnerships for U.S. federal tax purposes.

Taxation of U.S. Investors

Each U.S. Investor will be required to take into account, as described below, its distributive share of each item of the Fund’s income, gain, loss, deduction and credit for each taxable year of the Fund ending with or within the U.S. Investor’s taxable year. See “—Allocations of Income, Gain, Loss and Deduction” below. Generally, each item will have the same character and the same source (either U.S. or foreign), as though the U.S. Investor realized the item directly. U.S. Investors must report those items regardless of the extent to which, or whether, they receive cash distributions from the Fund for such taxable year. Moreover, the Fund may invest (directly or indirectly) in certain securities, such as original issue discount obligations or preferred stock with redemption or repayment premiums, or in stock of certain types of foreign corporations, such as a “controlled foreign corporation” or “passive foreign investment company” (each as defined below), that could cause the Fund, and consequently, the U.S. Investors, to recognize taxable income without receiving any cash. Thus, taxable income allocated to a U.S. Investor may exceed cash distributions, if any, made to such Investor, and no assurance can be given that the Fund will be able to make cash distributions to cover such tax liabilities as they arise, in which case such Investor would have to satisfy tax liabilities arising from any investment in the Fund from an Investor’s own funds. Accordingly, the Investors should ensure that they have sufficient cash flow from other sources to pay all tax liabilities resulting from their ownership of Units. Investment in a “passive foreign investment company” could also, in the absence of a specific election, cause a U.S. Investor to pay an interest charge on taxable income that is treated as having been deferred. If the Fund’s preparation of its return is delayed, it may be advisable for Investors to request extensions for filing their own income tax returns.

With respect to non-corporate Investors, certain dividends paid by a corporation, including certain qualified foreign corporations, may be subject to reduced rates of taxation (subject to holding period and other requirements). A qualified foreign corporation includes a Non-U.S. Corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a Non-U.S. Corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares that are readily tradable on an established securities market in the United States. Non-corporate Investors will not be eligible for reduced rates of taxation on any dividends if the payor is a “passive foreign investment company” in the taxable year in which such dividends are paid or in the preceding taxable year. Prospective Investors should consult their own tax advisors regarding the application of the foregoing rules to their particular circumstances.

Medicare Tax

U.S. Investors that are individuals, estates or trusts are subject to a Medicare tax of 3.8% on “net investment income” (or undistributed “net investment income,” in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties, rents and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in the Fund will be included in a U.S. Investor’s “net investment income” subject to this Medicare tax.

Fund Distributions

Distributions of cash from the Fund to a U.S. Investor in any year will reduce the adjusted basis of the U.S. Investor’s partnership interest by the amount of such cash distribution. To the extent such distributions exceed the adjusted basis of a U.S. Investor’s partnership interest, such U.S. Investor will be treated as having recognized gain from the sale or exchange of such interest. In general, distributions (other than liquidating distributions) of property other than cash will reduce the adjusted basis (but not below zero) of a U.S. Investor’s partnership interest by the amount of the partnership’s adjusted basis in such property immediately before its distribution but will not result in the realization of taxable income to the Investor. For these purposes, a reduction in a U.S. Investor’s share of the Fund’s debt, including when a new Investor is admitted to the Fund, will result in a deemed cash distribution to the Investor in an amount equal to the reduction.

Basis

A U.S. Investor’s adjusted basis in its partnership interest is, in general, equal to the amount of cash the U.S. Investor has contributed to the Fund, increased by the U.S. Investor’s share of income and liabilities of the Fund and decreased by the U.S. Investor’s proportionate share of cash distributions, losses and reductions in such liabilities. Each U.S. Investor will (subject to certain limits discussed below) be entitled to deduct its allocable share of the Fund losses to the extent of its tax basis in its partnership interest at the end of the tax year of the Fund in which such losses are recognized.

Allocations of Income, Gain, Loss and Deduction

Pursuant to the Partnership Agreement, items of the Fund’s income, gain, loss and deduction are allocated so as to take into account the varying interests of the Investors in the Fund. Treasury Regulations provide that allocations of items of partnership income, gain, loss, deduction or credit will be respected for tax purposes if such allocations have “substantial economic effect” or are determined to be in accordance with the partners’ interests in a partnership. The Fund believes that, for U.S. federal income tax purposes, allocations pursuant to the Partnership Agreement should be given effect, and the General Partner intends to prepare tax information returns based on such allocations. If the IRS were to redetermine the allocations to a particular U.S. Investor, such redetermination could be less favorable than the allocations set forth in the Partnership Agreement.

Limitations on Deductions

While the Fund is not intended as a “tax shelter,” it is possible that losses and expenses could exceed the Fund’s income and gain in a given year. The ability of an Investor to deduct such a net loss from its taxable income from other sources may be subject to a number of limitations under the Code. For example, each U.S. Investor will not be entitled to deduct its share of the Fund’s losses in excess of its tax basis at the end of the tax year of the Fund in which such losses are recognized. Other limitations include the limitation on “tax-exempt use loss” under Section 470 of the Code, and for certain investors, such as individuals, the “at risk” rules of Section 465 of the Code and the disallowance of miscellaneous itemized deductions under Section 67 of the Code, limitations on interest deductions under Section 163 of the Code and the limitations on passive activity losses of Section 469 of the Code. Because of some of those limitations, it is possible that, if the Fund has losses and income from different types of activities, certain investors may not be able to use losses from the Fund to reduce income therefrom.

Organization, Management and Syndication Expenses

In general, neither the Fund nor any Investor may deduct organization or syndication expenses. An election may be made by a partnership to amortize organizational expenses over a 180-month period. Syndication fees (which would include any sales or placement fees or commissions), however, must be capitalized and cannot be amortized or otherwise deducted. The Management Fees paid to the Adviser (and similar fees paid to the investment advisers of the underlying investment funds in which the Fund holds interests), to the extent taken as a fee and not an allocation of Fund profits, will generally not be deductible (or if deductible, may be subject to limitations on deductibility).

Limitations on Deduction of Business Interest

Under current law, deductions for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses, depreciation, amortization or the pass-through income deduction described above, are disallowed. Business interest includes any interest on indebtedness related to a trade or business, but excludes investment interest, to which separate limitations apply.

Sale or Disposition of METI US Units

A U.S. Investor that sells or otherwise disposes of an interest in the Fund in a taxable transaction generally will recognize gain or loss equal to the difference, if any, between the adjusted basis of the interest and the amount realized from the sale or disposition. The amount realized will include the Investor’s share of the Fund’s liabilities outstanding at the time of the sale or disposition. If the Investor holds the interest as a capital asset, such gain or loss will generally be treated as capital gain or loss to the extent a sale of assets by the Fund would qualify for such treatment and will generally be long-term capital gain or loss if the Investor had held the interest for more than one year on the date of such sale or disposition, provided, that a capital contribution by the Investor within the one-year period ending on such date will generally cause part of such gain or loss to be short-term. In addition, if the capital contribution of a new Investor is distributed to the Investors (other than such new Investor), for U.S. federal income tax purposes such distributions may be treated as a taxable sale of a portion of their interests by Investors receiving such distributions. The Code provides for an election whereby the Fund could adjust the basis of its property upon distributions of partnership property to an Investor and upon transfers of the Units (including by reason of death). The General Partner has the discretion to determine whether or not to implement such election.

In the event of a sale or other transfer of an interest at any time other than the end of the Fund’s taxable year, the share of income and losses of the Fund for the year of transfer attributable to the interest transferred will be allocated for U.S. federal income tax purposes between the transferor and the transferee on an interim closing-of-the-books basis, pro rata basis, or other reasonable method determined by the General Partner reflecting the respective periods during such year that each of the transferor and the transferee owned the interest.

Treatment as a Disguised Sale

Under Section 707(a) of the Code, a portion of the cash received by a U.S. Investor who redeems its Units pursuant to the Redemption Program may be treated as received pursuant to a disguised sale of a portion of such U.S. Investor’s Units to the extent the redemption requests are funded by incoming subscriptions to the Fund, but the General Partner has not made a determination to so treat such amounts. Pursuant to such disguised sale, a U.S. Investor will recognize gain or loss equal to the difference, if any, between the amount realized on the payment for the portion of such Investor’s redeemed Units deemed sold and the Investor’s adjusted tax basis in such Units (see “—Basis” above). The amount realized will be measured by the portion of the cash treated as received pursuant to such disguised sale, plus the amount of the reduction in such Investor’s share of the Fund’s liabilities, if any, attributable to the redeemed Units deemed sold. Notwithstanding the foregoing, the application of Section 707(a) of the Code and related rules to the purchase of Units properly redeemed pursuant to the Redemption Program is complex and subject to significant uncertainty. There is no authority directly on point regarding the application of Section 707(a) of the Code and related rules to the manner in which the Fund will purchase Units from Investors. Accordingly, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of the positions described herein. Investors should consult their own tax advisors regarding the consequences of participating in the Redemption Program under Section 707(a) of the Code and related rules.

Gain or loss recognized by a U.S. Investor upon the disguised sale of Units generally will be taxable as capital gain or loss and will be long-term capital gain or loss if the Units were held for more than one year as of the date of the sale. Long-term capital gains recognized by individuals and certain other non-corporate taxpayers generally are subject to U.S. federal income tax at reduced tax rates. Short-term capital gains recognized by non-corporate taxpayers, and all capital gains recognized by corporate taxpayers, generally are taxed at ordinary income rates. Capital losses are subject to a number of limitations under the Code. Each U.S. Investor who acquired our Units at different times and intends to redeem pursuant to the Redemption Program all or a portion of our Units within a year of the most recent purchase should consult its own tax advisor regarding the application of certain “split holding period” rules to such sale and the treatment of any gain or loss as long-term or short-term capital gain or loss.

Treatment as a Distribution

To the extent payment received by a U.S. Investor who redeems its Units pursuant to the Redemption Program is not treated as received pursuant to a disguised sale of Units (as described above under “—Treatment as a Disguised Sale”), such payment will generally be treated as a distribution on the remaining Units, if any, held by a redeeming U.S. Investor. If the Fund purchases less than all of a U.S. Investor’s Units, then the amount of such distribution will reduce, but not below zero, such Investor’s adjusted tax basis in its remaining Units (see “—Basis” above). If the amount of such distribution to a U.S. Investor exceeds such Investor’s adjusted tax basis in its Units, the excess generally will be taxable to the U.S. Investor as though it were a gain from a sale or exchange of the U.S. Investor’s Units. Such gain generally will be treated as capital gain and will be long-term capital gain if the U.S. Investor’s holding period for our Units exceeds one year. Notwithstanding the foregoing, the General Partner may elect to allocate specially for U.S. federal income tax purposes profits or losses to any redeeming Investor (including an Investor whose Units are only partially redeemed) to the extent that the amount of the Investor’s tax basis attributable to such redeemed Units is greater or less than the amount the Investor receives on redemption and any such allocation may result in a redeeming Investor being allocated ordinary income in lieu of capital gain it would have been subject to upon redemption of its Units. No loss will be recognized by a U.S. Investor that redeems less than all of its Units pursuant to the Redemption Program. In general, any reduction in a U.S. Investor’s allocable share of the Fund’s liabilities (as determined for U.S. federal income tax purposes), if any, as a result of the U.S. Investor’s sale of Units pursuant to the Redemption Program would be treated as a cash payment to the U.S. Investor, which could increase the U.S. Investor’s gain under the foregoing rules, whether such gain is recognized by reason of part treatment as a disguised sale or part treatment as a distribution.

Foreign Tax Credit Limitations

U.S. Investors may be entitled to a foreign tax credit with respect to creditable foreign taxes paid on the income and gains of the Fund (or from such Investor’s share of income and gains of an investment fund in which the Fund holds interests). Complex rules may, however, depending on each U.S. Investor’s circumstances, limit the availability or use of foreign tax credits. In particular, gain recognized on the sale of a non-U.S. investment will generally be treated as U.S. source gain with respect to a U.S. Investor for foreign tax credit purposes and therefore a U.S. Investor may not be able to claim a credit for any foreign taxes imposed upon such sale unless such credit can be applied against tax due on other income treated as derived from foreign sources. Further, U.S. Investors will generally not be entitled to an indirect foreign tax credit with respect to foreign taxes paid by an entity in which the Fund invests that is treated as a corporation for U.S. federal income tax purposes. Capital gains realized by the Fund may be considered to be from sources within the U.S., which may effectively limit the amount of foreign tax credit allowed to the U.S. Investor. Certain losses arising from the Fund may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Non-U.S. Currency Gain or Loss

The Fund may engage in transactions involving non-U.S. currencies, including non-U.S. currency hedging transactions, and the Fund and the U.S. Investors may experience foreign currency gain or loss with respect to the Investments. In general, subject to certain exceptions, non-U.S. currency gain or loss is treated as ordinary income or loss. U.S. Investors should consult with their individual tax advisors with respect to the tax treatment of non-U.S. currency gain or loss. Additionally, investors with a functional currency other than the USD are exposed to fluctuations in the USD foreign exchange rate. Investments in the Fund and distributions from the Fund will be denominated in USD and investors may incur transaction costs associated with the conversion of USD into their local currency.

Issues Relating to Foreign Corporations

U.S. Investors may be subject to special rules applicable to indirect Investment in foreign corporations, including those discussed below.

Controlled Foreign Corporations. If a U.S. Person, including any U.S. Investor, owns actually or constructively at least 10% of the voting stock or value of a foreign corporation, such U.S. Person is considered a United States shareholder (a “United States Shareholder”) with respect to the foreign corporation. If United States Shareholders in the aggregate own more than 50% of the voting power or value of the stock of such corporation, the foreign corporation will be classified as a “controlled foreign corporation” (a “CFC”). For this purpose, each non-U.S. investment fund in which the Fund invests generally will be regarded as transparent, and the Fund will be deemed to own its proportionate share of any stock of a Non-U.S. Corporation that is owned directly or indirectly by such non-U.S. investment fund. If the Fund or a U.S. investment fund in which the Fund invests, as the case may be, owns an interest in a Non-U.S. Corporation, the Fund or such U.S. investment fund, as the case may be, will be treated as a United States Shareholder of any Non-U.S. Corporation in which its share ownership reaches this 10% threshold. If the corporation qualifies as a CFC at any time during the taxable year, the United States Shareholders of the CFC may be subject to current U.S. tax on certain types of income of the foreign corporation (e.g., dividends, interest, certain rents and royalties, gain from the sale of property producing such income, certain income from sales and services and certain low-taxed foreign income), regardless of cash distributions from the CFC. In addition, gain on the sale of the CFC’s stock by a United States Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be classified in whole or in part as a dividend. It is possible that one or more of the foreign corporations in which the Fund invests (directly or indirectly) may be classified as CFCs and that the Fund or an investment fund in which the Fund invests may be treated as a United States Shareholder. Regulations would allow U.S. Persons to look through the Fund for purposes of determining any current inclusions under the CFC rules, but would still require a portion of gain on sale to be classified in whole or in part as dividend income.

Passive Foreign Investment Companies. U.S. tax law contains special provisions dealing with “passive foreign investment companies” (“PFICs”). A PFIC is defined as any foreign corporation in which either (i) 75% or more of its gross income for the taxable year is “passive income” or (ii) 50% or more of its assets in any taxable year (by value) produce “passive income.” There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC with respect to a U.S. shareholder, it is, subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfies either of the qualification tests in subsequent years. If the Fund were to invest in a PFIC, any gain on disposition of stock of the PFIC as well as income realized on certain “excess distributions” by the PFIC, would be treated as though realized ratably over the shorter of a U.S. Investor’s holding period of its Units or the Fund’s holding period for the PFIC. Such gain or income would be taxed as ordinary income. In addition, an interest charge would be imposed on the U.S. Investor based on the tax treated as deferred from prior years. If the Fund were to invest in a PFIC and the Fund elected to treat its interest in the PFIC as a “qualified electing fund” (a “QEF”) under the Code, in lieu of the foregoing treatment, such U.S. Investor would be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified fund, even if not distributed to the Fund or the Investors. In order to make such election, the PFIC must, among other things, supply the IRS with an information statement. If a non-U.S. portfolio entity is indirectly held by the Fund through its ownership in a U.S. investment fund in which the Fund holds interests, that U.S. investment fund (and not the Fund) must make a QEF election in order for the Fund’s U.S. Investors to be subject to the tax treatment described immediately above. Recently proposed U.S. Treasury Regulations would require that a U.S. Investor, rather than the Fund, make the QEF election. These proposed regulations would generally apply prospectively to taxable years beginning on or after the date the proposed regulations are finalized, and any pre-existing QEF election made by the Fund (or any U.S. alternative investment vehicle treated as a partnership for U.S. federal income tax purposes) prior to that date would continue for any U.S. Investor that owns an interest in a PFIC through the Fund on the date the proposed regulations are finalized. Alternatively, an election may be made in the case of certain “marketable stock” to “mark to market” the stock of a PFIC on an annual basis. Pursuant to such an election, a U.S. Investor would include in income each year as ordinary income the excess, if any, of the FMV of the stock at the end of the taxable year over the Fund’s adjusted basis and will be permitted an ordinary loss deduction in respect of the excess, if any, of the adjusted basis of the stock over its FMV at the end of the taxable year (but only to the extent of the net amount previously included in income as a result of the election). There can be no assurance that a company in which the Fund or an investment fund in which the Fund holds interests invests will not qualify as a PFIC, that a PFIC in which the Fund or an investment fund in which the Fund holds interests does invest will provide the information necessary for a QEF election to be made or that stock of a PFIC will qualify as “marketable stock.” The Fund may seek to avoid investing directly in PFICs in order to streamline tax reporting to investors and may instead hold such entities through U.S. Corporations.

Certain Reporting Requirements. U.S. Investors may be subject to substantial penalties if they fail to comply with special information reporting requirements with respect to their investments in the Fund or the Feeder. In addition, U.S. Persons that own stock in foreign corporations, including CFCs and PFICs, are subject to special reporting requirements under the Code.

Taxpayers engaging in certain transactions, including certain loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual U.S. federal income tax return. It is possible that the Fund or the Feeder may engage in transactions that subject the Fund or the Feeder and potentially its Investors to such disclosure. An Investor disposing of an interest in the Fund or the Feeder at a taxable loss may also be subject to such disclosure.

U.S. individuals (and possibly certain entities) must file certain information with their annual U.S. federal income tax return regarding interests they hold in foreign entities or accounts worth more than $50,000 on the last day of the taxable year or $75,000 at any time during the year. If the General Partner were to offer a structure where U.S. Investors own their investment in METI US through a non-U.S. entity, it is possible any such U.S. Investors would be subject to such information reporting. In addition, a separate obligation to file an annual Report of Foreign Bank and Financial Accounts (an “FBAR”) applies to any U.S. Person who has a financial interest in, or signature or other authority over, non-U.S. financial accounts worth more than $10,000 at any time during the year. The FBAR regulations continue to reserve on the application of the FBAR rules to ownership by a U.S. Person of an interest in a foreign private fund entity. Depending on the nature of future guidance, if the General Partner were to offer a structure where U.S. Investors own their investment in METI US through a non-U.S. entity, it is possible any such U.S. Investors would also be subject to the FBAR filing requirements. Potential investors should discuss the application of the above rules with their own advisers in light of their individual circumstances.

Prospective U.S. Investors should consult their own tax advisors regarding the above reporting requirements.

Tax-Exempt Investors

Qualified pension, profit-sharing and stock bonus plans, educational institutions and other tax-exempt entities (including private foundations as discussed below) are generally subject to U.S. federal income taxation on their UBTI. Subject to certain exceptions described below, UBTI is defined as the gross income derived by such a tax-exempt entity from an unrelated trade or business (including a trade or business conducted by a partnership of which the tax-exempt entity is a partner), less the deductions directly connected with that trade or business. UBTI generally does not include dividends, interest, certain types of rents from real property and gain or loss derived from the sale of property (other than gain or loss derived from the sale of inventory and property sold to customers in the ordinary course of a trade or business). UBTI does include operating income from certain asset categories owned directly or through entities treated as transparent for U.S. federal income tax purposes. In addition, fee income actually received or deemed to be received by the Fund or the Investors (including any fee income that might be deemed to be received because, although paid to the Adviser, or its affiliates, such amount equal to the fees results in a reduction in the Management Fee) may be treated as UBTI in certain circumstances. The Fund intends to take the position that Investors do not share in fee income by virtue of such a reduction in Management Fee. The IRS may take a contrary view, however. If that view were ultimately sustained, U.S. tax-exempt Investors could be required to pay U.S. federal income tax on that income as UBTI.

If a tax-exempt entity’s acquisition of an interest in a partnership is debt-financed, or a partnership incurs “acquisition indebtedness” that is allocated to the acquisition of a partnership investment, then UBTI may include a percentage of gross income (less the same percentage of deductions) derived from such investment regardless of whether such income would otherwise be excluded as dividends, interest, rents, gain or loss from sale of eligible property, or similar income. The Fund expects to incur debt either directly or through the investment funds in which the Fund invests, which could generate UBTI for U.S. tax-exempt Investors (given that generally debt incurred by a partnership is attributed to its partners). In addition, the Fund or the entities through which it invests may earn operating income that would be UBTI if earned by a U.S. tax-exempt Investor directly. Due to the anticipated operations of the Fund, it is possible that the Fund will incur income treated as UBTI. Each tax-exempt investor is urged to consult with its own tax counsel as to the U.S. federal income tax consequences as a result of incurring UBTI.

In order to mitigate the incurrence of UBTI for U.S. tax-exempt investors (and ECI for Non-U.S. Investors under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) as discussed below), the General Partner has formed the Feeder (Units of which are being offered through the Fund’s private placement memorandum), which will be treated as a partnership for U.S. federal income tax purposes and will invest in the Fund indirectly through one or more U.S. and Non-U.S. Corporations. As a result, investors that invest through the Feeder will generally derive returns from such investments in the form of dividends or capital gain, which are generally excluded from UBTI so long as such investors’ acquisition of interests in the Feeder is not debt-financed. Moreover, debt incurred by the Fund would generally be allocated to the Non-U.S. Corporation through which the Feeder invests in the Fund and not to its owners. Although it is possible that the IRS could seek to disregard the Feeder or any Corporation through which it invests in the Fund and apply the debt-financed property or other UBTI rules to tax-exempt investors, the Fund believes such treatment should not apply. A tax-exempt investor is not expected to incur UBTI solely by reason of an investment in the Feeder.

The Non-U.S. Corporation through which the Feeder invests will generally be subject to the U.S. federal income tax treatment described below under “Taxation of Non-U.S. Investors.” Thus, gains from the sale of stock or securities generally are not subject to U.S. federal income tax and the exemption of interest income under the portfolio interest rules would apply to a Non-U.S. Corporation to the extent so described below. However, dividends and effectively connected income (including gains from the sale of United States real property interest) are subject to U.S. federal income tax. Significant amounts of the assets of the Feeder are expected to be held through one or more Corporations and significant incremental tax may be incurred from the use of such Corporations (including non-U.S. taxes). When determining whether to invest in the Fund through the Feeder, U.S. tax-exempt Investors (and Non-U.S. Investors) should consider the taxes imposed on the Feeder as compared to any tax on UBTI (or ECI) that may arise from the Investments.

If a U.S. tax-exempt Investor is not otherwise taxable under the UBTI provisions with respect to its Units in the Feeder (for example, as debt-financed income), it would not generally be subject to tax under the PFIC rules or the CFC rules. U.S. tax-exempt Investors should consult their own tax advisors as to the application of the above rules to their particular situations.

Certain Issues Pertaining to Private Foundations

In some instances, an investment in the Fund by a private foundation could be subject to an excise tax to the extent that it constitutes an “excess business holding” within the meaning of the Code. For example, if a private foundation (either directly or after taking into account the holdings of its disqualified persons) acquires more than 20% of the profits interest of the Fund (or 35%, if the private foundation does not directly or indirectly “control” the Fund), the private foundation may be considered to have an excess business holding unless at least 95% of the Fund’s gross income is from passive sources within the meaning of Section 4943(d)(3)(B) of the Code and the private foundation does not own, through the Fund, an excess amount of the voting stock or equivalent in any business enterprise owned by the Fund.

Additionally, if a private foundation generates a substantial amount of UBTI, it may risk losing its tax-exempt status. Private foundations should consult their own tax advisors regarding the excess business holdings provisions and all other aspects of Chapter 42 of the Code as they relate to an investment in the Fund, including the level of UBTI that a private foundation may generate as a result of an investment in the Fund. Private foundations should consult their own tax advisors regarding the tax consequences of an investment in the Fund.

Certain tax-exempt investors may be subject to an excise tax if the Fund engages in a “prohibited tax shelter transaction” or a “subsequently listed transaction” within the meaning of Section 4965 of the Code. In addition, if the Fund engages in a “prohibited tax shelter transaction,” tax-exempt investors may be subject to substantial penalties if they fail to comply with special disclosure requirements and managers of such tax-exempt investors may also be subject to substantial penalties. Although the Fund does not expect to engage in any such transaction, the rules are subject to interpretation and therefore there can be no assurance that the rules of Section 4965 of the Code will not apply to a tax-exempt Investor. Tax-exempt Investors should consult their own tax advisors regarding these rules.

Taxation of Non-U.S. Investors

General

Investments made by the Fund are generally expected to be held directly or indirectly through entities treated as corporations for U.S. federal income tax purposes. As a result, an investment in the Fund is generally not expected to give rise to substantial amounts of ECI. However, some Investments are expected to give rise to ECI under FIRPTA as discussed below. In addition, it is possible that one or more investment funds that the Fund holds interests in are engaged in a U.S. trade or business. In that event, any U.S. trade or business income allocated to the Fund by such investment funds could be allocated to the Investors. Thus, Non-U.S. Investors that invest in the Fund directly or through an entity that is transparent for U.S. federal income tax purposes should be aware that the Fund’s income and gain from (as well as gain on the sale of Units in the Fund that is attributable to) U.S. investments is expected to be treated as effectively connected with the conduct of a U.S. trade or business under FIRPTA or as a result of the Fund’s interests in other investment funds, and thus be subject to U.S. federal income tax (and possibly state and local income tax), even though such investor has no other contact with the United States.

The Fund expects to recognize gain from the sale of United States real property interests as a result of some of its Investments. Regardless of whether the Fund’s activities constitute a trade or business giving rise to U.S. “effectively connected” income, under provisions added to the Code by FIRPTA, Non-U.S. Investors (other than certain qualified foreign pension funds and entities wholly owned by qualified foreign pension funds) are taxed on the gain derived from the dispositions of U.S. real property interests (including gain allocated to a Non-U.S. Investor upon a sale of such property interests by the Fund). A U.S. real property interest includes an interest in a U.S. real property holding corporation. Under FIRPTA, Non-U.S. Investors treat gain or loss from dispositions of U.S. real property interests as if the gain or loss were “effectively connected” with a U.S. trade or business and, therefore, are required to pay U.S. taxes at regular U.S. rates on such gain or loss. As a result, Non-U.S. Investors that receive income allocations from the sale of a U.S. real property interest may be required to file a U.S. federal income tax return and may be subject to U.S. federal income tax at regular U.S. rates on a sale, exchange, or other disposition of such U.S. real property interest. Generally, with respect to gain attributable to the Fund’s sale of a U.S. real property interest that is allocated to a Non-U.S. Investor, the Fund will be required to withhold at the highest rate of income tax applicable to each Non-U.S. Investor based on the status of such Non-U.S. Investor. In addition, such gain allocated to an Investor which is a Non-U.S. Corporation may also be subject to an additional 30% branch profits tax, adjusted as provided by law (subject to certain exceptions and reduction by any applicable tax treaty).

Non-U.S. Investors may participate in the Fund through the Feeder or by coming directly into the Fund. The Feeder will invest in the Fund indirectly through one or more U.S. and Non-U.S. Corporations, which will be subject to corporate income tax and branch profits tax on ECI, and dividend withholding on non-ECI, as applicable. Significant amounts of the assets of the Feeder are expected to be held through one or more Corporations and significant incremental tax may be incurred from the use of such Corporations, including any income that is effectively connected with a U.S. trade or business (including the sale of a U.S. real property interest) that is allocated to a Non-U.S. Corporation through which the Feeder invests. Consequently, an investment through the Feeder may not reduce the U.S. federal income tax liability associated with an investment in the Fund but it is expected to reduce the administrative burdens associated with filing U.S. tax returns with respect to such an investment. In general, neither such Non-U.S. Corporation nor the Non-U.S. Investors who are not themselves engaged in a U.S. trade or business (or deemed to be engaged in a U.S. trade or business through an investment fund in which the Fund holds interests) will be subject to any U.S. tax with respect to gains from the sale of stock or debt securities held for investment, provided that such gains are not effectively connected to the conduct of a U.S. trade or business by the Fund. However, a non-resident individual present in the U.S. for 183 or more days in the taxable year of the sale, calculated by taking account a portion of the days such individual was present in the United States in the preceding two years, would be taxed by the U.S. on any such gain if either (a) such individual’s tax home for U.S. federal income tax purposes is in the U.S., or (b) the gain is attributable to an office or other fixed place of business maintained in the U.S. by such individual. In addition, special rules would apply to dispositions of “United States real property interests” which include stock in a U.S. corporation 50% or more of the assets of which consist of U.S. real property. Special rules may also apply in the case of Non-U.S. Investors: (i) that have an office or fixed place of business in the U.S.; or (ii) that are former citizens of the U.S., CFCs, PFICs and corporations which accumulate earnings to avoid U.S. federal income tax. Such persons are urged to consult their U.S. tax advisors before investing in the Fund.

Other Matters

Indemnity; Reserves

Each Investor will be required to indemnify METI US for any withholding or other tax obligations imposed on METI US with respect to such Investor. METI US may reserve certain amounts otherwise distributable to Investors in light of such potential obligations. The amount of any taxes paid by METI US or entities in which METI US holds a direct or indirect interest and amounts withheld for taxes will be treated as distributions to such Investor to the extent determined by the General Partner to be appropriate.

Partnership Representative

The General Partner will act as or appoint the “partnership representative” of the Fund and the Feeder, with the authority, subject to certain restrictions, to act on behalf of the Fund and the Feeder in connection with any administrative or judicial review of items of the Fund’s income, gain, loss, deduction or credit of the Fund and the Feeder, as applicable.

U.S. federal income tax audits of partnerships are conducted at the partnership level, and, unless a partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership. Under such alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If the Fund or the Feeder is able to and in fact elects this alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge.

There can be no assurance that the Fund or the Feeder will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. If the Fund or the Feeder does not or is not able to make such an election, then (1) the then-current Investors, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had the Fund or the Feeder elected the alternative procedure, and (2) a given Investor may indirectly bear taxes attributable to income allocable to other Investors or former Investors, including taxes (as well as interest and penalties) with respect to periods prior to such Investor’s ownership of interests in the Fund or the Feeder. Accordingly, it is possible that an Investor will bear tax liabilities unrelated to its ownership of interests in the Fund or the Feeder. Amounts available for distribution to the Investors may be reduced as a result of the Fund’s or the Feeder’s obligations to pay any taxes associated with an adjustment.

The partnership representative of the Fund or the Feeder will be the only person with the authority to act on behalf of METI US with respect to audits and certain other tax matters and may decide not to elect (or may be unable to elect) the alternative procedure for any particular adjustment. In addition, the Fund, the Feeder and each Investor will be bound by the actions taken by the partnership representative on behalf of the Fund or the Feeder, as applicable during any audit or litigation proceeding concerning U.S. federal income taxes.

Prospective investors should consult their own tax advisors regarding all aspects of these rules as they affect their particular circumstances.

A tax return preparer may not sign a return without itself incurring a penalty unless either in its view each position taken on such return is more likely than not to be sustained if challenged by the IRS or such position is separately disclosed on the return. The Fund may adopt positions that require such disclosure, which may increase the likelihood the IRS will examine the Fund’s tax returns, or may forgo otherwise valid reporting positions to avoid such disclosure, which may increase the tax payable by an Investor.

Taxes in Other Jurisdictions

In addition to U.S. federal income tax consequences, prospective investors should consider potential U.S. state and local and non-U.S. tax consequences of an investment in METI US in the state or locality in which they are a resident for tax purposes. An Investor may be subject to tax return filing obligations and income, franchise or other taxes, including withholding taxes, in jurisdictions in which METI US or the investment funds in which METI US holds interests operate. Income or gains from Investment held by METI US or investment funds in which METI US holds interests may be subject to withholding or other taxes in jurisdictions outside the United States, subject to the possibility of reduction under applicable treaties. Investors that wish to claim the benefit of an applicable income tax treaty may be required to submit information to tax authorities in such jurisdictions. Potential investors should consult their own tax advisors regarding the U.S. state and local and non-U.S. tax consequences of an investment in METI US.

FATCA

FATCA requires all entities in a broadly defined class of foreign financial institutions (“FFIs”) to comply with a complicated and expansive reporting regime or be subject to a 30% U.S. withholding tax on certain U.S. payments, and requires non-U.S. entities which are not FFIs to either certify they have no substantial U.S. beneficial ownership or to report certain information with respect to certain U.S. beneficial ownership or be subject to a 30% U.S. withholding tax on certain U.S. payments. FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to nonparticipating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under current regulations; however, the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments. Withholding on these payments is not set to apply until two years after the publication of final regulations defining “foreign passthru payment” in the Federal Register. In general, non-U.S. investment funds, such as underlying entities in which METI US may invest, are expected to be considered FFIs. The reporting obligations imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS, or, if subject to an IGA, register with the IRS and comply with the reporting regime of the IGA and any implementing legislation enacted hereunder. IGAs are generally intended to result in the automatic exchange of tax information through reporting by an FFI to the government or tax authorities of the country in which such FFI is domiciled, followed by the automatic exchange of the reported information with the IRS. If FFIs are unable to comply with the preceding reporting requirements, certain payments made to FFIs may be subject to a U.S. withholding tax, which would reduce the cash available to investors in METI US. These reporting requirements may apply to investors who are FFIs, or to Third-Party Funds or MAM-Managed Entities in which the Fund invests, and Macquarie will have no control over whether any Third-Party Fund or MAM-Managed Entity complies with the reporting regime. Such withheld amounts that are allocable to an Investor may, in accordance with the Partnership Agreement, be deemed to have been distributed to such Investor to the extent the taxes reduce the amount otherwise distributable to such Investor. Prospective investors should consult their own tax advisors regarding all aspects of FATCA as it affects their particular circumstances.

Certain Proposed United States Federal Income Tax Legislation

A number of items of legislation that have been proposed in the past could significantly alter certain of the U.S. federal income tax consequences of an investment in the Fund or the Feeder. It currently is uncertain whether any such proposed legislation (or similar legislation) will be enacted into law. Prospective investors should consult their own tax advisors regarding proposed legislation.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in the Fund by any (i) “employee benefit plan” (described in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including, without limitation, an individual retirement account (an “IRA”) and a “Keogh” plan), (iii) plan, fund, account or other arrangement that is subject to the provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Other Plan Laws”), and (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a “Benefit Plan Investor” within the meaning of Section 3(42) of ERISA and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. Benefit Plan Investor is generally defined to include (a) an “employee benefit plan” described Section 3(3) of ERISA that is subject to Title I of ERISA, (b) a “plan” described in Section 4975 of the Code that is subject to Section 4975 of the Code (including “Keogh” plans and IRAs), and (c) an entity whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (a) and (b) by reason of an investment by such an employee benefit plan or plan in the entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).

In contemplating an investment in the Fund, each fiduciary of the Plan who is responsible for making such an investment should carefully consider, taking into account the facts and circumstances of the Plan, whether such investment is appropriate for the Plan and is consistent with the applicable provisions of ERISA, the Code or any Other Plan Law relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Other Plan Laws. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in the Fund with the assets of any Plan if the Fund, the General Partner or any of their respective affiliates is a fiduciary with respect to such assets of the Plan.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any Units should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any assets of the Benefit Plan Investor. Depending on the satisfaction of certain conditions which may include the identity of the Benefit Plan Investor fiduciary making the decision to acquire or hold Units on behalf of the Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager), or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of Section 406 ERISA and Section 4975 of the Code. It should be noted that these exemptions do not provide relief from the self-dealing prohibitions of Section 406 of ERISA or Section 4975 of the Code. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring Units in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the Units.

Plan Asset Issues

An additional issue concerns the extent to which the Fund or a portion of the assets of the Fund could itself be treated as subject to the fiduciary responsibility and/or prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. ERISA and Plan Asset Regulations concern the definition of what constitutes the assets of a Benefit Plan Investor for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code.

Under ERISA and the Plan Asset Regulations, generally when a Benefit Plan Investor acquires an “equity interest” in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors within the meaning of the Plan Asset Regulations (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Asset Regulations.

For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof.

Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Benefit Plan Investor as part of an offering of securities to the public pursuant to an effective registration statement under the 1933 Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

The definition of an “operating company” in the Plan Asset Regulations includes, among other things, a “venture capital operating company” (a “VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” (as defined in the Plan Asset Regulations) and annually thereafter that at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in operating companies (other than VCOCs) (i.e., operating entities that (i) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital or (ii) qualify as “real estate operating companies” (“REOCs”) as defined in the Plan Asset Regulations) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. Similarly, the definition of an “operating company” under the Plan Asset Regulations includes a REOC. Generally, in order to qualify as REOC an entity must demonstrate on its initial valuation date and annually thereafter that at least 50% of its assets valued at cost (other than short term investments pending long term commitment or distribution to investors) are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities. In addition, to qualify as a REOC an entity must in the ordinary course of its business actually be engaged directly in such real estate management or development activities. The Plan Asset Regulations do not provide specific guidance regarding what rights will qualify as management rights, and the U.S. Department of Labor has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.

We will not be an investment company under the 1940 Act. Accordingly, the General Partner will use commercially reasonable efforts to conduct the affairs of the Fund so that Fund’s assets should not be deemed to constitute “plan assets” of any Investor which is a Benefit Plan Investor within the meaning of ERISA and the Plan Asset Regulations. In this regard, to the extent any class of our Units does not meet the “publicly-offered” securities exception under the Plan Asset Regulations, the Fund will use commercially reasonable efforts to satisfy another exception to the Plan Asset Regulations, including by qualifying as a VCOC or a REOC, and limiting investment by, or prohibiting investment from, Benefit Plan Investors in our Units, however no assurance can be given that this will be the case. In this respect (a) we may require any person proposing to acquire Units to furnish such information as may be necessary to determine whether such person is either (i) a Benefit Plan Investor or (ii) a person who has discretionary authority or control with respect to the assets of the Fund or provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of such a person and (b) we will have the power to (i) exclude any investor or potential investor from purchasing Units and (ii) prohibit any redemption of Units, and all Units will be subject to such terms and conditions.

Plan Asset Consequences

If the assets of the Fund were deemed to be “plan assets” of one or more Benefit Plan Investors within the meaning of ERISA and the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to Investments, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the General Partner, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized by the fiduciary on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%.

Fiduciaries of Benefit Plan Investors who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Adviser. With respect to an IRA that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. In addition, if our assets are deemed to be “plan assets” under the Plan Asset Regulations, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers). In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Benefit Plan Investor may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Benefit Plan Investor. In such case, a fiduciary of a Benefit Plan Investor who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if the Fund’s assets are deemed to constitute “plan assets” of any Investor which is a Benefit Plan Investor, the fiduciary of any such Benefit Plan Investor would not be protected from liability resulting from our decisions.

The Feeder

The Units issued by the Feeder are not expected to qualify as “publicly-offered securities” and it is possible that the Feeder may not satisfy the 25% Test, in which case the assets of the Feeder will constitute “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. However, the Feeder is intended to be structured as an intermediate vehicle for purposes of an investment in the Fund with limited discretion with respect to the investment, management and disposition of assets of Feeder. The Feeder will invest in the Fund indirectly through METI TE Blocker S.à r.l. (“LuxCo”), and is expected to fund its investment in LuxCo in part with equity and in part with convertible bonds. LuxCo is intended to be structured as an intermediate vehicle established solely for the purpose of the Feeder’s indirect investment in the Fund. In this regard, when investing in the Fund through the Feeder, each investor will, by making a capital contribution to the Feeder, be deemed to (i) direct the general partner (or similar managing entity) of the Feeder to invest such capital contribution in the Fund indirectly through LuxCo on the terms described in this Registration Statement and acknowledge that during any period when the underlying assets of the Feeder and/or LuxCo are deemed to constitute “plan assets” for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or applicable Other Plan Law, the general partner (or similar managing entity) of the Feeder and LuxCo will act as a custodian with respect to the assets of such investor but is not intended to be a fiduciary with respect to the Feeder or LuxCo for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Other Plan Law, (ii) represent that such capital contribution, and the transactions contemplated by such direction, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a violation of any applicable Other Plan Law and (iii) acknowledge and agree that during any period when the underlying assets of the Feeder and/or LuxCo are deemed to constitute “plan assets” subject to Title I of ERISA, in satisfaction of any “indicia of ownership” requirements, the general partner (or similar managing entity) of the Feeder and LuxCo will, or will cause an affiliate to, hold the counterpart of the signature page of the Feeder’s Second Amended and Restated Agreement of Limited Partnership, as amended, restated, waived or otherwise modified from time to time (the “Feeder Partnership Agreement”) and LuxCo’s governing document in the United States. There can be no assurance, however, that the fiduciary responsibility and prohibited transaction provisions of ERISA, Section 4975 of the Code or applicable Other Plan Law will not be applicable to activities of the Feeder and/or LuxCo. In addition, the General Partner has not and does not intend to investigate the potential impact of the funding mechanics in any other jurisdiction. Investors are strongly encouraged to consult their own tax advisors as to the tax treatment of LuxCo and the convertible bond terms and tax consequences for investors of the Feeder.

Governmental Plans and Non-U.S. Plans

Certain Plans, such as governmental plans and non-U.S. plans, may not be subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, but may be subject to provisions of Other Plan Laws which may restrict the type of investments such a Plan may make, or otherwise have an impact on such a Plan’s ability to invest the Fund. Accordingly, each Plan, including governmental and foreign plans, considering an investment in the Units should consult with their legal advisors regarding their proposed investment in the Units.

Independent Fiduciaries with Financial Expertise

This Registration Statement does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. MAM, the General Partner, the Adviser and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in Units on account of the fees and other compensation they expect to receive (as the case may be) from the Fund and their other relationships with the Fund as contemplated in this Registration Statement. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan.

Representation

By acceptance of any class of our Units, each Investor will be deemed to have represented and warranted that either (i) the Investor is not, and is not investing on behalf of any Plan or (ii) (A) the purchase and holding of the Units by such investor will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a violation under any applicable Other Plan Laws and (B) it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Other Plan Law, as applicable) with respect to the Plan’s investment in the Units, who is responsible for exercising independent judgment in evaluating the Plan’s investment in the Units and any related transactions.

Reporting of Indirect Compensation

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the DOL regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the Distribution and/or Servicing Fee, the Management Fee payable to the Adviser and the Performance Allocation allocable to the General Partner or an affiliate, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

The foregoing discussion is general in nature and is not intended to be all-inclusive. The sale of our Units to a Plan is in no respect a representation by us or any other person associated with the offering of our Units that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan. Each Plan fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in the Fund. As indicated above, Other Plan Laws governing the investment and management of the assets of a Plan that is not subject to ERISA or Section 4975 of the Code, such as governmental and non-U.S. plans, may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, such Plans, in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the Fund and the considerations discussed above, if applicable.

Item 1A. Risk Factors

The purchase of Units in METI US involves a high degree of risk that should be considered before making any investment. There can be no assurance that METI US’ investment objectives will be achieved or that an investor will receive a return of the amount it invested. The possibility of partial or total loss of capital will exist and Unitholders must be prepared to bear capital losses that could result from investments. An investor should only invest in METI US as a part of an overall investment strategy and only if the investor is able to withstand a total loss of its investment. The following considerations, among others, should be carefully evaluated before making an investment in METI US, however, they should not be seen as an exhaustive list of potential risks or conflicts. Additional risks and uncertainties not currently known to METI US, or that have not been noted in this Registration Statement, also may have a negative or adverse effect, which could be material, on the performance of METI US and the value of the Units. The order in which the risks are presented below is not intended to provide an indication of the likelihood of their occurrence or of their magnitude or significance. Prospective investors are urged to review this Registration Statement carefully and in its entirety and consult with their professional advisors before investing in the Units.

Capitalized terms used but not defined in “Item 1A. Risk Factors” have the meanings given to such terms elsewhere in this Registration Statement.

General Risks

Investment Risk

All investments risk the loss of capital. The value of the Fund’s total net assets should be expected to fluctuate. To the extent that the Fund’s portfolio (including the companies or funds in which Investments are made (“Portfolio Entities”)) is concentrated in securities of a single issuer or issuers in a single sector, the risk of any investment decision is increased. The use of leverage by the Fund or any Portfolio Entities is likely to cause the Fund’s average net assets to appreciate or depreciate at a greater rate than if leverage were not used.

An investment in the Fund involves a high degree of risk, including the risk that the Investor’s entire investment may be lost. The risk of an investment in the Fund is higher than an investment in a typical bank account or fixed income investment. No assurance can be given that the Fund’s investment objective will be achieved. As such, in addition to the other risks disclosed in this Registration Statement, the Fund’s performance depends upon the Adviser’s selection of Investments, the allocation of offering proceeds thereto and the performance of the Investments, including those in the MAM-Managed Entities and any Third-Party Funds.

Market Risk

Market risks, including political, regulatory, market, fluctuations in the foreign exchange market, economic and social developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value and liquidity of the Investments, which may become more difficult to value. In addition, turbulence and reduced liquidity in financial markets may negatively affect managers of MAM-Managed Entities and managers of Third-Party Funds, which could adversely affect the Fund. The growth investments that the Fund has exposure to are likely to have a broad correlation with stock markets in general. Stock markets can be volatile and have the potential to fall by large amounts over short periods of time. Poor performance or losses in domestic and/or global stock markets are likely to negatively impact overall performance. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or market may adversely impact issuers in a different country, region or market. Events involving limited liquidity, defaults, non-performance or other adverse developments that affect one industry, such as the financial services industry, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems, may spread to other industries, and could negatively affect the value and liquidity of the Investments. These risks may be magnified if certain events or developments adversely interrupt the global supply chain, and could affect companies worldwide. Recent examples include pandemic risks related to COVID-19 and the aggressive measures taken in response by governments and businesses; geopolitical risks such as those arising from Russia’s invasion of Ukraine, the ongoing conflict in Iran and other parts of the Middle East and other geopolitical conflicts; and economic consequences occasioned by fiscal tightening, widespread inflation and attempts to contain it, and possible recession in various countries. Raising the ceiling on U.S. government debt has become increasingly politicized. Any failure to increase the total amount that the U.S. government is authorized to borrow could lead to a default on U.S. government obligations, with unpredictable consequences for economies and markets in the U.S. and elsewhere. On August 29, 2024, Fitch Ratings, Inc. affirmed its U.S. debt rating at AA+ with a stable outlook, and noted that “[t]he U.S. standards of governance are also below its ‘AA’ rated peers.” The impacts, if any, of the downgrade on financial markets are unknown at this time. The downgrade has potential market impacts, including steep stock market declines and rising bond yields.

Limited Operating History

The Fund has limited operating history upon which potential investors may evaluate past or future performance. Investors should draw no conclusions from the performance of any other Macquarie investments, and should not expect to achieve similar returns. Although potential Investments may have been identified as of the date of this Registration Statement, not all of those Investments may close, and those that close may not be representative of future Investments made by the Fund.

Past Performance Not Indicative of Future Results

The past performance of the portfolio investments of MAM-Managed Entities and Macquarie’s balance sheet (the “Macquarie Balance Sheet”) is not necessarily indicative of future results. With respect to unrealized or partially unrealized investments, forward-looking operating results will often be based on the judgment of the management team of the portfolio company, with adjustments to such forward-looking results made by the Adviser in its discretion. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. General economic conditions, which are not predictable, can have a material adverse effect on the reliability of such financial projections and the ultimate realized results could be materially different. There can be no assurance that the Fund will generate investment returns commensurate with the past performance of the investments made by MAM-Managed Entities or the Macquarie Balance Sheet. Among other factors, the past performance of individual portfolio investments does not reflect the management fees, performance allocation, taxes, transaction costs and other expenses to be borne by the Investors, which in the aggregate are expected to be significant.

Available Information

The Adviser and the Sub-Advisers monitor the performance of the Fund’s Investments, as well as other pertinent developments regarding the Investments. The availability of certain information, however, may be limited due to the lack of transparency associated with certain Investments or strategies.

Limitations on Transferability; Units Not Listed; No Market for Units

The transferability of Units is subject to certain restrictions contained in the Partnership Agreement, as amended or supplemented and restated, from time to time, and is affected by restrictions imposed under applicable securities laws. Units are not listed on any securities exchange or traded on any public or other market. No market currently exists for Class S, Class D, Class I or Class E Units, and it is not anticipated that a market will develop. Although the Fund expects to provide the option to redeem no more than 5% of the outstanding Units quarterly, no assurances can be given that the Fund will do so. Consequently, Class S, Class D, Class I and Class E Units should only be acquired by Investors able to commit their funds for an indefinite period of time.

Redemption Risks

To provide liquidity to Investors, the Fund expects to, from time to time, redeem Units pursuant to written requests by Investors. There will be a substantial period of time between the date as of which Investors must submit a request to have their Units redeemed and the date that such Units are valued and that they can expect to receive payment for their Units from the Fund. The Fund may hold back up to 5% of redemption proceeds until after the completion of the Fund’s audit for the fiscal year in which the applicable redemption is effected. Investors whose Units are accepted for redemption bear the risk that the Fund’s NAV may fluctuate significantly between the time that they submit their redemption requests and the date as of which such Units are valued for purposes of such redemption.

The Fund is not able to guarantee liquidity to Investors through redemptions, as the Fund may be limited in its ability to liquidate its holdings in Portfolio Entities to meet redemption requests. Redemptions principally will be funded by cash, cash equivalents or borrowings, as well as by the sale of certain liquid securities. Accordingly, the Fund may need to suspend or postpone redemptions if it is required to dispose of interests in Portfolio Entities or other Investments and is not able to do so in a timely manner.

The Fund may be required to liquidate portfolio holdings earlier than the Adviser would have desired in order to meet redemption requests. Such necessary liquidations may potentially result in losses to the Fund, and may increase the Fund’s investment related expenses as a result of higher portfolio turnover rates. If the Fund borrows to finance redemptions, interest on that borrowing will negatively affect Investors who do not request redemption of their Units by increasing the Fund’s expenses and reducing any net investment income.

Substantial requests for the Fund to redeem Units could require the Fund to liquidate certain of its Investments more rapidly than otherwise desirable for the purpose of raising cash to fund the redemptions. This could have a material adverse effect on the value of the Units. In addition, substantial redemptions of Units may decrease the Fund’s total assets and accordingly may increase its expenses as a percentage of average net assets. Finally, actions undertaken to obtain cash to fund a redemption may lead to the recognition of taxable income or gain for Investors that is disproportionately large to their participation (if any) in the applicable redemption. If Investors request redeeming their Units in an amount that exceeds the 5% quarterly limitation in any calendar quarter, the Fund may redeem a pro rata portion of the Units requested for redemption.

No Knowledge of Purchase Price

Prospective Investors will not know the NAV per Unit of their investment until after their subscription has been accepted. Prospective Investors will be required to subscribe for a dollar amount, and the number of Units that such Investor receives will subsequently be determined based on the Fund’s NAV per Unit as of the end of the month immediately before such prospective Investor’s subscription is accepted by the Fund (e.g., a subscription for Units accepted by the Fund on September 1 of a calendar year will be based upon the NAV as of August 31 of that year, which NAV will generally not be available until around September 28 of that year). Prospective Investors will learn of such NAV and the corresponding number of Units represented by their subscription after the Fund publishes the NAV per Unit.

Legal and Regulatory Risks

Legal and regulatory changes that could occur may substantially affect the Fund and its Investments and such changes may adversely impact the performance of the Fund. The regulation of the U.S. and non-U.S. securities and futures markets has undergone substantial change in recent years and such change may continue. Greater regulatory scrutiny may increase the Fund’s and the Adviser’s exposure to potential liabilities. Increased regulatory oversight also can impose administrative burdens and costs on the Fund and the Adviser, including, without limitation, responding to examinations or investigations and implementing new policies and procedures.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related regulatory developments established financial oversight standards and resulted in significant revisions to the U.S. financial regulatory framework and the operation of financial institutions. The Dodd-Frank Act includes provisions regarding, among other things, the comprehensive regulation of the over-the-counter derivatives market, the identification, monitoring and regulation of systemic risks to financial markets and the regulation of proprietary trading and investment activity of banking institutions. The continued implementation of the Dodd-Frank Act and other similar and follow-on regulations could affect, among other things, financial consumer protection, proprietary trading, registration of investment advisers and the trading and use of derivative instruments and, therefore, could adversely affect the Fund and its Investments. There can be no assurance that such regulation will not have a material adverse effect on the Fund and its Investments and no assurance that it will not increase transaction, operations, legal or regulatory compliance costs, significantly reduce the profitability of the Fund or impair the ability of the Fund to achieve its investment objective.

As of the date hereof, there is uncertainty with respect to legislation, regulation and government policy at the federal, state and local levels, notably as respects U.S. fiscal, tax, trade, healthcare, energy, immigration, foreign and government regulatory policy. Recent events have created a climate of heightened uncertainty and introduced difficult-to-quantify macroeconomic and geopolitical risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, tax rates, inflation, energy costs, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the White House implements additional changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, the U.S. regulatory environment, corporate taxes, inflation, healthcare, unemployment and immigration, among other areas. Until any additional policy changes are finalized, it cannot be known whether Investments or future investments may be positively or negatively affected, or the impact of continuing uncertainty.

1940 Act Considerations

The Fund currently relies upon the exclusion from the definition of “investment company” set out in Section 3(c)(7) of the 1940 Act. Reliance on Section 3(c)(7) of the 1940 Act requires, among other things, that each purchaser be a “qualified purchaser.” A “qualified purchaser,” as such term is defined in the 1940 Act, including the rules and regulations thereunder, includes a natural person who owns not less than $5 million in investments or a company, acting for its own account or the accounts of other qualified purchasers, that owns and invests on a discretionary basis not less than $25 million in investments, and certain trusts. The Fund’s subscription documents and Partnership Agreements contain representations and restrictions on transfer designed to assure that the foregoing conditions are met. Further, the Fund has operated and intends to continue to operate such that neither the Fund nor any Parallel Funds nor other similar funds will be required to register as investment companies under the 1940 Act.

While not currently expected, in light of the Fund’s perpetual structure, in the future, the General Partner may determine in its sole discretion for the Fund to seek to: (i) rely on a different exclusion from the definition of “investment company” under the 1940 Act; (ii) register as an investment company under the 1940 Act; or (iii) elect to be regulated as a business development company under the 1940 Act.

If the Fund were to rely on a different exclusion from the definition of “investment company” under the 1940 Act, it is possible a change in the value of the Fund’s assets could cause the Fund to fall within the definition of "investment company" inadvertently. As a result, the Fund may need to structure its holdings and business operations in a different manner, including restricting or limiting the scope of its operations or the types of acquisitions that it may make, modifying its organizational structure and tax treatment, or acquiring or disposing of assets that it might not have otherwise. The Fund may incur additional costs and expenses and be subject to increased regulatory scrutiny as a result of such a change. Specifically, if the General Partner were to structure the Fund’s holdings and business operations in such a manner that in the future it does not meet the definition of an “investment company” set out in Section 3(a)(1) of the 1940 Act, it is expected that the Fund’s assets would primarily consist of majority-controlled Portfolio Entities or general partner or co-general partner interests in joint ventures (that in turn hold majority or primary control of Portfolio Entities). It is expected these joint ventures would generally be alongside MAM-Managed Entities and in cases where the Fund is a co-general partner of the joint venture, a MAM-Managed Entity may be the other co-general partner. In such cases the relative economic interests of the co-general partners are expected to vary from joint venture to joint venture and such MAM-Managed Entity may have certain governance rights that do not correspond with their economic interests on a pro rata basis.

Any adjustment in the Fund’s business strategy, assets, tax treatment or other matters related to a change in the Fund’s treatment under the 1940 Act could negatively impact the value of the Units. If we are required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the 1940 Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters.

Compliance with the 1940 Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our Investors.

Enhanced Scrutiny and Potential Regulation of the Private Equity Industry

The Fund’s ability to achieve its investment objectives, as well as the ability of Macquarie to conduct its operations, is based on laws and regulations, which are subject to change through legislative, judicial, or administrative action and could be adversely affected by future legislative, judicial, or administrative action. There has been significant discussion recently regarding enhanced governmental scrutiny and increased regulation of the private investment fund and financial services industries. In the aftermath of the global financial crisis in 2008, there have been unprecedented legislative and regulatory actions taken by numerous governments and their agencies. This enhanced oversight and regulation, and the need for additional rulemaking by various governmental bodies, has created uncertainty in the financial markets, including the private fund industry. Many of the regulators to which the Fund, the Adviser, the General Partner, or their respective affiliates are expected to be subject globally, including governmental agencies and self-regulatory organizations, are empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders or the suspension or expulsion of applicable licenses or members. Even if an investigation or proceeding did not result in a sanction or the sanction imposed against any of the Fund, the Adviser, the General Partner or their respective affiliates were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm the Fund, the Adviser, the General Partner or their respective affiliates’ reputations, which may adversely affect the Fund’s investment performance by hindering its ability to obtain favorable financing or consummate a potentially profitable investment. In light of the heightened regulatory environment in which Macquarie operates and the ever-increasing regulations applicable to private investment funds and their investment advisers, it has become increasingly expensive and time-consuming for Macquarie and its affiliates to comply with such regulatory reporting and compliance-related obligations. Any further increases in the regulations applicable to private investment funds generally or the Fund, the Adviser or the General Partner in particular may result in increased expenses associated with the Fund’s activities and additional resources of Macquarie being devoted to such regulatory reporting and compliance-related obligations, which may reduce overall returns for investors in the Fund or have an adverse effect on the ability of the Fund to effectively achieve its investment objectives. Increased reporting, registration and compliance requirements may divert the attention of personnel and the management teams of the Adviser and may furthermore place the Fund at a competitive disadvantage to the extent that Macquarie is required to disclose sensitive business information.

Additionally, the SEC has proposed and enacted significant rules that will impact the business of the Fund. In particular, the SEC has adopted a number of new rules that impose significant changes on private fund advisers and their management of private funds, and the SEC is expected to propose or adopt additional rules in the future. Such current and future rulemaking is expected to materially impact the Fund and its Investments. In addition, the Fund is expected to bear significant increased costs as a result of such enacted and proposed rules, including costs related to investor reporting and disclosures. Significant time and resources are expected to be required to comply with the new regulations, which potentially will detract from the time and resources dedicated to the Fund. Certain rules are or may become subject to legal challenge from private fund industry groups and others, and to the extent such legal challenges are successful, investors will not be afforded some or all of the protections provided by these rules.

SEC Examinations and Investigations

There can be no assurance that the Fund, the Adviser, the General Partner or any of their affiliates will avoid regulatory examination and possibly enforcement actions in the future. Recent SEC enforcement actions and settlements involving U.S.-based private fund advisers have involved a number of issues, including, among others, failure to update Form ADV to report delivery of audited financial statements and the undisclosed (or insufficient disclosure of) allocation of fees, costs and expenses, including those related to co-investment transactions (i.e., the allocation of deal expenses). Although Macquarie believes certain practices related to the foregoing and other general practices have been common historically among private fund advisers within the U.S. private funds industry, if the SEC or any other governmental authority, regulatory agency or similar body were to take issue with past or future practices of Macquarie, then Macquarie and its affiliates may be at risk for regulatory sanction. Even if an investigation or proceeding did not result in a sanction or the sanctions imposed against Macquarie were small in monetary amount, the Fund, the Adviser, the General Partner or their respective affiliates may be subject to adverse publicity relating to the investigation, proceeding or imposition of any such sanction. Any such investigations could be costly, distracting and time-consuming for Macquarie management. There is also a risk that regulatory agencies in the United States and beyond will continue to adopt new laws or regulations (including tax laws or regulations), or change existing laws or regulations, or enhance the interpretation or enforcement of existing laws and regulations.

Absence of Regulatory Oversight

The Fund is not registered, and does not intend to register, as an investment company under the 1940 Act or similar laws of any other country or jurisdiction and, accordingly, the provisions of the 1940 Act will not be applicable to the Fund.

In addition, neither the General Partner nor the Adviser is registered as a broker-dealer under the Exchange Act or with the Financial Industry Regulatory Authority (“FINRA”) and, consequently, neither the General Partner nor the Adviser is subject to the record-keeping and specific business practice provisions of the Exchange Act and the rules of the FINRA, although the Fund will be subject to FINRA rules governing retail communications, which are subject to higher scrutiny. However, the Adviser is a registered investment adviser under the Advisers Act, and, consequently, is subject to the record-keeping, disclosure and other fiduciary obligations specified in the Advisers Act.

Substantial Fees and Expenses

An Investor in the Fund meeting the eligibility conditions imposed by the MAM-Managed Entities in which the Fund may invest or any Third-Party Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could invest directly in those funds. In addition, by investing through the Fund, in addition to bearing a portion of the Management Fee, the Performance Allocation and other expenses of the Fund, an Investor in the Fund also will indirectly bear a portion of the asset-based fees, incentive allocations, carried interests or fees and operating expenses borne by the Fund as an investor in those MAM-Managed Entities or any Third-Party Funds (subject to the limited Management Fee reduction described below). In addition, to the extent that the Fund invests in a MAM-Managed Entity or a Third-Party Fund that is itself a “fund of funds,” the Fund will bear a third layer of fees. Each Third-Party Fund manager or MAM-Managed Entity manager receives any incentive-based allocations to which it is entitled irrespective of the performance of the other MAM-Managed Entities, the Third-Party Funds and the Fund generally. As a result, a MAM-Managed Entity or a Third-Party Fund with positive performance may receive compensation from the Fund, even if the Fund’s overall returns are negative. The operating expenses of a MAM-Managed Entity or a Third-Party Fund may include, organizational and offering expenses; the cost of investments, including broker-dealer expenses; administrative, legal and internal and external accounting fees; research and other diligence-related expenses; and extraordinary or non-recurring expenses (such as litigation or indemnification expenses). It is difficult to predict the future expenses of the Fund.

Dilution from Subsequent Offering of Units

The Fund may accept additional purchases of Units as of the first Business Day of each calendar month. Additional purchases will dilute the indirect interests of existing Investors in the Fund’s portfolio securities prior to such purchases, which could have an adverse impact on the existing Investors’ interests in the Fund if subsequent investments underperform the prior investments.

Valuation of the Investments

The Adviser has general responsibility for determining, in accordance with the Valuation Procedures, the value of the Investments. The Fund may make Investments in, or receive as proceeds, assets for which it is difficult or impossible to obtain an accurate independent valuation (including, without limitation, due to the absence of readily ascertainable market values and comparables, and limited sources of useful valuation information). Assets will be valued pursuant to the Valuation Procedures. However, this involves a degree of judgment and may not always prove accurate. Such valuations may not reflect the price that the Fund would have received had their Investments actually been liquidated. There can therefore be no assurance that the valuations will, in fact, represent the actual value of the Investments or the amounts that could at such time, or may ultimately, be realized with respect to the Investments.

Due to such uncertainty as to valuation, Investors who redeem their Units at any given time may receive a redemption price that may reflect a NAV that is substantially greater or lesser than that which they would have obtained had the Fund actually been liquidated as of such date, with such disparity accruing to the benefit or detriment of Investors who did not obtain the redemption of their Units at such time. Similarly, Investors that are issued new Units at any given time may receive a greater or lesser number of Units for their respective contributions if the NAV is substantially greater or lesser than the Fund’s actual liquidation value as of such date. Any Investors that are issued new Units may be required to bear liabilities incurred by the Fund, MAM-Managed Entities or Third-Party Funds prior to the date of their respective admissions to the Fund. If a number of existing Investors redeem all or a portion of their Units, such liabilities may concentrate and become significant.

Instances of fraud and other deceptive practices committed by the management of certain underlying assets may undermine due diligence efforts with respect to such assets, and if such fraud is discovered, negatively affect the valuation of Fund’s investment. In addition, when discovered, financial fraud may contribute to overall market volatility which can negatively impact the Fund’s investment program.

The MAM-Managed Entities in which the Fund may invest and Third-Party Funds may invest in certain securities and other financial instruments that do not have readily ascertainable market prices, and will be valued by their respective managers. In this regard, such MAM-Managed Entities and Third-Party Funds may face a conflict of interest in valuing the securities, as their value may affect such MAM-Managed Entities’ and Third-Party Funds’ compensation or its ability to raise additional funds. As part of its process for evaluating such MAM-Managed Entity or Third-Party Fund for purchase, the Adviser may review such funds’ valuation process and related controls; however, no assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by such MAM-Managed Entities or Third-Party Funds, the accuracy of the valuations provided by the MAM-Managed Entities or Third-Party Funds, that the MAM-Managed Entities or Third-Party Funds will comply with their own internal policies or procedures for keeping records or making valuations, or that such MAM-Managed Entities’ or Third-Party Funds’ policies and procedures and systems will not change without notice to the Fund. As a result, valuations of the securities may be subjective and could prove in hindsight to have been wrong, potentially by significant amounts. Moreover, the Adviser may not have sufficient information in order to be able to confirm or review the accuracy of valuations provided by such MAM-Managed Entities or Third-Party Funds.

A MAM-Managed Entity and a Third-Party Fund’s information could be inaccurate due to fraudulent activity, mis-valuation or inadvertent error. In any case, the Fund may not uncover errors for a significant period of time, if ever. Even if the Adviser elects to cause the Fund to sell, withdraw or redeem its interests in such MAM-Managed Entity or Third-Party Fund, the Fund may be unable to sell, withdraw or redeem such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, the MAM-Managed Entity or Third-Party Fund’s valuations of such interests could remain subject to such fraud or error, and the Adviser may discount the value of the interests or value them at zero.

Investors should be aware that situations involving uncertainties or errors as to the valuations by MAM-Managed Entities and Third-Party Funds could have a material adverse effect on the Fund if the Third-Party Funds’ managers, the Adviser’s or the Fund’s judgments regarding valuations should prove incorrect. Persons who are unwilling to assume such risks should not make an investment in the Fund.

Valuations Subject to Adjustment

The valuations reported by the Portfolio Entities based upon which the Fund determines its month-end NAV and the NAV of each class of Units may be subject to later adjustment or revision. For example, fiscal year-end NAV calculations of the Portfolio Entities may be revised as a result of audits by their independent auditors. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the NAV of the Fund at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the redemption proceeds of the Fund received by Investors who had their Units redeemed prior to such adjustments and received their redemption proceeds, subject to the ability of the Fund to adjust or recoup the redemption proceeds received by Investors under certain circumstances as described in the Partnership Agreement. As a result, to the extent that such subsequently adjusted valuations from the Portfolio Entities adversely affect the Fund’s NAV, the value of the outstanding Units may be adversely affected by prior redemptions to the benefit of Investors who had their Units redeemed at a NAV higher than the adjusted amount. Conversely, any increases in the NAV resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Units and to the detriment of Investors who previously had their Units redeemed at a NAV lower than the adjusted amount. The same principles apply to the purchase of Units. New Investors may be affected in a similar way.

Accounting, Disclosure and Regulatory Standards

The Fund intends to use accounting principles generally accepted in the United States of America (“GAAP”) for the calculation of the Fund’s net asset value for financial reporting purposes, the valuation of the Investments and the establishment of the Fund’s audited annual report. The calculation of the Fund’s transactional NAV for purposes of subscriptions, redemptions, calculation of Management Fee and the Performance Allocation and other purposes described herein (including with respect to the calculation of Organizational and Offering Expenses and servicing fees) will be made in accordance with the methodology set forth in the Fund’s Valuation Procedures, which may differ in certain respects from the methodology required pursuant to GAAP. The Fund’s accounting standards may not correspond to the accounting standards of other underlying entities, resulting in different financial information appearing on their respective financial statements. Information available to Investors in the Fund’s audited annual report may differ from information available in the financial statements of underlying entities, including operations, financial results, capitalization and financial obligations, earnings and securities. Accounting, financial, auditing and other reporting standards, practices and disclosure requirements that are not equivalent to GAAP, may differ in fundamental ways. Differences may arise in areas such as valuation of assets, deferred taxation, contingent liabilities and foreign exchange transactions. Accordingly, information available to us that is not consistent with GAAP including both general economic and commercial information and information concerning specific Investments, may be less reliable and less detailed than information available in more financially sophisticated countries, which could adversely impact, among other things, the Adviser’s due diligence and reporting activities and less information may be available to Investors. Assets and profits appearing on the financial statements of a company (including, for example, a company located in the People’s Republic of China) may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with GAAP.

In addition, when making Investments in less developed countries, the Fund may not have access to all available information to determine fully the origination and underwriting practices utilized for the Investment or the manner in which the target company has been serviced and/or operated. As a result, the Adviser’s due diligence activities may provide less information than due diligence reviews conducted in more developed countries. Although the Fund will endeavor to conduct appropriate due diligence in connection with each Investment, in the case of Investments in less developed countries, no guarantee can be given that it will obtain the information or assurances that an investor in a more sophisticated economy would obtain before proceeding with an Investment.

Furthermore, for a company that keeps accounting records in a currency other than U.S. dollars, inflation accounting rules in certain markets require, for both tax and accounting purposes, that certain assets and liabilities be restated on the company’s balance sheet in order to express items in terms of a currency of constant purchasing power. As a result, financial data of prospective investments may be materially affected by restatements for inflation and may not accurately reflect actual value. Accordingly, the Fund’s ability to conduct due diligence in connection with an investment and to monitor the investment may be adversely affected by these factors.

Indemnification

The Fund will be required to indemnify each director and officer of the Fund, the Adviser, the General Partner, any affiliate of the Adviser and/or General Partner, each officer, employee or agent of the Adviser and/or General Partner or any of their respective affiliates, the partnership representative (and any “designated individual” thereof with respect to the Fund), and executors, heirs, assigns, successors or other legal representatives of each of the foregoing, and any affiliate of the Adviser and its executors, heirs, assigns, successors or other legal representatives for liabilities incurred in connection with the affairs of the Fund and otherwise, as provided in the Partnership Agreement, except in the case of willful misfeasance, bad faith, gross negligence, intentional and material breach of the Fund’s Partnership Agreement and the Feeder Partnership Agreement or the Investment Advisory Agreement, a violation of applicable securities laws or reckless disregard of the duties involved in the conduct of such indemnified party’s office. Such liabilities may be material and have an adverse effect on the returns to the Investors. For example, in their capacity as directors of portfolio companies, the partners or affiliates of the Adviser may be subject to fraudulent transfer, derivative or other similar claims brought by shareholders or creditors of such companies. The indemnification obligation of the Fund would be payable from the assets of the Fund. It should be noted that the Adviser may cause the Fund to purchase insurance for the Fund, the Adviser, the Board and their employees, agents and representatives.

Deployment of Capital

In light of the nature of the Fund’s continuous offering monthly in relation to the Fund’s investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if the Fund has difficulty identifying and investing in investments on attractive terms, there could be a delay between the time it receives net proceeds from the sale of Units and the time the Fund invests the net proceeds in its Investments. The Fund may also, from time to time, hold cash pending deployment into Investments, which cash may at times be significant, particularly at times when the Fund is receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash may be invested in money market accounts or other similar temporary investments.

If the Fund is unable to find suitable investments, such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for an Investor’s investment to realize its full potential return and could adversely affect the Fund’s ability to pay regular distributions of cash flow from operations to Investors. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and Investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. If the Fund fails to timely invest the net proceeds of sales of Units, the Fund’s results of operations and financial condition may be adversely affected.

Broken Deal Expenses

The Adviser may expend significant resources and may incur significant costs in relation to a potential investment for the Fund which does not proceed to completion. Such costs will be borne by the Fund and may not necessarily be recoverable, particularly if the Fund’s bid for the investment is unsuccessful or if the investment is not completed in full for any other reason.

Complexity

The Investments may be governed by complex contractual arrangements which may, in case of legal dispute, lead to enhanced legal costs due to the nature and complexity of the agreements concerned.

Concentration of Investments

The number of Investments made by the Fund will be limited and, consequently, the Fund’s returns may be substantially affected by the unfavorable performance of a single Investment. In addition, the MAM-Managed Entities and Third-Party Funds also may be concentrated in a limited number of companies and/or exclusively or primarily in a particular asset type or category, which may reduce the overall diversification of the Fund’s portfolio and increase risk.

Uncertainty of Targeted or Projected Returns

The Fund will normally make investments based on estimates or projections of internal rates of return and current returns prepared by the target Portfolio Entity’s management (with adjustments to such projections and estimates made by the General Partner in its discretion), which in turn are based on, among other considerations, assumptions regarding the performance of the Portfolio Entity and the manner and timing of dispositions, all of which are subject to significant uncertainty. In addition, events or conditions that have not been anticipated may occur and may have a significant effect on such projections and estimates and accordingly, the actual rate of return received upon the Investments. The Fund may make investments that have different degrees of associated risk.

Distributions

The Fund depends on distributions from Investments out of their earnings and cash flows to enable the Fund to make distributions to the Investors. Although some Investments may generate operating income, the full return of capital and the realization of gains, if any, will generally occur only upon the partial or complete disposal of an Investment. Additionally, income from some Investments will not be realized until a number of years after they are made. Prospective Investors should therefore be aware that they may be required to bear the financial risk of their investment for an indefinite period of time. Additionally, the Fund does not expect that it will have the ability to require an Investment to make distributions, and Investments may choose to reinvest their earnings, instead. As such, the Fund may fund distributions to Investors from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds (including from sales of Units).

The ability of investment vehicles to make distributions or pay dividends will be subject to various limitations, including, among other things, laws limiting the amount of funds available for the payment of dividends or distributions, and the terms and covenants of any relevant outstanding indebtedness, contract or agreement. For example, tests (based on interest coverage or other financial ratios, delinquency levels or other criteria) may restrict the distribution of cash flow from these Investments. There can be no assurance any such performance tests will be satisfied. Also, such investment vehicles may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower.

Financing providers will often receive current payments of principal and interest from financed assets at times when the factors enumerated above preclude distributions to the Fund. In addition, a decline in the credit quality of an Investment due to poor operating results, declines in the value of the collateral supporting such Investment or increases in defaults, among other things, may force investment vehicles to sell financed assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to the Fund for distribution to the Investors.

Risks Related to the Adviser

Management Fee

The Management Fee will be paid to the Adviser monthly in arrears. The Fund may incur borrowings and reduce distributable proceeds in order to pay the Management Fee. Any such borrowings may be on commercial terms and rates. However, the Fund does not pay the Adviser a management fee with respect to the Class E Units, nor does the Fund pay a servicing fee with respect to the Fund’s outstanding Class E Units or Class I Units.

Performance Allocation

The Performance Allocation may create an incentive for the Adviser to cause the Fund to make investments that are riskier or more speculative than in the absence of the Performance Allocation. The Performance Allocation is based on both realized as well as unrealized appreciation; therefore, the Performance Allocation may be greater than if it were based only on realized gains.

The Performance Allocation will not be paid on Class E Units. The Performance Allocation, if any, is calculated and accrued on each date that the Fund calculates its NAV, thereby reducing the NAV of the Fund and the Units. The redemption price received by an Investor whose Units are redeemed will reflect a Performance Allocation accrual if the Fund has experienced Excess Profits through the date of redemption. However, the Fund will not accrue a Performance Allocation for any Reference Period unless it has fully recovered any cumulative losses from prior fiscal periods. This is known as a “High-Water Mark.” A Performance Allocation accrual may subsequently be reversed if the Fund’s performance declines. No adjustment to a redemption price will be made after it has been determined.

When Units are redeemed, or the Fund pays a dividend or a distribution, the amount of any cumulative loss will be reduced in proportion to the reduction in the Fund’s assets paid in respect of such redemption or in respect of such dividend or distribution. The amount of any cumulative loss incurred by the Fund, however, will not be increased by any sales of Units (including Units issued as a result of the reinvestment of dividends and distributions). Consequently, as the number of outstanding Units increases, the per-Unit amount (but not the dollar amount) of a cumulative loss will be reduced. As a result, if an Investor does not reinvest its distributions, the benefits that such Investor would receive from a cumulative loss (if any) will be diluted. This means that an Investor’s investment may bear a higher percentage Performance Allocation than it otherwise would.

The application of the Performance Allocation may not correspond to a particular Investor’s experience in the Fund because aggregate cumulative appreciation is calculated on an overall basis allocated equally to each outstanding Unit. An Investor may not owe a Performance Allocation on its investment, even though the value of its investment has increased. For example, if an Investor were to acquire Units after the Investments resulted in a cumulative loss, the Investor would not owe a Performance Allocation until sufficient gains have been achieved to exceed such losses, despite the fact that the Investor will have experienced aggregate cumulative appreciation in respect of its Units. Conversely, an Investor may owe a Performance Allocation on its investment, even though the value of its investment has declined. For example, if an Investor were to acquire Units at a time when the Fund had Total Return to date for the Reference Period of 2% in excess of the High-Water Mark, but at the end of the Reference Period the Fund had Total Return of only 1% in excess of the High-Water Mark, the Investor would owe a Performance Allocation despite the fact that the value of its investment declined. In addition, when Units are issued at a NAV reduced by the accrued Performance Allocation, and such accrued Performance Allocation is subsequently reversed due to investment losses, the reversal will be allocated equally among all outstanding Units (increasing the NAV per Unit), including those Units whose purchase price had not itself been reduced by the accrued Performance Allocation being reversed.

Limited Access to Information

The Adviser undertakes no obligation to make any information provided to it by its Portfolio Entities to prospective Investors. Moreover, the Adviser may be contractually prohibited from providing such information to prospective Investors. Further, the Adviser undertakes no obligation to update or revise any information provided to prospective Investors, whether as a result of new information, future events or otherwise. While the Adviser will conduct due diligence on an investment, the Adviser undertakes no obligation to share such due diligence materials or findings with prospective Investors. Accordingly, prospective Investors are responsible for making their own assessment of the merits and risks of investing in the Fund, including by performing their own legal, accounting and tax analysis of this offering.

Limited Due Diligence

The Fund will complete reasonable and appropriate financial, commercial and legal due diligence prior to making an investment. However, due diligence processes involve subjective analysis and unaudited information provided by third parties, and thus there can be no assurance that all material issues will be uncovered. Moreover, investment analyses and decisions by the Adviser may frequently be undertaken on an expedited basis in order for the Fund to take advantage of available investment opportunities. In such cases, the information available to the Adviser at the time of the investment decision may be limited and may not be completely accurate or complete, and the Fund and the Adviser may not have access to detailed information regarding Investments that is necessary for thorough evaluation. Therefore, no assurance can be given that the Adviser will have knowledge of all circumstances that may adversely affect an investment.

Reliance on Management

The success of the Fund will be dependent on the Adviser and the Sub-Advisers to identify investment opportunities and implement their investment strategies and the skills and expertise of the investment professionals employed by the Adviser and the Sub-Advisers. A number of factors, including a departure of senior management, could adversely affect the ability of the Fund to implement its strategy. There can be no assurance that these key investment professionals will continue to be associated with the Adviser, the Sub-Advisers or MAM throughout the life of the Fund. In addition, the key investment professionals and others within MAM devote their time and attention to MAM and various investments and investment products of MAM. While certain investment professionals will devote such time as they believe is reasonably required to it, given the evergreen nature of the Fund, the composition of the team dedicated to it will change from time to time without notice to the Investors. Furthermore, while such investment professionals may continue to be associated with the Adviser, the Sub-Advisers or MAM, they may move between the different business groups within MAM and no longer be responsible for providing investment advice with respect to the Fund. Accordingly, the make-up of the pool of investment professionals (including, in certain circumstances, members of the Investment Committee with responsibility for the investment strategy of the Fund) may evolve over time. The loss of key personnel could have a material adverse effect on the Fund, including its ability to realize its investment objectives and may result in heightened numbers of Investors seeking a redemption of their Units, but will not result in the suspension or termination of the Fund’s investment activities.

Prior Employer Restrictions

One or more of the current or future MAM employees associated with the Fund may be subject to restrictions on their activities arising from their prior employment arrangements (for example, to maintain the independence of the Fund’s auditor, former employees of the auditor who retain a financial interest in the auditor or its affiliates may not be employed by the Adviser or a Portfolio Entity). While each employee will endeavor to comply with all of his or her legal obligations arising from such restrictions, there can be no assurance that prior employers may not seek to assert that the activities of such employees, the Adviser or the Fund violate such restrictions, and seek to enjoin such activities, seek damages or pursue other remedies against such employees, the Adviser or the Fund. Such assertions and enforcement activity may limit the Fund’s investment activities and make it more difficult for it to achieve its investment objective. Such employees may also hold continuing interests in investments made by their prior employer.

Reliance on Management of Portfolio Entity Managers

Although the Adviser (or MAM, in the case of portfolio companies the Fund indirectly has exposure to through MAM-Managed Entities) will monitor the performance of each investment, the Fund will rely upon management to operate their Portfolio Entities, and the managers of the MAM-Managed Entities in which the Fund may invest and the Third-Party Funds to operate their funds, on a day-to-day basis. In addition, the Fund will rely upon management to provide information to them in respect of the cash flows, performance and projections of the borrowers or Portfolio Entity. As a result, the total returns to the Investors could be severely affected by any inaccuracy of the reporting of such information, the failure by management to properly report certain financial information or any improper or illegal activities of management.

Disclosure of Confidential Information

The Fund or the Adviser may be required by law or otherwise to disclose certain confidential information relating to an asset of the Fund or the Fund more generally. Such disclosure may affect the ability of the Fund to realize its investment in such asset, may affect the price that the Fund is able to obtain upon any subsequent realization or may otherwise adversely affect the Fund.

Disclosure of Identity

Under certain circumstances, the Fund or the Adviser may be required to disclose (i) certain information in respect of the identity of the Investors in the Fund, including beneficial owners of an Investor or (ii) other information regarding any Investor to any tax authority or other governmental agency to enable the Fund to comply with any applicable law or regulation or agreement with a governmental authority and may in addition disclose such information where the Adviser considers it necessary or desirable in connection with an investment or potential investment.

Investment Structuring

The Adviser may structure Investments using holding structures as the Adviser considers appropriate in light of the circumstances of the relevant investment. While the Adviser will endeavor to structure Investments for the benefit of Investors as a whole, investment structures may involve tax considerations that differ for each prospective Investor, and there can be no assurance that the structure used in respect of any particular investment will be tax efficient for any particular Investor. No undertaking or assurance is given that the Investors will be able to benefit from specific (or efficient) tax treatment in any jurisdiction, or that returns to the Investors will be unaffected by tax arising in relation to an investment structure. The use of such holding structures may create additional costs and increase risks due to changes in law, tax treaties and political developments that may adversely affect the return of Investors.

Changes to the Investment Process

The investment process described in this Registration Statement may be subject to change where required or prudent in the Adviser’s discretion at any time without authorization by Investors, except as otherwise disclosed herein.

Operational Risk

Operational risk encompasses the risks of operating the Fund that are not classified as market, counterparty credit or liquidity risks. Operational risks are typically either endogenous or exogenous. Endogenous operational risks include the risk that inadequacies or failures in information systems, processes or internal controls, human errors or management failures may result in losses. Exogenous operational risks include the risk that changes in regulatory, fiscal, political and legal environments may result in losses.

The long-term profitability of the assets in which the Fund invest will be dependent upon the efficient operation and maintenance of such assets. Inefficient operations and maintenance may reduce returns to the Fund.

Information Barriers and Confidentiality

The Macquarie Group may come into possession of confidential, material non-public information (“MNPI”) particularly in connection with its commercial and investment banking activities. MNPI is information not generally disseminated to the public that a reasonable Investor would likely consider important in making an investment decision.

The Macquarie Group, including the Adviser and the Sub-Advisers, has internal procedures in place intended to limit the potential flow of any such MNPI, such as information barriers. Should the Adviser or the Sub-Advisers come into possession of MNPI, they have procedures that prohibit trading activities based on such information by the Adviser or the Sub-Advisers for their clients and by their employees. The Adviser and the Sub-Advisers may not use MNPI obtained from any division of the Macquarie Group when making investment decisions for its clients. As a result of these procedures and prohibitions, the Fund may be precluded from purchasing or selling certain securities, which could have a detrimental effect on the Fund. There may be instances where members of the Adviser or the Sub-Advisers’ senior management who are not involved in the investment process may be privy to MNPI about transactions or securities due to discussions with senior personnel from other departments within the Macquarie Group. However, when in possession of MNPI, such members of senior management may not participate or use that information to influence investment or trading decisions or securities; nor may they pass that information along to personnel within the Adviser or the Sub-Advisers involved in the investment process (e.g., portfolio managers, research analysts and traders). There may also be periods during which the Adviser and the Sub-Advisers may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice given to the Fund in certain securities issued by or related to companies that the Macquarie Group is performing banking or other services, or companies in which the Macquarie Group has a proprietary position. As a result, the Fund may be precluded from purchasing or selling certain securities, which could have a detrimental effect on the Fund.

To maintain the integrity and independence of the Adviser and the Sub-Advisers’ investment processes and decisions, including investment decisions or voting decisions, and to protect their decisions from undue influence that could lead to an investment decision or a vote other than in a client’s best interests (including the Fund), Macquarie Group (including the Adviser and the Sub-Advisers) has adopted policies and procedures pertaining to safeguarding information and established formal informational barriers. The Adviser and the Sub-Advisers’ information barriers include, where appropriate: information system firewalls; the establishment of separate legal entities; physical separation of employees from separate business divisions; written policies and procedures designed to limit the sharing of MNPI and confidential information (including training for employees on such policies and procedures). These information barriers are designed to limit influence and restrict the flow of information between Macquarie Group’s specialist investment, advisory, sub-advisory, financial services business and the Adviser and the Sub-Advisers’ investment professionals and to mitigate potential conflicts of interest. Examples of material conflicts of interest that could arise include, without limitation, circumstances in which: (i) members of the relevant investment committee may also at the same time be members of investment committees of other MAM-Managed Entities, alongside which the Fund may, from time to time, co-invest; (ii) personnel of the Adviser or the Sub-Advisers (including members of the relevant investment committee) may serve as nominee directors of Portfolio Entities on behalf of the Fund; (iii) members of the Investment Committee or the Sub-Advisers’ investment committees may also at the same time be members of certain investment teams; and (iv) members of the Investment Committee, the Sub-Advisers’ investment committees or of the Fund’s investment teams may become privy to certain confidential information, including MNPI.

Depending on the nature of the conflict of interest and the circumstances presented, the Adviser or the Sub-Advisers may elect to take one or more of the following measures, or other appropriate actions:

●	Recusing certain of the Adviser’s and the Sub-Advisers’ personnel from investment decisions or voting decisions;

●	“Walling off” personnel with knowledge of the conflict in seeking to ensure that such personnel do not influence the relevant investment decisions or voting decisions;

●	Limiting an activity or transaction for certain client accounts or funds, such as the Fund, other than the portfolio management team in possession of such information; or

●	Otherwise precluding all or certain client accounts or funds, such as the Fund, from purchasing or selling certain securities.

As a part of MAM, the Adviser and the Sub-Advisers have adopted information barrier procedures given the potential conflicts and risks of sharing MNPI. These procedures include limitations on sharing of certain portfolio information with the Investment Committee so as to not restrict other investment teams not otherwise privy to such information. While such restrictions are necessary to limit the sharing of MNPI and to not inadvertently restrict other investment teams, such restrictions may have an adverse effect on the portfolio of the Fund. Although the Investment Committee will be privy to some information from each of the investment teams, the Fund’s investment teams as a whole will not have transparency into each group’s investment strategy or decision making. As a result, each of the respective investment teams may not have access to the full extent of information available to Macquarie Group to inform their decision making with respect to one or more investments. Further, there could be situations where different teams are taking different and potentially inconsistent approaches with respect to an investment or sector or investing in different levels of the capital structure. In particular, there could be situations where the relevant investment team makes a decision in relation to an investment (including whether to make such investment or to dispose or exit of such investment) that it would not have made had such investment team had access to the full information available to the other investments teams. As a result, this could result in the Fund not participating in a potentially advantageous investment opportunity or participating in a disadvantageous investment opportunity.

The Investment Committee will only be provided limited information on a pre-investment and, in some cases, on a post-investment basis. This may impact the ability of the Investment Committee to make informed investment decisions, where required to do so in lieu of the respective Sub-Advisers, as it will only have incomplete information in making decisions on portfolio allocation and liquidity management, and this may impact the performance of the Fund. The Fund may be inadvertently restricted to the extent of any exceptions to the Adviser and the Sub-Advisers’ policies and procedures.

Risks Related to the Investment Strategy and Portfolio Entities of the Fund

Certain of the principal risks of the Fund’s identified investment strategies and Investments are set forth below. For a description of the following strategies, see “Item 1. Business—Investment Strategies.”

Investment Strategy Risk

To the extent the Fund’s investment strategy evolves or otherwise changes over time, whether due to the evergreen nature of the Fund, in connection with evolving market conditions, or as a result of other factors, the Fund’s portfolio may be materially different than anticipated and, as such, the Investments may have characteristics different than initially contemplated. As a result, Investors may achieve different economic outcomes than they otherwise would have achieved and the Fund may have a different portfolio of investments than it otherwise would have had had the Fund’s investment strategy not evolved or otherwise changed over time.

Interest Rate Risk

The Fund will have exposure to interest rate risks, meaning that changes in prevailing interest rates could negatively affect the value of the Fund. In addition, changes to reference rates may impact the value of investments in the Fund. Over any defined period of time, the Fund’s interest-bearing assets may be more sensitive to changes in market interest rates than the Fund’s interest-earning liabilities, or vice versa. Factors that may affect market interest rates include inflation, slow or stagnant economic growth or recession, unemployment, money supply, monetary policies, international disorders and instability in domestic and foreign financial markets. The Fund expects that it will periodically experience imbalances in the interest rate sensitivities of its assets and liabilities and the relationships of various interest rates to each other. In a changing interest rate environment, the Fund may not be able to manage this risk effectively. If the Fund is unable to manage interest rate risk effectively, the Fund’s performance could be adversely affected.

Concentration Risk

Given that the Fund’s assets will be concentrated in securities of companies in the energy and renewables, transportation, materials, waste, agriculture, circular economy, communication and digital infrastructure, industrial, utilities or social infrastructure sectors that the Adviser believes are facilitating the transition to new, more efficient and lower carbon economy and energy sources, such as solar, hydro, wind and geothermal energy or natural climate solutions, as well as the increasing electrification or decarbonization of products that have traditionally relied on fossil fuels, such as transportation, the Fund will be more susceptible to adverse economic or regulatory occurrences affecting this industry than a fund that is not concentrated in a single industry. While the Adviser will regularly monitor the concentration of the Fund’s portfolio, concentration in any one region, country or asset type may arise from time to time. For example, at any given time, certain geographic areas or asset types may provide more attractive investment opportunities than others and, as a result, the Fund’s investment portfolio may become concentrated in those countries or regions or in specific asset types.

To the extent there is a downturn affecting such industry or a specific country or region in which the Fund’s portfolio is concentrated, this could increase the risk of defaults, reduce the amount of payments the Fund receives on its Investments and, consequently, could have an adverse impact on the Fund’s financial condition and results and its ability to make distributions.

Syndication Risk

If the Fund makes an investment in a single transaction with the intent of refinancing or syndicating a portion of the investment, there is a risk that the Fund will be unable to successfully complete such a refinancing or syndication. This could lead to increased risk as a result of the Fund having an unintended long-term investment and reduced diversification.

Investments will be Illiquid and Long-Term

The investment objective of the Fund will involve making long-term investments, and may require the Fund to commit to sellers or government authorities that it will maintain long-term ownership in such investments, or to ongoing management of such investments by the Adviser or another member of the Macquarie Group. The market for many of the Investments is substantially less liquid than the market for publicly traded securities. Certain Investments may be subject to legal or contractual restrictions or requirements that limit the Fund’s ability to transfer them or sell them for cash. The size or structure of the Fund’s position in an investment may limit, delay or otherwise render difficult the disposal of such position. The disposal of investments held through any aggregating vehicle (including the Aggregator) may also require the agreement or consent of any Parallel Fund and/or METI International holding interests in such aggregating vehicle. Moreover, the operational requirements of an aggregating vehicle may result in the disposal of any investment so held requiring a lengthier time period than if such investment were held by an entity controlled solely by the Fund. As a result, such investments will generally be illiquid and may limit the Fund’s liquidity and ability to generate liquidity from positions held in such aggregating vehicle. In addition, public sentiment and political pressures may affect the ability of the Fund to sell one or more of its Investments. The illiquidity of these investments may make it difficult for the Fund to sell such investments if the need arises and the sale process may require a lengthy time period. Consequently, the timing of cash distributions to Investors is uncertain and unpredictable. Investors should have the financial ability and willingness to accept the risks and lack of liquidity associated with an investment in a Fund of the type described herein.

If the Fund needs to sell all or a portion of its portfolio over a short period of time, it may realize value significantly less than the value at which it had previously recorded those investments. The sale of investments in equity securities will rely on the buyers’ ability to finance acquisitions (potentially including the availability of leverage) and cash realizations may be delayed because of deferred consideration structures. No assurances can be given that all Investments will be able to be liquidated in a timely fashion.

If the Fund is dissolved, the Adviser (or the relevant liquidator) will attempt to reduce to cash and cash equivalents such assets of the Fund as the Adviser or such liquidator deems it advisable to sell, subject to obtaining fair value for such assets and any tax or other legal considerations, there can be no assurances with respect to the time frame in which the winding-up and the final distribution of proceeds to the Investors will occur. To the extent the Fund has invested directly in infrastructure assets at the time of its liquidation, is likely that the realization of those assets may take a considerable amount of time to achieve. Even once all of the Fund’s residual assets have been realized (including by the sale of any underlying infrastructure) it may still be a considerable period of time before the liquidator can be comfortable that all residual liabilities have been discharged. In particular, this may include waiting out claim periods under the sale contracts for such infrastructure and further time may be required to complete the winding up of any entities through which the Investments were held. Accordingly, the amount of net proceeds that may be available for distribution to Investors as a result of the liquidation process and the timing of any such distributions will be impacted by a number of uncertainties such that it may take a considerable period of time after the Fund elects to dissolve before any net proceeds may be distributed to Investors.

Borrowing

The Fund may borrow money to fund new investments, to satisfy redemption requests from Investors and to otherwise provide the Fund with liquidity. The Fund may also provide guarantees or other forms of security in respect of indebtedness incurred by it. While leverage presents opportunities for increasing total returns of and providing liquidity to the Fund, it can also increase the risk profile of the Fund, the volatility of returns and create greater potential for losses. Accordingly, any event which adversely affects the value of an investment would be magnified to the extent that leverage has been employed. The cumulative effect of the use of leverage in a market that moves adversely on a leveraged investment could result in a substantial loss, which would be greater than if leverage were not used.

There can be no assurance that suitable leverage facilities will always be available and a loss of, or reduction in, the availability of leverage, such as was experienced during the global financial crisis and European sovereign debt crisis, may have the effect of causing the Fund to reduce its overall investment exposure. Terms upon which leverage facilities are available may be subject to change.

Amounts borrowed by the Fund will be subject to interest costs, which will be at their respective expense, and, to the extent not covered by income attributable to the assets acquired, will adversely affect operating results. If the Fund defaults on secured indebtedness, the lender may foreclose and may be entitled to liquidate the assets pledged to secure the loan on such terms as the lender determines. As a result of any such default, the Fund could lose its entire investment in the security for such loan and Investors could suffer losses.

The Fund may make an investment using bridge financing or acquisition financing with the intention of refinancing a portion of the capital structure by using subscriptions from Investors or longer-term debt financing following the acquisition. There is no assurance that the Fund will successfully arrange such refinancing. Failure to refinance could result in increased risk and costs to the Fund, which could reduce Investors’ net returns.

The Fund may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit. Either of these requirements would increase the cost of borrowing over the stated interest rate. The risk is generally associated with bonds; however, because small- and medium-sized companies and companies in the real estate sector often borrow money to finance their operations, they may be adversely affected by rising interest rates. A fund may be subject to greater risk of rising interest rates when interest rates are low or inflation rates are high or rising. In addition, a lender may terminate or not renew any credit facility. If the Fund is unable to access additional credit, it may be forced to sell, withdraw or redeem certain investments at inopportune times, which may further depress returns; however, the Fund may not be successful in its attempts to do so.

Leverage may be used more heavily by certain investment strategies, particularly during the ramp-up period. Other than borrowings incurred solely to provide interim financing prior to the receipt of capital (and not for permanent or long-term financing with respect to Portfolio Entities or Fund expenses), the Fund does not intend to incur cash borrowings if such borrowings would cause the aggregate amount of recourse indebtedness for borrowed money incurred by the Fund to exceed 30% of the Fund’s total assets, measured at the time of such borrowings. There is no limit on the amount the Fund may borrow with respect to Portfolio Entities or joint ventures, provided that such borrowing is not recourse to the Fund. During the initial ramp-up period of the Fund, its leverage may exceed the 30% target. The Fund may also exceed a leverage ratio of 30% at other times, particularly during a market downturn or in connection with a large acquisition. Additionally, the Fund may incur additional indebtedness for borrowed money that causes the leverage ratio to exceed 30% to the extent the General Partner expects at the time of each such incurrence that the leverage ratio will be reduced to less than or equal to 30% within twelve months from the date the leverage ratio initially exceeded 30%.

Investments in the Aggregator

The Fund has acquired Investments and intends to acquire future Investments through the Aggregator, which it jointly owns with METI International. Decision makers of the Aggregator include members of the Investment Committee and members of METI International’s investment committee, some or all of which may be the same over time or from time to time. Certain members may have competing priorities or have overlapping roles and responsibilities that may cause conflicts of interest in their decision-making process. The Aggregator is structured such that METI International and the Fund will have equal governance rights over the Aggregator regardless of each entity’s economic interest in the Aggregator. Accordingly, even if the Fund owns a majority of the economics or equity in the Aggregator, both the Fund and METI International will have equal influence over the Aggregator’s decision-making process. Where METI International has interests or requirements that do not align with those of the Fund, including in particular differing liquidity needs or desired investment horizons, conflicts could arise with respect to the manner in which the voting or governance rights with respect to the Aggregator are exercised, potentially resulting in an adverse impact on the Fund, including in disposing of such investment alongside the Fund at different times or on different terms and conditions as the Fund’s disposition of such investment in light of applicable legal, tax, accounting, regulatory or other considerations. If either the Fund or METI International decides to exit an Investment when the other entity does not, either the Fund or METI International may have to elect to receive its interests in an Investment in kind or otherwise be forced to exit at an inopportune time. Furthermore, the General Partner may, in its sole discretion, determine to move direct Investments into the Aggregator, or investments held in the Aggregator out of the Aggregator such that the Fund holds the investment directly, if it determines that doing so is in the best interests of the Fund.

Joint Ventures

The Fund may make investments through joint ventures or other entities. Under these arrangements, co-venturers or partners may provide services to the Portfolio Entities through which investments are made, including acquisition-related services (such as sourcing, evaluating, structuring, due diligence and execution with respect to actual or potential investment opportunities) and management-related services with respect to such Portfolio Entities (including day-to-day asset management and oversight).

Third-Party Involvement

Investments structured in this way may give rise to risks related to such third-party involvement. These risks include the possibility that a co-venturer or partner may (i) commit fraud or other misconduct, (ii) become bankrupt or insolvent, (iii) have economic or business interests or goals that are inconsistent with those of the Fund, including by reason of differing structures for tax purposes, (iv) fail to perform its obligations with respect to the day-to-day operations of the joint venture and its underlying assets, including because of a lack of personnel or inadequate levels of expertise, or (v) be in a position to take action contrary to the Fund’s policies or objectives or otherwise have certain rights with respect to Investments which may limit the Fund’s ability to protect its position and make decisions with respect to its Investments. Furthermore, if a co-venturer or partner defaults on its funding obligations, it may be difficult for the Fund to make up the shortfall from other sources. In addition, the Fund may be liable for the actions of its co-venturers or partners. In addition, a co-venturer or partner may cause the investment to be reviewable by the Committee on Foreign Investment in the United States or another U.S. or other national security investment clearance regulator, might have economic or business interests or goals that are inconsistent or conflict with those of the Fund or could be in a position to take (or block) action in a manner contrary to the investment objectives of the Fund. Any of the above might subject the Fund to liabilities, thereby reducing its return on the investment with the relevant co-venturer or partner.

While the General Partner will attempt to limit the liability of the Fund by reviewing the qualifications and previous experience of co-venturers or partners, it does not expect to obtain complete financial information from, or to undertake private investigations with respect to, prospective co-venturers or partners. Moreover, the co-venturer or partner of the Fund may undergo a change of control, which could result in new management with less experience or with interests that conflict with those of the Fund. While the General Partner may seek to obtain indemnities to mitigate such risk, such efforts might not be successful.

Compensation Arrangements and Expenses

The compensation paid to co-venturers or partners, if any, could comprise various arrangements, including one or more of the following: (i) management or other fees, including, for example, origination fees and development fees payable to the co-venturer or partners (or the management team of the relevant Portfolio Entity), (ii) carried interest distributions and/or other profit sharing arrangements payable to the co-venturer or partners (or the management team of the relevant Portfolio Entity), including profits realized in connection with the disposition of a single asset, the whole relevant Portfolio Entity or a combination thereof and (iii) other types of fees, bonuses and compensation not otherwise specified above. Where the co-venturer or partner is a MAM-Managed Entity (which may include METI International), the Fund may be required to bear such fees, compensation or other expenses of such MAM-Managed Entity charged or otherwise incurred in relation to such joint venture and/or any operating company or platform, including services performed by employees of such MAM-Managed Entity. In such case, the amount of any such fees, compensation or other expenses shall not be offset from or otherwise reduce the Management Fee or the Performance Allocation. In addition, co-venturers or partners (and/or their officers, directors, employees or other associated persons) could be permitted to invest in Fund and underlying funds, or in specific transactions on a no-fee/no-carry basis.

Investments made with third parties through joint ventures or other entities could also involve arrangements whereby the Fund would bear a disproportionate share of the expenses of the joint venture and/or relevant Portfolio Entity, as the case may be, including any overhead expenses, management fees or other fees payable to the co-venturer or partner, employee compensation, diligence expenses or other related expenses in connection with backing the joint venture or the build out of the joint venture.

Joint Venture Governance Rights

The General Partner and its affiliates will generally seek to obtain substantial governance rights in such ventures. The Fund and other MAM-Managed Entities (including, but not limited to, METI International) may invest alongside third parties, including third-party funds unaffiliated with Macquarie. Where the Fund invests alongside one or more MAM-Managed Entity(ies), it is possible that, in certain cases, the governance rights of the relevant MAM-Managed Entity(ies) as shareholder, partner or other investor in such joint venture will exceed those of the Fund, regardless of the respective sizes of the stakes of the Fund and the relevant MAM-Managed Entity(ies) in such joint venture. Certain decisions relating to a joint venture will require the consent of any or all other co-venturers or partners, thereby reducing the control the General Partner and/or its affiliates are able to exercise, and thereby restricting their ability to protect the interests of the Fund. If the Fund is a minority venturer and/or partner in a joint venture, it may have limited or, in some cases no, influence on the management and investment decisions of such joint venture (and any Portfolio Entity such joint venture invests in or otherwise relates to) and may not always be in a position to effectively protect its interests. In certain circumstances, the Fund (or its subsidiaries or other vehicles through or in which it makes its Investments) will be required to waive governance or voting rights it would otherwise have as a result of its participation in an investment. In such case, the Fund and/or the General Partner will have limited, and in some cases no, influence on the management and investment decision of such investments and may not always be in a position to effectively protect its interests.

Limited Market for Joint Venture Investments

It may be more difficult for the Fund to sell its interest in any joint venture, partnership or entity with other owners than to sell its interest in other types of investments (and any such investment may be subject to a buy-sell right). The Fund may grant co-venturers or partners approval rights with respect to major decisions concerning the management and disposition of the investment, which would increase the risk of deadlocks or unanticipated exits from an investment. A deadlock could delay the execution of the business plan for the investment or require the Fund to engage in a buy-sell of the venture with the operating partner and other third party or conduct the forced sale of such Portfolio Entity or require alternative dispute resolution in order to resolve such deadlock. As a result of these risks, the Fund may be unable to fully realize its expected return on any such Portfolio Entity.

Exclusive JV Partner

In addition, it is possible that, from time to time, the Fund and/or Macquarie could enter into exclusivity, non-competition or other arrangements with one or more joint venture partners, operating partners or other third parties (each, an “Exclusive JV Partner”) with respect to potential Investments in a particular geographic region or with respect to a specific industry or asset type pursuant to which the Fund and/or Macquarie, could agree, among other things, not to make investments in such region or with respect to such industry or asset type outside of its arrangement with such Exclusive JV Partner. Accordingly, there could be circumstances in which Macquarie could source a potential investment opportunity or be presented with an opportunity by a third party, and, as a result of such arrangements with an Exclusive JV Partner, the Fund could be precluded from pursuing such investment opportunity.

Investment Opportunities

The success of the Fund depends on the Adviser and Sub-Advisers’ ability to identify and source appropriate investment opportunities, as well as the Fund’s ability to acquire these investments. A reduction in the Adviser or Sub-Advisers’ ability to source suitable investments or the number of suitable investments available may result in the Fund not being fully invested which will have a consequential impact on returns.

The availability of investments and the price of such investments will be affected by the degree of competition for such opportunities. Competitors may have financial and strategic resources significantly in excess of those of the Fund, may make competing offers for investment opportunities that are identified by the Fund and may be willing to offer terms more favorable than those offered by the Fund. Competition for investment opportunities may increase, thus reducing the number of opportunities available to the Fund and adversely affecting the terms upon which investments can be made. In addition, such competition may have an adverse effect on the length of time required to fully invest the Fund.

The Fund will have no priority over any member of the Macquarie Group, other MAM-Managed Entity (together with any successor funds thereof) or third parties in respect of any investment opportunity. As such, there cannot be any guarantee that the Fund will have access to suitable investment opportunities, which may have a consequential impact on returns.

MAM manages a number of other infrastructure funds and vehicles in Europe, the Americas, and Asia-Pacific, which have priority over or are likely to co-invest alongside the Fund with respect to certain asset classes. Multiple MAM-Managed Entities—which as of [•], number [•]—in numerous jurisdictions (such as the United States, Canada, Europe, Australia and the Asia-pacific region) have investment priority over certain assets including infrastructure, agriculture, carbon assets, solar and wind. Moreover, under certain circumstances, MAM has agreed to contractual obligations with one or more investors of MAM-Managed Entities that include, without limitation, providing such investors priority over certain co-investment or other investment opportunities.

Project Finance

Some of the Investments may be structured on a project finance basis. A project finance structure entails the assumption of “project risk” by equity investors such as the Fund, usually without recourse to a project sponsor. Such risk can include construction risk, regulatory risk, operating and technical risks, energy price risks, catastrophic and force majeure risks, risk of environment liabilities, documentation risks and commodity price risks. The Fund may also invest in some projects and facilities at an early stage of development. These projects involve additional uncertainties, including the possibility that the projects may not be completed, operating licenses may not be obtained, and permanent financing may be unavailable.

Leveraged Portfolio Companies Risk

The Fund may invest in investments the capital structure of which may have significant leverage. While investments in leveraged companies offer the opportunity for capital appreciation, such investments may also involve a high degree of risk. Although the Adviser will, and the Sub-Advisers may, seek to use leverage in a manner it believes is appropriate under the circumstances, the leveraged capital structure of such investments will increase the exposure of such investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of investments and may impair such investments’ ability to finance future operations and capital needs and result in restrictive financial and operating covenants, including those that may prevent distributions to the Fund. These restrictive financial covenants may limit such investments’ flexibility to respond to changing business and economic conditions. If an investment is unable to generate sufficient cash flow to meet principal and interest payments on its indebtedness or make regular dividend payments, the value of such investment could be significantly reduced or even eliminated. Moreover, the Fund may invest in securities that are not protected by financial covenants or limitations on additional indebtedness.

Leverage Utilized by the Fund’s Investments

The MAM-Managed Entities and Third-Party Funds may use leverage. The use of leverage by the MAM-Managed Entities and Third-Party Funds can substantially increase the market exposure (and market risk) to which the Fund may be subject. The level of interest rates generally, and the rates at which the Fund and its Investments can leverage in particular, can affect their operating results.

Risks Related to Warehousing

Macquarie, MAM-Managed Entities or their affiliates may in the future hold or acquire Warehoused Assets and may contribute or sell such assets to the Fund, the Aggregator or their subsidiaries in kind, at or below cost or FMV as determined by the Adviser, plus related expenses, including transaction expenses, expenses of the transfer and a risk or similar premium calculated from the time the Adviser (or its affiliates) or the relevant MAM-Managed Entity (or its affiliates) entered into an agreement to acquire such Warehoused Asset to the time it is transferred to the Fund.

Each Warehoused Asset contributed in kind or sold to the Fund in exchange for cash or Units will be contributed or sold in compliance with procedures put in place to mitigate conflicts of interest and other related concerns, which will include, among other things, approval by the Independent Directors of the transfer terms and cost, for Warehoused Asset transactions that the General Partner determines to present to the Independent Directors.

Additionally, the Adviser expects that Macquarie may use its investments from MAM-Managed Entities or investments made by the Macquarie Balance Sheet, which may be acquired by the Fund directly or via the Aggregator, to continue to acquire Warehoused Assets after the date of the Initial Closing, and to contribute or sell such Warehoused Assets to the Fund, the Aggregator or their subsidiaries in kind, plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer, to the Fund in exchange for cash or Units, in particular during the Fund’s ramping period.

As a result, the Fund may pay more or less than the current market value of such assets when the Fund acquires them. Additionally, the Fund will bear its proportionate fees, costs and expenses in connection with developing, negotiating and structuring any Warehoused Asset that is transferred to the Fund. As a result, the Fund may pay additional costs in connection with acquiring Warehoused Assets from the Macquarie Balance Sheet or MAM-Managed Entities as compared to purchasing the assets directly. Furthermore, Macquarie Balance Sheet or MAM-Managed Entities have no obligation to transfer any Warehoused Asset in whole or in part to the Fund. Even if ultimately transferred to the Fund, there can be no guarantee that the performance of any such Warehoused Asset will be consistent with their past performance or continue at comparable or equal levels following their transfer to the Fund.

Additionally, the Fund may not be able to raise sufficient funds to purchase all of the Warehoused Assets. In that case, the Fund may determine to purchase some but not all of the Warehoused Assets. In that case, there is no guarantee that the assets the Fund purchases from the Macquarie Balance Sheet or the MAM-Managed Entities will ultimately be the best-performing assets of those available. The Fund may also borrow to obtain funds necessary to purchase the Warehoused Assets.

Risks of Investments in Portfolio Entities

The Portfolio Entities’ investment activities involve the use of strategies and investment techniques with significant risk characteristics, including risks arising from national or international economic conditions, volatility in the global equity, currency, and infrastructure markets, shifts in macro-economic fundamentals, the risks of leverage, the potential illiquidity of securities and derivative instruments, the risk of loss from counterparty defaults and the risk of borrowing to meet withdrawal requests, as well as acts of God, uninsurable losses, war, terrorism, earthquakes, pandemics, hurricanes or floods and other factors which are beyond the control of the Fund or the Portfolio Entities. Although the Adviser will attempt to moderate these risks, no assurance can be given that: (i) the Portfolio Entities’ investment programs, strategies, decisions and activities will be successful; (ii) the Portfolio Entities will achieve their return expectations; (iii) the Portfolio Entities will achieve any return of capital invested; (iv) the Fund’s investment activities will be successful; or (v) Investors will not suffer losses from an investment in the Fund. All investments made by the Portfolio Entities risk the loss of capital. The Portfolio Entities’ results may vary substantially over time. The Portfolio Entities may, to the extent permitted by applicable law, engage in certain transactions with Macquarie or MAM-Managed Entity, such as purchases and sales of portfolio assets. Although the Adviser periodically receives information from the Portfolio Entities regarding their investment performance and investment strategies, the Adviser may have little or no means of independently verifying this information. A Portfolio Entity may use proprietary investment strategies that are not fully disclosed to the Adviser, and such strategies may involve risks that are not anticipated by the Adviser. The managers of MAM-Managed Entities in which the Fund invests and Third-Party Funds may change their investment strategies (i.e., may experience style drift) at any time. The performance of the Fund depends on the success of the Adviser in selecting Portfolio Entities for investment by the Fund and the allocation and reallocation of Fund assets among those Portfolio Entities. It is also possible that the securities selected by the Fund’s Adviser will underperform the markets, the relevant indices, or the securities selected by other funds with similar investment objectives and investment strategies. The securities and sectors selected may vary from the securities and sectors included in the relevant index.

Investment decisions of the Portfolio Entities are made by their respective managers independently of each other so that, at any particular time, one Portfolio Entity may be purchasing Units in an issuer that at the same time are being sold by another Portfolio Entity. Transactions of this sort could result in the Fund’s directly or indirectly incurring certain transaction costs without accomplishing any net investment result. Because the Fund may make additional investments in or withdrawals from Portfolio Entities only at certain times due to restrictions imposed by the Portfolio Entities, the Fund may, from time to time, have to invest some of its assets temporarily in money market securities, money market funds, or other similar types of investments. Additionally, there is a risk that active management will increase the expenses of the Fund because of brokerage charges, spreads, or mark-up charges. Active trading could raise transaction costs, thereby lowering the Fund’s returns, and could generate taxes for Unitholders on realized investment gains.

Portfolio Entities may permit or require that withdrawals or redemptions of interests be made in-kind, or in part in cash and in part in-kind. The Fund may receive securities that are illiquid or difficult to value upon its withdrawal of all or a portion of its interest in Portfolio Entities. In such a case, the Adviser would seek to have the Fund dispose of these securities in a manner that is in the interest of the Fund. In addition, some Portfolio Entities may impose so-called “gates,” limiting the proportion of assets investors, including the Fund, may withdraw on any single withdrawal date. The purpose of the provision is to prevent a run on the Portfolio Entities, which could impair or cripple its operations, as a large number of withdrawals from the Portfolio Entities would force the manager of such Portfolio Entity to sell off a large number of positions. The Fund may otherwise not be able to withdraw from a MAM-Managed Entity or from a Third-Party Fund except at specified times, thereby limiting the Adviser’s ability to withdraw assets from a Portfolio Entity that may have poor performance or for other reasons.

Portfolio Entities may have investment policies or restrictions that result in the MAM-Managed Entity or Third-Party Fund not being able to invest in an investment that the Fund would be permitted to invest in were it investing directly. For example, Portfolio Entities may focus on a specific geographic region or sector of the Energy Transition Industry, or may have investment guidelines that require it to invest a certain percentage of its assets in “sustainable” investments, whereas the Fund is permitted to invest globally, in broader types of Energy Transition Infrastructure Investments, and has not adopted similar investment guidelines regarding “sustainable” investments. Portfolio Entities also may be controlled by other investors that may have the ability to influence the investment policies and decisions of the Portfolio Entities, potentially to the detriment of the Fund.

Use of Parallel and Feeder Vehicles, METI International

Certain Investors may be permitted to invest through one or more feeder vehicles (including the Feeder) and/or one or more Parallel Funds (when formed).

Parallel Funds and the Fund may, but are not required to, hold some or all of their investments through one or more aggregating vehicles. Although not Parallel Funds, METI International and the Fund may, but are not required to, make and hold certain investments through the Aggregator. The Fund may be called upon to provide additional funding for its investment in the Aggregator or have an opportunity to increase its funding of the Aggregator. There can be no assurance or expectation that the General Partner on behalf of the Fund will make additional investments or that the Fund will have sufficient funds to do so. Any decision by the General Partner on behalf of the Fund not to make an additional investment or the Fund’s inability to make an additional investment could result in dilution of the Fund as an investor in the Aggregator. As a result, the Fund’s exposure to the investments held by the Aggregator could be diluted and its proportional entitlement to proceeds from and interest in the Aggregator may decrease, which could be dilutive to overall investment returns.

The Fund, any Parallel Fund, and/or METI International holding an interest in an aggregating vehicle (including the Aggregator) may contribute to such vehicle in different proportions from time to time for a number of reasons, including the capital available to such vehicle, investment restrictions applicable to such vehicle, liquidity requirements, portfolio construction and other investment or similar considerations. The indirect exposure of the Fund to an investment held by such aggregating vehicle at any given point in time is generally expected to reflect the overall percentage interest the Fund holds in such aggregating vehicle at such time. As a result, the indirect interest of the Fund in any specific investment held by such aggregating vehicle may not reflect its share of the aggregate contributions made to the aggregating vehicle in order to fund the acquisition of that specific asset.

Litigation Risks

As a global alternative asset manager whose broad range of businesses includes the management of direct and secondary private funds, hedge funds, real estate funds, credit-oriented funds, mutual funds, and private investment funds, as well as the provision of various financial advisory, restructuring and fund placement services, Macquarie is from time to time subject to litigation and claims relating to its businesses, as well as governmental and regulatory inquiries, investigations and proceedings. While it is difficult to predict what impact, if any, the foregoing may have, there can be no assurance that any of the foregoing, whether applicable to Macquarie generally or the Fund or the Adviser specifically, would not have a material adverse effect on the Fund and its ability to achieve its investment objectives. The financial performance of each of the Investments may be affected from time to time by litigation such as contractual claims, occupational health and safety claims, public liability claims, environmental claims, industrial disputes, tenure disputes and legal action from special interest groups. Different investor groups may have qualitatively different, and frequently conflicting, interests. The Fund’s investment activities may include activities that are hostile in nature and will subject it to the risks of becoming involved in litigation by third parties. The expense of defending claims against the Fund by third parties and paying any amounts pursuant to settlements or judgments would be borne by the Fund and would reduce net assets and therefore reduce potential receipts from the Fund by Investors and could require Investors to return distributed capital and earnings to the Fund. Additionally, any litigation may consume substantial amounts of the Adviser’s and its employees’ time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation.

The Adviser, its affiliates and its officers, directors, agents, partners and employees and any person nominated by it to be a director, officer or observer of any Portfolio Entity may be indemnified by the Fund in connection with claims, liabilities, costs and expenses incurred by them by reason of such litigation. Such indemnification, if invoked, may affect the financial performance of the Fund and the returns generated for Investors.

Undiscovered Liabilities

It is intended that most of the Investments will be structured through privately negotiated transactions where a certain level of protection can be obtained through contractual rights and due diligence. However, there can be no assurance that an investment does not carry with it a significant undisclosed liability which could have a material adverse effect on the value of that investment.

Contingent Liabilities

In connection with the disposition of an investment, the Fund may be required to make representations and warranties about the business and financial affairs of the investment typical of those made in connection with the sale of any business or may be responsible for the contents of disclosure documents under applicable securities laws. The Fund may also be required to indemnify the purchasers of such investment or underwriters to the extent that any such representations or disclosure documents turn out to be incorrect, inaccurate or misleading. These arrangements may result in contingent liabilities, which might ultimately have to be funded by the Investors. The Fund may become involved in disputes or litigation and may be required to make payments to third parties as a result of such disputes or litigation.

In addition, at the time of disposition of an individual asset, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosures made, if such buyer is passed over in favor of another as part of the Fund’s efforts to maximize sale proceeds. Similarly, buyers of the Fund’s assets may later bring a claim against the Fund under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.

The Adviser, at any time in its sole discretion, may establish reserves for contingencies (including general reserves for unspecified contingencies). The establishment of such reserves will not insulate any portion of the Fund’s assets from being at risk.

Liability of the Fund, the Adviser, the General Partner and the Investors

The General Partner has unlimited liability for all debts and obligations of the Fund. Except as provided below, the total liability of an Investor is limited to the amount of its investments. Any Investor’s investment is susceptible to risk of loss as a result of any liability of the Fund. If the Fund is otherwise unable to meet its obligations, the Investors may, under applicable law, be obligated to return to the Fund or to creditors whose interests have been injured distributions previously received by them pursuant to any rules regarding fraudulent conveyances. In addition, an Investor may be liable under applicable bankruptcy law to return distributions made during the Fund’s insolvency.

Director Liability

The Fund expects to obtain the right to appoint one or more representatives to the board of directors (or similar governing body) of the Portfolio Entities in which it invests. Serving on the board of directors (or similar governing body) of a Portfolio Entity exposes the Fund’s representatives, and ultimately the Fund, to potential liability. Not all portfolio companies may obtain insurance with respect to such liability, and the insurance that portfolio companies do obtain may be insufficient to adequately protect officers and directors from such liability. In addition, involvement in litigation can be time consuming for such persons and can divert the attention of such persons from the Fund’s investment activities.

Recourse to All Assets

The assets of the Fund, including any investments, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not be limited to any particular assets, such as assets representing the Investment giving rise to the liability. This may result in the Fund disposing of assets it holds in order to satisfy liabilities arising from other assets.

Follow-On Investments

The Fund may be called upon to provide follow-on funding for its Investments or have an opportunity to increase its funding of an investment. There can be no assurance that the Adviser on behalf of the Fund will make follow-on investments or that the Fund will have sufficient funds to do so. Any decision by the Adviser on behalf of the Fund not to make a follow-on investment or the Fund’s inability to make a follow-on investment may have a substantial negative impact on an investment in need of follow-on funding or may diminish the Fund’s ability to influence the investment’s future development.

Investment Restructurings

There may be material changes to the legal, tax or regulatory environment in which the Fund operates, which cause material adverse consequences for the Fund or require or make it advantageous for the Fund to restructure its investment holding structures.

Restructurings may involve the re-domiciliation, substitution or amendment of the terms of the agreement in respect of any investment subsidiaries or the holding or financing structures through which investments are held. The Adviser will generally have the right to effect any such actions in its sole discretion, although it will be under no obligation to do so. In such circumstances the Fund may incur additional costs and may result in changes to the tax treatment of the relevant investments or investment subsidiaries.

In the event of a restructuring that is implemented by the Fund, there is no assurance that such restructuring will serve to mitigate or avoid any materially adverse consequences to the Fund resulting from the material change that prompted such restructuring. Further, because the result of any such restructuring cannot be known in advance, such a restructuring could exacerbate the effects of such material change or cause new and unanticipated negative consequences that could materially and adversely affect the returns of the Fund.

Consortium Participation

The Fund may participate in investments within a consortium whereby the Fund will be one of a number of investors in the investment. There is a risk that if the other investors in the consortium, holding sufficient voting rights, vote for changes in the underlying business that have an adverse impact on the Fund’s interest, the Fund may not be in a position to prevent the implementation of such change and should not be expected to have any substantive governance rights.

A consortium partner, including MAM-managed capital, may have economic or business interests that are inconsistent with those of the Fund. In certain circumstances it is possible that the Fund could be liable for the actions of other consortium members. Members of a consortium may agree to accept and impose restrictions on the transfer of interests in the assets or to grant and receive pre-emptive rights which may adversely impact the liquidity of the asset, corporate governance or flexibility in the management of the Fund. Members of a consortium may be subject to change of control provisions which require them to offer to sell the relevant asset to other consortium members in certain specified circumstances which may include where the ownership or control of the consortium member of its interest in the asset changes.

Counterparty Risk

It is expected that many of the Fund’s target investment purchases and dispositions will transpire in private markets. Differing market standards for counterparty credit evaluation may expose the Fund to the risk that a counterparty will not complete or settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (irrespective of whether bona fide), counterparty default, or inability to perform, causing the Fund to suffer a loss. Such “counterparty” risk is accentuated for contracts with longer maturities or where the Fund has concentrated its transactions with a particular counterparty or group of counterparties. The Fund will not be restricted from dealing with any particular counterparty or from concentrating its transactions with one counterparty. In addition, although in the majority of its purchase and sale transactions the Fund expects to transact with well-capitalized credit-worthy counterparties, there can be no assurance that such will be the case in every transaction (or that the counterparties will perform their obligations).

The ability of the Fund to transact business with any one or a number of counterparties, the lack of any meaningful and independent evaluation of such counterparties’ financial capabilities and the absence of a regulated exchange market to facilitate settlement may increase the potential for losses by the Fund.

Further, the Fund will be exposed to the risk that third parties that may owe the Fund money, securities or other assets will not perform their obligations. These parties include counterparties, clearing agents, exchanges, clearing houses, custodians, prime brokers, administrators and other financial intermediaries. These parties may default on their obligations to the Fund due to bankruptcy, lack of liquidity, operational failure or other reasons. This risk may arise, for example, from entering into swap or other derivative contracts under which counterparties have long-term obligations to make payments to the Fund, or executing securities, futures, currency or commodity trades that fail to settle at the required time due to non-delivery by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other financial intermediaries. Also, any practice of re-hypothecation of securities of the Fund held by counterparties could result in the loss of such securities upon the bankruptcy, insolvency or failure of such counterparties.

Hedging Transactions

The Adviser or the Sub-Advisers may in its sole discretion use derivatives or otherwise employ hedging techniques in an effort to manage risks associated with the Investments, including to protect against adverse movements in interest rates and reduce the impact of foreign currency volatility and the currency and interest rate risks associated therewith. There can be no assurance that the Fund will hedge when appropriate or choose the correct hedge if it does hedge. Although the Fund expects to engage in hedging transactions to hedge against risks and not for speculation, the use of hedging transactions involves certain risks. These risks include: (i) the possibility that the market will move in a manner or direction that would have resulted in a gain for the Fund had a particular hedging transaction not been utilized, in which case the Fund’s performance would have been better had the Fund not engaged in the hedging transaction; (ii) the risk of imperfect correlation between the risk sought to be hedged and the hedging instrument used; (iii) potential illiquidity for the hedging instrument used, which may make it difficult or costly for the Fund to close-out or unwind a hedging transaction; and (iv) the risk that the Fund may be required to deliver cash to a counterparty if it incurs a loss on a hedging transaction, which would deplete cash on hand or require a draw on a line of credit or the sale of an asset. Should the Fund elect to enter into hedging arrangements to protect against such risks (and neither will be under any obligation to do so), there can be no assurance that such transactions can or will be entered into or will always reduce such risks, or that the Fund will hedge when appropriate or choose the correct hedge if it does. Further, although the Fund expects to engage in hedging transactions to hedge against risks and not for speculation, the use of instruments to hedge a portfolio itself may entail certain other risks, including the risk that losses on a hedge position will reduce the Fund’s earnings and funds available for distribution to Investors and that such losses may exceed the amount invested in such hedging instruments. Thus, while the Fund may benefit from the use of these hedging transactions, a hedge may not fully or partially achieve its intended purpose of offsetting losses on an investment and, in certain circumstances, could increase such losses, as, for example, unanticipated changes in respect of currency exchange rates, securities prices, interest rates and inflation may result in a poorer overall performance for the Fund than if it had not entered into such hedging transactions. In connection with the above, the Fund may use derivatives, such as forwards and swaps. The use of forward foreign currency contracts and put or call options on currencies may substantially change the Fund’s exposure to currency exchange rates and could result in losses to the Fund if currencies do not perform as the portfolio manager expects. The Fund may incur costs related to currency hedging arrangements, which may reduce returns otherwise to be received by the Investors. The use of these investments as a hedging technique to reduce the Fund’s exposure to currency risks may also reduce its ability to benefit from favorable changes in currency exchange rates. While any such costs, as well as any potential liabilities for losses on a hedge position are expected to be allocated to the class(es) of Units to which such hedging relates, they may have an immediate effect on the cash flows of the Fund as a whole and as such adversely affect the available liquidity of the Fund at such time.

In the case of investments that are leveraged, there is exposure to fluctuations in interest rates that are not hedged. If available, hedging may be taken out by way of the acquisition of a cap (which usually involves the payment of an upfront premium in return for a guaranteed maximum rate for the cap period), a swap (in which the underlying obligation to pay floating rate interest is exchanged with a financial counterparty for a fixed rate for a defined period) or other more exotic instruments such as swaptions (an option to take on a swap at a set time in the future), a forward starting swap (an obligation to take on a swap at a set time in the future) and a collar (the combination of the purchase of a cap and the sale of a floor). However, the taking on of such interest rate hedging embeds a series of additional risks into transactions including counterparty default (i.e., the counterparty failing to meet its contractual commitments) and the risk of break costs (the cost of breaking a swap or other contract if the underlying assets are sold and the loan is repaid). If there are significant downward movements in interest rates, including as a result of any measures taken by any global financial institutions and any volatility in global markets, these break costs can be substantial. It is possible to generate windfall gains if there is value in the swap upon an early termination or if the cap has a remaining maturity and interest rates are higher than the cap or the market expects them to exceed the cap by maturity, but this cannot be guaranteed. In addition, there can be no assurance that interest rate hedges will be available or be available at a reasonable cost or be sufficient or that any such hedge will actually eliminate the risk of fluctuation in interest rates.

Currency and Exchange Rate Risk

The Fund may have exposure to investments denominated in multiple currencies. Currency risk is the risk that fluctuations in exchange rates impact the value of the foreign investments the Fund has exposure to. Hedging may not completely remove currency risk, may reduce profitable opportunities, and increase costs.

Commodity Exchange Act

The General Partner or Adviser has claimed an exemption from registration as a commodity pool operator (“CPO”) with the U.S. Commodity Futures Trading Commission (the “CFTC”), including pursuant to certain no-action relief or pursuant to CFTC Rule 4.13(a)(3) with respect to the Fund, on the basis that, among other things, (a) the pool’s trading in commodity interest positions (including both hedging and speculative positions, and positions in security futures) is limited so that either (i) no more than 5% of the liquidation value of the pool’s portfolio is used as initial margin, premiums and required minimum security deposits to establish such positions, or (ii) the aggregate net notional value of the pool’s trading in such positions does not exceed 100% of the pool’s liquidation value, (b) interests in the pool are exempt from registration under the Exchange Act and, unless the General Partner or Adviser determines otherwise in its sole discretion and subject to applicable regulatory requirements, are offered and sold without marketing to the public in the United States and (c) subject to limited exceptions, neither the General Partner, the Adviser nor their principals are subject to certain specified covered statutory disqualifications. Therefore, unlike a registered CPO, the General Partner or Adviser is not required to provide prospective investors with a CFTC compliant disclosure document, nor is the General Partner or Adviser required to provide investors with periodic account statements or certified annual reports that satisfy the requirements of CFTC rules applicable to registered CPOs. Accordingly, this Registration Statement has not been reviewed or approved by the CFTC and it is not anticipated that such review or approval will occur.

As an alternative to an exemption from registration as a CPO, the General Partner or Adviser may register as a CPO with the CFTC and avail itself of certain disclosure, reporting and record-keeping relief under CFTC Rule 4.7 or rely on another exemption. Registration as a CPO or reliance on alternative exemptions, such as CFTC Rule 4.7, may require the Fund, the General Partner or the Adviser to comply with additional or different requirements, which may result in additional expenses being borne by the Fund.

Minority Investments

When the Fund is a minority investor in Portfolio Entities or other Investments, the Fund has a very limited, and in some cases no, influence on the management and investment decisions of such Portfolio Entity or other investment, and may not always be in a position to effectively protect its interest.

The Fund, or in connection with an Investment alongside another MAM-Managed Entity, such MAM-Managed Entity, may hold non-controlling interests in certain Portfolio Entities or other Investments and, therefore, may have a limited ability to protect its interests in such Portfolio Entities or other Investments and to influence such Portfolio Entities’ or other Investments’ management. In such cases, the Investments in or alongside such other MAM-Managed Entity in such Portfolio Entity will rely significantly on the existing management and board of directors of such Portfolio Entities or other Investments, which may include representatives of other financial investors with whom the Fund or such MAM-Managed Entity is not affiliated and whose interests may at times conflict with the interests of the Fund or the MAM-Managed Entity. Such investments may involve risks in connection with such third-party involvement, including the possibility that a third party may be in a position to take (or block) action in a manner contrary to the Fund’s or the MAM-Managed Entity’s investment objective or may have financial difficulties resulting in a negative impact on such investment. In addition, the Fund or such MAM-Managed Entity may in certain circumstances be liable for the actions of their third-party co-venturers. Investments in Portfolio Entities or other Investments made with third parties in joint ventures or other entities also may involve carried interests or other fees payable to such third-party partners or co-venturers. There can be no assurance that appropriate minority investor rights will be available to the Fund or that such rights will provide sufficient protection to the Fund’s interest. In the event of a removal of the Adviser as adviser of the Fund, the ability of the Fund to influence a Portfolio Entity or other investments, including a Portfolio Entity in which the Fund is invested either directly or alongside another MAM-Managed Entity, may be adversely affected and further limited.

International Conflicts

Wars and other international conflicts, such as the ongoing conflicts in the Middle East and between Russia and Ukraine, have caused disruption to global financial systems, trade and transport, among other things. In response, multiple other countries have put in place sanctions and other severe restrictions or prohibitions certain of the countries involved, as well as related individuals and businesses connected to Russia. However, the ultimate impact of these conflicts and their effect on global economic and commercial activity and conditions, and on the operations, financial condition and performance of the Fund or any particular industry, business or investee country and the duration and severity of those effects, is impossible to predict.

These and other such conflicts may have a significant adverse impact and result in significant losses to the Fund. This impact may include reductions in revenue and growth, unexpected operational losses and liabilities and reductions in the availability of capital. It may also limit the ability of the Fund to source, diligence and execute new investments and to manage, finance and exit investments in the future. Developing and further governmental actions (military or otherwise) may cause additional disruption and constrain or alter existing financial, legal and regulatory frameworks and systems in ways that are adverse to the investment strategy which the Fund intends to pursue, all of which could adversely affect the Fund’s ability to fulfill its investment objectives.

Economic Sanctions Laws

The Fund, the Adviser and any advisory entities or sub-delegates within the Macquarie Group are subject to laws which restrict dealings with persons that are located or domiciled in sanctioned jurisdictions. Accordingly, subject to compliance with applicable law, the Fund will require prospective investors to represent that they are not named on a list of prohibited entities and individuals maintained by the Office of Foreign Assets Control (“OFAC”) of U.S. Treasury Department (the “U.S. Treasury”) or under applicable EU and UK regulations and are not operationally based or domiciled in a country or territory in relation to which current sanctions have been issued by the United Nations, the EU or the UK or any other applicable jurisdictions (collectively “Sanctions Lists”). Where the Investor is on a Sanctions List, the Fund may be required to cease any further dealings with the Investor’s interest in the Fund, until such sanctions are lifted or a license is sought under applicable law to continue dealings. There can be no assurance as to when, or whether, any such Investor would ever receive any amounts or other rights to which it would otherwise be entitled under the Fund’s governing documents.

U.S. Presidential Election and the Change of U.S. Administration

Results from the recent U.S. presidential election and the transition of power have created significant uncertainty with respect to the legal, tax and regulatory regime in which the Fund, as well as Macquarie and its affiliates, will operate. The changes in the composition of the U.S. government following the election have resulted in a number of, and may result in further, changes to U.S. and non-U.S. fiscal tax and other policies, as well as the global financial markets generally. Anticipating policy changes and reforms may be particularly difficult during periods of heightened partisanship at the federal, state and local levels, including due to the divisiveness surrounding populist movements, political disputes and socioeconomic issues. The failure to accurately anticipate the possible outcome of such changes or reforms could have a material adverse effect on our returns. Any significant changes in, among other things, economic policy, the regulation of the asset management industry, tax law, immigration policy or government entitlement programs could have a material adverse impact on the Fund and its Investments.

Sustainability Approach

MAM has established an ESG Policy and a green finance framework (the “Green Investment Framework,” and collectively with the ESG Policy, the “ESG program”), which the Adviser intends to apply as applicable to the Fund’s investment portfolio, consistent with and subject to its fiduciary duty to create long-term value for its investors and shareholders or other duties and applicable legal, regulatory, and contractual requirements. Depending on the investment, ESG factors, such as human rights violations and various environmental risks, could have a material effect on the return and risk profile of the investment. The act of selecting and evaluating material ESG factors is subjective by nature, the Adviser may be subject to competing demands from different investors and other stakeholder groups with divergent views on ESG matters, including the role of ESG factors in the investment process, and there is no guarantee that the criteria utilized or judgment exercised by the Adviser or a third-party ESG advisor will reflect the beliefs or values, internal policies, or preferred practices of any particular Investor or other asset managers or reflect market trends. Although the Adviser views the consideration of ESG to be an opportunity to potentially enhance or protect the performance of its investments over the long-term, the Adviser cannot guarantee that its ESG program, which depends in part on qualitative judgments, will positively impact the performance of any individual investment or the Fund as a whole. Similarly, to the extent that the Adviser or a third-party ESG advisor engages with portfolio investments on ESG-related practices and potential enhancements thereto, there is no guarantee that such engagements will improve the performance of the investment.

The materiality of ESG factors on an individual asset or issuer and on a portfolio as a whole depends on many factors, including the relevant industry, location, asset class, and investment strategy. ESG factors, issues, and considerations do not apply in every instance or with respect to each investment held, or proposed to be made, by the Fund, and will vary greatly based on numerous criteria, including, but not limited to, location, industry, and investment-specific characteristics. In evaluating a prospective investment and in connection with MAM’s broader ESG and risk management and monitoring processes, the Adviser often depends upon information and data provided by the portfolio company or obtained via third-party reporting or advisors, which may be incomplete or inaccurate and could cause the Adviser to incorrectly identify, prioritize, assess, or analyze the portfolio company’s ESG practices and/or related risks and opportunities.

In addition, the Adviser’s ESG program is expected to change over time. The Adviser is permitted to determine in its discretion that it is not feasible or practical to implement or complete certain of its ESG initiatives based on cost, timing, reputational risk or other considerations. It is also possible that market dynamics or other factors will make it impractical, inadvisable, or impossible for the Adviser to adhere to all elements of the Fund’s investment strategy, including with respect to sustainability risks and opportunity management, whether with respect to one or more individual investments or the Fund’s portfolio generally. ESG-related statements, initiatives, and goals as described in the Fund’s private placement memorandum with respect to the Fund’s investment strategy, portfolio, and investments are subject to change; as described here, those statements, initiatives and goals are aspirational and not guarantees or promises that all or any such initiatives and goals will be achieved.

Further, ESG integration and responsible investing practices as a whole are evolving rapidly and there are different principles, frameworks, methodologies, and tracking tools being implemented by asset managers, and the Adviser’s adoption of and adherence to such principles, frameworks, methodologies, and tools may vary over time. For example, the Adviser’s ESG program does not represent a universally recognized standard for assessing ESG considerations. Any external initiatives to which the Adviser is or becomes a signatory, member, or supporter may not align with the approach used by other asset managers (or preferred by prospective investors) or with future market trends. There is no guarantee that the Adviser will remain a signatory, supporter, or member of or continue to report at the intended cadence or at all under or in alignment with such initiatives or other similar industry frameworks.

Moreover, in recent years anti-ESG sentiment has gained momentum across the U.S., with several dozen states, Congress and the Executive Branch having proposed or enacted “anti-ESG” policies, legislation, executive orders or initiatives or issued related legal opinions. Additionally, asset managers have been subject to recent scrutiny related to ESG-focused industry working groups, initiatives, and associations, including organizations advancing action to address climate change or climate-related risk, and some have departed those organizations as a result of this scrutiny. Macquarie can expect to be subject to competing demands from different investors and other groups with divergent views on ESG matters, including the role of ESG in the investment process. Recently, some special interest groups and state attorneys general have asserted that the Supreme Court’s decision striking down race-based affirmative action in higher education in June 2023 should be analogized to private employment matters and private contract matters. Several new cases alleging discrimination based on similar arguments have been filed since the decision, which has escalated scrutiny of certain practices and initiatives related to diversity, equity, and inclusion (“DEI”). Such anti-ESG and anti-DEI-related policies, legislation, initiatives and scrutiny could expose Macquarie to the risk of investigations or challenges and enforcement by state or federal authorities, result in penalties and reputational harm and require certain investors to divest or discourage certain investors from investing in Macquarie’s funds.

Such policies, legislation, executive orders, initiatives, litigation, legal opinions, and scrutiny could result in the Adviser facing additional compliance obligations, becoming the subject of investigations or enforcement actions sustaining reputational harm, or require certain investors to divest or discourage certain investors from investing in the Fund.

Regulation and Enforcement with Respect to Asset Managers’ Sustainability and ESG Disclosures

There is growing regulatory interest across jurisdictions, particularly in the United Kingdom, and European Union (“EU”) (which may be looked to as models in growth markets), in improving transparency around how asset managers identify and manage financially material ESG risks and adverse impacts as well as how they define and measure ESG performance, in order to allow investors to better understand and validate sustainability-related claims. In particular, the Fund may be subject to increased scrutiny by regulators and others for potential greenwashing because of the Fund’s name. Compliance with regulations concerning asset managers’ sustainability and ESG disclosures results in management burdens and costs because of, for example, the need to obtain advice from third-party advisors; implement specific governance, risk management systems, and internal controls; and collect information from and about investments. Further, changes to existing regulations, enactment of new regulations, and changes to enforcement patterns could subject the Adviser or the Fund to additional compliance burdens, costs, and/or enforcement risks, or impact the Fund’s ability to deliver on its investment strategy. The Adviser cannot guarantee that its current approach to ESG (including the ESG program) will meet future regulatory requirements.

Sustainability Disclosure Laws

The Adviser, the Fund, and the Portfolio Entities may be subject to disclosure laws and regulations related to a range of sustainability matters, including greenhouse gas emissions; climate change risks; and human rights matters (collectively, “Sustainability Disclosure Laws”). For example, in the fall of 2023, California passed the Climate Corporate Data Accountability Act (SB-253) and Climate-Related Financial Risk Act (SB-261), which will impose broad climate-related disclosure obligations on U.S.-organized entities that meet certain revenue thresholds and do business in California. In Europe, the Corporate Sustainability Reporting Directive introduces wide-ranging and detailed obligations for European and non-European undertakings to make disclosures in accordance with the European Sustainability Reporting Standards on impacts, risks, and opportunities on a “double materiality” basis. Other jurisdictions have also enacted or are considering enacting mandatory climate and sustainability reporting laws (in many cases based on the recommendations of the Task Force on Climate-related Financial Disclosures or the standards published by the International Sustainability Standards Board), as well as laws requiring reporting of information on other sustainability topics, such as human capital. Compliance with Sustainability Disclosure Laws may require the implementation of or changes to systems and procedures for the collection and processing of relevant data and related internal and external controls, changes to management or operational obligations, and dedication of substantial time and financial resources. The compliance burden and related costs may increase over time. Failure to comply with applicable Sustainability Disclosure Laws may lead to investigations and audits, fines, other enforcement action or liabilities, or reputational damage.

Nature of ESG Thematic Investments

When evaluating potential investment opportunities, in addition to financial return, the Adviser will consider, amongst other criteria, an investment’s potential to contribute towards a positive environmental outcome (including through promotion of the Environmental Characteristic) and thereby drive value. Although the Adviser believes that pursuing positive environmental outcomes may enhance a portfolio company’s profitability rather than negatively affect its financial returns, the opportunity set for potential investments may be smaller than it would otherwise be if seeking to make investments solely on the basis of financial returns, and therefore the Adviser may forgo opportunities that are within the target return objectives of the Fund yet, in the Adviser’s discretion, they do not meet the positive environmental outcomes that the Fund is seeking to achieve, or indeed the Adviser considers that such opportunities do not meet any other elements of the objectives of the Fund. Any determination about whether or not a potential investment is expected to produce a positive environmental outcome will be made by the Adviser and what is considered to be environmentally beneficial may not necessarily reflect the views of all of investors. In addition, it is possible that the investments selected are unable to obtain or realize the positive environmental impact outcomes that they seek to deliver. In that event, it is possible that there may be a negative economic impact on the Fund as a result of efforts to ensure that such investments do realize the expected environmental impact including promotion of the Environmental Characteristic, or as a result of having to realize the investments in such circumstances. Seeking to enable investments to contribute to at least one Green Purpose over the Fund’s holding period is considered aligned with the Fund’s commercial investment strategy.

Minority Investments and Limited Voting Rights

Being a minority investor and/or limited partner in MGECO or co-investments, portfolio companies or other investments, the Fund has a very limited, and in some cases no, influence on the management and investment decisions of MGECO, such co-investment, any other portfolio companies or other investments the Fund invests in, and may not always be in a position to effectively protect its interest or to elect a representative to MGECO’s limited partner advisory committee or such similar body. In certain circumstances, the Fund (or its subsidiaries or other vehicles through or in which it makes its investments) will be required to waive governance or voting rights it would otherwise have as a result of its participation in an investment. This may include circumstances where the Fund invests in or alongside a MAM-Managed Entity (which may include METI International) and its governance or voting rights do not reflect its economic interest in the relevant portfolio fund, co-investment, portfolio company or other investment. In such case, the Fund and/or the Adviser will have limited, and in some cases no, influence on the management and investment decision of such investments and may not always be in a position to effectively protect its interest.

Investments in Small and Lower Middle Market Companies

The Fund may invest in small and lower middle market companies. While these Investments may offer greater growth opportunities, they also come with increased risks compared to investments in larger companies. Small and lower-middle market companies may have relatively limited product lines, markets, and financial and other resources. Consequently, these companies may be more susceptible to broad economic trends and specific shifts in markets and technology. Furthermore, their future growth might depend on securing additional financing, which might not be available on agreeable terms when needed. Further, there is ordinarily a more limited marketplace for the sale of interests in smaller, private companies, which may make realizations of gains more difficult. In addition, the relative illiquidity of private equity investments generally, and the somewhat greater illiquidity of private investments in small and lower-middle market companies, could make it difficult for the Fund to react quickly to negative economic or political developments.

Risks Related to the Portfolio Entities of the Fund

General

The Fund will primarily pursue investment opportunities in equity and equity-like investments in a diversified pool of sustainable infrastructure, real assets, and businesses. These investments will primarily be accessed directly or, to a lesser extent, indirectly through MAM-Managed Entities and Third-Party Funds.

Infrastructure investments will be subject to the risks incidental to the ownership, construction and operation of such assets, including risks associated with the general economic climate, geographic or market concentration, the ability of the Fund or Macquarie to manage the investment (to the extent the Fund or a MAM-Managed Entity controls the investment), technical problems, financial failures of operating or construction sub-contractors, government regulations, and fluctuations in interest rates. Since investments in infrastructure and similar assets, like many other types of long-term investments, have historically experienced significant fluctuations and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of an investment.

In addition, general economic conditions in relevant jurisdictions, as well as conditions of domestic and international financial markets, may adversely affect operations of the Fund. In particular, because of the long lead-time between the inception of a project and its completion, a well-conceived project may, as a result of changes in investor sentiment, the financial markets, economic, or other conditions prior to its completion, become an economically unattractive investment. With respect to investments in the form of real property (if any), the Fund will incur the burdens of ownership of real property, which include the paying of expenses and ad valorem and other real property taxes, maintaining such property and any improvements thereon, and ultimately disposing of such property.

Development Activities

The Fund may invest in development projects and companies. Such investments may involve more risk, including binary risks, than investments in which no development is required. Development projects do not generate operating revenue but will incur costs during the period between acquisition of the asset and completion of the development and any delay in completing the development of the asset may result in increased interest and costs and the potential loss of previously identified income. If the Fund undertakes any development activities, it may hire skilled third-party contractors to provide planning and permitting, design, construction, engineering and various other services. Such contractors may become insolvent, causing cost overruns, program delays or the acceptance of riskier contractor covenants.

Portfolio Entities may also be in an early stage of development, may not have a proven operating history, may be operating at a loss or have significant variations in operating results, may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence, may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, may have difficulty securing attractive sites on reasonable terms, may have difficulty accurately measuring resource availability at levels deemed economically attractive for continued project development, unable to secure approvals, licenses and permits, or may otherwise have a weak financial condition or weak management. In addition, these Portfolio Entities may face intense competitive pressures, including competition from companies with greater financial resources, more extensive development, marketing and other capabilities, and a large number of qualified managerial and technical personnel. The Portfolio Entities may also incur leverage that may have important adverse consequences. For example, Portfolio Entities may be subject to restrictive financial and operating covenants, and leverage may impair their ability to respond to changing business and economic conditions and to business opportunities.

Construction Risk with Greenfield Investments

The development of greenfield assets includes a degree of risk associated with the construction of the asset, including the risk that a project will not be completed within budget, within the agreed timeframe and to the agreed specifications. The Adviser will seek to mitigate the Fund’s exposure by transferring some or all of such risks from the relevant Portfolio Entity to the relevant construction contractors under the terms of the construction contract, including a requirement for payment of liquidated damages by the construction contractor. However, should any of the above risks materialize in relation to any Portfolio Entity, they could have a material adverse effect on the value of the relevant Investment which could, in turn, have a corresponding effect on the Fund’s financial position and its results.

Under certain circumstances (for example, where the Fund itself causes the delay), the expected construction completion date may be extended under the contract, and the construction contractor will only be obliged to pay liquidated damages to the Fund for late completion if construction is not completed by that later date. Where the Fund, or the Fund and the construction contractor jointly, have contributed to a delay or a budget overrun, the liquidated damages provisions of the construction contract may not be enforceable.

The Fund may remain at risk if, following construction completion, as a result of site defects or contamination of the site that were not discovered or were caused by the construction contractor.

There may be a limit to the liquidated damages available to the Fund from the construction contractor, particularly in the event of the construction contractor’s financial failure. Consequently, the Fund may not be able to recoup all damages/losses incurred as a result of a time delay or budget over-run.

Asset Maintenance Costs Risks

The Fund may be exposed to underlying lifecycle and asset maintenance costs associated with its investments. The cost of repairing or replacing damaged assets could be considerable. Repeated or prolonged interruption may result in a permanent loss of customers, substantial litigation or penalties or regulatory or contractual non-compliance. Moreover, any loss from such events may not be recoverable under relevant insurance policies.

During the period of ownership, certain assets (such as machinery, buildings and plants) may need to be replaced or undergo a major refurbishment. The timing of such replacements or refurbishments is forecast based upon expert advice. However, shorter-than-anticipated asset lifespans, or costs or inflation that are higher than were forecast, may result in lifecycle costs exceeding anticipated amounts. Any cost implication, not otherwise passed down to sub-contractors, will generally be borne by the infrastructure company.

Unforeseen Events Risk

The use of the Fund’s assets may be interrupted or otherwise affected by a variety of events outside the Adviser’s control, including natural disasters (such as fire, floods, earthquakes and typhoons), man-made disasters (including terrorism), pandemics, defective design and construction, slope failure, environmental legislation or regulation, general economic conditions, labor disputes and other unforeseen circumstances and incidents. Certain of these events have affected similar assets in the past, and if the use of the assets operated by investments is interrupted in whole or in part for any period as a result of any such events, the revenues of such investments could be reduced and the costs of maintenance or restoration as well as the overall public confidence in such assets could be reduced. There can be no assurance that such investments’ insurance would cover liabilities resulting from claims relating to the design, construction, maintenance or operation of the assets, lost revenues or increased expenses resulting from such damage. In some cases, project agreements could be terminated if the events described above were so catastrophic that they could not be remedied within a reasonable period or at all.

Sovereign Risk and Permits

The legal systems of certain target jurisdictions are developing and as such lack the bodies of commercial law and practice normally found in countries with more developed legal systems. In addition, there may be inconsistencies and discrepancies among local, regional and national laws, and a lack of judicial or legislative guidance on unclear or conflicting laws.

An Investment could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. In addition, government agencies may have considerable discretion in implementing regulations that could impact an Investment’s business separate from any contractual rights they may have. Because infrastructure assets typically provide basic, everyday services and may have limited competition, governments may be influenced by political considerations and may make decisions that adversely affect an Investment’s business.

There can be no assurance that the relevant governmental entities will not legislate, impose regulations or change applicable laws or act contrary to the law in a way that would materially and adversely affect the business of the Fund’s Investments. The Fund or an Investment may be unable to effectively pursue legal remedies against governmental entities for a breach of contractual obligations or other violations of their legal rights.

The concessions or permits of certain investments are granted by government bodies and are subject to special risks, including the risk that the relevant government bodies will exercise sovereign rights and take actions contrary to the rights of the Fund or the relevant Portfolio Entity under the relevant concession agreement or permit. There can be no assurance that the relevant government bodies will not legislate, impose regulations or change applicable laws or act contrary to the law in a way that would materially and adversely affect the business of the Investments. Government concessions or other agreements may also contain clauses more favorable to the government counterparty than would a typical commercial contract. For instance, a lease or concession may enable the government to terminate the lease or concession in certain circumstances without requiring it to pay adequate compensation.

The Fund may invest in jurisdictions which require authorization for environmental aspects of renewable energy and environmental infrastructure projects. It may not be possible to construct and operate renewable energy and environmental infrastructure projects without receiving the environmental authorizations required by local legislation. The Adviser will look to secure all necessary environmental authorizations, but it can make no guarantee that it will successfully do so. In some jurisdictions, retroactive changes to legislation of this type may be enforced, diminishing the ability of a project to continue operating at projected capacity. Interruptions of, or changes to, projected operations may negatively affect the value of an investment and consequently the returns of the Fund.

Competition Risk and Alternative Sustainable Assets

The Fund may invest in investments that construct or maintain and operate sustainable assets in a highly competitive environment. The Fund will compete with other consortia and companies for such investments. These competitors, which include large construction and engineering groups and financial investors, may have significant financial resources and may be able to present bids with competitive terms. As a result of such competition, the Fund may have difficulty in making certain investments, or, alternatively, the Fund may be required to make investments on economic terms less favorable than anticipated. Furthermore, the Fund may incur costs in unsuccessful tenders which it is unable to recover. If the Fund fails to make new investments, is unsuccessful in tenders or makes investments under less favorable terms, the Fund’s financial condition and results of operations could be materially and adversely affected.

Furthermore, once assets of investments become operational, they may face competition from other assets in the vicinity of the assets they operate, the presence of which depends in part on government plans and policies.

Such competition may materially and adversely affect the Fund’s business, financial conditions and results of operations.

Demand and Usage Risk

The revenue produced by energy generating infrastructure (including sustainable assets) and infrastructure-related assets may be impacted by the demand of users for energy or the number of users for products or services which require energy. Any reduction in demand for energy and/or the number of users for products or services which require energy may negatively impact the profitability of the Fund. The energy industry is coming under increasing pressure, including as a result of changing consumer demands, technological advances, fuel supply issues, regulatory interventions and other factors. To the extent these pressures negatively impact the demand for sustainable assets or pricing and sale of energy products, the economics of projects or companies in which the Fund may invest may come under increasing pressure. Energy generating asset owners may also find it increasingly difficult to negotiate long-term procurement or sales agreements with counterparties, which may affect their profitability and financial stability.

Demand for the Fund’s assets may be subject to seasonal variations leading to increased or reduced revenues and profitability at various times during the year, which could affect the short-term returns to the Fund.

Real Estate Risks

Some or all of the Investments may be subject to the risks inherent in the ownership and operation of assets or businesses which may derive a substantial amount of their value from real estate and real estate-related interests. These types of underlying interests are typically illiquid. Deterioration of real estate fundamentals may negatively impact the performance of such investments. Such changes in fundamentals could involve fluctuations as a result of general and local economic conditions, overbuilding and increased competition, increases in property taxes and operating expenses, changes in environmental and zoning laws, casualty or condemnation losses, environmental liability, regulatory limitations on rents, changes in neighborhood values, changes in the appeal of properties to tenants, the availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable, natural disasters, increase in interest rates and other factors that are beyond the control of the Adviser. Additionally, the Fund may acquire assets in jurisdictions where indigenous rights (e.g., with respect to tribes or other dispossessed people and communities) to land exist. While the Fund will generally conduct due diligence in such jurisdictions to determine the extent to which it may be affected by such rights, it may not be possible to mitigate against or remove a risk associated with indigenous claims. Additionally, any declaration of title in respect of government protected land on which infrastructure assets are located may negatively affect the operation of those businesses.

Termination of Project Agreements

Project agreements for the Fund’s projects may be terminated in certain circumstances. The compensation to which Portfolio Entities and the Fund will be entitled on termination will depend on the reason for termination and the terms of the respective agreement. In some cases (e.g., termination for force majeure) the compensation payable may only cover the senior debt in the relevant Portfolio Entity and may not include sufficient amounts to repay investment in the Portfolio Entity. In other cases (e.g., termination for Portfolio Entity default), the amount of compensation payable may cover neither the full amount of senior debt nor the nominal value of the investment in the Portfolio Entity (or the amount paid in the market for that investment). Typically, senior lenders will have security over compensation proceeds. In other circumstances, such as default by the relevant client, the compensation would be expected to cover senior debt and the original return on the investment but not necessarily the amounts paid for the acquisition of the investment by the Fund. All of the foregoing scenarios may result in the loss of the Fund’s investment in the Portfolio Entity.

Strategic Assets Risk

Investments in sustainable energy assets may be in those that constitute significant strategic value to public and/or governmental bodies. The very nature of these assets could generate additional risks not common in other industry sectors. Given the national or regional profile and/or their irreplaceable nature, such strategic energy assets may constitute a higher risk target for terrorist acts or political actions. Given the essential nature of the services provided by these assets, there is also a higher probability that the services provided by such assets will be in constant demand. Should an owner of such assets fail to make such services available, users of such services may incur significant damage and may, due to the characteristics of the strategic assets, be unable to replace the supply or mitigate any such damage, thereby heightening any potential loss from third-party claims against the Fund for such failures.

Interest Groups

Infrastructure and sustainable real assets, businesses and projects often involve a significant impact on local communities and the surrounding environment. It is not uncommon for such assets to be exposed to a variety of legal risks, including legal action from special interest groups. For example, interest groups may use legal processes to seek to impede particular projects to which they are opposed. Popular opposition can produce political pressure to cancel, suspend, limit or impose additional restrictions on operations. Such restriction or disruption may negatively impact returns of the Fund.

Expected Return Assumptions

The Fund will invest in infrastructure assets based on certain assumptions about the return and risk profiles associated with the investment. The actual risk and return of investments may differ from those assumed by the Fund and adversely affect the performance of the Fund. An infrastructure asset may not perform in accordance with expectations. The anticipated cost of improvements required to bring an acquired asset up to market established standards may exceed budgeted amounts. Infrastructure projects rely on large and detailed financial models that produce estimates or projections of investment cash flows. There is a risk that errors made in the assumptions or methodology used in a financial model may not equate to actual outcomes. In such circumstances, the returns generated by the investment may be less than expected and there can be no assurance that the actual investment cash flows will achieve the stated targeted return.

Documentation Risks

Certain of the Investments are likely to be governed by a complex series of legal documents and contracts. As a result, the risk of a dispute over the interpretation and enforceability of legal documents or contracts may be higher than for other equity investments. In addition, the Fund may be subject to claims by third parties (either public or private), including, for example, environmental claims, legal action arising out of acquisitions or dispositions, workers’ compensation claims and third-party losses related to disruption of the provision of infrastructure services by an infrastructure provider. If any of the Portfolio Entities become involved in material or protracted litigation, the litigation expenses and the liability threatened or imposed could have a material adverse effect on the Fund.

Technical Risks

Investments may be subject to operating and technical risks common to infrastructure projects, including risk of mechanical breakdown, spare part shortages, failure to perform according to design specifications, labor strikes, labor disputes, work stoppages, grid outages and other work interruptions, and other unanticipated events that adversely affect operations. There can be no assurance that any or all such risk can be mitigated, or that relevant counterparties, if present, will perform their obligations or that insurance will be available on commercially reasonable terms. An operating failure may lead to fines, expropriation, termination or loss of a license, concession or contract on which an investment may depend, and may cause reputational harm to the investment or the Fund.

The long-term profitability of an infrastructure project, once constructed, is partly dependent upon efficient operation and maintenance of the assets. Inefficient operations and maintenance, or limitations in the skills, experience or resources of operating companies or, in certain infrastructure sectors, latent defects in acquired infrastructure assets, may adversely affect the financial returns of the Fund. While Macquarie may seek to influence the strategic management of the Investments to the extent the Fund or a MAM-Managed Entity controls the asset, it is not expected to be in a position to control outcomes and, as a result, the operational capacity of the management of an investment may impact the value or returns from the Fund.

Governmental Risks

Government authorities at all levels are actively involved in the promulgation and enforcement of regulations relating to matters affecting the ownership, use and operation of infrastructure assets. The adoption, interpretation, amendment and enforcement of such regulations could have the effect of increasing the expenses, and lowering the income or rate of return, as well as adversely affecting the value, of any of the Investments. Governments have considerable discretion in implementing regulations that could impact infrastructure assets, and because infrastructure businesses provide, in many cases, basic, everyday services, and face limited competition, governments may be influenced by political considerations and may make decisions that adversely affect the Investments.

Certain of the Investments will be in entities that are subject to substantial regulation by governmental agencies (statutory and regulatory requirements), including those imposed by zoning, environmental, safety, labor and other regulatory or political authorities. Such Investments may require numerous regulatory approvals, licenses and permits to commence and continue their operations. Failure to obtain or a delay in obtaining relevant permits or approvals could hinder construction or operation and could result in fines or additional costs for the project entity or the Fund, loss of the Fund’s rights to operate the affected business, or both, which in each case could have a material adverse effect on the investments.

Where the Fund or a Portfolio Entity’s ability to operate a business is subject to a license, concession, contract or lease from the government, the license, concession, contract or lease may restrict the Fund or the Portfolio Entity’s ability to operate the business in a way that maximizes cash flows and profitability; they are generally very complex and may result in disputes over interpretation or enforceability. If the Fund or its Portfolio Entities fail to comply with these regulations or contractual obligations, they could be subject to monetary penalties or they may lose their rights to operate the underlying infrastructure assets, or both. Where their ability to operate an infrastructure asset is subject to a license, concession or lease from the government, the license, concession or lease may restrict their ability to operate the asset in a way that maximizes cash flows and profitability. The license, lease or concession may also contain clauses more favorable to the government counterparty than a typical commercial contract. For instance, the license, lease or concession may enable the government to terminate the license, lease or concession in certain circumstances (such as default by the Fund or a Portfolio Entity) without requiring the government counterparty to pay adequate compensation. In addition, government counterparties may have the discretion to change or increase regulation of the operations of the investments (including as a consequence of investments causing environmental issues or being subject to industrial actions or actions by special interest groups) or to implement laws, regulations, incentives or policies affecting their operations, separate from any contractual rights that the government counterparties may have. The attractiveness of renewable energy to purchasers of renewable assets, as well as the economic return available to project sponsors, is often enhanced by governmental incentives. Particularly in light of political changes in certain jurisdictions – including the United States – there is a risk that regulations that provide incentives for renewable energy could change or expire in a manner that adversely impacts the market for renewables generally. Any such changes may impact the competitiveness of renewable energy generally and the economic value of certain Investments in particular.

Governments have considerable discretion in implementing regulations and policies that could impact investments and may be influenced by political considerations and make decisions that adversely affect investments and their operations. Activities not currently regulated may in the future be regulated. Further, there is a risk that governments will repeal or amend existing renewable power legislation, which could result in a fall in the process for renewable power, a reduction in or removal of governmental subsidies or make changes to regulated regimes. Such amendments and modifications have occurred in the past. In the past, some governments have grandfathered the regulatory or contract structures under which assets were built, changing the rules and lowering revenues only for new projects, although there is no assurance that grandfathering will occur in the future nor that there will be wholesale changes to relevant legislative regimes.

The relevant governmental agencies or joint venture partners may also impose conditions of ongoing ownership or equivalent restrictions on the Fund in respect of the underlying infrastructure assets. When the Fund or MAM-Managed Entity control the asset, this may include a requirement that such assets remain managed by the Adviser or MAM or their affiliates. Accordingly, removal of the Adviser as manager of the Fund may have material adverse consequences on the continuing ownership and operation of such assets by the Fund. The Adviser (or a Sub-Adviser) may be required to enter into a management contract with the relevant asset company on appropriate commercial terms, pursuant to which a management fee would become payable if the Fund is no longer managed by the Adviser (or a Sub-Adviser).

Moreover, Portfolio Entities may face a number of energy related regulatory issues including electricity supply and generation licensing. Portfolio Entities must comply with the relevant legislative and regulatory framework in terms of the supply and distribution of electricity and may need to obtain and maintain electricity supply licenses (or appropriately route supply through a licensed supplier).

Portfolio Entities will likely need to obtain and maintain relevant planning and environmental permissions. The Adviser and its affiliates cannot guarantee that infrastructure providers, operating providers or similar will comply with such legislative and regulatory frameworks, licenses and planning and environmental permissions and as such, the Portfolio Entities may incur unexpected costs related to the breach of such requirements (impacting on returns to the Fund). Additionally, the costs of compliance with these requirements may be significant and adversely impact the Fund’s financial performance.

Tariffs

The United States has, from time to time, levied tariffs on goods imported from other countries. The Fund and Portfolio Entities may be negatively affected by tariffs or adverse developments in trade relations between the United States and other countries, including any actions that may be taken by other countries in retaliation to U.S. trade policies. Tariffs, the adoption and expansion of trade restrictions, the occurrence or exacerbation of a trade war, or other governmental action related to tariffs, trade agreements, or related policies could adversely affect Portfolio Entities’ supply chain, access to equipment, costs, and ability to economically serve certain markets. For example, the Section 201 tariffs introduced by the United States in January 2018 significantly increased the cost of importing solar cells and modules produced in foreign countries, which are used to construct renewable energy projects. The U.S. government has recently enacted and proposed to enact significant new tariffs. Additionally, President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy, and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. All of these factors could depress economic activity. The Fund has no control over the trade policies of the U.S. or other countries and the Fund may be negatively affected by additional restrictive economic measures, such as tariffs or other changes to U.S. trade policies. Any further cost increases or decreases in availability caused by trade policies could slow the Fund’s growth and cause the Fund’s financial results and performance metrics to suffer.

Sub-Contractors

If a sub-contractor fails to perform the services which it has agreed to provide, there may be a reduction in the payments that the relevant Portfolio Entity (and ultimately the Fund) is entitled to receive, or claims by third parties for damages. These reductions and claims are typically passed on to the relevant sub-contractor. The sub-contractors’ liabilities for the risks they have assumed are typically subject to financial caps and it is possible that these caps may be exceeded in certain circumstances. Any loss or expense in excess of such a cap would be borne by the Portfolio Entity (and ultimately the Fund). If there is a sub-contractor service failure which is sufficiently serious to cause the relevant Portfolio Entity to terminate the subcontract, or an insolvency in respect of a sub-contractor, there may be a loss of revenue during the time taken to find a replacement sub-contractor and the replacement sub-contractor may levy a surcharge to assume the sub-contract or charge more to provide the services. There will also be costs associated with the re-tender process. These may not be recoverable from the defaulting sub-contractor.

Risks Related to Sustainability

Environmental Risks

Sustainability risks linked to environmental aspects include climate risk, both physical and transition risks, and may negatively impact the investments and the Fund. Global climate change is widely considered to be a significant threat to the global economy. Real assets in particular may face risks associated with climate change.

Climate physical risk arises from the physical impacts of climate change including extreme weather events, heat waves, droughts, floods, storms, hailstorms, forest fires, avalanches, long-term climate change, decreasing amounts of snow, changed precipitation frequency and volumes, unstable weather conditions, rising sea levels, changes in ocean currents, changes in winds, changes in land and soil productivity, reduced water availability (water risk), ocean acidification, and global warming including regional extremes.

The value of the Investments may also be affected by transition to low carbon economies. Measures may include bans and restrictions, the phasing out of fossil fuels, other political measures related to the transition to a low-carbon economy, technological change linked to the transition to a low-carbon economy and changes in customer preferences and behavior. See “Item 1A. Risk Factors—Risks Related to Investment Strategy—Sustainability Disclosure Laws.”

The Paris Agreement and other regulatory and voluntary initiatives launched by international, federal, state, and regional policymakers and regulatory authorities as well as private actors seeking to reduce GHG emissions may expose real assets to so-called “transition risks” in addition to physical risks, such as: (i) political and policy risks (e.g., changing regulatory incentives and legal requirements, including with respect to GHG emissions, that could result in increased costs or changes in business operations), (ii) regulatory and litigation risks (e.g., changing legal requirements that could result in increased permitting, tax and compliance costs, changes in business operations, or the discontinuance of certain operations, and litigation seeking monetary or injunctive relief related to impacts related to climate change), (iii) technology and market risks (e.g., declining market for assets, products and services seen as GHG intensive or less effective than alternatives in reducing GHG emissions) and (iv) reputational risks (e.g., risks tied to changing investor, customer or community perceptions of an asset’s relative contribution to GHG emissions). The possibility that climate risks could result in unanticipated delays or expenses and, under certain circumstances, could prevent completion of investment activities or the effective management of real assets once undertaken, any of which could have a material adverse effect on an investment, or the Fund cannot be ruled out.

Environmental liabilities may arise with respect to investments as a result of a large number of factors, including changes in laws or regulations and the existence of conditions that were unknown at the time of investment. Investments and the performance of the Fund in general may be adversely affected to the extent that any such environmental liabilities arise.

The operation of investments is subject to numerous statutes, rules and regulations relating to environmental protection. There is the possibility of existing or future environmental contamination, including soil and groundwater contamination, as a result of the spillage of hazardous materials or other pollutants.

Under various environmental statutes, rules and regulations of the appropriate jurisdiction, a current or previous owner or operator of real property may be liable for non-compliance with applicable environmental and health and safety requirements and for the costs of investigation, monitoring, removal or remediation of hazardous materials. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous materials. The presence of these hazardous materials on a property could also result in personal injury, property damage or similar claims by private parties.

Persons who arrange for the disposal or treatment of hazardous materials may also be liable for the costs of removal or remediation of those materials at the disposal or treatment facility, whether or not that facility is or ever was owned or operated by that person.

Any liability of investments resulting from non-compliance or other claims relating to environmental matters could have a material adverse effect on the value of such investments.

The Investments may have a negative impact on biodiversity. The impact on biodiversity spans the development, construction and operation of the Fund’s assets and efforts to reduce this impact (including on community relations) may be considered within the investment process with impacts mitigated or netted off where appropriate. However, there is no guarantee that any negative impacts on biodiversity of the investments will be mitigated or netted off, and they could have a negative impact on the value of the investments and returns of the Fund.

Certain of the Investments will be in entities that are subject to substantial regulation by governmental agencies (statutory and regulatory requirements), including those imposed by zoning, environmental, safety, labor and other regulatory or political authorities. Should the investments have a negative impact on biodiversity, this could expose the Fund and its Investments to financial or other sanctions in various jurisdictions, which could potentially include fines, prosecution, potential debarment from public procurement and termination or revocation of licenses or governmental approvals and reputational damage, all of which could materially and adversely affect the market value of the investments and the returns of the Fund.

National and local environmental laws and regulations affect the operations of infrastructure projects and companies. The Fund may invest in investments that are subject to changing and increasingly stringent environmental and health and safety laws, regulations and permit requirements, and there can be no guarantee that all costs and risks regarding compliance with environmental laws and regulations can be identified. Standards are set by these laws and regulations regarding certain aspects of health and environmental quality, and they provide for penalties and other liabilities for the violation of such standards, and establish, in certain circumstances, joint and several obligations to remediate and rehabilitate current and former facilities and locations where operations are, or were, conducted or where materials were disposed of. New and more stringent environmental and health and safety laws, regulations and permit requirements or stricter interpretations of current laws or regulations could impose substantial additional costs on Investments or potential investments and could create liabilities which did not exist at the time of acquisition and that could not have been foreseen. Compliance with such current or future environmental requirements does not ensure that the operations of investments will not cause injury to the environment or to people under all circumstances or that investments will not be required to incur additional unforeseen environmental expenditures. Moreover, failure to comply with any such requirements could lead to, among other things, government fines and stop-work injunctions and could have a detrimental impact on the financial performance of infrastructure projects. There can be no assurance that investments will at all times comply with all applicable environmental laws, regulations and permit requirements. Past practices or future operations of investments could also result in material personal injury or property damage claims.

Social Risk

The risk posed by the exposure to issuers that may potentially be negatively affected by social factors such as poor labor standards, human rights violations, damage to public health, data privacy breaches, or increased inequalities. Social risk may negatively affect the value of investments by impairing assets, productivity or revenues or by increasing liabilities, capital expenditures, operating and financing costs.

Certain investment entities may have unionized work forces or employees who are covered by a collective bargaining agreement, which could subject any such investment entity’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, an investment entity’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any investment entity’s collective bargaining agreements, it may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of an investment entity’s facilities could have a material adverse effect on its business, results of operations and financial condition. Any such problems additionally may adversely affect the Fund’s ability to implement its investment objectives.

When services are transferred from the public to private sector there is the potential for labor action at the time of transfer and possible ongoing labor disputes. The transfer of services from the public to the private sector may require that existing negotiated labor agreements be observed. However, even where such agreements are adhered to, it is always possible that labor action may arise as a result of perceived changes in the relationship between the existing workforce and private ownership. Many infrastructure assets employ a unionized labor force. Risks associated with employment of personnel, including unionized labor, include labor strikes, reputational damage, labor disputes, work stoppages and other unanticipated events which may adversely affect operations.

Health and safety are key risk areas in the operation and maintenance of many infrastructure assets. Costs associated with the failure to protect the health and safety of workers in, and users of, infrastructure assets could adversely impact the Fund. The physical location, construction, maintenance and operation of infrastructure assets pose health and safety risks to those involved or in the vicinity of the asset. Construction and maintenance of infrastructure assets may result in bodily injury, industrial accidents, and even death. If an accident were to occur in relation to one or more of the Fund’s portfolio of assets, the Fund could be liable for damages or compensation to the extent such loss is not covered under existing insurance policies. Health and safety concerns and/or accidents could also result in the suspension (either temporary or long-term) of operations of an asset which will reduce the revenue of the Fund from that asset. Liability for damages or compensation in relation to accidents and/or suspension of operations could have a material adverse effect on the Fund.

The energy sector (like many other sectors) is associated with significant human rights impacts. In recent years, legislatures have adopted measures that seek to tackle instances of modern slavery (including forced labor) in supply chains. For example, the United States has regulations and other measures which focus on forced labor (including the Tariff Act of 1930, Pub. L. No. 71-361 (June 17, 1930), as amended by the Trade Facilitation and Trade Enforcement Act of 2015, Pub. L. No. 114-125 (Feb. 24, 2016), and the Trafficking Victims Protection Act, Pub. L. No. 115-427 (Jan. 9, 2019) and its subsequent reauthorizations, as well as the White House National Action Plan to Combat Human Trafficking (Dec. 2021) and the U.S. National Action Plan on Responsible Business Conduct (Mar. 2024)). Significantly, the Uyghur Forced Labor Prevention Act (Public Law No. 117-78) (“UFLPA”) was enacted on December 23, 2021, and went into effect on June 21, 2022. The UFLPA creates a rebuttable presumption that goods mined, produced, or manufactured wholly or in part in Xinjiang, China, or by an entity on the UFLPA Entity List are prohibited from U.S. importation under 19 U.S.C. § 1307. U.S. Customs Border and Protection authorities have been active in detaining goods and companies are closely scrutinizing their supply chains to pre-empt the detention of goods. The EU’s Corporate Sustainability Due Diligence Directive (2024/1760) requires in-scope companies to identify and address adverse human rights and environmental impacts in their upstream and downstream chain of activities. These measures exist on top of existing obligations to report (and in some cases, carry out due diligence in respect of modern slavery-type issues or other issues applicable to various entities as a result of legislation already in place in the UK, Australia, Switzerland, Norway, France, and Germany).

To the extent applicable to the Fund, these legislative developments may result in heightened scrutiny of the Fund’s portfolio management of issues connected with modern slavery (including forced labor) and, depending on the applicable legislation, may result in reputational risk or fines (both criminal and administrative), and other sanctions. The Fund will seek to mitigate risk through putting in place the appropriate Adviser policies and processes (including due diligence of third-party service/equipment providers) alongside ensuring appropriate policies are in place for Portfolio Entities and counterparties.

Governance Risk

There may be risks posed by exposure to weak governance structures. For companies, governance risk may result from malfunctioning boards, inadequate remuneration structures, abuses of minority investors’ or bondholders’ rights, deficient controls, aggressive tax planning and accounting practices, or lack of business ethics. For countries, governance risk may include governmental instability, bribery and corruption, privacy breaches and lack of judicial independence. Governance risk may negatively affect the value of investments due to poor strategic decisions, conflict of interest, reputational damages, increased liabilities or loss of investor confidence.

These are only examples of sustainability risk factors and sustainability risk factors do not solely determine the risk profile of the investment. The relevance, severity, materiality and time horizon of sustainability risk factors and other risks can differ significantly between investments.

Sustainability risk can manifest itself through different existing risk types (including, market, liquidity, concentration, credit, asset-liability mismatches etc.). As a result, sustainability risk factors may have a material impact on an investment, may increase the volatility, affect liquidity and may result in a decrease in the value of interests in the Fund.

The impact of those risks may be higher for Investments with particular sectoral or geographic concentrations, such as with geographical concentration in locations susceptible to adverse weather conditions where the value of the Investments may be more susceptible to adverse physical climate events, or Investments with specific sectoral concentrations such as investing in industries or issuers with high carbon intensity or high switching costs associated with the transition to low carbon alternatives.

All or a combination of these factors may have an unpredictable impact on the investments and the Fund. Under normal market conditions, such events could have a material impact on the value of interests in the Fund.

The impacts of sustainability risks are likely to develop over time and new sustainability risks may be identified as further data and information regarding sustainability factors and impacts become available and the regulatory environment regarding sustainable finance evolves. These emerging risks may have further impacts on the value of interests in the Fund.

Risks Related to Infrastructure Assets—Renewables

Renewable Energy Projects

Investments in renewable energy projects, including solar, onshore wind, offshore wind and other renewable technologies such as hydro and geothermal, bioenergy and energy storage and natural climate solutions, are subject to all the risks relevant for the ownership of renewable energy infrastructure, renewable energy infrastructure related assets and any infrastructure investment generally, and many of such risk factors could cause fluctuations in usage, expenses and revenues, causing the value of the investments to decline and to affect the Fund’s returns negatively.

Moreover, renewable energy assets are subject to energy regulation and require governmental licenses and approvals for their operation as well as operating in a highly regulated power market, which is subject to periodic regulatory changes. The failure to obtain, maintain or comply with the approvals and permits relating to the investments, and the resulting inability to complete the projects, or be able to generate power from them, in addition to the risk of additional costs, fines and penalties, could materially and adversely affect the Portfolio Entities’ return from the assets. Renewable energy projects also require significant expenditure to develop, build and commission the projects before the assets begin to generate income, as well as on-going, long-term expenditure on operating and maintenance to enable projects to reliably generate expected levels of income.

The degree of success for any renewables energy project will depend partly on the continued growth of the clean technology market worldwide. Although these markets are projected to grow rapidly, there can be no assurance that they will do so. If these markets do not continue to grow or grow more slowly than projected or if the infrastructure does not effectively support growth that may occur, the Fund’s business, prospects, financial condition, and operations could be materially adversely affected. The commercial potential of the clean technology market remains uncertain.

Furthermore, the energy industry is experiencing increasing competitive pressures, primarily as a result of consumer demands, technological advances, privatizations and other factors. To the extent competitive pressures increase and the pricing and sale of energy products assume more characteristics of a competitive or otherwise unregulated business, the economics of projects or companies in which the Fund may invest may come under increasing pressure. Energy infrastructure asset owners may also find it increasingly difficult to negotiate long-term procurement or sales agreements with counterparties, which may affect their profitability and financial stability.

The operation and financial performance of any renewable energy investment will also be significantly dependent on governmental policies and regulatory frameworks that support renewable energy sources. Investments in renewable energy and related businesses and/or assets have recently enjoyed support from international, supranational, national, state, provincial and local governments and regulatory agencies designed to finance or support the financing development thereof, such as the U.S. federal investment tax credit and federal production tax credit, U.S. Department of the Treasury grants, various renewable and alternative portfolio standard requirements enacted by several states, renewable energy credits and state-level utility programs, such as system benefits charge and customer choice programs. Similar support, initiatives and arrangements exist in non-U.S. jurisdictions as well, in particular the EU. Non-U.S. jurisdictions may have more variable views on policies regarding renewable energy (and, for example, may be more willing or likely to abandon initiatives regarding renewable energy in favor of more carbon-intensive forms of traditional energy generation). The combined effect of these programs is to subsidize in part the development, ownership and operation of renewable energy projects, particularly in an environment where the low cost of fossil fuel may otherwise make the cost of producing energy from renewable sources uneconomic. Some of the U.S. states or other jurisdictions in which renewable energy investments are located may have Renewable Portfolio Standard (“RPS”) requirements that support the sale of electricity generated from renewable energy sources. Electric utility suppliers may satisfy their RPS requirements by purchasing renewable energy or renewable energy credits from producers of electricity generated from renewable sources. There can be no assurance that government support for renewable energy will continue, that favorable legislation will pass, or that the electricity produced by the renewable energy investments will continue to qualify for support through the RPS programs. The reduction, elimination or expiration of government policies that support renewable energy, government subsidies and economic incentives could adversely affect the cash flows and value of a particular portfolio company, the flow of potential future investment opportunities and the value of any platform in the sector. Any reduction in or elimination of these programs may have an adverse effect on the development of renewable energy resources, as was demonstrated by the significant reduction in wind power development projects between the end of 2003 when the federal production tax credit expired and the reinstatement of such credit by the U.S. Congress in October 2004. To the extent any federal, state or local tax credits, other favorable tax treatment or other forms of support for renewable energy are changed, such as a result of changes to the Code from the One Big Beautiful Bill Act (the “OBBBA”). the Fund’s renewable energy investments may be negatively impacted. Conversely, because policies favoring renewable energy initiatives may involve economic disincentives on more carbon-intensive forms of traditional energy generation, such policies may adversely affect the Fund’s other investments that do not involve renewable energy projects.

Project Risks

Infrastructure assets can have a narrow customer and supplier base. Should any of the customers or suppliers fail to pay their contractual obligations, or a government appropriate the underlying assets or retroactively change renewable energy subsidy regimes, significant revenues could cease and become irreplaceable. Limited suppliers (for example, the case of offshore wind, in relation to procuring turbines) or supply chain risk would also lead to increased project costs. This would affect the profitability of the asset and the value of any securities or other instruments issued in connection with such assets. Infrastructure projects can be heavily dependent on the developer, equipment suppliers and operator of the assets. There are a limited number of developers, equipment suppliers, and operators with the expertise necessary to successfully maintain and operate offshore wind projects for example. The loss of a developer, equipment supplier, or operator for an infrastructure project of the Fund could significantly impair the financial success of the project and have a material adverse effect on the investment. Similarly, the insolvency of a lead contractor, a major subcontractor or a key equipment supplier could result in material construction delays, project disruptions and additional costs and these may have a material adverse effect on the performance of the investment.

Decommissioning Risks

At the end of the economic life of a renewable energy asset, the owners may owe an obligation to the relevant landowner to decommission the project. So far, there is limited information and experience with respect to the decommissioning and dismantling of power plants, facilities and/or infrastructures, especially for renewable energy. As part of this obligation a decommissioning plan may be pre-agreed and it is normal practice of owners and investors to include an appropriate forecast of decommissioning costs in the financial model, and to establish reserves to cover those costs in advance of the forecast end to the economic life of the project. In some instances, the landowner may also require the Fund or the MAM-Managed Entity, to the extent they control the asset, to provide a guarantee to back the obligations for decommissioning. The anticipated costs for decommissioning are provided by an independent third-party, but these costs could vary from those forecast amounts and materially affect the value of the investment. Accordingly, the Adviser will make provision for decommissioning costs, but actual decommissioning costs of any particular project may vary from those forecast in the relevant financial model. In addition, such dismantling, disposal and restoration may result in additional unforeseen costs to be borne by the renewable energy asset. If any of these risks materialize, the performance of the relevant renewable energy asset may be adversely affected which in turn may have a material adverse effect on the Fund’s return.

Investment in Restructurings

The Fund may make investments in restructurings that involve Portfolio Entities that are experiencing or are expected to experience financial difficulties. These financial difficulties may never be overcome and may cause such Portfolio Entity to become subject to bankruptcy proceedings. Such investments could, in certain circumstances, subject the Fund to certain additional potential liabilities that may exceed the value of the Fund’s original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to the Fund and distributions by the Fund to the Investors may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings may be adversely affected by local statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims.

Risks Related to the Ownership of Renewable Energy Infrastructure

An investment in the Fund is subject to certain risks associated with the ownership of renewable energy infrastructure and renewable energy infrastructure related assets in general, including: increasing competitive pressures within the energy industry, primarily as a result of consumer demands, technological advances, privatization and other factors; the burdens of ownership of renewable energy infrastructure; local, national and international economic conditions; the supply and demand for services from and access to renewable energy infrastructure; the financial condition of users and suppliers of renewable energy infrastructure assets; changes in interest rates and the availability of funds which may render the purchase, sale or refinancing of renewable energy infrastructure assets difficult or impracticable; changes in laws, including environmental law, and regulations, and planning laws and other governmental rules; environmental claims arising in respect of renewable energy infrastructure acquired with undisclosed or unknown environmental problems or as to which inadequate reserves have been established; changes in energy prices; changes in fiscal and monetary policies; uninsured casualties; underinsured or uninsurable losses, such as force majeure events and terrorist acts; and other factors which are beyond the reasonable control of the Fund. Many of these factors could cause fluctuations in usage, expenses and revenues, causing the value of the investments to decline and to affect the Fund’s returns negatively. Energy infrastructure asset owners may also find it increasingly difficult to negotiate long-term procurement or sales agreements with counterparties, which may affect their profitability and financial stability.

Technology Risk – Renewable Power Projects

There are a variety of technology risks in renewable power projects, including the risk of new technology failing to work reliably, as well as the risk that subsequent projects will be more efficient and place existing projects at a competitive disadvantage. A notable feature of the renewables market has been the economic weakness of technology suppliers, particularly in the solar panel market, such that they may be poor credit risks and may not be able to satisfy claims on equipment warranties. A key feature of the renewables market has been rapidly declining equipment costs, there is no guarantee that this will continue. If it does continue, new projects may have a significant cost advantage over historic projects.

While the Fund will seek to invest in proven technologies, there is a risk that there may be manufacturing or other defects in the technology or that the technology when applied to the specific renewable resource may not be adequate. This risk is mitigated in part by the use of fixed price construction contracts with performance guarantees backed by liquidated damages, although there is no assurance that these terms will be available in construction contracts in the future.

Technology Risk – Offshore Wind

There are a variety of technology risks in offshore wind, especially in relation to floating offshore wind, which is a rapidly growing type of offshore wind technology that is still progressing towards commercialization. There are therefore risks that new technologies fail to work reliably, not being available for the entire forecast period for their intended use or not achieving or maintaining the predicted efficiency, as well as the risk that subsequent projects will be more efficient and place existing projects at a competitive disadvantage.

Power Purchase Agreement Risk

Companies engaging in renewable energy projects will often enter into a power purchase agreement (“PPA”) for electricity offtake. Payments by power purchasers to such projects pursuant to their respective PPAs may provide the majority of such companies’ or projects’ cash flows. There can be no assurance that any or all of the power purchasers will fulfill their obligations under their PPAs or that a power purchaser will not become bankrupt, or that upon any such bankruptcy its obligations under its respective PPA will not be rejected by a bankruptcy trustee. There are additional risks relating to the PPAs, including the occurrence of events beyond the control of a power purchaser that may excuse it from its obligation to accept and pay for delivery of energy generated by a company or project. The failure of a power purchaser to fulfill its obligations under any PPA or the termination of any PPA may have a material adverse effect on a Portfolio Entity or project. To date, many PPAs have been provided by national governments (through fixed tariffs, or some other form of subsidy). There is no guarantee that governments will retain previously agreed tariffs and no guarantee that such tariffs will continue to be offered to new projects.

Renewable Energy Pricing

The revenues derived from investments are likely to be affected by the price of electricity derived from other fuel sources, which has been, and is likely to continue to be, volatile and subject to wide fluctuations in response to factors such as: (i) relatively minor changes in the supply of and demand for oil, gas or coal; (ii) market uncertainty; (iii) political conditions in international commodity producing regions; (iv) the extent of domestic production and importation of oil, gas or coal in certain relevant markets; (v) the level of consumer demand; (vi) weather conditions; (vii) the competitive position of oil, gas or coal as a source of energy as compared with other energy sources; (viii) the industry-wide refining or processing capacity for oil, gas or coal; (ix) the effect of foreign federal, state and local regulations on the production transportation and sale of commodities; and (x) the amount and character of excess electric generating capacity in a market area. Market prices of these energy commodities may fluctuate materially depending on a variety of factors beyond the control of the Adviser or the Fund, including, without limitation, weather conditions, foreign and domestic supply and demand, force majeure events, changes in law, governmental regulations, prices and availability of alternative fuels and energy sources, international political conditions including those in the Middle East, actions of the Organization of Petroleum Exporting Countries (and other oil and natural gas-producing nations) and overall economic conditions.

Following construction, renewable energy investment and economics are principally influenced by the balance between operating and maintenance costs on the one hand and, on the other, the income from renewables subsidies (if any), power prices and the price of any applicable related green certificates. Power market prices are impacted by the balance of demand and supply, and can turn negative in periods of excess supply. The significant increase in the amount of intermittent renewable power generating capacity that is expected in the future may make power prices more volatile going forwards and may require further changes to the applicable rules and regulations applying to generating projects.

Renewable energy projects are long-term assets with long economic lives often exceeding 20 years. While sales contracts, PPAs and feed-in tariffs, underpinning the forward sale of electricity and/or environmental credits, often provide for short-term fixing of the price of energy and/or environmental credits, a clean energy project will likely be required to sell electricity or environmental credits at then prevailing market prices and/ or seek new sales contracts with fixed price periods.

In making its investment decisions, the Adviser will necessarily rely on market forecasts as to the forward price of electricity and environmental credits or equivalent instruments. There can be no assurance that such forecasts will be accurate and if the revenues are ultimately lower than projected, the returns on the investments will also be lower. In certain markets, electricity is also sold on spot markets which fluctuate constantly.

The Fund may make Investments in projects and concessions with revenue exposure to power prices and the returns from renewable energy generation assets may be affected by changes in the market price for power, the costs of managing intermittency risks and changes in the availability and charges for connection to the electricity distribution and transmission systems in any markets in which the Fund has operating assets. The market price of electricity is volatile and is affected by a variety of factors. While some of the portfolio companies may benefit from fixed price arrangements for a period of time, others may have revenue which is based on prevailing power prices.

Renewable Resources

Renewable power technologies, especially wind, solar, hydro and landfill gas require an assessment of the renewable resource. For example, in the case of wind, solar or hydro, if there is less wind, sun or available water than had been anticipated, a project may have a lower return than originally projected. Actual annual wind speed or solar irradiation may fluctuate resulting in lower-than-expected long-term average rates with a corresponding effect on the amount of electricity generated. Wind speeds that are significantly higher than expected could result in periods where the wind is too strong for the wind turbines to safely produce electricity which could result in reduced generation. There is also risk of weather cycles that are deficient in the type of weather conditions required to produce energy at the relevant renewable energy asset. Energy yield forecasts are to a large extent based on historical climate data and certain computer-based simulations/calculations. There is a risk that such forecasts prove inaccurate due to meteorological measurement errors, the reliability of the forecasting model or errors in the assumptions applied to the forecasting model. In particular, extreme weather conditions may lead to greater fluctuation from historically recorded data. In the case of landfill gas, the production of methane from a landfill site will decline over time. The amount of the decline and the length of the life of the field can be difficult to estimate. In addition to long-term resource levels, renewable resources, especially wind and hydro, and to a lesser extent solar, are subject to annual variations. There is a risk that a renewable power project will not generate sufficient cash to service its debt and/or achieve a return, and if a decline in resource levels occurs early in a project’s life, the impact on projected returns will be greater.

Equipment and Services

The Fund’s revenue may depend in part upon the availability and operating performance of the equipment used in connection with infrastructure assets within its portfolio, including solar assets and offshore wind assets, such as solar panels. Even where such equipment is available, the Adviser’s procurement processes may not permit the Fund to acquire such equipment as a result of concerns raised during supply chain due diligence for example. Some of that equipment is owned/maintained by the project and some is likely to be owned/maintained by third parties. A defect, serial defect or a mechanical failure in the equipment, or an accident which causes a decline in the operating performance of equipment and the availability of such equipment, can directly impact upon the revenues and profitability of that asset. Should access to spare or replacement parts be restricted by their discontinued production, the planned operational lifetime of the assets could be reduced. The Adviser will incorporate an estimate of operating cost spend and unavailability of equipment within the financial forecasts, consistent with third-party advice. There is a risk that differences between actual and forecast costs will exist. The impact on the Fund of any failure of or defect in the equipment used in the operation of its assets should be reduced to the extent that the Fund has the benefit of any warranties or guarantees given by an equipment supplier.

Supply Shortages and Price Increases

The Fund and its suppliers’ supply chain and operations could be subject to events beyond our control, such as earthquakes, wildfires, flooding, hurricanes, tsunamis, typhoons, volcanic eruptions, droughts, tornadoes, the effects of climate change and related extreme weather, public health issues and pandemics, war, terrorism, cyber-attacks, government restrictions, tariffs, or limitations on trade, and geo-political unrest and uncertainties. For example, the COVID-19 pandemic caused significant shipping delays and price increases and also raised the price of inputs like steel, resulting in a number of our suppliers and EPC Contractors raising force majeure claims to excuse the performance of their obligations under our contracts with them.

There have also been periods of industry-wide shortage of key components, including solar panels, in times of rapid industry growth or regulatory change. For example, guidance from the Internal Revenue Service, or the IRS, on the steps required for construction to be deemed to have commenced in time to qualify for federal investment tax credits resulted in significant module and other supply shortages in the market as customers started purchasing supplies in advance of the December 2019 deadline to qualify for a 30% investment tax credit. Changes in federal, state, or local regulations, such as changes to the Code resulting from the OBBBA, may require new or different system components to satisfy the requirements of such newly effective codes or regulations, which may not be readily available for distribution to us or our suppliers. The manufacturing infrastructure for some of our projects’ components has a long lead time, requires significant capital investment, and relies on the continued availability of key commodity materials, potentially resulting in an inability of manufacturers to meet demand for these components, which, as a result, could negatively affect the Fund’s ability to complete projects in a timely manner and increase our costs.

Wind Farms

The Fund’s revenue may depend in part upon the availability and operating performance of the equipment used in connection with wind farms within its portfolio, such as gear boxes, rotor blades, transformers, inter-array cables, transmission cable, foundations and sub-stations (both onshore and offshore). Some of that equipment is owned / maintained by the project and some is likely to be owned / maintained by third parties. A defect, serial defect or a mechanical failure in the equipment, or an accident which causes a decline in the operating performance of a wind turbine and the availability of such equipment, can directly impact upon the revenues and profitability of that wind farm. Should access to spare or replacement parts be restricted by their discontinued production, the planned operational lifetime of the wind turbines could be reduced. The Adviser will incorporate an estimate of operating cost spend and turbine unavailability into its modelling of the wind farms within the financial forecasts, consistent with third-party advice. There is a risk that differences between actual and forecast costs will exist. The impact on the Fund of any failure of or defect in the equipment used in the operation of its wind farms should be reduced to the extent that the Fund has the benefit of any warranties or guarantees given by an equipment supplier.

Wind power production estimates are based on past wind measurements. Historical wind speeds may not be representative of future wind speeds. Seasonal and annual volatility may also adversely affect the Fund’s returns from its wind power assets. Typically, wind farms have relied upon supportive legal and regulatory environments to remain competitive with thermal power suppliers, although this is changing in some markets. Any adverse change to the legal or regulatory environments in countries in which the Fund’s wind farm assets are situated may reduce the Fund’s returns from these assets. Similarly, returns from wind farm assets may be affected by changes in the basis of charging for electricity or the basis on which the Fund’s assets are charged for connection to the electricity distribution system in any markets in which the Fund operates. Systemic faults in technology employed by wind farms in which the Fund invests may also negatively impact on returns to the Fund from those assets. Where wind farm projects are a more expensive means of electricity production than alternative generating technologies, they are likely to depend on supportive regulatory environments. In countries in which the Fund’s wind power assets are situated, regulatory changes may reduce the Fund’s returns from these assets.

In particular, offshore wind assets are subject to energy regulation and require governmental licenses and approvals for their development, construction and operation as well as operating in highly regulated power markets, which are subject to periodic regulatory changes. The failure to obtain, maintain or comply with the approvals and permits relating to the Investments, and the resulting inability to complete the projects, or be able to general power from them, in addition to the risk of additional costs, fines and penalties, could materially and adversely affect the portfolio companies’ return from the assets. Offshore wind projects also require significant expenditure to develop, build and commission the projects before the assets begin to generate income, as well as on-going, long-term expenditure on operating and maintenance to enable projects to reliably generate expected levels of income.

Solar

Like wind farms, solar power production estimates are based on past measurements. Historical radiation measurements may not be representative of future solar power production, including due to changes in environmental conditions, including cloud cover and pollution. Seasonal and annual volatility may also affect the Fund’s returns from its solar power assets. Increasingly solar power solar power projects are being developed without significant subsidies, and there is a risk that existing subsidies will be phased out in jurisdictions where they remain.

Further, although solar assets have few moving parts and operate, generally, over long periods with limited maintenance requirement, solar photo-voltaic (PV) power generation employs solar panels composed of a number of solar cells containing PV material. These panels are, over time, subject to degradation since they are exposed to the elements and carry and electric charge, and will age accordingly. In addition, solar radiation which produces solar electricity carries heat with it that may cause the components of a PV solar panel to become altered and less able to capture irradiation effectively. There is a risk of equipment failure due to wear and tear, design error or operator error with respect to each PV facility and this failure, among other things, could adversely affect returns to the Fund.

Any adverse change to the legal or regulatory environments in countries in which the Fund’s solar power assets are situated may reduce the Fund’s returns from these assets.

Bioenergy

The principal risk to returns from bioenergy plants are the availability of suitable plant-based fuel and increases in the cost of such fuels. If suitable fuels become scarce, or for other reasons become more expensive to acquire, the Fund’s returns from bioenergy plants may be adversely affected. Where bioenergy projects are a more expensive means of electricity production than alternative generating technologies, they are likely to depend on supportive regulatory environments. In countries in which the Fund’s bioenergy assets are situated, regulatory changes may reduce the Fund’s returns from these assets.

Geothermal

There are limited places where geothermal power stations can be built due to the requirement for suitable hot rocks at suitable drilling depths. This limitation may require significant exploration, which can be very costly and time consuming and may not ultimately be successful, thereby adversely affecting returns to the Fund. The level of geothermal energy at an operational site can be variable, and this may adversely impact on returns to the Fund. Where geothermal projects are a more expensive means of electricity production than alternative generating technologies, they are likely to depend on supportive regulatory environments. In countries in which the Fund’s geothermal assets are situated, regulatory changes may reduce the Fund’s returns from these assets.

Hydroelectric Projects

The effectiveness of hydroelectric power generation depends on the consistent flow and velocity of water running through turbines. Accordingly, in addition to power price risk and technology risk, the primary risk to returns from small hydro installations is a decrease in the amount of electricity produced because of a decrease in water velocity. This decrease in velocity could result from, amongst other things, sedimentation or corrosion of the turbines. Run of the river hydroelectric power projects have no way to store water to provide a back-up for reduced river flow and so are exposed to the risk of reduced precipitation or increased water use by other users adversely impacting generation and income.

Feedstock

Some renewable power technologies, especially biomass require feedstock to generate electricity. The amount, and price of, feedstock available is volatile and interruptions in the supply chain and can have a significant impact on either. A reduction in supply or increase in cost of feedstock will materially impact the performance of these types of investments.

Effects of Ongoing Changes in the Electricity Supply Industry

Certain Investments may be in projects and Portfolio Entities directly related to electric utilities and, in most cases, such utilities are the ultimate customers for purchasing electricity from renewable energy projects. The operation of renewable energy projects often takes place at sites that are remote from the electrical transmission and distribution system, frequently requiring grid interconnection and reinforcement. In many markets, the electricity supply industry is experiencing increasing competitive pressures, primarily in wholesale markets, as a result of consumer demands, technological advances, greater availability of natural gas and other factors. There can be no assurance that: (i) existing regulations applicable to electricity utilities will not be revised or reinterpreted, especially those imposing mandates upon them to purchase renewable electricity; (ii) new laws and regulations will not be adopted or become applicable to electricity utilities companies; (iii) the technology and equipment selected by such utilities to comply with current and future regulatory requirements will not change materially over time; (iv) the required grid interconnection and reinforcement to permit uninterrupted generation will be undertaken in a timely manner at reasonable cost; or (v) such utilities’ business and financial condition will not be materially and adversely affected by such future changes in, or reinterpretation of, laws and regulations (including the possible loss of exemptions from laws and regulations) or any failure to comply with such current and future laws and regulations.

Grid Risk

Certain Investments must be connected to the distribution or transmission grid to sell their energy output. Therefore, these assets may be dependent on electricity transmission facilities owned by third parties to sell the electricity produced by its assets. Due to the continued roll out of renewables there is an increased risk of curtailment and grid outages which will reduce the amount of electricity a project can export, which in turn, reduces the revenues generated by a project in any given period. Typically, the Fund will not be the owner of, nor will it be able to control, the transmission or distribution facilities except those needed to interconnect its assets to the electricity network. Accordingly, a wind or solar farm must have in place the necessary connection agreements and comply with their terms in order to avoid potential disconnection or de-energization of the relevant connection point.

In addition, if the transmission or distribution facilities break down without fault of the distribution of transmission grid operator, the Fund may be unable to sell its electricity and this could have a material adverse effect on the Fund’s returns in these assets. The circumstances in which compensation, if any, would be payable are limited and the amounts payable are unlikely to be sufficient to cover any losses of revenue.

Moreover, development projects may also face the risk of not securing a grid connection which materially impact their value. These risks may adversely affect the returns of the Fund in these assets. The Fund will need to consider any related costs and any timetabling implications for the connection of projects (where applicable), as well as ensuring compliance with policies and regulation in relation to grid connectivity.

Risks of Investing in Platform Companies

The Fund may invest its assets in the securities of smaller, less established companies with shorter operating histories. Investments in such companies may involve greater risks than are generally associated with Investments in more established companies.

Although the Fund will monitor the performance of each investment, the Fund will necessarily rely on management to operate the Investments on a day-to-day basis and the Fund’s performance is partially dependent on the continued efforts of these management teams. Each investment will be dependent on certain key personnel, and the loss of key personnel, or the inability to retain or replace qualified employees, could have an adverse effect on these businesses and the level of their distributions, which could adversely affect the results of operations and the Fund’s ability to generate cash and pay distributions.

Additionally, as the business models and implementation of green energy technologies expand and mature, other industrial areas could potentially come within the scope of the Adviser or Sub-Advisers’ investment mandates, and such industries could provide other industry-specific risks that do not currently exist in the Fund’s current investment strategy, or that the Fund’s management teams are not currently aware of.

Risks of Investing in Natural Climate Solutions

General

The Fund is subject to risks generally affecting interests and Investments in, and ownership of/legal title to, real assets (including carbon assets), including: changes in local market conditions or general political and economic conditions or in specific industry segments; declines in asset values; changes in valuation yields due to relative attractiveness of real assets as an asset class; variations in supply of and demand for obsolescence of real assets and carbon credits; fluctuations in the availability of financing for the acquisition of real assets; changes in governmental rules, local authorities’ pre-emption rights, regulations and fiscal and other policies; technical problem; natural disasters or alterations in ecosystem functioning; financial failures of operating or site preparation subcontractors, and acts of God (where not covered by insurance); changes to applicable taxation regimes in relation to real assets and recent changes to, or uncertainty in, the U.S. federal income tax treatment of carbon credits, all of which may affect valuation levels and may adversely impact the Fund. There is no assurance that there will be a ready market for resale of any Portfolio Entity because they will generally not be liquid. Lack of liquidity may result from the absence of an established market for a Portfolio Entity, as well as legal or contractual restrictions on their resale by the Fund.

Carbon Markets

There can be no guarantees or assurances that any Portfolio Entity will generate or otherwise make available to the Fund any carbon credits. The Fund cannot guarantee that any carbon credits can or will be used for compliance purposes under any regulatory regime, or accepted for voluntary climate action goals under any standard, initiative, or guidance, or that any of these regimes, standards, initiatives, or guidance will not vary over time. The value and transferability of carbon credits is highly dependent upon government regulation, and the lack of authorization of a natural climate solutions project may affect the transfer of full legal title to the carbon credits, the possibility to transfer carbon credits internationally, and may also restrict the way in which carbon credits may be used or claimed. Trading of carbon credits is mainly done over the counter or in markets which are largely immature and illiquid. Furthermore, it may not be possible to establish the current value of carbon credits at any particular time.

The Fund’s value may depend on a market price for carbon credits. Price changes may occur based on supply and demand dynamics as new markets for carbon credits emerge. An increase in supply may partly offset price increases. To the extent that the Adviser’s assumptions regarding the demand, usage and supply of carbon credits prove incorrect, delivery of carbon credits to the Fund could be adversely affected.

Market Conditions: Agriculture and Forestry

The Fund’s investment strategy may be based, in part, upon the premise that real assets will be available for purchase by the Fund at prices which the Adviser considers favorable. Further, the Fund’s investment strategy relies, in part, upon local market conditions. No assurance can be given that real assets businesses and assets can be acquired at favorable prices or that the market for such assets will recover, or continue to improve, as the case may be, since this will depend, in part, upon events and factors outside the control of the Fund. Further, the Fund’s investment strategy relies, in part, upon the continuation of existing market conditions (including, for example, supply and demand characteristics) or, in some circumstances, upon more favorable market conditions existing in the future. No assurance can be given that real assets can be acquired or disposed of at favorable prices or that the market for such assets will either remain stable or, as applicable, recover or improve, since this will depend upon events and factors outside the control of the Fund. The Fund’s business and the value of its Portfolio Entities may be adversely affected by periods of economic slowdown or recession, which may be accompanied by declining real estate values. Furthermore, there are risks that the value of the Units will be affected by factors particular to real assets securities and related industries or sectors (such as government regulation) and may fluctuate more widely than that of a fund that invests in a broad range of industries.

Timber and agricultural commodities are subject to a number of uncertainties regarding prices, costs, and market access. Agricultural and wood products commodity prices may suffer from volatility as a result of weather shocks and their effects on yields, energy price shocks and changes in supply and demand. Changes to international trade may increase or decrease access to certain markets.

In addition, fiscal constraints or political pressure may also lead the governments of countries across the globe to impose increased taxation or other charges on operations in the agriculture and forestry sectors. If the assets of the Fund are subjected to increased taxation, royalties or expropriation, it could have an adverse effect on the Fund’s financial condition. Further, government consents or notifications may be required for Investments or disposals by the Fund which may make it challenging and costly for the Fund to make new Investments or realize existing Investments on a timely basis or at all, which could, in turn, have an adverse effect on the Fund’s profitability.

Risks Related to Private Infrastructure Equity Investments

Risks Related to Personnel

The Fund may invest in Portfolio Entities whose success depends on the management talent and efforts of one person or on a small group of persons, any of whose resignation, incapacity or death could adversely affect the businesses. No assurances can be given that such individuals will continue to be affiliated with the relevant Portfolio Entity throughout the life of the Fund, and a departure of any such individual may result in a material adverse effect on the performance of the Portfolio Entity and in turn, a material adverse effect on the performance of the Fund.

Risks Related to Investment Structure

Equity securities generally represent the most junior position within an issuer’s capital structure and are therefore subject to the greatest risk of loss. Targeted returns will reflect the assumed level of risk, but there can be no assurance that the Fund will be adequately compensated for risks taken.

Investments in the securities of various issuers are also subject to a number of risks, which will be dependent in part on the structure of the issuer (e.g., corporation, partnership, etc.) and the structure of the securities (e.g., common equity, preferred equity, etc.). The performance of securities may depend in part on liquidity, market support, price volatility, and the relative rights of more senior and junior stakeholders, among other things. The business, creditworthiness, tax position, and effectiveness and stability of management of the issuer, as well as general and specific financial, business and economic conditions, may also have an effect on the value of securities.

Investment in Private Companies

The Fund will primarily seek opportunities relating to unquoted companies. Investments in unquoted companies are intrinsically riskier than in quoted companies as the unquoted companies may be smaller, more vulnerable to changes in technology and the general economic, geographic or market conditions, and may be more dependent on the skills and commitment of a small management team.

Control Position Risk

The Fund may seek investment opportunities that either allow the Fund to acquire control or exercise influence over management and the strategic direction of investments (whether as a result of its participation alone or as a consequence of its participation alongside other MAM-Managed Entities) or in which Macquarie otherwise seeks to leverage its expertise and capabilities in an effort to contribute to the success of the investment, for instance by providing advice and guidance regarding key strategic, commercial and financial decisions. The exercise of control over a Portfolio Entity imposes additional risks of liability for environmental damage, product defects, failure to supervise management and other types of liability in which the limited liability characteristic of business operations generally may be ignored. The exercise of control over an investment could expose the assets of the Fund to claims by such investment, its security holders and its creditors. While the Adviser intends to operate the Fund in a way that will minimize exposure to these risks, the possibility of successful claims cannot be precluded. If these liabilities were to arise, the Fund might suffer a significant loss. Consequently, the Adviser may not be solely in control of the acquisition, financing and disposition of all Investments in the Fund’s portfolio and the portfolio’s construction may be negatively impacted as the Fund’s investment strategy and targeted returns are premised upon the opportunity to assemble, manage, finance, retain and harvest a complete and balanced portfolio.

The Fund may also make investments indirectly or acquire only a minority interest or a participation in an asset underlying an Investment, and as a result may not be able to exercise control over the management of such Investment. In certain circumstances, the Fund (or its subsidiaries or other vehicles through or in which it makes its Investments) will be required to waive governance or voting rights it would otherwise have as a result of its participation in an investment. In such case, the Fund will have limited, and in some cases no, influence on the management and investment decision of such Investments and may not always be in a position to effectively protect its interest. The Fund might not always be in a position to protect its interests effectively, particularly if management teams pursue objectives which are inconsistent with those of the Fund.

Provision of Managerial Assistance

The Fund may be represented on the boards of one or more Portfolio Entities and, because of anti-market abuse regulations or those nominee directors’ duties to act in the best interests of those Portfolio Entities, the Adviser’s ability to sell interests in such Portfolio Entities when and upon the terms that it may otherwise desire may be impaired.

The designation of representatives and other measures contemplated could expose the assets of the Fund to claims by a Portfolio Entity, its security holders or its creditors, including claims that the Fund is a controlling person and thus is liable for securities laws violations of a Portfolio Entity. These measures could also: (i) result in certain liabilities in the event of the bankruptcy or reorganization of a Portfolio Entity; (ii) result in claims against the Fund if the designated directors violate their fiduciary or other duties to a Portfolio Entity or fail to exercise appropriate levels of care under applicable corporate or securities laws, environmental laws or other legal principles; and (iii) expose the Fund to claims that it has interfered in management to the detriment of a Portfolio Entity.

Risks Related to Private Infrastructure Debt Investments and Lending Generally

Limited Control Over Borrower’s Assets/Business

The ability of a lender to control the assets or business activities of a borrower is considerably less than the control that can be exercised by an equity investor.

Credit Risk

The assessment of a borrower’s ability to repay a loan is based on a number of assumptions. There is a risk that the assumptions made may prove to be incorrect. The longer the term of the debt, the harder it is to be certain that the assumptions will prove correct. The long-term nature of the Private Infrastructure Debt Investments that the Fund may acquire will heighten the risk of circumstances arising which were not contemplated in the original credit assessment and may in turn increase the risk of the initial credit assessment being inaccurate.

Lender Coordination Risk

When lending jointly or as part of a consortium, a minority lender may not be in a position to control the enforcement and other actions to be taken under a loan. In particular, infrastructure projects and certain utility financing platforms are subject to complex intercreditor arrangements which may mean that amendments, waivers, consents and the ability to take or direct enforcement action, including the acceleration of debt, are outside of the control of a single creditor. As financings may have very diverse creditors (including public bondholders, banks, financial institutions, hedging providers, the European Investment Bank, monoline insurers (whether active or non-active), supra-national lenders and insurance companies), and as such creditors may have different payment rankings, the interests of creditors operating such intercreditor arrangements are not necessarily aligned.

Enforcement Risk

If a lender is required to take enforcement action and sell the underlying asset/business of a borrower it may recover less under such a forced sale than might otherwise be achieved and the proceeds might not be sufficient to cover all the amounts owing by the borrower. In some jurisdictions or for certain sub sectors, special insolvency regimes may apply which may prevent the enforcement of security and commencement of insolvency proceedings.

Prepayment Risk

If a Private Infrastructure Debt Investment is pre-paid in advance of its maturity date, capital may not be able to be reinvested at the same rate of return. A break fee may be payable by the borrower in some instances which may wholly or partially compensate for the prepayment having occurred. If a break fee is not paid or not payable, this may have a negative impact on the expected duration of the Private Infrastructure Debt Investment by the Fund and the duration of returns received by an Investor.

Loan Origination Risks

The Fund may originate loans, including senior, and junior loans, in each case, in compliance with local law requirements. The Fund’s success in this area will depend, in part, on its ability to originate loans on advantageous terms. In making loans, the Fund will compete with a broad spectrum of lenders (which could include Macquarie), many of which may have substantially greater financial resources than the Fund.

Increased competition for, or a diminution in the available supply of, qualifying loans could result in lower yields on such loans, which could reduce returns to Investors. There can be no assurance as to the amount and timing of payments with respect to the loans; the loans could become non-performing and possibly go into default, and the borrower could enter into bankruptcy or liquidation. Although the Adviser will attempt to manage risks of investing in loans, there can be no assurance that the Fund’s Private Infrastructure Debt Investments will increase in value or that the Fund will not incur significant losses.

Origination and intermediation of loans in certain jurisdictions can amount to a regulated activity. Typically, in those jurisdictions where such regulations do apply, the Fund or the Adviser would be required to obtain regulatory approval as a pre-condition of being able to carry on such activities. The Fund intends to structure its affairs in such a way that neither it nor the Adviser will be required to obtain any such regulatory approval(s). Inability to originate loans in such a jurisdiction, due to lack of appropriate authorization, may limit the range of Investments available to the Fund. Such inability may require the Fund to enter into arrangements with intermediaries who have such authorizations, most typically banking institutions, to assist with loan origination or intermediation. To the extent that the Adviser determines to pursue such a strategy, it is likely to increase expenses and reduce returns to the investors and may expose the Fund to the credit risk of such intermediary. Further, the application of such laws and regulations is often complex to determine and highly specific to the individual circumstances of the Fund and the proposed borrower. This means that the Fund may incur significant legal, tax and other advisory fees in its efforts to ensure that it acts in compliance with such laws and regulations. Such determinations will often ultimately depend upon the professional judgement of the Fund’s legal, tax and other advisors and it is therefore possible that a regulatory authority may dispute such determinations with potentially adverse consequences for the Fund or the Adviser.

Loans to Companies

A portion of the Fund’s portfolio may be committed to the origination or purchasing of loans to both public and privately owned businesses. With respect to the origination or purchasing of loans from medium-sized or privately owned businesses, compared to larger, publicly owned firms, such companies may have limited financial resources and access to capital as well as higher funding costs. They may be in a weaker financial position and may need more capital to expand or compete. These companies frequently have shorter operating histories, narrower product lines and smaller market share than larger businesses, which render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. There may not be as much information publicly available about these companies as would be available for public companies, and such information may not be of the same quality. These companies are also more likely to depend on the management talents and efforts of a small group of persons and, as a result, the death, divorce, disability, resignation or termination of one or more of these persons could have a material adverse impact on these companies’ ability to meet their obligations. The above challenges increase the risk of these companies defaulting on their obligations.

Risks Associated with Different Parts of a Borrower’s Debt Capital Structure

The Private Infrastructure Debt Investments of the Fund may be contractually or structurally subordinated to the senior debt obligations of an issuer or financing group. Such subordinated Private Infrastructure Debt Investments may be characterized by greater credit risks and higher loss given default than those associated with the senior obligations of the same issuer. Subordinated or junior tranches in an issuer’s capital structure may absorb losses from default before other more senior tranches to which such junior tranches are subordinated.

Adverse changes in the financial condition of an issuer, general economic conditions, or the terms of the senior financing structure may impair the ability of such issuer to make payments on the subordinated securities and result in defaults on such securities more quickly than in the case of the senior obligations of such issuer. As a result, to the extent the Fund invests in such securities, the Fund would potentially receive payments after, and would bear the effects of losses or defaults on its Investments before, the holders of other more senior tranches of debt. In the absence of an intercreditor arrangement with senior creditors, the Fund may have limited protections or rights following an event of default. In addition, the ability of the Fund to influence an issuer of such securities’ affairs would likely be substantially less than that of senior creditors.

The Fund may also lend on an unsecured basis. In the event of default or insolvency of a borrower, the Fund would rank subordinate to secured lenders and pari passu to unsecured creditors. In such circumstance the Fund is at greater risk of experiencing significant loss.

Differing Investment Positions in Securities

The Adviser, the Debt Infrastructure Sub-Adviser or their affiliates, because of differing investment objectives, different investment teams or other factors, may cause other investment vehicles to take investment positions different from those taken by the Fund in securities in which the Fund invests, including positions contrary to those held by the Fund or senior or junior to those held by the Fund. When deciding whether or not to invest in such positions, the Adviser and Debt Infrastructure Sub-Adviser will take into account a number of factors, including the size of the relative positions, nature and extent of voting rights, relative covenant packages, materiality of the investment to the Fund or other investment vehicle, the nature of the lender syndicate and the expected maturity date, being the date on which, in the opinion of the Adviser and the Debt Infrastructure Sub-Adviser, the relevant Private Infrastructure Debt Investment could reasonably be expected to be refinanced in full.

To the extent that the Fund holds interests that are different (or more senior or junior) than those held by such other vehicles, the Adviser, the Debt Infrastructure Sub-Adviser and their affiliates may be presented with decisions involving circumstances where the interests of such other vehicles are in conflict with those of the Fund, including with respect to targeted returns for the investment and the timeframe for and method of exiting the investment. Furthermore, it is possible that in certain circumstances, including for example in a bankruptcy proceeding or other action relating to a distressed situation for the relevant borrower, the Fund’s interest may be subordinated or otherwise adversely affected by virtue of such other vehicles’ involvement and actions relating to its investment.

Borrowers Equally Face Credit Risk in Relation to Their Project Counterparties

Borrowers often enter into warranty and bonding arrangements with project counterparties, such as equipment suppliers, construction, operational and maintenance counterparties. Such warranties and bonds typically cover the non-performance of the counterparty or the relevant equipment under certain conditions and are typically subject to time limits, maximum pay-out clauses and other contractual restrictions. Payments under warranties and bonds will ultimately depend on the relevant counterparty’s ability to satisfy its financial obligations.

Financial analysis for infrastructure project companies is typically based on the fact that construction and other risks of operating the relevant concessions are substantially assumed by third-party contractors. Infrastructure project companies may be exposed to increased cost or other liabilities where this does not happen, for example as a result of the operation of contractual limits of liability, contractor default or insolvency or defective contractual provisions.

Risks Associated with Lending to Utilities

Increasing Competition in Regulated Utilities

Regulators in the utility sector have sought and continue to seek to introduce increased competition into the market for the provision of regulated utility services (including the separation of wholesale and retail businesses). The introduction of increased competition could lead to a reduction in the revenue of the relevant utility borrower which could have a material adverse impact on the borrower’s business, operational performance, profitability or financial condition and thus the Investments.

Revenue Risks

The turnover, profitability and cash flow of many regulated utilities are substantially influenced by the service levels, regulatory targets and price limits established by the relevant regulator, and such regulator’s assessment of delivery against those factors.

Inadequate allowed cost of capital or regulatory assumptions concerning operating expenses and required capital expenditure as well as turnover forecasts proving not to be sufficiently accurate, unforeseen financial obligations or costs (for example, as a result of ensuring regulatory compliance or changes to legislation or regulatory requirements) which are not taken into account by the relevant regulator in setting price limits and are consequently not compensated for, could materially adversely affect the financial performance and profitability of such utilities.

Non-Recovery of Consumer Debt

Non-recovery of consumer debt is a risk to many regulated utility businesses and may cause such utility’s profitability to suffer. The risk is often exacerbated as a result of regulatory regimes which may limit the sanctions or other options available to such regulated utility in reducing its bad debts. The relevant regulator may make allowances in the price limits for a proportion of debt deemed to be irrecoverable, however, the utility borrower may not be able to recover all bad debts through this mechanism (or such recovery may be subject to a time delay). The borrower may therefore suffer losses from its inability to recover its debts fully, which could adversely affect the borrower’s business, operational performance, profitability or financial condition which could in turn impact on the Investments.

Capital Expenditure Program Risk

The business of utility companies requires significant capital expenditure by a borrower. The price limits set by the relevant regulator as part of price controls will take into account such regulator’s view of the level of capital expenditure expected to be incurred and the associated funding costs and operating costs (on an efficient basis). If a borrower is unable to deliver its capital investment program at expected expenditure levels, or is unable to secure the expected level of efficiency savings on its capital investment program, or the program falls behind schedule or contains incorrect assumptions by the borrower as to the capital investment required, the borrower’s available cash flow might suffer because of a need for increased capital expenditure. A regulator of such a borrower may take such failings into account which could lead to a borrower being unable to recover its costs or reduction in its revenue due to the borrower’s failure to meet targets (for example in relation to environmental compliance and output).

Regulators have also introduced incentive mechanisms for capital expenditure allowing regulated utilities to recover their actual capital expenditure for specific outputs, plus or minus revenue rewards or penalties that depend on how closely their expenditure forecasts compare to the regulator’s expectations and the regulated utility’s actual expenditure. Any penalty deducted from the allowed capital expenditure may have a material adverse effect on the regulated utility’s cash flow and thus on the Investments.

Limitations On Security

In certain jurisdictions, a regulated utility’s ability to grant security over its assets and the enforcement of such security may be restricted through statute or the regulatory regime applicable to such borrower. In these circumstances, the security to be provided over the assets of the regulated company affords significantly less protection to the secured creditors (including the Fund) than would be the case if such a company were not a regulated utility.

Risks Related to Lending to Infrastructure

The Fund’s objective is to also acquire (with the intention generally to hold), and to earn income from, a diversified portfolio of Investments in the debt of companies which directly or indirectly own infrastructure projects. In addition to the risks of the Investments otherwise described in this Registration Statement, to which any such debt Investment will be exposed to, these debt Investments (whether senior or subordinated) will necessarily be subject to the risks incidental to the relevant borrowers’ ownership and operation of infrastructure projects.

In general, all of the risks identified above in respect of infrastructure projects as they apply to the Fund’s equity and equity-like Investments in infrastructure projects, as described in “Risks Related to Infrastructure Investments,” “Risks Related to Infrastructure Assets—Renewables” and “Risks of Investing in Natural Climate Solutions” above, also apply to the Investments by the Fund in the debt of companies which directly or indirectly own infrastructure projects and references to the Fund shall be construed as references to the relevant borrower, as applicable.

If any of the risks identified above in “Risks Related to Infrastructure Investments,” “Risks Related to Infrastructure Assets—Renewables” and “Risks of Investing in Natural Climate Solutions” above materialize, they could reduce the revenues generated by a debt investment, including as a result of the borrower’s ability to satisfy its debt repayment obligations, and consequently adversely affect the return of the Fund therefrom.

Risks Related to Equities and Multi-Asset Investments

Country Risk

Country risk refers to potential adverse political, economic or social developments affecting the return on an investment in a country which may reduce the value of the Fund’s assets. Examples of events that may affect the value of Investments in a country are political instability, recession, war, tariffs, income inequality, refugee migration, terrorism, the potential break-up of political-economic unions and political corruption. The materialization of one or more of these risks could negatively affect our financial performance.

The Fund may also invest in emerging markets. Investments in emerging markets may be more volatile than Investments in more developed markets. Some of these markets may have relatively unstable governments, economies based on only a few industries and securities markets that trade only a limited number of securities. Many emerging markets do not have well developed regulatory systems and disclosure standards may be less stringent than those of developed markets.

The risks of expropriation, nationalization and social, political and economic instability are greater in emerging markets than in more developed markets.

Volatility Risk

Volatility risk is the potential for the value of the Investments or the NAV per share to vary, sometimes markedly and over a short period of time. This volatility can also affect amounts available for distribution to Investors. As an indicator of risk, the greater the volatility of returns the more likely it is that returns will differ from those expected over a given time period. Investments in equity securities offering emerging markets exposure are traditionally towards the higher end of the volatility spectrum.

Risks Relating to Emerging or Frontier Markets

The Fund may invest in eligible assets which are listed on the securities exchanges of emerging or frontier market countries, as well as investing in companies which are located or have operations within such countries. Emerging or frontier markets are typically more volatile than developed markets and can result in increased risk for investors.

Emerging or frontier markets are generally considered riskier than developed markets due to factors such as lower liquidity, the potential for political unrest, the increased likelihood of sovereign intervention (including default and currency intervention), currency volatility and increased legal risk. Emerging market Investments therefore may experience increased asset price volatility and face higher currency, default and liquidity risk.

The risks of investing in emerging or frontier markets include those risks listed below.

Political and Legal Risks

In emerging markets, investor protection legislation or protection available through other legal avenues (for example concepts of fiduciary duties) may be limited, non-existent, or difficult to enforce in practice. Obligations on companies to publish financial information, or to publish such information in accordance with recognized accounting standards, may also be limited. Governments may make or invoke policy or regulation that changes the established rights of private sector companies. There is a further risk that a government may prevent or limit the repatriation of foreign capital or the availability of legal redress through the courts. There is also the risk of government intervention in the operation of financial markets, for instance a forced closure of markets.

Market, Valuation and Settlement Risks

Eligible markets which are securities exchanges in emerging markets are likely to be less liquid and less efficient than regulated markets. Eligible assets traded on such exchanges can be more difficult to sell and value. Investor registers may not be properly maintained and ownership of or interests in such eligible assets may not be (or remain) fully protected. Registration of ownership of securities may be subject to delays and during the period of delay it may be difficult to prove beneficial ownership of the securities. In some markets, the concept of beneficial ownership is not recognized or is not well developed.

Custody arrangements for such securities may not be well developed. Settlements may still take place in physical rather than dematerialized form. In some markets there may be no secure method of delivery against payment which would minimize the exposure to counterparty risk. It may be necessary to make payment on a purchase or delivery on a sale before receipt of the securities or, as the case may be, sale proceeds.

Taxation Risks

Potential investors should note that tax law and practice in emerging market countries is less established than in countries with regulated markets. It is therefore possible that current laws, interpretation, guidance, or practices relating to taxation may change, potentially with retrospective effect. This may mean that the Fund may have to pay additional taxes or have sales proceeds withheld for tax reasons in circumstances which cannot be anticipated at the time when Investments are made, valued or disposed of.

Exchange-Traded Fund Risk

If the Fund eventual decides to invest in exchange-traded funds, the risks typically reflect the risks of the instruments in which the exchange-traded fund invests. Because exchange-traded funds are investment companies, the Fund will bear its proportionate share of the fees and expenses of an investment in an exchange-traded fund. As a result, the Fund’s expense may be higher and performance may be lower.

Performance Risk

Performance risk broadly refers to the potential for changes in share prices to result in a loss in the value of your investment in the Fund. The Fund may invest in companies that are listed on a share market and as a result is exposed to movements in their share prices. Factors that drive changes in share prices may include changing profitability of companies and the sectors and markets in which they operate, economic cycles, volume of share issuance, investor demand levels, business confidence and government and central bank policies.

Income Securities Risk

The Fund may have exposure to a range of income securities, including high yield, emerging markets and structured securities. The value of these securities may fall, for example due to market volatility, interest rate movements, perceptions of credit quality, supply and demand pressures, market sentiment, or issuer default. These risks may be greater for securities offering higher returns, for example high yield or emerging market securities. Income security risk may cause unit price volatility and/or financial loss to the Fund.

High Yield (Junk Bond) Risk

The Fund may have exposure to high yield (junk bond) securities. High yield securities, commonly known as “junk bonds,” are subject to reduced creditworthiness of issuers; increased risk of default and a more limited and less liquid secondary market. High yield securities may also be subject to greater price volatility and risk of loss of income and principal than are higher-rated securities. High yield bonds are sometimes issued by municipalities that have less financial strength and therefore have less ability to make projected debt payments on the bonds.

Commodities Risk

The Fund may have exposure to commodities, through exchange traded commodities (“ETCs”) or other commodities related securities which involve additional risks. More specifically, political, military and natural events may influence the production and trading of commodities and, consequently, have an influence on the commodities related securities and ETCs in which the Fund invests. Moreover, terrorism and other criminal activities may have an influence on the availability of commodities and therefore could negatively impact financial instruments in which the Fund invests which grant exposure to commodities.

Restricted Securities Risk

The Fund may invest in securities that contain restrictions of their negotiability and/or issue. Such Investments may be less liquid, making it difficult to acquire or to dispose of such Investments which may lead to the Fund experiencing adverse price movements upon any such disposal. Such restricted securities may be but are not limited to securities known as “Rule 144A securities.”

Rule 144A securities are privately offered securities that can be resold only to certain qualified institutional buyers. As such securities are traded among a limited number of investors, certain Rule 144A securities may be illiquid and involve the risk that the Fund may not be able to dispose of these securities quickly or in adverse market conditions.

Tax Risks

Tax Liability Considerations

The taxation of partnerships and partners is complex. The Fund may take positions with respect to certain tax issues that depend on legal and other interpretive conclusions. Should any such positions be successfully challenged by a taxing authority, an Investor might be found to have a different tax liability for that year than that reported on its tax returns. In addition, a taxing authority’s review of the Fund may result in a review of the returns of some or all of the Investors, which examination could result in adjustments to the tax consequences initially reported by the Fund and affect items not related to an Investor’s investment in the Fund. If such adjustments result in an increase in tax liability for any year, the Fund or one or more of the Investors may also be liable for interest and penalties with respect to the amount of underpayment. The legal and accounting costs incurred in connection with any taxing authority’s review of the Fund’s tax returns will be borne by the Fund. The cost of any audit of an Investor’s tax return will be borne solely by the Investors. Each prospective Investor is strongly urged to review the disclosure included in “Certain U.S. Federal Income Tax Considerations” and to consult its tax advisor.

U.S. Tax Liability Resulting from Redemption of Investor Units

An Investor that redeems an interest in the Fund generally will recognize gain or loss equal to the difference, if any, between the adjusted basis of the interest and the amount realized from redemption. The General Partner may elect to allocate specially for U.S. federal income tax purposes profits or losses to any redeeming Investor (including an Investor whose Units are only partially redeemed) and any such allocation may result in a redeeming Investor being allocated ordinary income in lieu of capital gain it otherwise would have been subject to upon redemption of its Units. Alternatively, the General Partner may not elect to specially allocate profits or losses to such redeeming Investor which may result in the remaining Investors in the Fund being allocated taxable income that otherwise would have been allocated to the redeeming investor. Each prospective Investor is strongly urged to review the disclosure included in “Item 1. Business—Certain U.S. Federal Income Tax Considerations” and to consult its tax advisor.

Publicly Traded Partnership

The Fund intends to operate in a manner to enable it to be taxable as a partnership for U.S. federal income tax purposes, and may rely on the “qualifying income” exception to treatment as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes. The tax rules governing partnerships, publicly traded partnerships, and the “qualifying income exception” are complex and subject to change. Given the highly complex nature of the rules governing partnerships and the 1940 Act, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities the Fund is undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particular year. If the Fund were treated as a corporation for U.S. federal income tax purposes, material adverse U.S. federal income tax consequences could result for Investors and the Fund.

U.S. Federal Income Tax Liability Resulting from IRS Audits.

U.S. federal income taxes arising from an IRS audit of the Fund will be paid by the Fund absent an election to the contrary. In addition, a “partnership representative” will have the power to act on behalf of the Fund and its Investors in all IRS audits and other proceedings involving the Fund’s U.S. federal income, loss, deductions, and credits. See “Certain U.S. Federal Income Tax Considerations.”

Tax Considerations Differ for Each Investor.

No attempt is made herein to summarize the tax consequences for each prospective Investor of acquiring, holding or disposing of an interest in the Fund depending on such Investor’s particular tax characteristics. The tax position of Investors in the Fund may differ according to the Investor’s particular financial and tax situation and accordingly the structure of the Fund and its Investments may not be tax efficient for any particular prospective Investor. No undertaking is given that amounts distributed or allocated to Investors will have any particular tax characteristics or that any specific tax treatment will be enjoyed. Further, no assurance is given that any particular investment structure in which the Fund has a direct or indirect interest will be suitable for all Investors and, in certain circumstances, such structures may lead to additional costs or reporting obligations for some or all of the Investors. Each prospective Investor should consider its own tax position in relation to acquiring, holding and potentially disposing of an interest in the Fund, consulting its tax advisor as appropriate.

UBTI & ECI; Tax Treatment of Feeder and Corporations

Tax-exempt Investors should be aware that they may be subject to U.S. federal income tax (and possibly state and local income tax) with respect to their share of such income and gain from the Fund that is treated as “unrelated business taxable income” within the meaning of Section 512 of the Code. In addition, an investment in the Fund by Non-U.S. Investors (as defined in “Certain U.S. Federal Income Tax Considerations”) may result in such Investor recognizing and being required to report income that is effectively connected with the conduct of a trade or business within the United States for U.S. federal income tax purposes. Non-U.S. Investors must generally file U.S. federal income tax returns and pay U.S. federal income tax with respect to ECI of the Fund allocable to them. Regardless of whether the Fund’s activities constitute a trade or business, under provisions added to the Code by FIRPTA, gain derived by the Fund from the disposition of U.S. real property interests (including interests in certain entities owning U.S. real property interests) is generally treated as ECI. Thus, Non-U.S. Investors (other than certain qualified foreign pension funds and entities wholly owned by qualified foreign pension funds) that invest in the Fund should be aware that a portion of the Fund’s income and gain from its U.S. Investments is expected to be treated as ECI under FIRPTA and thus is expected to cause such Non-U.S. Investors to be subject to U.S. federal income tax (and possibly state and local income tax), as well as U.S. federal income tax return filing obligations, with respect to their share of such income and gain. The Fund has no obligation to minimize UBTI or ECI.

Significant amounts of the assets of the Feeder are expected to be held through one or more Non-U.S. Corporations and significant incremental tax may be incurred from the use of such Corporations (including non-U.S. taxes). Although the Feeder believes that the classification of any entity through which it indirectly holds its interest in the Fund that elects to be classified as a Corporation, should be respected, it is possible the IRS could seek to disregard any Corporation for UBTI or ECI purposes, which could result in the debt-financed property or other UBTI rules being applied to tax-exempt Investors directly or the ECI rules being applied to Non-U.S. Investors directly.

Prospective investors should consult their own tax advisors regarding the foregoing.

Tax and Distributions; Phantom Income

Due to possible differences between the allocation of gain or income for any tax purposes and distribution of cash relating to gain or income (including possible timing differences and disproportionate uses of cash to fund redemptions), there can be no assurance that Investors who are subject to tax on the allocated gain or income will receive distributions sufficient to satisfy their tax liabilities fully, and no assurance can be given that the Fund will make cash distributions in amounts sufficient to cover such tax liabilities as they arise. The Fund is expected to generate taxable income in excess of cash distributions to Investors, including as a result of annual taxable income inclusions from “passive foreign investment companies” in which the Fund is expected to invest and elect to treat as a “qualified electing fund” under the Code. Investors who are subject to tax on the allocated gain or income may not receive distributions sufficient to satisfy their tax liabilities fully. Accordingly, each Investor should ensure that it has sufficient cash flow from other sources to pay all tax liabilities resulting from such Investor’s ownership of an interest in the Fund.

Tax in Non-U.S. Jurisdictions

While no assurance can be made, the General Partner will seek to cause the Fund, and any vehicle in which the Fund has a direct or indirect interest or the Investors to avoid becoming subject to tax, including transfer taxes, in jurisdictions in which any such vehicles are incorporated, organized, controlled, managed, have a permanent establishment or are otherwise located or in which Investments are made or with which Investments have a connection. In addition, while no assurance can be provided, the General Partner will seek to cause the Fund or the Investors to avoid becoming subject to non-U.S. tax return (or other tax) filing obligations. Taxes such as withholding tax, branch tax or similar taxes may be imposed on profits of, or proceeds arising to, the Fund from Investments in such jurisdictions. In addition, local tax incurred in such jurisdictions may not be creditable to, or deductible by, the Investors in their respective jurisdictions (including the United States).

Changes in Tax Laws

All statements contained herein concerning the U.S. federal income tax (or other tax) consequences of an investment in the Fund are based on existing law and interpretations thereof. Changes in or the enactment of new U.S. federal income tax and other tax laws, regulations or other administrative guidance and interpretations thereof could occur during the life of the Fund, potentially altering both the level and basis of taxation. The U.S. has previously proposed or recommended changes to existing tax laws or has enacted new laws that could significantly increase our tax obligations or adversely affect our business, financial condition, and results of operations. The OBBBA includes several new provisions (and other amendments) to the Code. The impact of the OBBBA and any other potential tax changes on an investment in the Fund is uncertain. While certain changes in tax laws may be beneficial, others could negatively affect the after-tax returns of the Fund and the Investors. Accordingly, no assurance can be given that the currently anticipated tax treatment of an Investment, or of the Fund, will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of the Investors. Additionally, tax authorities in jurisdictions where the Fund maintains investments may change their tax codes so as to force or attempt to force increased disclosure from or about the Fund or its Investors as to the identity of all persons having a direct or indirect interest in the Fund. Such additional disclosure may take the form of additional filing requirements on Investors. Prospective investors should consult their own tax advisors regarding potential changes in tax laws and the impact on their investment in the Fund and the impact on the Fund and any potential Investments.

Tax Information Exchange Regimes; FATCA Withholding Tax on Certain Non-U.S. Entities

Numerous jurisdictions have enacted, or have committed to enact, legislation and administrative guidance requiring the collection and sharing of certain information in order to combat tax avoidance. FATCA aims to combat tax evasion by U.S. tax residents using foreign accounts. It imposes withholding taxes in certain circumstances and requires financial institutions outside the United States to collect and share information about their U.S. customers. In addition, the OECD has published a global Common Reporting Standard (“CRS”) for the exchange of information pursuant to which many countries have now signed multilateral agreements. In the EU, Council Directive 2011/16/EU on administrative co-operation in the field of taxation (as amended) effectively implements the OECD’s CRS and requires governments to obtain detailed account information from financial institutions and exchange that information automatically with other jurisdictions annually.

One or more of these information exchange regimes are likely to apply to the Fund or vehicles in which the Fund owns an interest and may require the Adviser to collect and share with applicable taxing authorities information concerning Investors (including identifying information and amounts of certain income allocable or distributable to them). The Fund may not have control over whether the underlying entities in which the Fund owns an interest comply with the reporting regime. Further, an Investor’s failure to provide required certifications or other information may result in withholding taxes, government-imposed penalties, expulsion from the Fund or other potential remedies. Such withheld amounts that are allocable to an Investor may be deemed to have been distributed to such Investor to the extent the taxes reduce the amount otherwise distributable to such Investor.

Use of Corporate Intermediate Entities

Significant amounts of the assets of the Fund are expected to be held through one or more entities taxable as corporations for U.S. federal income tax purposes and may be subject to U.S. corporate federal (and applicable state and local) income tax. In addition, if any such entity were a Non-U.S. Corporation, it might be considered a PFIC or CFC, which may result in additional income tax reporting or payment obligations. See “Item 1. Business—Certain U.S. Federal Income Tax Considerations—Taxation of U.S. Investors—Controlled Foreign Corporations” and “—Passive Foreign Investment Companies.” Because Investors will be located in numerous taxing jurisdictions and subject to different tax rules, no assurance can be given that any such structure will benefit all Investors to the same extent, including any structures or acquisitions utilizing leverage. Any such structure may result in additional indirect tax liabilities for certain Investors. Thus, significant incremental tax obligations may be incurred from the use of such entities. Such structures shall be determined in the sole discretion of the Adviser, generally to ensure that the Fund is classified as a partnership and not a publicly traded partnership taxable as a corporation and to provide simplified tax reporting for Investors. Prospective investors should consult their own tax advisors regarding the foregoing.

Qualified Electing Fund Elections

There can be no assurance that a PFIC in which the Fund or an investment fund in which the Fund holds interests or invests will provide the information necessary for a QEF election to be made or that stock of a PFIC will otherwise qualify as “marketable stock.” Because of this, the Fund may seek to avoid investing directly in PFICs in order to streamline tax reporting to investors and may instead hold such entities through U.S. Corporations.

Uncertainty of U.S. Federal Income Tax Legislation

A number of items of legislation are currently proposed, or have been proposed in the past, that could significantly alter certain of the U.S. federal income tax consequences of an investment in the Fund or the Feeder. It currently is uncertain whether any such proposed legislation (or similar legislation) will be enacted into law. The impact of any potential tax changes on an investment in the Fund is uncertain. Prospective investors should consult their own tax advisors regarding potential changes in tax laws and the impact on their investment in the Fund and the impact on the Fund and any potential investments.

Treatment of U.S. Federal Estate Taxes

The U.S. federal estate tax treatment of an investment in the Fund or the Feeder with regards to the estate of a non-citizen who is not a resident of the United States is not entirely clear. If the interests in either the Fund or the Feeder are includable in the U.S. gross estate of such person, then a U.S. federal estate tax might be payable in connection with the death of such person. Prospective individual Non-U.S. Investors who are non-citizens and not residents of the United States should consult their own tax advisors concerning the potential U.S. federal estate tax consequences with regard to an investment in the Fund or the Feeder.

ERISA Risks

Risks Arising from Provision of Managerial Assistance

The General Partner will use commercially reasonable efforts such that the assets of the Fund should not constitute “plan assets” of any Investor that is a Benefit Plan Investor within the meaning of ERISA, and the regulations promulgated thereunder by the U.S. Department of Labor, as modified by the Plan Asset Regulations and may, in this regard, elect to operate the Fund as a VCOC or an REOC, each within the meaning of the Plan Asset Regulations. Operating the Fund as a VCOC would require that the Fund obtain rights to substantially participate in or influence the conduct of the management of a number of Investments. Operating the Fund as a REOC would require that the Fund participate directly in the management and development activities of the underlying real estate acquired (directly or indirectly) by the Fund. In the case of Investments in Portfolio Entities, the Fund will typically designate a director to serve on the board of directors of one or more Portfolio Entities as to which it obtains such rights. The designation of directors and other measures contemplated could expose the assets of the Fund to claims by a Portfolio Entity, its security holders and its creditors. While the General Partner intends to minimize exposure to these risks, the possibility of successful claims cannot be precluded.

Because the General Partner may operate the Fund in a manner intended to qualify the Fund as a VCOC or REOC in order to avoid holding “plan assets” within the meaning of ERISA, the Fund may be restricted or precluded from making certain Investments. In addition, such operation could require the General Partner to liquidate Investments at a disadvantageous time, resulting in lower proceeds to the Fund than might have been the case without the need for such compliance.

Certain ERISA Considerations

No assurance can be given that the Fund will operate as a VCOC or a REOC, however, in which case the Fund will use commercially reasonable efforts to satisfy another exception to the Plan Asset Regulations, including by qualifying the Units for the “publicly offered securities” exception (within the meaning of the Plan Asset Regulations), and limiting investment by, or prohibiting investment from, Benefit Plan Investors in our Units, however no assurance can be given that this will be the case. The General Partner does not intend to qualify the Feeder as a VCOC or REOC, or currently intend to qualify the Feeder for the “publicly offered” securities exception or limit investment in the Feeder by Benefit Plan Investors to less than 25% of the total value of each class of equity interests in the Feeder, and it is possible that the assets of the Feeder will constitute “plan assets” (within the meaning of the Plan Asset Regulations) for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. In this regard, general partner of the Feeder intends to structure the Feeder as an intermediate entity for purposes of an indirect investment in the Fund with limited discretion with respect to the investment, management and disposition of the assets of the Feeder, but does not intend to be a fiduciary with respect to any Benefit Plan Investor for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code. Prospective investors should consult with their legal advisors as to the consequences of making Investments in the Fund directly or indirectly through the Feeder.

Risk Arising from Potential Control Group Liability

Under ERISA, upon the termination of a tax-qualified single employer defined benefit pension plan, the sponsoring employer and all members of its “controlled group” will be jointly and severally liable for 100% of the plan’s unfunded benefit liabilities whether or not the controlled group members have ever maintained or participated in the plan. In addition, the U.S. Pension Benefit Guaranty Corporation (the “PBGC”) may assert a lien with respect to such liability against any member of the controlled group on up to 30% of the collective net worth of all members of the controlled group. Similarly, if a participating employer partially or completely withdraws from a multiemployer (union) defined benefit pension plan, any withdrawal liability incurred under ERISA will represent a joint and several liability of the withdrawing employer and each member of its controlled group.

A “controlled group” includes all “trades or businesses” under 80% or greater common ownership. This common ownership test is broadly applied to include both “parent-subsidiary groups” and “brother-sister groups” applying complex exclusion and constructive ownership rules. However, regardless of the percentage ownership that the Fund holds in one or more of its Portfolio Entities, the Fund itself cannot be considered part of an ERISA controlled group unless the Fund is considered to be a “trade or business.”

While there are a number of cases that have held that managing investments is not a “trade or business” for tax purposes, in 2007 the PBGC Appeals Board ruled that a private equity fund was a “trade or business” for ERISA controlled group liability purposes and at least one U.S. Federal Circuit Court has similarly concluded that a private equity fund could be a trade or business for these purposes based upon a number of factors including the fund’s level of involvement in the management of its portfolio companies and the nature of any management fee arrangements.

If the Fund were determined to be a trade or business for purposes of ERISA, it is possible, depending upon the structure of the Investment by the Fund and/or its affiliates and other co-investors in a Portfolio Entity and their respective ownership interests in the Portfolio Entity, that any tax-qualified single employer defined benefit pension plan liabilities and/or multiemployer plan withdrawal liabilities incurred by the Portfolio Entity could result in liability being incurred by the Fund, with a resulting need for additional capital contributions, the appropriation of Fund assets to satisfy such pension liabilities and/or the imposition of a lien by the PBGC on certain Fund assets. Moreover, regardless of whether or not the Fund were determined to be a trade or business for purposes of ERISA, a court might hold that one of the Portfolio Entities could become jointly and severally liable for another Portfolio Entity’s unfunded pension liabilities pursuant to the ERISA “controlled group” rules, depending upon the relevant investment structures and ownership interests as noted above.

Other Risks

Changes in Data Protection Laws and Regulations

Compliance with evolving and complex data protection and regulations related to privacy, data protection and information security can be costly, and a failure to comply could result in litigation, fines, sanctions or other penalties or reputational harm, which could materially and adversely affect the results of operations of an investee company or MAM, each of which could have an adverse impact on the Fund.

In addition, compliance with current and future privacy, data protection and information security laws and regulations could significantly impact current and planned privacy and information security related practices, the collection, use, sharing, retention and safeguarding of personal data and some of the Fund or MAM’s or its investee companies’ current and planned business activities, which may have an adverse impact on the Fund.

OFAC and Sanctions Considerations

Each Investor will be required to make certain representations pursuant to its subscription in connection with such anti-money laundering programs, including, without limitation, representations that such Investor is not a prohibited country, territory, individual or entity listed on the OFAC website and that it is not directly or indirectly affiliated with any country, territory, individual or entity named on an OFAC list or prohibited by any OFAC sanctions programs. These entities and individuals include specially designated nationals, specially designated narcotics traffickers and other parties. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC.

Each Investor will also be required to represent that it is not operationally based or domiciled in a country or territory on the Sanctions Lists. If an Investor is on a Sanctions List, the Adviser may be required to cease any further dealings with the Investor’s interest in the Fund until such sanctions are lifted or a license is sought under applicable law to continue dealings.

Benchmark Reform

Certain base rates, including the United States Federal Funds Rate (the “Fed Rate”), the Secured Overnight Financing Rate (“SOFR”) and other rates or indices described herein, are deemed to be “benchmarks” and are the subject of ongoing national and international regulatory scrutiny and reform. Some of these reforms are already effective, while others are still to be implemented or formulated. These reforms may cause such benchmarks to perform differently than they performed in the past or to be discontinued entirely and may have other consequences that cannot be predicted. Any such consequences could adversely affect particular Investors or the return on their investment in the Fund.

To the extent that particular interest payments or other payments are linked to a specific “benchmark” that is discontinued or is no longer quoted, a replacement will be reasonably selected by the Adviser, to the extent that the Adviser has the discretion to do so. The terms of the relevant agreements or legislative intervention may mean that the Adviser does not have discretion to select the replacement. The selection of a benchmark replacement, and any decisions made by the Adviser in connection with implementing a benchmark replacement, could result in adverse consequences for some or all Investors. Further, there is no assurance that the characteristics of any benchmark replacement will be similar to Fed Rate or SOFR or that any benchmark replacement will produce the economic equivalent of Fed Rate or SOFR.

Incentive Fee/Allocation Arrangements

Some or all of the Portfolio Entities in which the Fund invests typically charge incentive fees or allocations based on the Portfolio Entities’ performance, which generally are expected to approximate 20% of the Portfolio Entities’ net profits. These performance incentives may create an incentive for the Portfolio Entities’ managers to make Investments that are riskier or more speculative than those that might have been made in the absence of the performance or incentive allocation. In addition, performance incentives will be calculated based on realized and unrealized appreciation of assets, and may be greater than if such incentives were based solely on realized gains.

Mandatory Redemptions of Investors Based on Certain Detrimental Effects

The Fund may redeem, outside of the redemption procedures described under the caption “Item 1. Business—Redemption Program,” Units held by an Investor or other person acquiring Units from or through an Investor, if: (i) all or any portion of the assets of the Fund may be characterized as assets of a Plan (as defined herein) for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, or for purposes of any applicable Other Plan Law (as defined herein), whether or not such Investor is subject to ERISA, the Code or Other Plan Law without such withdrawal or the General Partner (or other persons responsible for the operation of the Fund or investment of the Fund’s assets as contemplated under the Partnership Agreement) may be considered a fiduciary with respect to any Investor, for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or any applicable Other Plan Law; (ii) the Fund, the General Partner, or any Investor is reasonably likely to be subject to any requirement to register under the 1940 Act or any other securities laws of any jurisdiction; (iii) a significant delay, extraordinary expense or material adverse effect on the Fund or any of its affiliates, the General Partner, any Investor, any Investment or any prospective investment is likely to result; provided, that any such Investor will remain liable to the Fund to the extent of any breach of a representation or covenant made by such Investor to the Fund or the General Partner arising out of or relating to such withdrawal; (iv) in the General Partner’s sole and absolute discretion, a violation of or non-compliance with any law, rule or regulation (which may include any anti-money laundering or anti-terrorist financing laws, rules, regulations, directives or special measures) applicable to the Fund (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the U.S. International Money Laundering Abatement and the Anti-Terrorist Financing Act of 2001 and FATCA) or any material adverse effect on the Fund or any Investor is likely to result from such Investor’s continued interest in the Fund; (v) the Units have vested in any person by operation of law as a result of the death, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the Investor; (vi) continued ownership of the Units by an Investor may be harmful or injurious to the business or reputation of the Fund, the General Partner, the Adviser, Macquarie or any of their affiliates, or may subject the Fund or any Investor to an undue risk of adverse tax or other fiscal or regulatory consequences; (vii) any of the representations and warranties made by an Investor or other person in connection with the acquisition of Units was not true when made or has ceased to be true; or (viii) it would be in the interest of the Fund for the Fund to redeem the Units. These provisions may, in effect, deprive an Investor in the Fund of an opportunity for a return that might be received by other Investors.

Sub-Placement Agent Risk

When a limited number of third parties and brokers, dealers and certain financial advisors (which may include wealth advisors) and others (collectively, “Sub-Placement Agents”) represent a large percentage of Investors, actions recommended by Sub-Placement Agents may result in significant and undesirable concentration of Investor subscription or tender activity. Additionally, it is possible that if a matter is put to a vote at a meeting of Investors, clients of a single Sub-Placement Agent may vote as a block, if so recommended by the Sub-Placement Agent.

Cybersecurity Risk

The Fund and its service providers, as well as the Portfolio Entities and their service providers, are susceptible to operational and information security and related risks of cybersecurity incidents. In general, cyber-incidents can result from deliberate attacks or unintentional events. Cybersecurity attacks include, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data or causing operational disruption. Cyber-attacks also may be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make services unavailable to intended users). Cybersecurity incidents affecting the Adviser, the Fund’s administrator, Placement Agent, Sub-Placement Agents, the Fund’s custodian or other service providers have the ability to cause: (i) disruptions and impact business operations, potentially resulting in financial losses; (ii) interference with the Fund’s ability to calculate its NAV; (iii) the inability of Investors to transact business with the Fund; (iv) violations of applicable privacy, data security or other laws; (v) regulatory fines and penalties; (vi) reputational damage; (vii) reimbursement or other compensation or remediation costs; (viii) legal fees; or (ix) additional compliance costs. Similar adverse consequences could result from cybersecurity incidents affecting the Portfolio Entities, the Portfolio Entities’ managers, governmental and other regulatory authorities, exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions and other parties. While information risk management systems and business continuity plans have been developed that are designed to reduce the risks associated with cybersecurity, there are inherent limitations in any cybersecurity risk management system or business continuity plan, including the possibility that certain risks have not been identified.

Risks Related to Potential Conflicts of Interest

Conflicts Generally

Certain conflicts of interest may arise between the Fund, the General Partner and the Adviser, any member of the Macquarie Group (including any OSS), Investors and any existing or future MAM-Managed Entity or any of MAM’s clients and their respective affiliates from time to time.

It is the Adviser’s policy to seek to manage conflicts of interest fairly and to ensure ongoing compliance with regional regulatory expectations for identifying, preventing, managing, recording, and monitoring conflicts of interest, whether actual, potential, or perceived. It is not always possible to remove conflicts and, when this situation arises, the General Partner will use reasonable efforts to manage such conflicts on a case-by-case basis in accordance with the General Partner’s conflicts management procedures and through their disclosure, having regard to the General Partner’s fiduciary duties, including referring such conflict to the Fund’s Independent Directors. In addition, a conflict of interests between the Fund and investors in other MAM-Managed Entities may relate to or arise from, amongst other things, the nature of Investments made by the Fund vis-à-vis such Investments (or similar Investments) also being made by other MAM-Managed Entities, constitutional and legal restrictions on permitted Investments, the structuring of the acquisition of Investments, the timing of disposition of Investments and the manner in which income and capital generated by other MAM-Managed Entities is distributed to investors (including the Fund).

The structuring of Investments and distributions may result in materially different returns being realized by different groups of investors. As a consequence, conflicts of interest may arise in connection with decisions made by other MAM-Managed Entities on the one hand and the Fund on the other.

Investments and Divestments

Prospective Investors should note that it is possible that the Fund may co-invest in Investments alongside other MAM-Managed Entities or alongside any members of the Macquarie Group (including an OSS). Additionally, the Fund may co-invest with METI International through the Aggregator immediately following the Initial Closing. It is possible for a variety of reasons, including their respective terms, investment periods, structures and investment strategies, that if there is either (A) the need for one or other of the Fund and/or the co-investing entity(ies) to exit earlier than the other, or (B) only scope for a partial exit, conflicts of interest may arise as the Fund and the co-investing entity(ies) may exit at different effective prices or with differing costs or terms.

The co-investment entity(ies) may invest at a different time than the Fund and on terms agreed in light of the circumstances prevailing at that time, which might be different to those secured by the Fund.

The General Partner and Adviser

Management of Similar Accounts

The Adviser, the General Partner and their affiliates provide or may provide investment advisory and other services to various entities, including, without limitation, MAM-Managed Entities with investment objectives similar to and different than those of the Fund. The Adviser, and certain of its investment professionals and other principals, also may carry on substantial investment activities for their own accounts, for the accounts of family members and for other accounts (collectively, with the MAM-Managed Entities, “Other Accounts”). The Fund has no interest in these activities, and investment decisions for the Fund are made independently of such Other Accounts. If, however, the Fund desires to invest in, withdraw or redeem from or sell the same security as an Other Account, the opportunity will be allocated in accordance with the Adviser’s allocation policies and procedures. There may be circumstances under which the Adviser will cause one or more Other Accounts to commit a larger percentage of its assets to an investment opportunity than to which the Adviser will commit the Fund’s assets. There also may be circumstances under which the General Partner will consider participation by Other Accounts in investment opportunities in which the General Partner does not intend to invest on behalf of the Fund, or vice versa.

The General Partner will be responsible for identifying unmitigated conflicts of interest. If any matter arises that the General Partner determines in its good faith judgment constitutes an actual or potential conflict of interest, the General Partner may take such actions as may be necessary or appropriate to ameliorate such conflict (and upon taking such actions, the General Partner will be relieved of any responsibility for such conflict to the fullest extent permitted by law and will be deemed to have satisfied its fiduciary duties related thereto to the fullest extent permitted by law). These actions may include, by way of example and without limitation, disposing of the security giving rise to the conflict of interest, appointing an independent fiduciary, managing the conflict in accordance with Macquarie’s internal policies and procedures or referring the conflict of interest to the independent directors to approve. There can be no assurance that the General Partner will resolve all conflicts of interest in a manner that is favorable to the Fund.

The Adviser, Sub-Advisers and the investment professionals who, on behalf of the General Partner, manage the Fund’s investment portfolio will be engaged in certain activities for Other Accounts, and may have conflicts of interest in allocating their time and activities among the Fund and the Other Accounts. The Adviser’s and the Sub-Advisers’ investment professionals will devote as much of their time to the affairs of the Fund as in their judgment is necessary and appropriate.

The Adviser, Sub-Advisers, their affiliates and the Placement Agent may receive payments from fund sponsors in connection with placement or other services that do not relate to the Fund.

Transactions with Other Accounts, the General Partner and its Affiliates

If investment opportunities are allocated among the Fund and Other Accounts, the Fund may not be able to structure its investment portfolio in the manner desired. Although the Adviser and Sub-Adviser endeavors to allocate investment opportunities in a fair and equitable manner, the Fund may not be permitted to co-invest in certain Investments alongside MAM-Managed Entities.

The Fund may invest in Portfolio Entities in which the Adviser, the Sub-Advisers or their affiliates (including, to the extent permitted by applicable law, Other Accounts) have invested, and the Adviser, the Sub-Advisers and their affiliates may invest in the Investments. From time to time, the Fund and Other Accounts may make Investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities. Such Investments inherently give rise to actual and perceived conflicts of interest between or among the various classes of securities that may be held by such entities.

The General Partner and Adviser Affiliates May Engage in Adverse Activities

The Fund may invest in Portfolio Entities that have relationships with affiliates of the General Partner, the Adviser or Other Accounts. Such affiliates may take actions that are detrimental to the interests of the Fund in such Portfolio Entities.

The Adviser, its affiliates and the Other Accounts may pursue or enforce rights with respect to an issuer in which the Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity and terms of the Investments may be negatively impacted by the activities of the General Partner, the Adviser and its affiliates or the Other Accounts, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The Adviser may enter into transactions and invest in securities, instruments and currencies on behalf of the Fund in which customers of its affiliates, to the extent permitted by applicable law, serve as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction would generally be adverse to the interests of the Fund, and such party would have no incentive to assure that the Fund obtains the best possible prices or terms in connection with the transaction. In addition, the purchase, holding and sale of such Investments may enhance the profitability of the Adviser or its affiliates. Subject to applicable law, the Fund may purchase Investments that are the subject of an underwriting or other distribution by one or more Adviser affiliates, and also may enter into transactions with other clients of an affiliate where such other clients have interests adverse to those of the Fund.

By reason of the various activities of the Adviser and its affiliates, the Adviser and such affiliates may acquire confidential or material non-public information or otherwise be restricted from purchasing certain potential Fund investments that otherwise might have been purchased or be restricted from selling certain Investments that might otherwise have been sold at the time.

Management Fee and Performance Allocation Arrangements

The Adviser will be paid the Management Fee at an annual rate of 1.25% of the Fund’s NAV for Class S Units, Class D Units and Class I Units, provided that the Adviser has agreed to waive the Management Fee for a period of 24-months beginning with the Initial Closing, such that the Management Fee shall be equal to the annual rate of 0.85% of the Fund’s NAV for Class S Units, Class D Units and Class I Units. Such waiver period was initially 12 months beginning with the Initial Closing and has been extended to 24 months beginning with the Initial Closing. The General Partner or its affiliate will be entitled to a Performance Allocation in respect of each class of Units with the exception of Class E Units, based on the Fund’s Total Return for such class of Units, subject to a 5% annual Hurdle Amount and a High-Water Mark with a 100% catch-up. The participation of the Adviser’s investment professionals in the valuation process, therefore, results in a conflict of interest. The General Partner and Adviser also each has a conflict of interest in deciding whether to cause the Fund to invest in more speculative Investments or financial instruments, which increase the assets or profits of the Fund and, accordingly, the Management Fee payable by the Fund to the Adviser and the Performance Allocation payable by the Fund to the General Partner. Certain Other Accounts pay the Adviser or its affiliates performance-based compensation, which could create an incentive for the Adviser or its affiliate to favor such investment fund or account over the Fund.

The existence of the General Partner’s Performance Allocation creates an incentive for the General Partner and/or Macquarie to make more risky Investments on behalf of the Fund than it would otherwise make in the absence of such performance-based compensation. In addition, as Macquarie manages Other Accounts, for which it receives differing levels of performance-based compensation, Macquarie has a potential incentive to favor the accounts of MAM-Managed Entities or take increased investment risks on behalf of said Other Accounts for which it receives a larger performance-based compensation.

The Partnership Agreement permits the General Partner to cause the Fund to distribute the General Partner’s share of securities resulting from an investment disposition by the Fund to the General Partner or its affiliates (including Macquarie personnel) in kind, while disposing of Investors’ share of such securities and distributing the net cash proceeds of such sale of securities to the Investors. This ability creates conflicts of interest between the General Partner and the Investors of the Fund. The General Partner will likely be incentivized to receive distributions in-kind of securities that it expects to increase in value because the benefits of such increase will inure solely to the General Partner, and the Fund or the Investors will not benefit from such increase.

Where the Management Fee is calculated taking into account the valuation of an investment, the General Partner will have incentives to make determinations that result in a higher Management Fee to the Adviser. Where the Partnership Agreement does not require the Management Fee to be reduced in connection with investment reorganizations, restructurings, extraordinary dividends or similar transactions, the General Partner and/or the Adviser expect to be incentivized to pursue such transactions. Further, the Management Fee generally will not be reimbursed or refunded in the event of realizations, dispositions or partial write-downs or write-offs that occur partway through the relevant calculation period. Additionally, the amount of Performance Allocation and Management Fee is dependent in part on the amount and timing of investment dispositions, and the General Partner expects to be subject to related conflicts of interest in determining whether and when to dispose of Investments or make distributions within the requirements of the Partnership Agreement. See “Item 1A. Risk Factors—Risks Related to the Adviser—Management Fee” and “Item 1A. Risk Factors—Risks Related to the Adviser—Performance Allocation.”

Investment Committee

Members of the Investment Committee may also concurrently serve on the investment committees of other MAM-Managed Entities, alongside which the Fund may, from time to time, co-invest. As a result, conflicts of interests may arise in allocating investment opportunities between the Fund and the relevant co-investing MAM-Managed Entities. Such conflicts will be managed in accordance with MAM’s conflicts management procedures.

Some of the current members of the Investment Committee are members of other MAM investment committees and may in the future include members of the private credit team’s investment committee. As such, the members of the Investment Committee may have conflicting interests with respect to their investment recommendations for the Fund. The conflicting interests of individual Investment Committee members may relate to or arise from, among other things, their compensation and professional advancement being tied to the capital of Investments within a particular target geography. This could be viewed as an incentive for the Investment Committee members to recommend a greater percentage of the Fund’s available capital to a particular target geography than would be the case in the absence of these arrangements.

The General Partner may in its sole discretion replace the Investment Committee members at any time or appoint different persons as members of the Investment Committee. In the event of any such replacement or different appointments, there can be no assurance that such replacements or appointments may not adversely affect the Fund’s performance.

Written Agreements with Investors

The General Partner, on behalf of the Fund, may, from time to time, enter into written agreements with one or more Investors which have the effect of establishing rights under, or altering or supplementing the terms of the Partnership Agreement or such Investor’s subscription agreement. Certain of such Investors may have other relationships with Macquarie. As a result of such written agreements, certain Investors may receive additional benefits which other Investors will not receive or have the ability to review. Except as required by applicable law, the General Partner may not be required to notify any or all Investors of any such written agreements or any of the rights or terms or provisions thereof, and may not be required to offer such additional or different rights or terms to any or all Investors.

In addition, the General Partner may enter into agreements with one or more Investors involving an Investor’s broader relationship with Macquarie, which may include one or more strategies in addition to the Fund’s strategy and/or certain co-investments alongside the Fund. Such an agreement may contain terms and conditions applicable to such Investor that would not apply to an Investor’s investment solely in the Fund. Such an agreement may involve an investor agreeing to make a commitment to multiple MAM-Managed Entities and/or receiving access to certain co-investment opportunities alongside the Fund and/or other MAM-Managed Entities, and may include Macquarie granting certain preferential terms to such Investors, including blended fee and carried interest rates that are lower than those applicable to the Fund when applied to the entire strategic partnership. Other Investors will generally not receive disclosure of the terms of such agreements or the right to benefit from them. Certain of such strategic partnerships may involve a MAM-Managed Entity pursuant to which an investor invests in or alongside the Fund as well as participate in other MAM-Managed Entities, strategies or co-investments to be made alongside the Fund and/or other MAM-Managed Entities. Macquarie may grant certain preferential terms to such investor via any such MAM-Managed Entity, including fee and carried interest rates (on a blended basis or otherwise) that are lower than those applicable to the Fund. Other Investors will generally not receive disclosure of the terms of such agreements or the right to benefit from them.

The General Partner, on behalf of the Fund, may enter into such written agreements with any Investor as the General Partner may determine in its sole and absolute discretion at any time. Accordingly, the other Investors will have no recourse against the Fund or any of its respective affiliates in the event that certain Investors receive additional or different rights or terms as a result of such written agreements. The Fund will generally bear the expenses of administering written agreements and other Investor specific requests.

Macquarie

Macquarie Fees

Macquarie and its affiliates, including the Placement Agent, may receive fees from the Portfolio Entities and other parties involved in transactions with the Fund. Such fees could be paid, for instance, in providing services including:

●	equity or debt financings;

●	the acquisition, disposal or sale of Investments or assets or businesses held by Portfolio Entities;

●	securities underwritings;

●	restructuring impaired assets of the Fund;

●	hedging arrangements;

●	credit facilities;

●	debt arranging and structuring services;

●	providing guarantees, providing credit enhancement or otherwise assuming financial and credit risk;

●	other banking, financial advisory or similar services;

●	in-house specialist capabilities;

●	insurance;

●	power purchase agreement or offtake solutions services; and

●	technical expertise for the purposes of due diligence and asset management in respect of the Fund’s assets.

In particular, Macquarie and/or its affiliates may leverage the combined purchasing demand of Macquarie and its portfolio businesses (which may include portfolio companies) to negotiate agreements with unaffiliated vendors such as insurance companies and brokers, employee benefit companies, telecom providers, office supply companies and other preferred suppliers of goods and services, and when a Portfolio Entity participates in such arrangements, such Macquarie entities may receive a commission or rebate from the vendor and/or a broker involved in obtaining the business.

Conflicts of interest may arise in circumstances where the Fund transacts with a party that has engaged Macquarie and/or its affiliates to provide such services. In particular, the fee potential for Macquarie and/or its affiliates inherent in a particular investment by the Fund or any related action by the General Partner (if any) could be viewed as an incentive for the Adviser and/or its affiliates to seek to enter into the relevant transaction.

In order to mitigate conflicts of interest when determining the level of fees paid to the Macquarie in consideration for such services, the Adviser will use its reasonable endeavors to ensure that such fees are paid on an arm’s length basis as further described in “—Arm’s-Length Fees Paid to Macquarie Group” below, by reference to any relevant comparisons from time to time but it cannot guarantee that there will be third parties that provide the same scope of services to be provided by the Macquarie Group or that it will be able to obtain a meaningful number of third-party quotes for such services.

Macquarie may provide other services to the Portfolio Entities, leveraging its in-house specialist capability. Subject to the terms of the Fund’s private placement memorandum, Macquarie may receive fees from the Portfolio Entities in consideration for such services.

Investments by the Aggregator

Decision makers of the Aggregator may have competing priorities or have overlapping roles and responsibilities that may cause conflicts of interest in their decision-making process between the Fund and METI International. Additionally, if either of the Fund or METI International decides to exit an Investment and the other fund does not wish to exit the Investment, the non-selling fund may receive distributions in kind of the Investments that were held by the exiting fund or otherwise be forced to exit at an inopportune time.

Financial Advisory Activities

In the regular course of business, Macquarie may be engaged to act, or may seek to act, as a financial advisor to third parties, in connection with the sale or purchase of securities or businesses or raising or arranging debt financing, that have a similar investment strategy as the Fund. If Macquarie is so engaged, the Fund may be precluded from investing in, bidding for or acquiring the securities or businesses being sold or debt financing being arranged. If the Fund were permitted to transact notwithstanding the seller’s, borrower’s or another purchaser’s retention of Macquarie or its affiliates, certain conflicts of interest would be inherent in the situation, including those involved in negotiating a purchase price or other terms and conditions. Such circumstances will create conflicts of interest for Macquarie and its affiliates and for the Fund.

If Macquarie or its affiliates are unable to mitigate such conflict of interest, the Adviser may determine that the Fund may not participate in the relevant investment opportunity, which may result in the Fund not participating in an otherwise advantageous investment. Also, in the regular course of business, Macquarie may be engaged to act, or may seek to act, as a financial adviser to third parties in connection with (i) the acquisition of a potential borrower or (ii) bidding for an asset or project. Other Macquarie entities may also be seeking to acquire, invest in or bid for a potential borrower, asset or project. If the Fund is seeking to provide financing to a competing bidder in connection with the same transaction, certain conflicts of interest may arise.

Investments by the Adviser, Macquarie, MAM-Managed Entities and Macquarie Clients

Under certain circumstances and in accordance with the Fund’s investment strategy, the Fund will consider the availability of opportunities to make an investment in connection with a transaction in which Macquarie, a Macquarie associate (including any OSS), a MAM-Managed Entity or a client of Macquarie is expected to invest or seeks to participate, or in a company in which Macquarie, a Macquarie associate, a MAM-Managed Entity or a client of Macquarie already has made, or concurrently will make or seek to make, an investment. Investments alongside a Parallel Fund and/or other MAM-Managed Entities (if applicable) may be made through an aggregating vehicle that may be managed by MAM. In connection with such Investments, the Fund, on the one hand, and the Adviser, Macquarie, such Macquarie associate (including any OSS, defined below), MAM-Managed Entities or client of Macquarie, on the other hand, may have conflicting interests and investment objectives, including with respect to the operation of the investment, the targeted returns from the investment, the disposal of such investment and the timeframe for and method of exiting the investment. For example, in circumstances where such other MAM-Managed Entity exits a shared Portfolio Entity before the Fund, such exit may have an adverse effect on the Fund’s investment in the relevant Portfolio Entity. In addition, the Fund may be precluded from investing in certain industries as a result of antitrust law considerations affecting, or non-competition agreements entered into by, Macquarie, a Macquarie associate (including any OSS), MAM-Managed Entities or a client of Macquarie. The investment opportunities which may be offered to the Fund may also be limited by any MAM or Macquarie-wide restrictive covenants granted in favor of third parties in connection with certain Investments (or otherwise) from time-to-time.

Conflicts will also arise in cases where the Fund makes an equity or other subordinated investment in an investment that has issued or is issuing a senior or mezzanine debt security to Macquarie, a Macquarie associate (including any OSS), a client of Macquarie or a MAM-Managed Entity. For example, another MAM-Managed Entity may make a mezzanine investment or a loan to an investment in which the Fund has an equity investment. In negotiating the terms and conditions of any such mezzanine investment or loan or in addressing any subsequent amendments, such MAM-Managed Entity will have interests that will conflict with those of the Fund.

In addition, conflicts will arise in cases where an investment the Fund has invested in enters into a transaction with another MAM-Managed Entity. If an issuer in which the Fund and Macquarie, a Macquarie associate (including any OSS), a MAM-Managed Entity or a client of Macquarie hold different classes of securities encounters financial problems, decisions over the terms of any workout will raise conflicts of interest (including conflicts over proposed waivers and amendments to debt covenants). For example, a debt holder may be better served by a liquidation of the issuer in which it will be paid in full, whereas an equity holder might prefer a reorganization that could create value for the equity holders. In such circumstances, the Adviser will take such action as it deems appropriate to address the foregoing conflicts of interest, including referring unmitigated conflicts of interest to the Board’s independent directors.

MAM-Managed Restricted Entities/1940 Act Considerations

Macquarie may manage directly and/or through certain joint venture arrangements, one or more registered investment companies which are regulated under the 1940 Act (collectively, “MAM-Managed Restricted Entities”). MAM-Managed Restricted Entities would be restricted in how they may invest alongside the Fund and other MAM-Managed Entities in certain circumstances, but may be permitted to do so when doing so is consistent with their investment restrictions, investment strategy, applicable law, regulation and interpretations, including by guidance provided by SEC staff. Additionally, the MAM-Managed Restricted Entities may pursue exemptive relief from the SEC which, if granted, would specify various conditions that would need to be followed by the MAM-Managed Restricted Entities and other affiliated participating investment vehicles in order to co-invest alongside each other (these conditions, together with the aforementioned guidance, the “Restrictions”). In some circumstances, due to the Restrictions, MAM-Managed Restricted Entities will not be considered eligible to participate in specific investments for allocation purposes. As a result, the MAM-Managed Restricted Entities will not be able to participate in all investment opportunities available to the Fund or other MAM-Managed Entities, and allocations of investments to the Fund, MAM-Managed Restricted Entities or other MAM-Managed Entities pursuing a similar or overlapping investment strategy will, in certain circumstances, vary materially from investment to investment as a result of the Restrictions. Further, including as a result of the potential substantial size of certain MAM-Managed Restricted Entities, allocations of investments to the Fund could be materially reduced (including to zero) where MAM-Managed Restricted Entities are participating in such investments. In certain circumstances, MAM-Managed Restricted Entities or the Fund and other MAM-Managed Entities may not be able to participate in a follow-on investment in an issuer in which MAM-Managed Restricted Entities and/or the Fund and other MAM-Managed Entities initially participated, due to intervening events. Conflicts may also arise if MAM-Managed Restricted Entities hold different securities in an issuer’s capital structure to those held by the Fund or other MAM-Managed Entities. The Macquarie Group’s ability to manage such conflicts could, in certain circumstances, be impacted by the Restrictions.

Different Investment Mandates Between Credit Clients

Conflicts may also arise where different MAM-Managed Entities (including the Fund) have the potential to invest in both the junior and senior debt of the same borrower. In such Investments, the interests of the Fund may not be aligned with the interests of such other MAM-Managed Entities to the extent they hold more junior or, to the extent permitted, more senior tranches, including in particular in circumstances where the relevant borrower is in financial distress, or more generally with respect to targeted returns for the relevant Investments and the timeframe for and method of exiting such Investments. Actions taken by the Adviser and/or its affiliates with respect to Investments held by the Fund and any other MAM-Managed Entity in different tranches of debt of the same borrower may be adverse to the Fund (and vice versa with respect to potential adverse consequences to such other MAM-Managed Entities relative to the Fund).

Conflicts with Credit Investments

To the extent that the Fund holds interests in a borrower that are different (or more senior or junior) than those held by other Macquarie entities, the Adviser and its affiliates may be presented with decisions involving circumstances where the interests of such other Macquarie entities are in conflict with those of the Fund, including with respect to targeted returns for an investment and the timeframe for and method of exiting an investment. Furthermore, it is possible that in certain circumstances, including, for example, in a bankruptcy proceeding or other action relating to a distressed situation for the relevant borrower, the Fund’s interest may be subordinated or otherwise adversely affected by virtue of such other Macquarie entities’ involvement and actions relating to their Investments. In such circumstances, the General Partner will take such action as it deems appropriate to address the conflict of interest, including referring unmitigated conflicts of interest to the Independent Directors.

Syndication and Warehousing

Macquarie, MAM-Managed Entities or their affiliates may acquire interests in Warehoused Assets and subsequently sell some or all of them to the Fund. Additionally, the Adviser expects that Macquarie may use its proprietary balance sheet to, or another MAM-Managed Entity (or any of its affiliates) may, continue to acquire Warehoused Assets after the Initial Closing and to contribute such Warehoused Assets in kind, at or below cost or at FMV, as determined by the Adviser, plus related expenses, including transaction expenses, expenses of the transfer and a risk or similar premium calculated from the time the Adviser (and/or its affiliates) or the relevant MAM-Managed Entity (and/or its affiliates) entered into an agreement to acquire such Warehoused Asset to the time it is transferred to the Fund. In particular, circumstances may arise where the Fund is not in a position to make an Investment (including due to the Fund not having sufficient amounts available to make such investment or because of timing constraints with respect to a relevant investment opportunity), in which case another MAM-Managed Entity may (but will not be obliged to) temporarily make such commitment or investment, or Macquarie may temporarily add the Investment to its proprietary balance sheet, as a warehoused investment for the benefit of the Fund (i.e., with a view to subsequently syndicating such commitment or investment to the Fund). Similarly, another MAM-Managed Entity may acquire an investment and subsequently syndicate, or sell some or all of it, to the Fund notwithstanding the availability of capital from the Investors and other investors thereof or applicable credit facilities which can be used by the Fund (which may include circumstances where such amounts as are available to the Fund have been earmarked or reserved for other uses or contingent liabilities). In certain instances, the Fund, through its subsidiaries, may acquire a Warehoused Asset with the intent to subsequently sell or syndicate a portion of such Warehoused Asset to co-investors or other persons (including MAM, MAM-Managed Entities or their affiliates) prior to the closing of the acquisition of such Warehoused Asset. In such event, the Fund will bear the risk that any or all of the excess portion of such Warehoused Asset will not be sold or will only be sold on unattractive terms and that, as a consequence, the Fund will bear the entire portion of any fees, costs and expenses related to such Warehoused Asset, hold a larger than expected Warehoused Asset in the applicable asset class or could realize lower than expected returns from such Warehoused Asset.

Any transfers of Warehoused Assets to the Fund, the Aggregator or their subsidiaries may be made (i) at FMV or at FMV plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer (including, as applicable, any related syndication/transfer/holdings fees, costs and expenses and any associated taxes) or (ii) at cost, or cost plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer (including, as applicable, any related syndication/transfer/holdings fees, costs and expenses and any associated taxes), notwithstanding that the FMV of any such Investments may have declined below or increased above cost from the date of acquisition to the time of such transfer. It may be possible that the Fund acquires transferred assets from a member of Macquarie or its affiliates at above FMV, and/or separately sells assets to a member of Macquarie or its affiliates at below FMV. Subject to the terms of the Partnership Agreement, the Independent Directors may approve the price, terms and conditions of such transfer and may approve or waive any conflicts arising in connection therewith on behalf of the Investors. Also, Macquarie and/or other MAM-Managed Entities may charge underwriting, syndication and/or other fees on these transfers to either or both of the parties in the transfer (without deduction of, or offset against, the Management Fee), and the Fund and Investors will not be entitled to share in or receive the benefit of any such fees. Macquarie may be incentivized to underwrite and/or syndicate investments due to the right to earn fees not subject to offset in favor of the Fund the Investors, even if the capital used to underwrite such amounts does not come entirely from Macquarie’s own balance sheet, and Macquarie may share such fees with one or more third parties that commit to such equity investments and may charge purchasers of the equity fees and carried interest / performance allocations with respect thereto. The Fund may have to accept limited representations and warranties as to the interests being acquired from a relevant member of Macquarie. Macquarie will be permitted to retain any portion of an investment initially acquired by them with a view to syndication to co-investors or other potential purchasers to the extent such portion has not been syndicated after reasonable efforts to do so. As part of structuring such syndication and warehousing arrangements, Macquarie may require the Fund to enter into conditional purchase agreements, whereby the Fund agrees to acquire future warehoused Investments: (i) prior to their original acquisition; and/or (ii) prior to the Fund having the requisite available capital to acquire such assets, in each case with such sale being conditional upon the Fund having sufficient available capital in order to acquire the relevant warehoused assets. Macquarie may enter into a warehousing arrangement prior to the formation of the Fund and, as part of the structuring of such syndication and warehousing arrangement, Macquarie would expect to require the Fund to enter into a conditional purchase agreement on similar terms to those described in the foregoing sentences. Conflicts of interest are expected to arise in connection with these potential warehousing arrangements and any related affiliate transactions, including with respect to timing allocations of Investments to such warehousing, structuring, pricing and other terms of the transactions related thereto. For example, Macquarie will have a conflict of interest when it or another MAM-Managed Entity receives fees for warehousing and/or transferring to the Fund all or a portion of an Investment. Macquarie may also have conflicts of interest when determining the timing and order of the Fund’s acquisition of warehoused Investments from other MAM-Managed Entities which Macquarie manages and/or operates, for example, conflicts of interest relating to the previous and/or expected performance of such a warehoused investment.

These conflicts related to syndication of Investments and warehousing will not necessarily be resolved in favor of the Fund, and Investors may not be entitled to receive notice or disclosure of the occurrence of these or other associated conflicts. By subscribing for Units, Investors will be deemed to have consented to the syndication of Investments and warehousing to the extent such transactions are approved by the Independent Directors pursuant to the Partnership Agreement.

Arm’s-Length Fees Paid to Macquarie Group

The Fund and the Portfolio Entities may, from time to time, require investment banking, foreign exchange trading, futures trading, advisory any other such financial services as well as certain other services (as described in “—Macquarie Fees” above) or asset-specific management, administration and reporting services. Macquarie (including any OSS) may be invited to provide such services to the Fund from time to time.

In certain cases, MAM-Managed Entities (and/or their employees) may perform services for or otherwise for the benefit of certain investments of the Fund and the Fund will directly or indirectly bear the fees, compensation or other expenses in relation to such services.

Any such services provided by Macquarie will be provided on an arm’s-length basis, in accordance with Macquarie’s conflicts management procedures, and will not be required to be offset against any fee payable to the Adviser by the Fund. The Adviser may use such methods as it deems appropriate to assess whether it believes such fees to be arm’s length, including performing a market benchmarking exercise where appropriate.

Follow-On Investments

Investments to finance follow-on acquisitions are a regular part of the business of the Fund. Follow-on Investments may present conflicts of interest, including determination of the equity component and other terms of the new financing. In addition, the Fund may participate in releveraging and recapitalization transactions involving portfolio companies in which other MAM-Managed Entities have invested or will invest. Recapitalization transactions may present conflicts of interest, including determinations of whether existing investors are being cashed out at a price that is higher or lower than market value and whether new investors are paying too high or too low a price for the company or purchasing securities with terms that are more or less favorable than the prevailing market terms. The General Partner will resolve conflicts on behalf of the Fund using its reasonable judgment but in its sole discretion, subject in certain cases to approval by the Independent Directors.

Allocation of Private Infrastructure Equity Investment Opportunities

The Fund does not have the exclusive unconditional right to any investment opportunity. Accordingly, Macquarie is under no obligation to offer investment opportunities to MIF US and may choose to allocate all or any part of any opportunity to other MAM-Managed Entities or any business in which Macquarie has invested, in accordance with its allocation policy. Members of the Macquarie Group may, from time to time, be presented with investment opportunities (including any related co-invest opportunities) that fall within the investment objectives of other members of the Macquarie Group, the Fund, and/or other MAM-Managed Entities and third parties.

Investment opportunities will be allocated by Macquarie to the Fund at its sole discretion, taking into account among other things: the priority over investment opportunities which any member of the Macquarie Group, any MAM-Managed Entity and/or their third-party co-investment partners may have; investment risk/return profile; geographic scope; investment strategies; investment size; available capital; and other factors that it may deem relevant.

MAM manages a number of other infrastructure funds and vehicles in Europe, the Americas, and Asia-Pacific, including a number of funds that have priority over certain asset classes that fall within the Fund’s investment strategy. Historically this has included, but is not limited to, one active closed ended infrastructure fund focused on core plus infrastructure opportunities in each of the European, the Americas and the Asia Pacific regions at any one time. Such priorities may change with the passage of time in a manner that may reduce the prioritization of such funds and vehicles over the Fund or in a manner that may increase such prioritization. In the event of the existence of such priority in respect of any specific opportunity, such other infrastructure funds and vehicles holding such priority would need to decline such investment opportunity before it is offered to the Fund, which may result in the Fund not being able to invest in opportunities that would have been available to it, but for the priority of such other infrastructure funds and vehicles. Additional information relating to such other MAM-managed infrastructure funds and vehicles and the priority they each may have over the Fund is available from the General Partner upon request.

In addition, there are currently three OSSs within MAM with businesses which target similar sectors to the Fund’s primary focus, namely, Corio, Vibrant Energy and Cero Generation (however, there may be additional OSSs in the future). The OSSs, while not wholly owned by the Macquarie Group are under the sole control of the Macquarie Group. As investor of each of these entities, Macquarie has control of final investment decisions as well as oversight through the Macquarie Group of personnel appointments on the boards of directors. Transactions undertaken, and opportunities sourced by the OSSs may be pursued by them independently and the Fund will not have priority over any such opportunities. In light of these existing priority schemes, the Fund may not be permitted to co-invest in certain Investments alongside these MAM-Managed Entities and OSS, and may gain direct access to Investments in such asset classes only to the extent such entities determine not to pursue an investment.

None of Macquarie, any member of the Macquarie Group, any OSS or any MAM-Managed Entities are under any obligation to offer or share any investment opportunity with the Fund, other than to the extent that they agree to do so from time to time, and the Fund will have no priority over any member of the Macquarie Group, other MAM-Managed Entities (together with any successor funds thereof), OSS and third parties in respect of any investment opportunity.

Macquarie’s allocation of investment opportunities among the Fund and other MAM-Managed Entities in the manner discussed above may result in the allocation of all or none of an investment opportunity to the Fund, or a disproportional allocation among such persons, with such allocations being more or less advantageous to some such persons relative to other such persons. There can be no assurance that the Fund’s actual allocation of an investment opportunity, if any, or the terms on which such allocation is made, will be as favorable as they would be if the conflicts of interest to which Macquarie likely will be subject, discussed above and below, did not exist. There can be no assurance that the Fund will have an opportunity to participate in certain Investments that fall within the Fund’s investment objectives. Additionally, Macquarie will generally determine the relative allocation of investment opportunities between the Fund and MAM-Managed Entities on a basis that Macquarie believes in good faith to be fair and reasonable and consistent with Macquarie’s allocation policy (which will be updated from time to time).

Allocation of Private Infrastructure Debt Investment Opportunities

When allocating investment opportunities sourced by MAM’s Infrastructure Debt team among MAM-Managed Entities, separately managed accounts and third-party co-investors (the “Private Infrastructure Debt Products”), the allocation process is to first consider whether or not a proposed investment is appropriate for a Private Infrastructure Debt Product based on the relevant portfolio investment guidelines and objectives and investment limitations and restrictions of such Private Infrastructure Debt Product.

To the extent that a potential investment is appropriate for more than one Private Infrastructure Debt Product, the Private Infrastructure Debt Team will allocate the potential investment across the relevant Private Infrastructure Debt Product in accordance with its allocation policy, which considers the amount of capital each Private Infrastructure Debt Product has available for investment, among other factors. Due to the consideration of factors other than available capital, the Fund’s allocation may be more or less than its pro rata available capital.

As a result of the foregoing process and the participation of other Private Infrastructure Debt Products in such investment opportunities, the Fund’s initial allocation under the allocation policy may be scaled back in the event of a reduction in the available investment amount or oversubscription. If such scale-back results in the Fund’s allocation being reduced below the level of the Fund’s minimum investment size, if any, the Fund may not receive an allocation of certain investment opportunities in respect of Private Infrastructure Debt Investments that are sourced by the Private Infrastructure Debt Team and are suitable investment opportunities for the Fund notwithstanding the fact that other Private Infrastructure Debt Products may participate in such investment opportunity.

Resolution of Conflicts

Any conflicts of interest that arise between the Fund, on the one hand, and Macquarie, its affiliates, or any existing or future MAM-Managed Entities, on the other hand, will be discussed and resolved on a case-by-case basis by the relevant parties and in accordance with Macquarie Group’s conflicts management procedures. Any such discussions will take into consideration the interests of the relevant parties and the circumstances giving rise to the conflict.

Co-Investments

Prospective investors should note that the Adviser may offer co-investment opportunities in its sole discretion and is not expected to offer co-investment with respect to all of the Investments. Prospective investors should also note that investors are not required to participate in co-investments offered by the Adviser and that the Adviser may not offer all investors the opportunity to invest in any co-investments. Moreover, transaction-specific returns, and an Investor’s overall returns from its exposure to the Investments, may be affected significantly by the extent to which such Investor is offered and chooses to participate in co-investment opportunities and the economic and other terms offered to such investor. Nothing herein constitutes a guarantee, prediction or projection of the availability of future co-investment opportunities.

Subject in all circumstances to the Adviser’s (and its affiliates’) legal and regulatory obligations and the legal, regulatory, tax or other similar considerations applicable to the relevant Investment, the Adviser intends to consider the availability of co-investment opportunities on a case-by-case basis and generally to offer co-investment opportunities. The Adviser retains discretion to consummate any potential Investment without providing any co-investment opportunity, or otherwise disregarding any co-investment priority, if it should deem it in the best interests of the potential Investment or the Fund more broadly.

The Adviser will take into account various facts and circumstances deemed relevant by the Adviser in allocating co-investment opportunities, including, among others, any of the following: whether a potential co-investor has expressed an interest in evaluating co-investment opportunities; the Adviser’s assessment of a potential co-investor’s ability to invest an amount of capital that fits the needs of the investment (taking into account the amount of capital needed as well as the maximum number of investors that can realistically participate in the transaction) and the Adviser’s assessment of a potential co-investor’s ability to commit to a co-investment opportunity within the required timeframe of the particular transaction. Additional considerations may also include the geographic location of strategic third-party or other investors; the size of a potential co-investor’s commitments to the Fund and strategic third-party or other investors; whether a potential co-investor has a history of participating in co-investment opportunities with Macquarie; whether a potential co-investor has committed to other MAM-Managed Entities, vehicles and accounts; the size of the potential co-investor’s interest to be held in the underlying portfolio entity as a result of the Fund’s investment (which is likely to be based on the size of the potential co-investor’s capital commitment and/or investment in the Fund); whether the potential co-investor has demonstrated a long-term and/or continuing commitment to the potential success of Macquarie, the Fund or MAM-Managed Entities, vehicles and accounts (including whether a potential co-investor will help establish, recognize, strengthen or cultivate relationships that may provide indirectly longer-term benefits to the Fund, MAM-Managed Entities, and their vehicles, accounts and portfolio companies); whether the co-investor has significant capital under management by Macquarie or intends to increase such amount; whether the potential co-investor has an overall strategic relationship with Macquarie that provides it with more favorable rights with respect to co-investment opportunities; whether the co-investor is considered “strategic” to the investment because it is able to offer the Fund certain benefits, including, but not limited to, the ability to help consummate the investment; the ability to aid in operating or monitoring the Portfolio Entity or the possession of certain expertise; the transparency, speed and predictability of the potential co-investor’s investment process; whether Macquarie has previously expressed a general intention to seek to offer co-investment opportunities to such potential co-investor; whether a potential co-investor has the financial and operational resources and other relevant wherewithal to evaluate and participate in a co-investment opportunity; the familiarity Macquarie has with the personnel and professionals of the investor in working together in investment contexts (which may include such potential co-investor’s history of investment in other Macquarie investment funds, vehicles and accounts and/or other Macquarie co-investment opportunities); the extent to which a potential co-investor has been provided a greater or lesser amount of co-investment opportunities relative to others; the ability of a potential co-investor to invest in potential follow-on or add-on acquisitions for the Portfolio Entity or participate in defensive Investment; the likelihood that the potential co-investor would require governance rights that would complicate or jeopardize the transaction (or, alternatively, whether the investor would be willing to defer to Macquarie and assume a more passive role in governing the Portfolio Entity); any interests a potential co-investor may have in any competitors of the underlying portfolio entity; the tax profile of the potential co-investor and the tax characteristics of the Investment (including whether or not the potential co-investor would require particular structuring implementation or covenants that would not otherwise be required but for its participation or whether such co-investor’s participation is beneficial to the overall structuring of the Investment); whether a potential co-investor’s participation in the transaction may subject the Fund and/or the Portfolio Entity to additional regulatory requirements, review and/or scrutiny, including any necessary governmental approvals required to consummate the investment in the Portfolio Entity; the potential co-investor’s chemistry with the potential management team of the Portfolio Entity; whether the potential co-investor has any existing positions in the Portfolio Entity (whether in the same security in which the Fund is investing or otherwise); whether there is any evidence to suggest that there is a heightened risk with respect to the potential co-investor maintaining confidentiality; whether the potential co-investor has demonstrated a long-term and/or continuing commitment to the potential success of the Fund, other affiliated funds and/or other co-investments, including the size of such commitment; whether the potential co-investor has any known investment policies and restrictions, guideline limitations or investment objectives that are relevant to the transaction, including the need for distributions; whether the expected holding period and risk-return profile of the investment is consistent with the stated goals of the investor; and such other factors that Macquarie may in good faith deem relevant and appropriate to consider in the circumstances. Macquarie has and may in the future establish more co-investment vehicles for one or more investors (including third-party investors and investors in the Fund) in order to co-invest alongside the Fund in one or more future Investment. Also, Macquarie may agree with investors (including Macquarie strategic relationships and third-party investors) to more favorable rights or pre-negotiated terms with respect to co-investment opportunities, including with respect to discounts or rebates of performance-based compensation or management fees.

Co-investment in a Portfolio Entity with another MAM-Managed Entity, vehicle or account may present conflicts of interest for the Adviser. Macquarie’s relationship with such other funds, vehicles or accounts could influence the decisions made or the advice provided (as applicable) by the Adviser, the General Partner and/or the personnel responsible for the affairs of the Fund with respect to such Investment. In addition, the other fund, vehicle or account may have a different capability to participate in follow-on investments and otherwise provide financial support for the Portfolio Entity. Similarly, there may be instances where capital available for investment with respect to a particular co-investment opportunity from other sources (due to the attractiveness of such co-investment opportunity to potential co-investors) is limited, and therefore a larger percentage of such co-investment opportunity may be offered to the Fund as a Portfolio Entity investment than would have otherwise been offered to it had additional capital been available from other sources. The allocation of co-investment opportunities may involve a benefit to Macquarie including, without limitation, fees or carried interest from the co-investment opportunity.

The Fund may seek to make an Investment with the expectation of offering a portion of its interests therein as a co-investment opportunity to MAM-Managed Entities. Macquarie may seek to cause the Fund to incur bid and diligence costs on behalf of potential co-investors, and the party underwriting such costs may receive a premium or cost mark up if the transaction is consummated. Conversely, a potential co-investment opportunity that is not ultimately consummated may generate proceeds (e.g., due to reverse termination fees) that may not ultimately be shared with the Fund, notwithstanding that the Fund may have participated in such potential co-investment opportunity as an Investment were such opportunity ultimately consummated.

Fund Expenses

In addition to the Management Fee and Performance Allocation, the Fund will pay and bear all expenses related to its operations that are not reimbursed by its Portfolio Entities. Investors will indirectly bear these expenses. The amount of these Fund expenses will be substantial and will reduce the actual returns realized by Investors on their investment in the Fund (and may, in certain circumstances, reduce the amount of capital available to be deployed by the Fund in Investment). Fund expenses include recurring and regular items, as well as Extraordinary Expenses (as defined below) for which it may be hard to budget or forecast. In addition, Fund expenses include fees, costs and expenses related to in-house legal, administrative, accounting, finance, tax, capital markets, compliance, ESG or other similar services provided by the General Partner, the Adviser or their affiliates. Any such in-house services may be provided to the Fund on such terms determined by the General Partner in its sole discretion. As described further in the Partnership Agreement, Fund expenses encompass a broad swath of expenses and include all expenses of operating the Fund. Although the costs and expenses of organizational expenses are separately categorized and subject to a limit under the Partnership Agreement, there are ongoing Fund expenses to be borne by the Investors that are not classified as organizational expenses, including costs that relate to organizational matters, such as costs and expenses of administering any written agreements entered into with Investors. Expenses to be borne by the General Partner are only limited to those items specifically enumerated in the Partnership Agreement (including salaries, rent and equipment expenses), and all other costs and expenses in operating the Fund will be borne by the Fund and indirectly by its Investors.

From time to time, the General Partner will be required to decide whether costs and expenses, including costs and expenses related to in-house legal, administrative, accounting, finance, tax, capital markets, compliance, ESG or other similar services provided by the General Partner, Macquarie or its affiliates, are to be borne by the Fund, on the one hand, and other MAM-Managed Entities, including METI International, on the other. Macquarie will allocate such fees and expenses in a manner it believes in good faith to be fair and equitable, but in its sole discretion. The allocations of such expenses may not be proportional, as certain MAM-Managed Entities have different expense reimbursement terms, including with respect to management fee offsets, and any such determinations involve inherent matters of discretion (e.g., in determining whether to allocate pro rata based on the number of funds or co-investors receiving related benefits or proportionately in accordance with asset size, or, in certain circumstances, determining whether a particular expense has a greater benefit to the Fund, the Adviser, the General Partner or their affiliates), and Macquarie may have a financial incentive to favor allocations that may benefit itself, which may result in the MAM-Managed Entities bearing different levels of expenses with respect to the same investment. Further, Macquarie reserves the right to consider each relevant MAM-Managed Entities’ (including the Fund’s) strategy as a component of its allocation of investment expenses. In addition, there may be occasions where a Macquarie Managed Entity procures borrowing through a subscription line or credit facility in order to make an investment, syndicating out a portion of the investment to another Macquarie Managed Entity. Subject to the borrowing fund’s governing documents, the borrowing fund will bear the entire cost of interest from the borrowing, even though the investment may ultimately be made by other Macquarie Managed Entities.

Certain expenses are paid for by the Portfolio Entities, or, if paid by Macquarie, are reimbursed by the Fund or the Portfolio Entities, and, in some cases, Macquarie may not necessarily seek out the lowest cost options when incurring (or causing the Fund or its Portfolio Entities to incur) such expenses.

In addition, the Fund may pay expenses common to multiple MAM-Managed Entities, and be reimbursed by the other MAM-Managed Entities for their share of expenses, without interest.

Other Fees

Macquarie and its affiliates (and in the case of directors’ fees, Macquarie executives) have received or may receive in the future break-up fees or similar fees in connection with unconsummated transactions (which does not include amounts received with respect to group purchasing, healthcare brokerage, insurance and other similar services to the Portfolio Entities), closing fees, monitoring fees or Other Fees. Macquarie or its affiliates may also receive cash and non-cash directors’ fees, including warrants, options, derivatives and other rights in respect of securities owned by the Fund (“Director Fees”). In addition, the Fund (or its Portfolio Entities or entities through which the Fund makes acquisitions of Portfolio Entities) may retain service providers in which Macquarie has an interest or which are affiliates of Macquarie to provide services for fees.

The Management Fee borne by the Investors will generally be reduced by an amount equal to the sum of (i) 100% of the Fund’s share of any Other Fees received by the Adviser or its affiliates in such fiscal year, (ii) 100% of the Fund’s share of all Director Fees received by the Adviser and its affiliates in such fiscal year and (iii) any management fees paid or borne by the Fund in connection with the Fund’s investments in MAM-Managed Entities, after giving effect to any fee rebate to which the Fund is entitled each month or has received each month, directly or indirectly, by the Fund from such MAM-Managed Entity; provided that the Reduction Amount will be decreased by Fund expenses and the Fund’s share (pro rata with any parallel vehicles) of Broken Deal Expenses that the General Partner or its affiliates had elected to bear. Further, the portion of fees related to consulting, management or other services from Portfolio Entities in excess of the cap set forth in the Partnership Agreement will also be offset against the Management Fee. Except as set forth above, the Fund will not receive (in the form of an offset against the Management Fee or otherwise) the benefit of fees or other compensation received by Macquarie in connection with the provision of services by Macquarie to the Fund or third parties. Conflicts of interest may also arise due to the allocation of any Portfolio Entity fees received by Macquarie to or among co-investors. To the extent the receipt by Macquarie of any such Portfolio Entity fees results in an offset of the Management Fee as provided in the Partnership Agreement, such Portfolio Entity fees will be allocated among the Fund, any MAM-Managed Entities and co-investors (to the extent such co-investors bear a management fee) participating (or intending to participate) in such investment. The amount of such Portfolio Entity fees allocable to such MAM-Managed Entities or co-investors will not result in an offset of the Management Fee payable by the Fund, even if the MAM-Managed Entities, or co-investors provide for lower or no management fees, and in some cases may be retained by Macquarie pursuant to the terms of such vehicles. The General Partner, the Adviser and their affiliates are permitted to receive from Portfolio Entities and other persons unrelated to the Fund, fees related to consulting, advisory or similar services at market rates. In addition, the General Partner, the Adviser and its affiliates may receive fees associated with capital invested by co-investors relating to Investment in which the Fund participates. In such circumstances, such amounts will not be deemed paid to or received by the General Partner and its affiliates in connection with the provision of capital to Portfolio Entities by the Fund and such amounts will not be subject to the offset provisions as described in “Item 1. Business—Advisory Agreement—Management Fee.”

In addition, the Portfolio Entities may be counterparties or participants in agreements, transactions or other arrangements with portfolio companies of other MAM-Managed Entities that, although Macquarie determines to be consistent with the requirements of such MAM-Managed Entity’s governing agreements, may not have otherwise been entered into but for the affiliation with Macquarie, and which may involve discounts, fees or servicing payments to the Adviser or Macquarie-affiliated entities which will not be subject to the management fee offset provisions as described above and in “Item 1. Business—Advisory Agreement—Management Fee.”

Sub-Placement Agents

The Placement Agent may compensate out of its own resources, certain Sub-Placement Agents in connection with the sale of Units, and also may pay such Sub-Placement Agents or other servicing agents in connection with various other services, including those related to the support and conduct of due diligence, Investor account maintenance, the provision of information and support services to clients and the inclusion on preferred provider lists. Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested in the Fund, the timing of investment or the overall net asset value of the Fund, or a fee determined in some other method by negotiation between the Placement Agent and such Sub-Placement Agents. The full amount of the sales charge may be reallowed (paid) to Sub-Placement Agents participating in the offering. An Investor’s financial intermediary may impose additional charges on purchases of Units. All or a portion of such compensation may be paid by a Sub-Placement Agent to the financial advisory personnel involved in the sale of Units. As a result of the various payments that Sub-Placement Agents may receive from Investors and the Placement Agent, the amount of compensation that a Sub-Placement Agent may receive in connection with the sale of Units may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a Sub-Placement Agent to recommend the Fund over another investment product.

Sub-Placement Agents may be subject to certain conflicts of interest with respect to the Fund. For example, the Fund, the Adviser, the General Partner, and managers of MAM-Managed Entities and Third-Party Funds, may (i) purchase securities or other assets directly or indirectly from, (ii) enter into financial or other transactions with or (iii) otherwise convey benefits through commercial activities to a Sub-Placement Agent. As such, certain conflicts of interest may exist between such persons and a Sub-Placement Agent. Such transactions may occur in the future and generally there is no limit to the amount of such transactions that may occur.

Sub-Placement Agents may perform investment advisory and other services for other investment entities with investment objectives and policies similar to those of the Fund or its Portfolio Entities. Such entities may compete with the Fund or the Portfolio Entities for investment opportunities and may invest directly in such investment opportunities. Sub-Placement Agents that invest in a Portfolio Entity may do so on terms that are more favorable than those of the Fund.

Sub-Placement Agents retained by the Placement Agent also may act as placement/servicing agent for MAM-Managed Entities or Third-Party Funds in which the Fund invests, and may receive compensation in connection with such activities. They also will receive sales loads in connection with the sale of certain classes of Units. To the extent that the total compensation to be received by such other Sub-Placement Agents is, in the aggregate, greater than that of other products also placed by the Sub-Placement Agents, their receipt of such compensation creates a conflict of interest, as they will have an incentive to recommend and offer Units to their clients.

A Sub-Placement Agent may pay all or a portion of the fees paid to it to certain of its affiliates, including, without limitation, financial advisory personnel whose clients purchase Units . Such fee arrangements may create an incentive for a Sub-Placement Agent to encourage investment in the Fund, independent of a prospective Investor’s objectives.

A Sub-Placement Agent may provide financing, investment banking services or other services to third parties and receive fees therefor in connection with transactions in which such third parties have interests which may conflict with those of the Fund or its Portfolio Entities. A Sub-Placement Agent may give advice or provide financing to such third parties that may cause them to take actions adverse to the Fund or its Portfolio Entities. A Sub-Placement Agent may directly or indirectly provide services to, or serve in other roles for compensation for, the Fund or its Portfolio Entities. These services and roles may include (either currently or in the future) managing trustee, managing member, general partner, Third-Party Fund manager, investment sub-adviser, placement agent, broker, dealer, selling agent and investor servicer, custodian, transfer agent, fund administrator, prime broker, recordkeeper, Investor servicer, rating agency, interfund lending servicer, Fund accountant, transaction (e.g., a swap) counterparty or lender.

In addition, issuers of securities held by the Fund or its Portfolio Entities may have publicly or privately traded securities in which a Sub-Placement Agent is an investor or makes a market. The trading activities of Sub-Placement Agents generally will be carried out without reference to positions held by the Fund or its Portfolio Entities and may have an effect on the value of the positions so held, or may result in a Sub-Placement Agent having an interest in the issuer adverse to the Fund or its Portfolio Entities. No Sub-Placement Agent is prohibited from purchasing or selling the securities of, otherwise investing in or financing, issuers in which the Fund or its Portfolio Entities has an interest.

A Sub-Placement Agent may sponsor, organize, promote or otherwise become involved with other opportunities to invest directly or indirectly in Portfolio Entities. Such opportunities may be subject to different terms than those applicable to an investment in the Portfolio Entities, including with respect to fees and the right to receive information.

Participation in Investment Opportunities

Directors, principals, officers, members, employees and affiliates of the Adviser may buy and sell securities or other Investment for their own accounts and may have actual or potential conflicts of interest with respect to Investment made on behalf of the Fund or its Portfolio Entities. As a result of differing investment strategies or constraints, positions may be taken by directors, principals, officers, members, employees and affiliates of the General Partner or the Adviser, or by the Adviser for the Other Accounts, or by a MAM-Managed Entity manager or Third-Party Fund manager or any of its respective affiliates on behalf of their own other accounts that are the same as, different from or made at a different time than, positions taken for the Fund or its Portfolio Entities.

Material Non-Public Information

The Adviser will come into possession of material, non-public information with respect to an issuer. Should this occur, the Adviser will be restricted from buying or selling securities, derivatives or loans of the issuer on behalf of the Fund until such time as the information became public or was no longer deemed material to preclude the Fund from participating in an investment. Disclosure of such information to the Adviser’s personnel responsible for the affairs of the Fund may be on a need-to-know basis only, and the Fund may not be free to act upon any such information even though such action or disclosure would be in the interests of the Fund. Additionally, there may be circumstances in which one or more of certain individuals associated with the Adviser may be precluded from providing services related to the Fund’s activities because of certain confidential information available to such individuals, the Adviser or the General Partner. Therefore, the Fund may not have access to material, non-public information in the possession of Macquarie which might be relevant to an investment decision to be made by the Fund, and the Fund may initiate a transaction or sell an Investment which, if such information had been known to it, may not have been undertaken. Due to these restrictions, the Fund may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell an Investment that it otherwise might have sold. Furthermore, to the extent not restricted by confidentiality requirements or applicable law, Macquarie may apply experience and information gained in providing services to Portfolio Entities and other Investments to provide services to competing portfolio companies and investments of Macquarie or other MAM-Managed Entities, which may have adverse consequences for the Fund.

Macquarie also has an information barrier policy, which establishes certain information controls that, among other things, restrict communication between each of the business units of Macquarie (e.g., private equity, credit, public strategy). Consequently, while an investment team operating in one business unit is expected to have knowledge of information that could be pertinent to an investment or disposition decision of a MAM-Managed Entity operating in another one of the business units, the investment professionals of such other MAM-Managed Entity, including the Fund to the extent applicable, would not have access to such information due to this policy, unless parity of information already exists between such business units. Similarly, the receipt of material non-public information by one investment team would only restrict the operation of that business unit, and would not restrict other business units’ operations. However, an information barrier would not restrict the flow of information that one business unit wishes to receive from another business unit, as that business unit can opt-out of the barrier in its discretion, subject to the restrictions on use of any material non-public information received as a result. Additionally, certain Macquarie personnel may be considered “above the wall” and therefore exempt from the information barriers. As a result of this treatment and the resulting access to material non-public information, such personnel may be required to recuse themselves in connection with certain fund-related proceedings, which may impede the relevant Macquarie PE Fund’s investment program or operations. There can be no guarantee that informational barriers will be able to prevent all issues relating to the handling of material non-public information.

In addition, Macquarie receives and generates various kinds of portfolio company data and other information, including related to financial, industry, market, business operations, trends, budgets, customers, suppliers, competitors, ESG and other metrics, financial information, commercial and transactional information, user data, costs data and related data or information. This information may, in certain instances, include material non-public information received or generated in connection with efforts on behalf of a fund’s investment (or prospective investment) in a portfolio company. As described above, the receipt of such information may restrict the Fund from transactions in the relevant company. Such information will also be periodically received in the ordinary course as a result of Macquarie personnel serving as directors of a public portfolio company and could cause the Fund to be restricted from transactions in the relevant portfolio company more often than if Macquarie personnel did not serve in such positions, which could have an adverse effect on Fund performance if Macquarie desired to engage in such transactions (including disposing of an investment in a timely manner). Macquarie has in the past and is likely in the future to enter into information sharing and confidentiality arrangements with portfolio companies and other sources of information that may limit the internal distribution and use of such data. Further, data is expected to be aggregated across the MAM-Managed Entities (including the Fund) and their respective portfolio companies and, in connection therewith, Macquarie is expected to serve as the repository for such data, including with ownership, use and distribution rights therein. Macquarie may also share data from one Portfolio Entity with another Portfolio Entity or a portfolio company of another MAM-Managed Entity. Macquarie has used and expects in the future in certain instances to use this information in a manner that provides a material benefit to Macquarie, its affiliates, or to other MAM-Managed Entities, including in identifying specific investment or business opportunities, without compensating or otherwise benefitting the Fund. In addition, Macquarie has a potential incentive to pursue Investments in Portfolio Entities based on the data and information expected to be received or generated. Macquarie has in the past utilized and is likely in the future to utilize such information to benefit Macquarie, its affiliates or other MAM-Managed Entities in a manner that may otherwise present a conflict of interest resulting from the particular facts and circumstances but does not intend to specifically disclose such conflicts to the Fund.

Macquarie or an affiliate from time to time is expected to sign nondisclosure agreements or other deal documentation in view of future participation by the Fund, although this typically is done as a courtesy and without compensation from the Fund.

Restrictions on Participation in Initial Public Offerings

Restrictions similar to those described above in relation to material non-public information will affect the Adviser’s ability to buy or sell securities, derivatives or loans of certain issuers on behalf of the Fund, as a result of Macquarie personnel, including persons who are not part of the Fund’s investment team, serving as directors of public companies. Such restrictions also would apply where Macquarie personnel serve as directors of private companies that become public through initial public offerings. Due to such restrictions, the Fund may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell an Investment that it otherwise might have sold. It is possible that one or more Portfolio Entities or the other MAM-Managed Entities will conduct an initial public offering during the life of the Fund, and if that occurs, the Fund’s ability to participate in such initial public offering would be restricted.

Positions with Portfolio Entities

As a result of the Fund controlling interests in Portfolio Entities, Macquarie or its affiliates typically have the right to appoint board members to such Portfolio Entities, to influence their appointment, or to sit as an observer on a Portfolio Entity board. From time to time, Portfolio Entity board members (including such members who are Macquarie personnel, senior advisors or consultants to Macquarie) approve compensation and other amounts payable to Macquarie or its affiliates, including cash, transaction fees, profits, or equity interests, or other compensation. In addition, Macquarie or its affiliates have the ability to appoint third parties as Portfolio Entity board members. In such circumstances, any compensation or fees received by such third party is not subject to the Management Fee offset described above, or otherwise shared with the Fund or Investors.

Certain decisions made by a director may subject Macquarie, its affiliates or the Fund to claims they would not otherwise be subject to as an investor, including claims of breach of duty of loyalty, securities claims and other director-related claims. In general, the Fund will indemnify Macquarie personnel from such claims. From time to time, employees of Macquarie may also be asked to serve as directors of, or observers with respect to, certain entities in which the Fund has fully exited its ownership interest or following the termination of such employee’s employment with Macquarie. In such circumstances, any compensation or fees received with respect to such exited investment or by such Macquarie employee is not subject to the Management Fee offset described above, or otherwise shared with the Fund or Investors.

Further, Macquarie personnel or consultants to Macquarie are permitted to also serve as employees, directors or interim executives of, or otherwise be associated with, companies that are competitors of Portfolio Entities, and in certain circumstances, such personnel or consultants may also be seconded to one or more Portfolio Entities, vendors and service providers or Investors. In such cases, such personnel may be subject to fiduciary and other obligations to make decisions that they believe to be in the best interests of the relevant companies. Although, in most cases involving the Portfolio Entities, the interests of the Fund and its Portfolio Entities would be expected to be aligned, this may not always be the case, particularly if the Portfolio Entities are likely to be in financial difficulty. It would also be expected that the interests of a competitor company would not be aligned with those of the Fund or the Portfolio Entities. This may result in a conflict between the relevant individual’s obligations to a competing Portfolio Entity and the interests of the Fund. In some circumstances, having Macquarie personnel serve as employees, directors or interim executives of another company (including, for these purposes, a portfolio company of any MAM-Managed Entity) may restrict the ability of the Fund to invest directly in an investment opportunity that also constitutes an investment opportunity for such company. Additionally, legal personnel of MAM Real Assets may coordinate with the commercial teams and/or legal counsel (internal and external) at each Portfolio Entity and portfolio companies of MAM-Managed Entities from time to time in the ordinary course of the Portfolio Entities’ and portfolio companies’ respective businesses. If one or more Portfolio Entities or portfolio companies of MAM-Managed Entities transacts with another, a conflict may arise that requires legal personnel of MAM Real Assets to withdraw from one or another representation or alternatively, appoint different members to serve as legal personnel of each Portfolio Entity and/or portfolio company of a MAM-Managed Entity. If a Portfolio Entity transacts with a portfolio company of a MAM-Managed Entity, and consequently loses legal representation, its legal and commercial interests could be materially prejudiced, which would inure to the detriment of the Fund.

The salaries, benefits, overhead and other similar expenses for personnel on secondment at Portfolio Entities could be borne (in whole or in part) by Macquarie and its affiliates or the organization for which the personnel are working or both (including fees for acquisition and/or transaction services to brokers, consultants or other finders). The Fund and its Portfolio Entities can be expected to pay compensation or cover fees or expenses associated with such secondees and interns, and if a Portfolio Entity pays the cost, it will be borne directly or indirectly by the Fund. If Macquarie pays salaries or covers expenses associated with such secondees and interns, they could seek reimbursement from the Fund for such amounts. Additionally, Macquarie, the Fund, or their respective Portfolio Entities could receive benefits from arrangements, including arrangements at no or reduced cost, with secondees or interns employed by service providers or vendors (or affiliates thereof) that provide services to, or whose employees serve as secondees or interns to, the Fund (or its Portfolio Entities) that bear the compensation, fees or expenses associated with such services, secondees or interns. Furthermore, such arrangements, including those at no or reduced cost, could include secondees or interns who perform services at the Portfolio Entities for the benefit of Macquarie or the Fund, that do not benefit Macquarie or the Fund. In addition, there could be instances where current and former employees of a portfolio company of a MAM-Managed Entity are seconded to or temporarily hired by Portfolio Entities or, at times, by the Investments directly. Such secondments or temporary hiring of current and former employees of portfolio companies of MAM-Managed Entities by Portfolio Entities (or by Investments) will result in a potential conflict of interest between the Portfolio Entities and the portfolio companies of such MAM-Managed Entities. The costs of such employees are expected to be borne by the Fund or its relevant Portfolio Entities, as applicable, and the fees paid by the Fund or such Portfolio Entities to other Portfolio Entity service providers or vendors do not offset or reduce Fund expenses.

Additionally, a Portfolio Entity typically will reimburse Macquarie or service providers retained at Macquarie’s discretion for expenses (including expenses related to training programs, meetings and other events (to the extent that such programs, meetings or events are attended by Portfolio Entity personnel), certain entertainment expenses (to the extent that such expenses are attributable to Portfolio Entity usage), travel and travel-related expenses, and expenses relating to recruiting, relocation and background checks for Portfolio Entity positions) incurred by Macquarie or such service providers in connection with its performance of services for such Portfolio Entity, as well as consulting fees (and other cash and non-cash compensation) incurred. This subjects Macquarie and its affiliates to conflicts of interest because the Fund generally does not have an interest or share in these reimbursements, and the amount of such reimbursements may be substantial. Macquarie determines the amount of these reimbursements for such services in its own discretion, subject to its internal reimbursement policies and practices. Although the amount of individual reimbursements typically is not disclosed to Investors in the Fund, their effect is reflected in the Fund’s audited financial statements, and any fee paid or expense reimbursed to Macquarie or such service providers generally is subject to agreements with sellers, buyers and management teams, the review and supervision of the board of directors of or lenders to Portfolio Entities, or third-party co-investors in its transactions. These factors help to mitigate related conflicts of interest.

Portfolio Entity Relationships Generally

Portfolio Entities may also be counterparties or participants in agreements, transactions or other arrangements with portfolio companies of other MAM-Managed Entities that may involve fees or servicing payments to Macquarie or its affiliates which are not subject to management fee offsets or otherwise shared with the relevant MAM-Managed Entities. From time to time, MAM Portfolio Performance Group (“PPG”) seeks to identify and help facilitate synergies between and among the portfolio companies of MAM-Managed Entities (including Portfolio Entities), with the aim of making inter-portfolio company introductions that have the potential to enable strategic partnerships, collaborations and the provision of services between such portfolio companies. In connection therewith, the applicable participating Portfolio Entities or portfolio companies of MAM-Managed Entities will bear the fees, costs and expenses related to such strategic partnerships, collaborations and/or services, but PPG will not receive any fees or compensation from such portfolio companies for making such introductions.

For example, from time to time, certain Portfolio Entities or portfolio companies of MAM-Managed Entities may provide or recommend goods or services to Macquarie, other Portfolio Entities or other portfolio companies of MAM-Managed Entities. As another example, it can also be expected that the management of one or more Portfolio Entities or portfolio companies of MAM-Managed Entities will consult with one another (or with one or more Portfolio Entities or portfolio companies of MAM-Managed Entities) in respect of seeking its expertise, industry view, or otherwise on a particular topic including but not limited to an asset and/or the purchase and/or sale thereof. Although Macquarie might determine that such agreements, transactions or other arrangements are consistent with the requirements of the Fund’s or such MAM-Managed Entity’s offering and/or governing agreements, it is possible that such agreements, transactions or other arrangements might not have otherwise been entered into but for the affiliation with Macquarie. This may give rise to actual or potential conflicts of interest for Macquarie, the Fund, the MAM-Managed Entity and/or their respective affiliates, as such agreements, transactions or arrangements may be more favorable for one Portfolio Entity or portfolio company than another, thus benefitting the Fund or MAM-Managed Entity at the expense of the other. Such agreements, transactions or other arrangements may be entered into without the consent or direct involvement of the Fund (including the investors therein) and/or such MAM-Managed Entity (or the consent of the limited partner advisory committee and/or the limited partners of such MAM-Managed Entity). In any such case, the Fund may not be involved in the negotiation process and the terms of any such agreement, transaction or other arrangement may not be as favorable to the Fund as otherwise may be the case if the Fund were involved.

Making such introductions between the Portfolio Entities and/or the portfolio companies of the relevant MAM-Managed Entities would provide not only current income to the businesses and their relevant stakeholders, but could also create significant enterprise value in them, which would not be shared with the Fund or Investors and could benefit Macquarie directly and indirectly. Also, Macquarie, MAM-Managed Entities and their portfolio companies and their personnel and related parties may receive compensation or other benefits, such as through additional ownership interests or otherwise, directly related to the consumption of products and services by the Fund and/or the Portfolio Entities. In certain circumstances, some Portfolio Entities or portfolio companies of MAM-Managed Entities may derive greater benefits from such partnerships, collaborations and/or services than other Portfolio Entities or portfolio companies of MAM-Managed Entities, which would in turn confer greater benefits on some MAM-Managed Entities than other MAM-Managed Entities or the Fund. MAM, including PPG, in making inter-portfolio company introductions, faces potential conflicts of interest because, although Macquarie and its affiliates intend to make recommendations that they believe are aligned with a Portfolio Entity’s financial and operational strategies and that they anticipate will enhance investment performance, Macquarie and its affiliates have an incentive to make such a recommendation because of its, or its affiliate’s or a MAM-Managed Entity’s portfolio company’s, financial or business interests. In situations where the Portfolio Entities are dealing with each other and MAM or PPG is not involved, we would generally expect that each Portfolio Entity would act in its own best interest and the terms of any such agreement should then be at arm’s length. For any transactions amongst Portfolio Entities for which MAM and/or PPG are involved, the Portfolio Entities still have the ultimate decision to evaluate such transactions and to decide whether to enter into them.

Board of Directors

The functions and duties that members of the Board (some of whom may be affiliated with Macquarie) undertake for the benefit of the Fund will not be exclusive, and such members of the Board may perform similar functions and duties for other MAM-Managed Entities and/or third parties and accordingly conflicts of interest may arise in allocating time, services and/or functions among such other MAM-Managed Entities, one or more third parties and the Fund.

Members of the Board may be members, employees, officers, advisers or directors of entities or advisory teams that provide advice to the general partner, adviser and/or operator of certain MAM-Managed Entities or may be third parties (including third-party Sub-Advisers and/or service providers). Certain members of the Board may therefore have significant other responsibilities in addition to their responsibilities in respect of the Fund, including with respect to portfolio companies of certain MAM-Managed Entities and/or the funds of other third-party sponsors. This may present a conflict of interest if such persons pursue the interests of the Fund or a third party-managed fund and a MAM-Managed Entity simultaneously. Certain members of the Board which are affiliated with Macquarie may also, as part of their services to Macquarie, be appointed to the board of a portfolio company of a MAM-Managed Entity (generally in a supervisory capacity with a view to monitoring the performance of such portfolio company in accordance with the relevant MAM-Managed Entities’ shareholder rights) and situations may arise in which such a member has a duty to or an interest in a portfolio company which conflicts with its duties to, or the interests of, the Fund or a MAM-Managed Entity. Similar conflicts may arise with the interests of members of the Board which are not affiliated with Macquarie, including with respect to their engagement with third-party sponsors of investment funds, some of which may compete with the interests of MAM-Managed Entities.

Certain members of the Board may have been or will be invited to make an investment in the MAM-Managed Entities, some of which the Fund will participate in and/or alongside, in exchange for a right to receive economic entitlements (such as carried interest, where applicable), thereby creating an indirect alignment of their interest with those of Investors. However, members of the Board who are professionals within Macquarie may hold investment and/or other economic rights or entitlements with respect to multiple MAM-Managed Entities which may present conflicts of interest and create incentives to resolve a conflict which is more favorable to one MAM-Managed Entity than another MAM-Managed Entity (including as a result of having a greater investment or economic entitlement in one MAM-Managed Entity than another MAM-Managed Entity, or the matter in respect of which a conflict arises having a disproportionate bearing on such professional’s economic entitlement in respect of one MAM-Managed Entity as compared with another relevant MAM-Managed Entity with respect to the conflict matter at hand). MAM-Managed Entities and managers, directors, officers and employees of Macquarie may hold an indirect investment in, or receive other economic enticements with respect to, the Fund through one or more MAM-Managed Entities (including a subsidiary investment vehicle) or otherwise invest directly or indirectly alongside the Fund through one or more co-investment schemes established for such purpose.

Independent Directors

Directors which are not affiliated with Macquarie may perform similar functions to their functions in respect of the Fund for other MAM-Managed Entities and may perform similar functions for, and have duties to, other organizations and businesses that may give rise to conflicts of interest. In certain cases, such Independent Directors may also be appointed to the board of portfolio companies of certain MAM-Managed Entities or investment funds of third-party sponsors, typically in a non-executive capacity, and have other business interests that give rise to conflicts of interest with the interests of the Fund, the MAM-Managed Entities or one or more of their portfolio companies. The Independent Directors may also gain knowledge, expertise and information by virtue of their role with respect to one or more portfolio companies indirectly held by the Fund which may benefit one or more competing organizations or businesses in respect of which the Independent Directors separately provide advice or otherwise have an interest. If an Independent Director has an actual or potential conflict of interest by virtue of such member’s involvement with or investment in other MAM-Managed Entities or other business interests, such member will be required to disclose such interest to the Board.

Other Matters

A manager of a MAM-Managed Entity or Third-Party Fund may, from time to time, cause a MAM-Managed Entity or Third-Party Fund to effect certain principal transactions in securities with one or more accounts of such MAM-Managed Entity or Third-Party Fund’s managers, subject to certain conditions. Future investment activities of the managers of the MAM-Managed Entities or the Third-Party Funds, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

Except as otherwise set forth in the Partnership Agreement or any applicable law, the Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Fund without consent from the Independent Directors, except that the Fund may engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members or managing general partners. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

Future investment activities of the Adviser, the General Partner, their affiliates and their principals, partners, members, directors, officers or employees may give rise to conflicts of interest other than those described above.

Item 2. Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The Fund was organized on October 30, 2024 as a limited partnership under the laws of the State of Delaware. The Fund is a private fund exempt from registration under Section 3(c)(7) of the 1940 Act.

Our investment objective is to generate capital appreciation and yield over the medium-to-long term. There can be no assurance that METI US will achieve its investment objective or that METI US’s investment strategies will be successful. We will seek to achieve this investment objective by investing primarily, on an individual basis or commingled or aggregated with other parties, in a global portfolio of businesses and operating assets in the Energy Transition Infrastructure Investments.

The Fund may invest in Energy Transition Infrastructure Investments directly in portfolio companies, including as a co-investor with any other MAM-Managed Entities, indirectly through investments in MAM-Managed Entities or, to a lesser extent, through investments in unaffiliated Third-Party Funds that directly or indirectly invest in Energy Transition Infrastructure Investments.

Investment Portfolio

The Fund has acquired Investments through the Aggregator, which is jointly owned with METI International. METI International had a fund inception date of June 30, 2024. The Fund has access to an already diversified portfolio of existing infrastructure assets.

As of [●], the Fund’s portfolio comprises [●].

Results of Operations

On July 1, 2025, the Fund commenced investment activity. Our key financial measures and the results of operations are discussed below. There has been no activity prior to the current fiscal year and as such, there is no comparative information to present.

Revenues

We generate revenues primarily from our investments, including dividends, distributions and capital appreciation on our direct investments, secondary investments and primary commitments. To a lesser extent, we also generate revenue in the form of interest income from our investments in Debt and Other Securities, which may be used to generate income, facilitate capital deployment and provide a potential source of liquidity.

Expenses

Management Fee

For a discussion of the compensation of the Adviser, see “Item 1(c). Description of Business—Compensation of the Adviser and the General Partner” above.

Performance Allocation

For a discussion of the compensation of the Adviser, see “Item 1. Business—Compensation of the Adviser and the General Partner” above.

Organizational and Offering Expenses

The Adviser may, in its sole discretion, advance the Fund’s organizational and offering expenses until the first anniversary of the Initial Closing (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating placement agents or financial intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials, capital raising expenses, design and website expenses, fees and expenses of the entities specified herein (including, as applicable, transfer agent, administrator, custodian and depository fees, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, entertainment and meals and including all similar organizational and offering expenses of the Feeder, any Parallel Funds and/or Intermediate Entities to the extent not paid by the Feeder, any such Parallel Fund or Intermediate Entities or their investors, but excluding Subscription Fees and Distribution and/or Servicing Fees)) (collectively, the “Organizational and Offering Expenses”). The Fund will reimburse the Adviser for all such advanced expenses over the five years following the first anniversary of the Initial Closing, subject to a specified expense cap and reimbursement limitations (as detailed below).

Organization Expenses

Organization expenses include, among other things, the cost of incorporating the Fund and the cost of legal services and other fees pertaining to the Fund’s organization. These costs are expensed as incurred. For the period beginning [●] until [●], the Fund incurred organization expenses of $[●].

Offering Costs

Offering costs include registration fees and legal fees regarding the preparation of the initial registration statement and costs in connection with the continuous offering of Units of the Fund. Offering costs are recognized as a deferred charge and are amortized on a straight-line basis over 12 months beginning on the date of commencement of operations. For the period beginning [●] until [●], the Fund recognized amortization of offering costs of $[●].

Professional Fees

Professional fees include but are not limited to administrative, audit, tax, and legal fees. For the period beginning [●] until [●], the Fund incurred professional fees of $[●].

Unrealized Gain (Loss) on Investments

The Fund generates income primarily from its investment in the Aggregator. The Fund had an interest of [●]% in the Aggregator as of March 31, 2026. This resulted in the Fund recognizing a net change in unrealized gain (loss) on investments of $[●].

Subscription Fees

Class D Units will be sold subject to certain upfront selling commissions, placement fees, subscription fees or similar fees (“Subscription Fees”) of up to 1.5% of the purchase amount and Class S Units will be sold subject to Subscription Fees of up to 3.5% of the purchase amount. For some Investors, the Subscription Fee may be waived or reduced. The full amount of the Subscription Fee may be reallowed (paid) to Sub-Placement Agents participating in the offering. An Investor’s financial intermediary may impose additional charges on purchases of Units.

No Subscription Fees will be paid with respect to Class E Units and Class I Units, or any Units issued pursuant to the DRIP.

Distribution and/or Servicing Fee

The Fund pays the Placement Agent a monthly fee out of the net assets of Class S Units and Class D Units at the annual rate of 0.85% and 0.25% of the NAV of Class S Units and Class D Units, respectively, determined and accrued as of the last day of each calendar month (before any redemptions of Class S Units or Class D Units) (the “Distribution and/or Servicing Fee”). The Placement Agent pays the Distribution and/or Servicing Fee to Sub-Placement Agents, who may use such fee to compensate the financial advisory personnel involved in the placement of Units. Amounts retained by the Placement Agent, if any, will be used by the Placement Agent to pay for Fund-related distribution and servicing expenses.

The Adviser remits payment of the ongoing Distribution and/or Servicing Fees on behalf of the Fund and is reimbursed by the Fund for such payments.

The Distribution and/or Servicing Fee is charged on an aggregate class-wide basis, and Investors in Class S Units or Class D Units are subject to the Distribution and/or Servicing Fee as long as they hold their Class S Units or Class D Units, respectively. Each compensated Sub-Placement Agent will be paid by the Placement Agent based on the NAV of outstanding Class S Units and Class D Units held by Investors that receive services from such Sub-Placement Agent.

Class I Units and Class E Units will not be subject to the Distribution and/or Servicing Fee. Class S Units and Class D Units may be converted to Class I Units if a Sub-Placement Agent informs the Fund that an Investor no longer receives services from the Sub-Placement Agent or another servicing agent which has entered into an agreement with the Placement Agent. Upon advance notice to the Investor, Class S Units or Class D Units may be exchanged into an equivalent NAV amount of Class I Units as of the date of exchange, subject to the General Partner’s approval.

Fund Expenses

The Adviser bears all of its own costs incurred in providing advisory services to the Fund. As described below, the Fund bears all expenses incurred in the business and investment program of the Fund. The Adviser also provides, or arranges at its expense, for certain management and administrative services for the Fund. Some of those services include providing support services, maintaining and preserving certain records, and preparing and filing various materials with state and U.S. federal regulators.

Expenses borne by the Fund (and, thus, indirectly by Investors) include:

(a)	all fees, costs, expenses, liabilities and obligations related to the Fund’s investment program, including: (i) expenses borne through the investments in MAM-Managed Entities and Third-Party Funds and other securities, including, without limitation, any fees and expenses charged by MAM-Managed Entities managers and the Third-Party Fund managers (such as management fees, incentive fees or allocations, pass through expenses and costs and redemption or withdrawal fees); (ii) all costs and expenses directly related to portfolio transactions and positions for the Fund’s account, such as direct and indirect expenses associated with the Investments (whether or not consummated), and enforcing the Fund’s rights in respect of such investments; (iii) fees for data, software and technology providers; (iv) professional fees (including, without limitation, the fees and expenses of consultants, attorneys, senior advisers, special advisers and experts); (v) if applicable, fees and expenses of brokers, agents, valuation firms, investment banks, lenders and other financing sources, hedging, prime brokerage fees, bank service fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased, initial and variation margin, spreads and other similar fees, syndication fees, commitment fees, underwriting commissions and (vi) all out-of-pocket fees, costs (including charitable contributions) and expenses, if any, incurred in developing, sourcing, bidding on, evaluating, negotiating, structuring, obtaining regulatory approvals for, purchasing, trading, settling, monitoring, maintaining custody of, holding (including ongoing risk monitoring and mitigation (such as ESG, cybersecurity, anti-corruption and other similar functions)), and disposing or unwinding of actual Investments, including without limitation any such fees, costs and expenses incurred by affiliates of the General Partner or the Adviser (including the Sub-Advisers) and any travel expenses (which may include first class or private air) or any other incremental costs incurred in connection therewith;

(i)	the Fund’s allocable share of any fees, costs and expenses related to facilitating the Fund’s investment activities, including, without limitation, the organization and/or maintenance of any Intermediate Entity used to acquire, hold or dispose of Investments, any travel expenses (which may include first class or private airfare, lodging, ground transportation, and travel meals), including without limitation related to such entity or structure and/or sourcing, managing or sourcing Investments or potential Investments, and the salary and benefits of any personnel (including personnel of the Adviser or its affiliates) reasonably necessary and/or advisable for the maintenance and operation of such entity or structure, or other overhead expenses in connection therewith (to the extent not subject to any reimbursement of such costs and expenses by Portfolio Entities (as defined in the Partnership Agreement) or other third parties and not capitalized as part of the acquisition price of the transaction);

(b)	information technology expenses related to (i) the making, holding, monitoring and disposing of Investments, and (ii) general fund administration and compliance related matters;

(ii)	the fees of the Independent Directors, the Board and any committee thereof and the fees, expenses of independent counsel thereto (including, without limitation, (A) travel, accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with meetings of the Board and (B) the fees, costs and expenses of any other advisors retained by, or at the direction or for the benefit of, the Board), and the costs and expenses of holding any meetings of the Investors or the Board, its committees or the Directors that are permitted or required to be held under the terms of the Partnership Agreement, as may be amended or amended and restated from time to time;

(iii)	expenses relating to ongoing administrative, governance and compliance services necessary for the operation of the Fund and its Investments (including, without limitation, (w) all costs and expenses associated with redemptions, offering costs, (x) expenses relating to the preparation and filing of Form PF, Form 10, Exchange Act reports, reports and notices to be filed with the U.S. Commodity Futures Trading Commission, reports, filings, disclosures and notices prepared in connection with the laws and/or regulations of jurisdictions in which the Fund engages in activities and any related regulations, or the laws and/or regulations of jurisdictions in which the Fund engages in activities) and/or any other regulatory filings, notices or disclosures of the Adviser and/or its affiliates relating to the Fund and its activities, compensation of the Independent Directors and preparing materials and coordinating meetings of the Board, (y) compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Adviser and/or their affiliates in performing administrative and/or accounting services for the Fund or any Portfolio Entity (including legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to the Fund based on such metric as the General Partner or its affiliates determine in good faith (which metric may change over time) and (z) compliance with any anti-money laundering or “know your customer” laws, rules, regulations or policies);

(c)	the fees and expenses of performing research, risk analysis and due diligence, including third party background checks;

(iv)	the fees and disbursements of any attorneys, accountants, independent registered public accounting firms and other consultants and professionals engaged on behalf of the Fund or the Directors;

(d)	a portion of the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund, the Adviser, the Directors or the officers of the Fund;

(v)	recordkeeping, custody and transfer agency fees and expenses of the Fund;

(vi)	the fees and expenses of other service providers to the Fund, including depositaries (such as The Depository Trust & Clearing Corporation and National Securities Clearing Corporation), and other persons providing administrative services to the Fund, including the Fund’s administrator;

(vii)	all costs and expenses of preparing, setting in type, printing and distributing reports and other Fund communications to Investors, whether for regulatory or some other purpose (including all fees, costs and expenses incurred to prepare and audit such reports and the information therein (e.g., any third-party appraisal, opinion or report), provide access to a database or other internet forum and for any other operational, legal, secretarial or postage expenses relating thereto or arising in connection with the distribution of same), and any other financial, tax, accounting, fund administration or reporting functions (including expenses associated with the preparation of financial statements, tax returns and Internal Revenue Service Schedules “K-1” or any successors thereto and, solely with respect to an entity treated as a partnership for United States federal income tax purposes, such partnership’s partnership representative’s representation of the partnership or the Investors);

(viii)	all expenses of computing the Fund’s NAV, including any equipment or services obtained for the purpose of valuing the Fund’s investment portfolio, including appraisal and valuation services provided by third parties engaged by or on behalf of the Fund;

(ix)	all charges for equipment or services used for communications between the Fund and any custodian, Administrator or other agent engaged by the Fund;

(x)	any Extraordinary Expenses (as defined below);

(xi)	all taxes to which the Fund may be subject, directly or indirectly, and whether in the U.S., any state thereof or any other U.S. or non-U.S. jurisdictions, including without limitation transfer taxes and premiums, taxes withheld on non-U.S. dividends or other non-U.S. source income, and excise taxes on undistributed income (provided, that such taxes may be required to be deemed distributed to one or more Investors);

(e)	to the extent the General Partner or the Adviser do not elect to bear the following costs and expenses or they are not reimbursed by a prospective or actual Portfolio Entity or other third parties, all Broken Deal Expenses;

(f)	expenses of liquidating and/or dissolving the Fund, any feeder fund, Intermediate Entity or other administrative structure;

(g)	any costs and expenses incurred in connection with any transfer of Units pursuant to Section 5.1 of the Partnership Agreement (to the extent not reimbursed by the parties to such transfer) and any expenses related to the development and maintenance of software related to the foregoing;

(xii)	the out-of-pocket expenses incurred in connection with any amendments to the Partnership Agreement, including the solicitation of any consent, waiver or similar acknowledgment from the Investors, or preparation of other materials in connection with compliance (or monitoring compliance) with the Partnership Agreement and any other constituent or related documents of the Fund or any Intermediate Entity; and

(h)	such other types of expenses as may be approved from time to time by the Board.

Any of the foregoing services (including for greater specificity, fees, expenses, costs and other charges specifically allocated by the Adviser or its affiliates to provide in-house administrative, accounting, tax, compliance, leveraged purchasing, environmental, social and governance and legal services to the Fund and expenses and other related costs incurred by the Fund in connection with the provision of such services (including, in each case, technology and other administrative support therefor and allocable compensation and overhead of Macquarie personnel)) may be rendered by Macquarie, the General Partner, the Adviser or any of their respective Affiliates, including internal staff counsel and finance, tax and compliance personnel, as the case may be, directly as a Fund expense if (i) the costs for such services are billed to the Fund in accordance with standard cost reimbursement procedures established by Macquarie for the billing of such services to collective investment vehicles and portfolio companies of Macquarie collective investment vehicles, (ii) such services are rendered on terms which are no less favorable to the Fund than the terms on which the Fund could obtain comparable services from an unaffiliated third party, (iii) the provision of such services by such Macquarie entities or personnel is in the good faith judgment of the General Partner in the interests of the Fund, and (iv) such services are of a type which would otherwise customarily be provided to a private equity fund by a third party rather than paid for out of the management fee in respect of such private equity fund.

“Extraordinary Expenses” are expenses incurred outside of the ordinary course of business, including, without limitation, costs associated with any actual, potential, contemplated or threatened litigation (including, without limitation, settlements of claims (whether involving alleged wrongdoing or otherwise) involving actual or potential Portfolio Entities and/or the investment or other activities of the Fund) and the amount of any legal fees and other defense related costs such as expert fees, judgments, fines or remediation paid in connection therewith, D&O liability or other insurance (including, without limitation cyber liability insurance and any insurance obtained and/or maintained pursuant to the Partnership Agreement and indemnification or extraordinary expense or liability relating to the affairs of the Fund and costs incurred in connection with holding and/or soliciting proxies for a meeting of Investors).

Pursuant to the Expense Limitation and Reimbursement Agreement (the “Expense Limitation and Reimbursement Agreement”), for a five-year term beginning on the Initial Closing and ending on the five-year anniversary thereof, the Adviser has agreed to forgo an amount of its monthly Management Fee and/or pay, absorb or reimburse certain expenses of the Fund, to the extent necessary so that, for each year during such five-year period beginning on the Initial Closing Date or any anniversary thereof, the Fund’s annual “Specified Expenses” (as defined below) do not exceed 0.70%, on an annualized basis, of the sum of (a) the Fund’s net asset value as of the last calendar day of each calendar month or as otherwise determined by the Adviser and (b) to the extent deducted in the determination of the Fund’s net asset value as set forth in clause (a), accrued expenses, any accrued/allocated Management Fee, or Performance Allocation or Distribution and/or Servicing fee applicable to certain classes. The Fund has agreed to reimburse the amount of any forgone Management Fee and expenses paid, absorbed or reimbursed by the Adviser, when and if requested by the Adviser, within five years from the end of the month in which the Adviser waived, paid, absorbed or reimbursed such fees or expenses, but only if and to the extent that Specified Expenses, on an annualized basis, plus any recoupment, do not exceed 0.70% of the sum of (a) the Fund’s net asset value as of the last calendar day of each calendar month or as otherwise determined by the Adviser and (b) to the extent deducted in the determination of the Fund’s net asset value as set forth in clause (a), accrued expenses, any accrued/allocated Management Fee, or Performance Allocation or Distribution and/or Servicing fee applicable to certain classes (or, if a lower expense limit under the Expense Limitation and Reimbursement Agreement is then in effect, such lower limit). The Adviser may recapture a Specified Expense in the same year it is incurred. This arrangement cannot be terminated within the one-year period beginning on the Initial Closing without the Board’s consent.

“Specified Expenses” means all expenses incurred in the business of the Fund, including, among other things, Organizational and Offering Expenses, professional fees, and fees and expenses of the Fund’s administrator, Transfer Agent and the Fund’s custodian, with the exception of (i) the Management Fee; (ii) the Performance Allocation; (iii) any distribution or servicing fee paid applicable to any Units, including the Distribution and/or Servicing Fee; (iv) transaction-related costs, including, without limitation, costs related to unconsummated transactions and hedging and other derivatives transactions; (v) interest payments; (vi) fees and expenses incurred in connection with a credit facility, if any, obtained by the Fund; (vii) taxes; (viii) Portfolio Entity expenses and ordinary corporate operating expenses; and (ix) Extraordinary Expenses (as defined below) (as determined in the sole discretion of the Adviser).

Other Fees and Expenses

The Fund, and, therefore, Investors, bear all expenses incurred in the business of the Fund, including any charges, allocations and fees to which the Fund is subject as an investor in any MAM-Managed Entity and Third-Party Funds, subject to the limited Management Fee reduction discussed above with respect to MAM-Managed Entities. The Fund bears certain ongoing offering costs associated with the Fund’s continuous offering of Units.

To the extent the Fund, METI International and/or any other MAM-Managed Entities participate in the same Investment, the Adviser will allocate any expenses incurred by the Fund, METI International and/or such other MAM-Managed Entities relating to such Investment in a manner it believes in good faith to be fair and equitable, but in its sole discretion. Such expenses may be apportioned to, and borne solely by, the investors participating in the Fund, Feeder, any Parallel Fund and/or Intermediate Entities, as applicable, or be allocated among the Fund, Feeder, any Parallel Fund and/or Intermediate Entities as determined by the General Partner in its reasonable discretion.

Hedging

The Fund may, but is not obliged to, engage in hedging transactions for the purpose of efficient portfolio management. The Adviser may review the hedging policy of the Fund from time to time depending on movements and projected movements of the relevant currencies and interest rates and the availability of cost-effective hedging instruments for the Fund at the relevant time.

Financial Condition, Liquidity and Capital Resources

The Fund received its initial seed funding from Macquarie Infrastructure and Real Assets Inc., an affiliate of the Adviser, on July 1, 2025. Investment operations commenced on July 1, 2025 when the Fund first sold Class I and S units and began investing.

We generate cash primarily from (i) the net proceeds of our continuous Private Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities which are then invested into the Aggregator.

Our primary use of cash will be for (i) making alternative infrastructure and infrastructure related investments, (ii) the cost of operations (including the Management Fee and Performance Allocation), (iii) debt service of any borrowings, (iv) periodic redemptions, including under the Redemption Program (as described in “Item 13. Financial Statements and Supplementary Data—Notes to the Condensed Financial Statements—Note 7. Net Assets”), and (v) cash distributions to Investors.

Cash Flows

As of [●], the Fund’s cash and cash equivalents and the continuous offering of Units are expected to be sufficient for investing activities and to conduct operations in the near term. This determination is based in part on our expectations for the timing of funding investment purchases and the timing and amount of future proceeds from sales of our Units.

As of [●], the Fund had $[●] in cash and cash equivalents, including net proceeds from the continuous offering of Units, we expect to be sufficient to conduct operations in the near term. See [“Item 13. Financial Statements and Supplementary Data—Notes to the Condensed Financial Statements—Note 9. Contingent Liabilities and Commitments”] for quantitative details on future commitments to new and existing investments.

Transactional Net Asset Value

The Fund calculates its transactional NAV per Unit in accordance with the Fund’s valuation policies and procedures. Transactional NAV is the price at which it sells and redeems its Units and serves as a basis for certain fees incurred by the Fund. The Adviser also evaluates changes to transactional NAV to monitor fund performance. Transactional NAV is based on the month-end values of its investments and the deduction of any liabilities, including certain fees and expenses, in all cases as determined in accordance with the Fund’s valuation policy. Certain contingent tax liabilities may not be recognized as a reduction to transactional NAV if the General Partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment.

[●]
Components of the Fund’s Transactional Net Asset Value	$	[●]
Cash and cash equivalents		[●]
Investments in the Aggregator		[●]
Other assets		[●]
Due from the Adviser		[●]
Professional fees payable		([●]	)
Accounts payable & accrued expenses		([●]	)
Transactional Net Asset Value	$	[●]

The transactional NAV per Unit for each class of the Fund was as follows:

[●]
		Transactional NAV per Unit	Number of Units
Class D	$	[●]	[●]
Class E	$	[●]	[●]
Class I	$	[●]	[●]
Class S	$	[●]	[●]

The following table reconciles GAAP Net Asset Value to the Fund’s transactional NAV.

[●]
GAAP Net Asset Value		[●]
Adjustments		[●]
Organizational expenses		[●]
Offering expenses		[●]
Specified Expenses(a)		[●]
Transactional Net Asset Value	$	[●]

(a)	[Specified Expenses as defined in “Item 13. Financial Statements and Supplementary Data—Notes to the Condensed Financial Statements—Note []. Related Party Transactions.”]

Critical Accounting Policies and Estimates

The preparation of the condensed financial statements in accordance with GAAP involves significant judgments and assumptions and requires estimates about matters that are inherently uncertain. These judgments will affect our reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the condensed financial statements and the reported amounts of income and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our condensed financial statements. The following is a summary of our significant accounting policies that we believe are the most affected by our judgments, estimates and assumptions.

Fair Value

As an investment company under ASC 946, the Fund is required to report investments, including those for which current market values are not readily available, at fair value in accordance with ASC Topic 820, Fair Value Measurements (“ASC 820”). ASC 820 defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. The fair value process is used to both recognize investments in accordance with GAAP and for purposes of computing a monthly transactional NAV.

In accordance with ASC 820, investments that qualify as investment companies in accordance with ASC 946 may be valued using net asset value as a practical expedient for fair value. Consistent with Financial Accounting Standards Board guidance under ASC 820, these investments are excluded from the hierarchical levels.

The Fund has indirect exposure to gains and losses on underlying investments because it invests in the Aggregator which, in turn, holds such underlying investments through the intermediate subsidiaries.

Principles of Consolidation

The Fund is an investment company under ASC 946. There is inherent judgment in how to apply ASC Topic 810, Consolidation (“ASC 810”), to instances where an investment company invests in another investment company as generally investment companies do not consolidate their investments and rather report them at fair value. The Fund considered the guidance in ASC 810, ASC 946 and certain SEC industry guidance in concluding that non-consolidation of the Aggregator by the Fund has been deemed appropriate. In considering ASC 810, the following factors were deemed important in supporting a conclusion that the Fund does not have a controlling financial interest in the Aggregator: (a) the Aggregator’s purpose is to pool investments across funds from various regions, (b) there is no contractual mechanism for the Fund to control the Aggregator and (c) essentially all of the Aggregator’s activities are not conducted on behalf of the Fund. The Fund believes non-consolidation is the financial presentation that most meaningfully presents the financial position and results of operations. The financial statements of the Aggregator will accompany the Fund’s financial statements within this Registration Statement as well as our annual reports on Form 10-K, and quarterly reports on Form 10-Q.

Related Parties

The Fund may engage in transactions with affiliates of Macquarie, including entities managed or advised by MAM-Managed Entities.

Macquarie, MAM-Managed Entities and their affiliates may hold or acquire assets and contribute or sell such assets to the Partnership, the Aggregator or their subsidiaries. These transfers may occur in kind, at fair market value (“FMV”) if transferred from a MAM-Managed Entity, or otherwise at cost plus roll forward or FMV, in each case as determined by the Adviser, plus related expenses, including transaction costs and a risk or similar premium.

Contractual Obligations and Commitments

For contractual obligations and commitments extending beyond [●], see [“Item 13. Financial Statements and Supplementary Data—Notes to the Condensed Financial Statements—Note 9. Contingent Liabilities and Commitments.”]

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet financings or liabilities other than contractual commitments and other legal contingencies incurred in the normal course of our business.

Recent Accounting Pronouncements

See [“Item 13. Financial Statements and Supplementary Data—Notes to the Condensed Financial Statements—Note 2. Summary of Significant Accounting Policies”] for a discussion concerning recent accounting pronouncements.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including changes in fair values and interest rates. We invest primarily in alternative infrastructure and infrastructure related investments. Many of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, the Board in accordance with the Fund’s valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each Investment while employing a consistently applied valuation process for the types of Investments we make. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Calculation of NAV.”

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

Item 3. Properties

Our corporate headquarters are located at 660 Fifth Ave, New York, NY 10103 and are provided by the General Partner and the Adviser. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets out certain ownership information with respect to our Units for each of our directors and executive officers and all directors and executive officers as a group. None of our Classes of Units have voting power.

Name and Address(1)	Type of Ownership	Units Owned	Percentage
Elise Dupuy Vaudour	[●]	[●]	[●]
Mark Dooley	[●]	[●]	[●]
Will Demas	[●]	[●]	[●]
Ouma Sananikone	[●]	[●]	[●]
William J. Kelly	[●]	[●]	[●]
Sue Sekar	[●]	[●]	[●]
All current directors and executive officers as a group (6 persons)	[●]	[●]	[●]

(1)	The address for each of our directors and officers is c/o Macquarie Wealth Advisers, LLC, 660 Fifth Ave, New York, NY 10103.

Item 5. Directors and Executive Officers

Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board of Directors. The Board is responsible for overseeing our periodic reports under the Exchange Act and certain conflicts of interest related to Macquarie in accordance with the provisions of the Partnership Agreement and any policies of the General Partner. Specifically, the Independent Directors will (i) review and approve or disapprove any potential conflicts of interest in any transaction or relationship between the Fund and the Adviser, the General Partner or any employee or affiliate thereof that the General Partner determines to present to the Independent Directors and (ii) review and approve any matter (x) for which approval is required under the Advisers Act, including Sections 205(a) and 206(3) thereof, (y) as provided for under the Partnership Agreement or (z) as deemed appropriate by the General Partner.

Our Board is expected to consist of five members, two of whom will be Independent Directors. The General Partner may appoint additional directors to the Board from time to time. Our General Partner elects the Fund’s executive officers, who serve at the discretion of the General Partner.

Board of Directors and Executive Officers

Information regarding the Board of Directors and executive officers is set forth below:

Name	Age*	Position	Position Held Since
Non-Independent Directors
Elise Dupuy Vaudour	43	Director	2025
Mark Dooley	63	Director	2025
Will Demas	43	Director	2025
Independent Directors
William J. Kelly	66	Director	2025
Ouma Sananikone	68	Director	2025
Executive Officer
Sue Sekar	50	Chief Financial Officer	2025

*	As of June 1, 2026.

Each director will hold office until his or her death, resignation, removal or disqualification. The address for each of our directors is c/o Macquarie Wealth Advisers, LLC, 660 Fifth Ave, New York, NY 10103.

Each officer holds office at the pleasure of the General Partner until his or her successor is duly appointed and qualified.

Biographical Information

Directors

Our directors have been divided into two groups—Independent Directors and Non-Independent Directors. The status of an Independent Director under the Partnership Agreement is determined consistent with the independence tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other standards determined by the General Partner.

Non-Independent Directors

Elise Dupuy Vaudour rejoined Macquarie in 2023 and is Head of Wealth for Macquarie Asset Management (MAM) Green Investments. She is responsible for helping the wealth client segment gain exposure to the significant and growing opportunities presented by the global energy transition. Before rejoining Macquarie in 2023, Elise played a key role in the fundraising, investor relations, investment strategy, origination and valuations activity for Eurazeo Infrastructure Partners. She previously spent 15 years at Macquarie and served as Co-Head of Macquarie Capital’s Private Capital Markets activity globally. In that capacity, she supported the execution of Macquarie Capital’s infrastructure and energy investments globally, while leading the origination of infrastructure and energy investments in France. Elise began her career at ABN Amro Bank in its Structured Finance team. Elise holds a Master of project finance and structured finance from University Paris X and École Nationale des Ponts et Chaussées, a Master of banking finance and insurance from University Paris Dauphine, and a Master of applied economics from University Paris Dauphine.

Mark Dooley joined Macquarie in 2025, and is the Executive Chair of MAM Green Investments. He led the acquisition and integration of the Green Investment Bank in 2017 and became Global Head of Green Investments upon acquisition. In April 2022, Green Investment Group moved from Macquarie Capital to Macquarie Asset Management in order to move its business model to an asset management model. He has been involved in structured finance and investment in energy and infrastructure projects for more than 25 years. As an investment banker, he has focused on energy and infrastructure assets in Australia and Europe. He was Head of ABN AMRO’s European infrastructure capital business before joining Macquarie Capital, where he led the European infrastructure and energy business, with a focus on sectors including offshore wind, solar, biomass, and transmission. Mark is on the board of Corio Generation (an OSS of Macquarie), Green Investment Group’s newly created global offshore wind company.

William G. Demas rejoined Macquarie in 2022, and is Senior Managing Director & Head of Americas at Macquarie Asset Management’s Green Investment Group. William re-joined Macquarie from Stonepeak Partners, where he was instrumental in leading the firm’s America’s renewable energy and energy transition investment activities. Prior to Stonepeak, he spearheaded and led Copenhagen Infrastructure Partners in the Americas. Prior to CIP, William was a senior member of Macquarie Capital’s renewable energy principal and investment and advisory team and spent the early part of his career at Good Energies, one of the first dedicated clean technology venture funds. He began his career at Lazard, as a founding member of its Clean Technology and Renewable Energy advisory business. William received a Bachelor’s Degree from Harvard University.

Independent Directors

Ouma Sananikone is currently a non-executive board director of DMC Global (NASDAQ: BOOM), IA Financial Group (Canada, TSX: IAG.TO) and Gecina (GFC.PA), a French publicly-listed real estate group. She also serves on the advisory board of BW Group. Her previous board directorships include Ivanhoe Cambridge in Canada, Hafnia (NYSE: HAFN and Oslo, OSL: HAFNI.OL), Macquarie Infrastructure Corporation (USA, NYSE: MIC), Xebec Adsorption Inc. (Canada, TSX: XBC), CDPQ (Canada), Smarte Carte (USA), Air-Serve Holdings (USA), Moto Hospitality Ltd (UK), and State Super Corporation of NSW (Australia). She also acted as an honorary Australian Financial Services fellow for the USA on behalf of the Australian government. She was CEO of Aberdeen Asset Management (Australia), CEO of the EquitiLink Group (Australia, New Zealand, USA, Canada and UK) as well as founding Managing Director of BNP Investment Management (Australia). Other senior positions include Managing Director at Rothschild Asset Management (Australia), Managing Director at BT Financial Services (Westpac Group) and Managing Director, Corporate Strategy and Investments, at NRMA in Australia. Ouma holds a BA (economics and political sciences) from the Australian National University and a Master of Commerce (economics) from the University of New South Wales. She is a recipient of the Centenary Medal from the Australian Government for services to the Australian finance industry.

William (Bill) J. Kelly, CAIA is the Founder and Managing Member of Educational Alpha, LLC where he writes, podcasts, and speaks on a variety of investment related topics, focused on investor education, transparency, and democratized access to differentiated risk premia. In addition, he has served as a Senior Advisor to Star Mountain Capital since August 2025. Previously he was CEO of CAIA Association since taking this leadership role in 2014 until his retirement in 2024. Prior to that, Bill was the CEO of Boston Partners, and CFO and COO of The Boston Company Asset Management, a predecessor institutional asset manager. In addition to his current role, Bill is also the Chairman and lead independent director for the Boston Partners Trust Company and serves as an independent director for the Artisan Partners Funds, where he is also Chair of Audit Committee and a designated Audit Committee Financial Expert. He is also currently an Advisory Board Member of the Certified Investment Fund Director Institute within the IOB (Dublin) which strives to bring the highest levels of professionalism and governance to independent fund directors around the world. Bill began his career as an accountant with PwC where he earned his CPA (inactive). Bill holds a Bachelor of Business Administration (BBA) from Iona University.

Executive Officers

Sue Sekar is the Chief Operating Officer for Macquarie Asset Management (MAM) Americas, providing leadership on business development initiatives, regional implementation of global strategy, culture and operational platform support for the regional business. Sue is also the Global Head of Fund Management for MAM’s Wealth and Solutions division, overseeing SEC and investor reporting, operations, fund transaction support and financial management throughout the lifecycle of MAM’s funds. Prior to her current role, Sue was the Americas Regional Controller and CFO for Macquarie’s US broker/dealer, responsible for the oversight of Macquarie America’s financial control and management function. Sue has also led the finance and reporting function for a listed US fund, overseeing the team responsible for SEC reporting and financial controls. Before moving to New York City, Sue worked in Macquarie’s Sydney and London offices in various finance and reporting roles. Sue is a Board Member, Co-Treasurer and Co-Chair of the Finance Committee for the Bloomingdale Family Program, a NYC-based non-profit organization, and is the Executive Sponsor of Macquarie’s Families and Carers Employee Network Group. Sue has a Bachelor of Commerce and Bachelor of Laws from the University of Sydney. Sue is an Australian Chartered Accountant (CA), a CPA and has a Series 27 license with FINRA.

Leadership Structure and Oversight Responsibilities

Overall responsibility for our oversight rests with the General Partner, subject to certain oversight rights held by the Board. We have entered into the Advisory Agreement pursuant to which the Adviser, an affiliate of the General Partner, manages the Fund on a day-to-day basis. The Board is composed of five members, two of whom will be Independent Directors. As described below, the Board has established an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board and the General Partner in fulfilling their oversight responsibilities. See “Item 11. Description of Registrant’s Securities to be Registered—Delaware Law and Certain Provisions of the Partnership Agreement—Amendment to the Partnership Agreement.”

Committees

The Board of Directors has established an Audit Committee and may form additional committees in the future.

Audit Committee

The Audit Committee is composed of William J. Kelly and Ouma Sananikone, each of whom is an Independent Director. Mr. Kelly serves as Chair of the Audit Committee. Our Board determined that Mr. Kelly is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act.

The General Partner may appoint additional directors to the Board and the Audit Committee from time to time; provided that the appointment of new Independent Directors as a result of a vacancy (regardless of how the vacancy was created) will require approval by the Board of Directors, including a majority of the remaining Independent Directors.

In accordance with its written charter, adopted by the Board, the Audit Committee is responsible for overseeing: (i) the preparation, presentation and integrity of the Fund’s financial statements; (ii) the maintenance of appropriate accounting and financial reporting principles and policies; and (iii) the maintenance of internal controls and procedures reasonably designed to assure compliance with accounting standards and related laws and regulations.

Item 6. Executive Compensation

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the General Partner, the Adviser or their affiliates, pursuant to the terms of the Advisory Agreement and the Partnership Agreement, as applicable. Our day-to-day investment operations are managed by the General Partner and the Adviser. Most of the services necessary for the sourcing and administration of our investment portfolio are provided by investment professionals employed by the Adviser or its affiliates.

None of our executive officers receives direct compensation from us. We will reimburse the Adviser and/or its affiliates for Fund expenses incurred on the Fund’s behalf, which can include compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Adviser or their affiliates in performing administrative or accounting services for the Fund or any Portfolio Entity (including legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to the Fund based on such metric as the General Partner or its affiliates determine in good faith (which metric may change over time) and compliance with any anti-money laundering or “know your customer” laws, rules, regulations or policies). Certain executive officers and Non-Independent Directors, through their financial interests in the General Partner and/or the Adviser, may be entitled to a portion of the profits earned by the General Partner and/or the Adviser, which includes any fees, including compensation discussed herein, payable to the General Partner and/or the Adviser under the terms of the Advisory Agreement and the Partnership Agreement, as applicable, less expenses incurred by the General Partner and/or the Adviser in performing their services under the Advisory and the Partnership Agreement, as applicable. See “Item 1. Business—Advisory Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

Compensation of Directors

No compensation is paid to directors who are not Independent Directors. The Fund will pay $100,000 per year to each Independent Director, plus an additional $10,000 per year for the Chair of the Audit Committee. The Fund is also authorized to pay the reasonable out-of-pocket expenses incurred by each Independent Director in connection with the fulfillment of his or her duties as an Independent Director.

Item 7. Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons, Promoters and Certain Control Persons

Advisory Agreement; Partnership Agreement

We have entered into the Advisory Agreement with the Adviser pursuant to which we pay the Management Fee and reimburse certain Fund expenses. We have also entered into the Second Amended and Restated Limited Partnership Agreement, pursuant to which the General Partner is entitled to receive the Performance Allocation. In addition, pursuant to the Advisory Agreement and the Partnership Agreement, we will reimburse the Adviser and General Partner for certain expenses as they occur. See “Item 1. Business—Advisory Agreement” and “—Partnership Agreement.”

Certain Business Relationships

METI US is subject to certain conflicts of interest arising out of METI US’ relationship with Macquarie, including the General Partner and its Affiliates. The Adviser, the General Partner and their affiliates provide or may provide investment advisory and other services to various entities, including MAM-Managed Entities with investment objectives similar to and different than those of the Fund. The Adviser’s and the Sub-Advisers’ investment professionals will devote as much of their time to the affairs of the Fund as in their judgment is necessary and appropriate. Additionally, members of the Board may be members, employees, officers, advisers or directors of entities or advisory teams that provide advice to the general partner, adviser or operator of certain MAM-Managed Entities or may be third parties (including third-party Sub-Advisers or service providers). Members of the Investment Committee may also concurrently serve on the investment committees of other MAM-Managed Entities, alongside which the Fund may, from time to time, co-invest. As a result, conflicts of interests may arise in allocating investment opportunities between the Fund and the relevant co-investing MAM-Managed Entities. Such conflicts will be managed in accordance with MAM’s conflicts management procedures. There can be no assurance that the General Partner will resolve all conflicts of interest in a manner that is favorable to the Fund.

See “Item 1A. Risk Factors—Risks Related to Potential Conflicts of Interest” for more information.

Statement of Policy Regarding Transactions with Related Persons

Our Board of Directors recognizes the fact that transactions with related persons may present risks of conflicts or the appearance of conflicts of interest. Our Board of Directors has adopted a written policy on transactions with related persons (the “Related Person Transaction Policy”). Under the Related Person Transaction Policy, the Independent Directors must review and approve or ratify any “related person transaction” (as defined below), including any material amendments or modifications to any “related person transaction.” A “related person transaction” is defined as any transaction that (i) would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Fund was or is to be a participant, (ii) the amount involved exceeds $120,000 in any fiscal year and (iii) in which any “related person” (as defined as paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation or compensation paid to any director for service on the Board. A “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangement or relationships, and also includes any material amendment or modification to an existing related person transaction.

In reviewing a related person transaction or proposed related person transaction, our Independent Directors shall consider all relevant facts and circumstances, including without limitation: (i) the relationship of the related person to the Fund, (ii) the nature and extent of the related person’s interest in the transaction, (iii) the material terms of the transaction, (iv) the business purpose of the transaction, (v) the importance and fairness of the transaction both to the Fund and to the related person, (vi) whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of Investors, (vii) whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Fund with non-related persons, if any, and (viii) any other matters that management or our Independent Directors deem appropriate.

In addition, the Related Person Transaction Policy provides that our Independent Directors, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, considers whether such transaction would compromise the director’s status as an “independent director” under applicable independence standards, including: (i) as an independent director under the Partnership Agreement and governance guidelines; (ii) as a “non-employee director,” as applicable, under Rule 16b-3 under the Exchange Act; or (iii) as an independent director under Rule 10A-3 of the Exchange Act, if such director serves on the Audit Committee of the Board.

Promoters and Certain Control Persons

The Adviser and the General Partner may be deemed promoters of the Fund. We have entered into the Advisory Agreement with the Adviser and the Partnership Agreement with the General Partner. The Adviser, for its investment management and its administrative services to us, is entitled to receive the Management Fee, in addition to the reimbursement of certain Fund expenses. The General Partner is entitled to receive the Performance Allocation, as described herein. In addition, under the Advisory Agreement and Partnership Agreement, to the extent permitted by applicable law, we will indemnify the Adviser and the General Partner and certain of their affiliates. See “Item 1. Business.”

Director Independence

See “Item 5. Directors and Executive Officers” for information on METI US’s Independent Directors and definition of “independent.”

Item 8. Legal Proceedings

Neither we, the General Partner nor the Adviser are currently subject to any pending material legal proceedings against us, the General Partner or the Adviser. From time to time, we, the General Partner or the Adviser may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. We may also be subject to regulatory proceedings.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters

Market Information

Our outstanding Units are offered and sold in transactions exempt from registration under the 1933 Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. Our Units are not listed or traded on any recognized securities exchange.

Because our Units are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Units may not be sold or transferred (i) except as permitted under the Partnership Agreement and (ii) unless the Units are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the Units unless and until we accept their redemption or transfer. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Units may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Units and to execute such other instruments or certifications as are reasonably required by us.

Unitholders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding certain Unitholders.

Distributions

See “Item 1. Business—Distribution Reinvestment Plan” and “Item 11. Description of Registrant’s Securities to be Registered—Distributions” for a description of METI US’s distribution policies.

Calculation of NAV

The Adviser determines the NAV for each class of Units monthly and prepares the valuations with respect to each Investment in accordance with the Valuation Procedures (as may be amended from time to time in the Adviser’s sole discretion). The NAV per Unit for each class is determined by dividing the total assets of the Fund (i.e., the value of Investments, plus cash or other assets, including interest and distributions accrued but not yet received) attributable to such class, less the value of any liabilities (including accrued expenses, accrued/allocated Management Fee, Administration Fee, Performance Allocation, Distribution and/or Servicing Fees applicable to certain classes, or distributions) of such class, by the total number of outstanding Units of such class. Classes of Units may have a different NAV per Unit as a result of different fees charged to different classes.

The Investments are valued on a monthly basis as of the close of business on the last Business Day of each calendar month for purposes of updating the Fund’s monthly NAV. The monthly NAV per Unit for each Class will generally be available around the 20th Business Day of the following month (e.g., the NAV for April 30 will generally be available around May 29). Notwithstanding anything herein to the contrary, the Adviser may, in its discretion, but is not obligated to, consider material market data and other information (as of the applicable month-end for which NAV is being calculated) that becomes available after the end of the applicable month in valuing the Fund’s assets and liabilities and calculating its NAV as of such month-end.

An independent valuation advisor (the “Valuation Advisor”) will be retained by the Fund to value each Investment (other than Liquid Investments) on a quarterly basis. In the quarters when such a valuation is unavailable due to delays in delivery of financial information from underlying Investments, Macquarie will perform and provide the Fund with a valuation of each Investment. The Valuation Advisor receives the benefit of indemnification from the Fund and is paid fees and has various costs reimbursed by the Fund.

The Valuation Advisor will discharge its responsibilities in accordance with the Valuation Procedures. The Fund may engage additional independent valuation advisors in the future as the Fund’s portfolio grows. While the Valuation Advisor is responsible for reviewing valuations, the Valuation Advisor is not responsible for, and does not determine, the fair value of the Investments and does not calculate the Fund’s NAV, which is ultimately the Adviser’s responsibility. The Valuation Advisor may be replaced at any time by the Adviser.

The Adviser and its affiliates act as investment advisers to other clients that may invest in the same securities as the Fund. Valuation determinations by the Adviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund.

See “Item 1A. Risk Factors—Valuation of Investments” for more information on valuation.

Valuation of Investments

Publicly traded U.S. equity securities are valued, except as indicated below, at the last composite close price on the close of business on the last Business Day of each calendar month (the “Determination Date”). If and when an equity trades on multiple exchanges, the security will be valued at the closing price from the U.S. exchange that the security last traded on before or at the close on the Determination Date.

Publicly traded foreign equity securities will be valued at the last trade price on the securities exchange or national securities market on which such securities primarily are traded (the “primary market”) during regular trading hours on the Determination Date. If there are no such trades in the security on the Determination Date, the security will be valued at the last bid (for long positions) or last ask (for short positions). If there is no trade or bid/ask quotations for such security on the Determination Date, the value of such security will be the last trade or last bid (for long positions) or last ask (for short positions) from the previous day. If there is no trade or bid/ask on the previous day, the security will be fair valued.

Generally, U.S. and foreign over-the-counter issues with single-market underliers, such as American Depositary Receipts, will be priced using the last trade price during regular business hours on the Determination Date.

Equity-linked instruments will be valued based on the value of the underlying reference asset(s) and the terms of the instrument (e.g., an interest rate) to approximate what the Fund would receive on a current termination of the instrument. Such reference asset(s) will be valued in accordance with the applicable provisions of the Valuation Procedures.

Private debt securities and instruments generally will be valued, to the extent possible, by an independent pricing service, as set forth in the Valuation Procedures adopted by the Adviser. Each pricing service provides an evaluated price based on its proprietary methodologies, which may use a variety of inputs, models and assumptions based on its methodology for a particular type of security. Private debt securities and instruments for which valuation is not provided by a pricing service will be valued using an evaluated price provided by Bloomberg, and if Bloomberg does not provide a price, then the security generally will be valued by obtaining prices from broker/dealers on the Determination Date. Overnight and certain other short-term debt securities and instruments with maturities of less than 60 days (excluding U.S. Treasury bills) will be valued by the amortized cost method, unless a pricing service provides a valuation for such security, or the amortized cost method would not represent fair value on the Determination Date.

Derivative instruments, which may be used for hedging and non-hedging purposes, will be valued by the Adviser in accordance with the Valuation Procedures. Certain derivatives may be valued (i) by pricing services, (ii) based on the value of the underlying reference asset(s), (iii) using the midpoint of NBBO (National Best Bid & Offer), which is the mean of the highest bid and lowest offer across any of the exchanges on which an option is quoted, (iv) using evaluated pricing available from Bloomberg, (v) using a quotation obtained from an independent broker/dealer, (vi) at their intrinsic value, (vii) at the most recent settlement price, or (viii) at their acquisition cost until such time as market prices become available.

Securities for which market prices are not readily available and securities for which quotations are deemed by the Adviser to be unreliable will be fair valued or otherwise valued in accordance with the Valuation Procedures. Circumstances in which market prices may not be readily available include, when an exchange or market is not open for trading for an entire trading day or closes early, or trading in a particular security is halted, and no other market prices are available. In these circumstances, portfolio management personnel of the Fund, the Adviser will seek to determine whether to recommend an adjustment to the last sale price on the primary market, in accordance with the Valuation Procedures.

Suspension of Redemption Program or Determination of NAV

In addition, the Adviser may, but is not obligated to, suspend the determination of NAV and/or the Fund’s offering and/or redemptions where (i) the circumstances so require and (ii) the suspension is reasonably deemed to be in the best interests of Investors. The Adviser will notify Investors of any such suspension. No Units will be issued or redeemed during such suspension period.

Notwithstanding the above, any material modification or suspension of the Redemption Program or suspend the determination of NAV shall require the approval of the Independent Directors.

Item 10. Recent Sales of Unregistered Securities

On July 1, 2025, the Fund held its first closing and sold Units of the Fund as part of its Private Offering. The Fund has held subsequent closings each month from July 1, 2025 through the date of this Registration Statement. The offer and sale of the Units was made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the 1933 Act, pursuant to Section 4(a)(2) thereof, including Regulation D and Regulation S thereunder. Pursuant to the private offering and since inception, the Fund has sold [●] Units for an aggregate consideration of approximately $[●] million as of [●], 2026.

The following tables summarize the Units issued and sold pursuant to the Private Offering since the Fund’s inception, the offer and sales of which were not registered under the 1933 Act:

July 1, 2025

Class	Number of Units Sold	Consideration
Class I(1)	367,000	$36,700,000
Class S	54,925	$5,492,500
Class D	-	-

(1)	Represents Class I Units initially issued. Effective as of December 1, 2025, these Class I Units were converted to Class E Units in accordance with the Partnership Agreement.

August 1, 2025

Class	Number of Units Sold	Consideration
Class I	9,821.40	$1,000,000
Class S	6,634.25	$675,000
Class D	-	-

September 1, 2025

Class	Number of Units Sold	Consideration
Class I	1,690.43	$175,000
Class S	9,206.94	$951,750
Class D	-	-

October 1, 2025

Class	Number of Units Sold	Consideration
Class I	5,010.08	$525,000
Class S	5,260.02	$550,000
Class D	-	-

November 1, 2025

Class	Number of Units Sold	Consideration
Class I	-	-
Class S	15,908.67	$1,674,250
Class D	-	-

December 1, 2025

Class	Number of Units Sold	Consideration
Class I	351,780.79	$37,367,000
Class S	4,724.12	$500,000
Class D	-	-

January 1, 2026

Class	Number of Units Sold	Consideration
Class I	11,074.44	$1,172,544
Class S	14,119.22	$1,488,415
Class D	-	-
Class E	326,123.35	$35,000,000

February 1, 2026

Class	Number of Units Sold	Consideration
Class I	-	-
Class S	3,566.40	$378,000
Class D	-	-
Class E	-	-

March 1, 2026

Class	Number of Units Sold	Consideration
Class I	931.42	$100,000
Class S	7,227.71	$771,516
Class D	-	-
Class E	-	-

April 1, 2026

Class	Number of Units Sold	Consideration
Class I	2,024.22	$216,457
Class S	97,594.58	$10,367,925
Class D	-	-
Class E	376,412.90	$41,000,000

May 1, 2026

Class	Number of Units Sold	Consideration
Class I	-	-
Class S	6,095.89	$650,000
Class D	-	-
Class E	-	-

Item 11. Description of Registrant’s Securities to be Registered

Description of our Units

General

There is currently no market for the Units, and we do not expect that a market for these Units will develop in the future. We do not intend for the Units offered under the Fund’s private placement memorandum to be listed on any national securities exchange. There are no outstanding options or warrants to purchase these Units. Under the terms of the Partnership Agreement and the Feeder Partnership Agreement, Investors are entitled to the same limited liability extended to shareholders of private Delaware for-profit corporations formed under the Delaware General Corporation Law. The Partnership Agreement and the Feeder Partnership Agreement provide that no Investor will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being an Investor, nor will any Investor be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Fund’s assets or the affairs of the Fund by reason of being an Investor.

Units

Unitholders are not entitled to vote in the election of the Fund’s directors and, as such, the Fund is not required to file proxy statements or information statements under Section 14 of the Exchange Act except in those limited circumstances where a vote of Unitholders is required under the Partnership Agreement or Delaware law. Further, Unitholders are not able to bring matters before meetings of unitholders or nominate directors at such meeting, nor are they generally able to submit unitholder proposals under Rule 14a-8 of the Exchange Act. Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board of Directors with respect to our periodic reports under the Exchange Act and certain situations involving conflicts of interest.

Certain financial intermediaries through which a Unitholder was placed in the Fund may charge such Unitholder Subscription Fees on Units that are paid by the Unitholder outside of its investment in the Fund and not reflected in the Fund’s NAV.

Class D Units

Class D Units bear a monthly Distribution and/or Servicing Fee in an amount equal (on an annualized basis) to 0.25% of the NAV on Class D Units each month. The Distribution and/or Servicing Fee will be calculated based on NAV as of the end of each month before giving effect to any accruals for the Distribution and/or Servicing Fee, redemptions, if any, for the applicable month and distributions payable on such Units. For the avoidance of doubt, the Distribution and/or Servicing Fees will be payable by the Fund and Unitholders will not be billed separately for payment of the fees. The Adviser remits payment of the ongoing Distribution and/or Servicing Fees on behalf of the Fund and is reimbursed by the Fund for such payments.

The Distribution and/or Servicing Fee is allocated to a Unitholder’s representative at the financial intermediary through which such Unitholder was placed in the Fund. Any amounts allocated in accordance with the foregoing sentence will compensate such representative for reporting, administrative and other services provided to a Unitholder by such representative. The receipt of the Distribution and/or Servicing Fee by a Unitholder’s representative will result in a conflict of interest.

Certain financial intermediaries may charge Subscription Fees of up to 1.5% of the NAV on Class D Units sold in the offering. In certain circumstances the Subscription Fees may be paid to Macquarie and reallocated, in whole or in part, to the financial intermediary that placed the applicable Unitholder into the Fund. For the avoidance of doubt, Subscription Fees shall be paid by the applicable Unitholder outside of its investment in the Fund and will not impact the Fund’s NAV.

The Subscription Fees are not payable in respect of any Class D Units sold pursuant to our distribution reinvestment plan. In consideration of the advisory services provided to the Fund by the Adviser, the Fund will pay the Adviser a Management Fee, computed and payable monthly in arrears, at the annual rate of 1.25% of the Fund’s NAV for Class D Units. Additionally, promptly after the end of each fiscal year, the Fund will make a Performance Allocation to the General Partner or an affiliate in an amount equal to 12.5% of Total Return for Class D Units subject to a 5% annual Hurdle Amount and a High-Water Mark with a 100% catch-up, without duplication for any Performance Allocation paid by the Fund in respect of Class D Units during such fiscal year. See “Item 1. Business—Advisory Agreement—Compensation of the Adviser and the General Partner” for more information.

Class S Units

Class S Units bear a monthly Distribution and/or Servicing Fee in an amount equal (on an annualized basis) to 0.85% of the NAV on Class D Units each month. The Distribution and/or Servicing Fee will be calculated based on NAV as of the end of each month before giving effect to any accruals for the Distribution and/or Servicing Fee, redemptions, if any, for the applicable month and distributions payable on such Units. For the avoidance of doubt, the Distribution and/or Servicing Fees will be payable by the Fund and Unitholders will not be billed separately for payment of the fees. The Adviser remits payment of the ongoing Distribution and/or Servicing Fees on behalf of the Fund and is reimbursed by the Fund for such payments.

The Distribution and/or Servicing Fee is allocated to a Unitholder’s representative at the financial intermediary through which such Unitholder was placed in the Fund. Any amounts allocated in accordance with the foregoing sentence will compensate such representative for reporting, administrative and other services provided to a Unitholder by such representative. The receipt of the Distribution and/or Servicing Fee by a Unitholder’s representative will result in a conflict of interest.

Certain financial intermediaries may charge Subscription Fees of up to 3.5% of the NAV on Class D Units sold in the offering. In certain circumstances the Subscription Fees may be paid to Macquarie and reallocated, in whole or in part, to the financial intermediary that placed the applicable Unitholder into the Fund. For the avoidance of doubt, Subscription Fees shall be paid by the applicable Unitholder outside of its investment in the Fund and will not impact the Fund’s NAV.

The Subscription Fees are not payable in respect of any Class D Units sold pursuant to our distribution reinvestment plan. In consideration of the advisory services provided to the Fund by the Adviser, the Fund will pay the Adviser a Management Fee, computed and payable monthly in arrears, at the annual rate of 1.25% of the Fund’s NAV for Class S Units. Additionally, promptly after the end of each fiscal year, the Fund will make a Performance Allocation to the General Partner or an affiliate in an amount equal to 12.5% of Total Return for Class S Units subject to a 5% annual Hurdle Amount and a High-Water Mark with a 100% catch-up, without duplication for any Performance Allocation paid by the Fund in respect of Class S Units during such fiscal year. See “Item 1. Business—Advisory Agreement—Compensation of the Adviser and the General Partner” for more information.

Class I Units and Class E Units

In consideration of the advisory services provided to the Fund by the Adviser, the Fund will pay the Adviser a Management Fee, computed and payable monthly in arrears, at the annual rate of 1.25% of the Fund’s NAV for Class I Units. Additionally, promptly after the end of each fiscal year, the Fund will make a Performance Allocation to the General Partner or an affiliate in an amount equal to 12.5% of Total Return for Class I Units subject to a 5% annual Hurdle Amount and a High-Water Mark with a 100% catch-up, without duplication for any Performance Allocation paid by the Fund in respect of Class I Units during such fiscal year. There is no Management Fee or Performance Allocation payable with respect to Class E Units. See “Item 1. Business—Advisory Agreement—Compensation of the Adviser and the General Partner” for more information.

Class I Units and Class E Units will not be subject to the Distribution and/or Servicing Fee. For the avoidance of doubt, Class E Units are not registered under the Exchange Act pursuant to this Registration Statement.

Distributions

The Fund may declare distributions from time to time. However, the Fund cannot guarantee that it will make distributions, and any distributions the Fund makes will be at the discretion of the General Partner, considering factors such as earnings, cash flow, capital needs, taxes and general financial condition and the requirements of applicable law. As a result, the Fund’s distribution rates and payment frequency may vary from time to time.

Investors of record as of the record date will be eligible for distributions declared. The per Unit amount of distributions on each class may differ if different class-specific fees and expenses are deducted from the gross distributions for each class. The NAV of each Unit that an Investor owns will be reduced by the amount of the distributions that the Investor receives in respect of Units. See “Item 1. Business—Distribution Reinvestment Plan.”

Transfers

Subject to the terms in the Partnership Agreement, Unitholders may, with the consent of the General Partner, transfer part or all their Units, but must provide 60 calendar days’ notice to the General Partner (or such reasonably shorter period as is agreed to by the General Partner). The General Partner may refuse such requested transfer for certain reasons, as further described in the Partnership Agreement.

Delaware Law and Certain Provisions of the Partnership Agreement

Organization and Duration

The Fund was formed on October 30, 2024, as a Delaware limited partnership. The Fund will remain in existence until dissolved in accordance with the Partnership Agreement or pursuant to Delaware law. The Partnership Agreement provides that the Fund will be dissolved upon (a) the determination made by the General Partner at any time in its sole discretion that the dissolution and winding up of the Fund is in the best interests of the Fund, (b) the bankruptcy, termination, dissolution or withdrawal of the General Partner, (c) upon (i) certain cause events, including a finding by any court or governmental body of competent jurisdiction that the General Partner or the Adviser has committed a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Fund or the ability of the General Partner or the Adviser to perform their respective duties under the terms of the Partnership Agreement or the Advisory Agreement, as the case may be, or (ii) fraud or willful misconduct by the General Partner or the Adviser in connection with the performance of their respective duties under the terms of the Partnership Agreement or the Advisory Agreement, as the case may be, that has a material adverse effect on the business of the Fund, and (iii) the consent by holders in interest of 75% of the outstanding Units to dissolve the Fund, or (d) the entry of a decree of dissolution of the Fund pursuant to Section 18-802 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”).

Purpose

Under our Partnership Agreement, the principal purpose of the Fund is to seek to invest in private equity investments and other Investments in accordance with the investment objectives and policies of the Fund as in effect from time to time, as described elsewhere in this Registration Statement and the Partnership Agreement, and to engage in any other lawful activity as the General Partner may from time to time determine.

Amendment to the Partnership Agreement

Except as otherwise required by law or pursuant to the terms of the Partnership Agreement, the Partnership Agreement may be amended, modified or supplemented, and any provision may be waived, by the written consent of the General Partner; provided that any amendment, modification or supplement that is viewed by the General Partner in its discretion, as a whole together with all such amendments, modifications or supplements, as having a material adverse effect in the aggregate on the limited partners of the Fund will require the approval of the Independent Directors.

Actions Related to Merger, Conversion, Reorganization or Dissolution

The General Partner may in its sole discretion enter into any one or more transactions related to capital or conversion events, including a merger, conversion, consolidation or other reorganization of the Fund and take all actions necessary or desirable to affect any such transactions, as further described in the Partnership Agreement.

Exclusive Delaware Jurisdiction

Any action or proceeding against the parties relating in any way to the Partnership Agreement shall be brought and enforced in the courts of the State of Delaware, and to the extent that subject matter jurisdiction exists, the United States for the District of Delaware.

Fiduciary Duties

The Board of Directors (including the Independent Directors) owe a fiduciary duty to use their reasonable business judgment to act in the best interests of the Fund with respect to matters of the Fund that are within the Board of Directors’ authority, as described in the Partnership Agreement.

Indemnification of Directors, Officers, the General Partner and Adviser

See “Item 12. Indemnification of Directors and Officers” for a description of the indemnification provisions for directors, officers, the General Partner and the Adviser.

Item 12. Indemnification of Directors and Officers

As further explained in the Partnership Agreement, and to the fullest extent permitted by law, the Fund will indemnify and hold harmless any of the directors, officers of the Fund, General Partner, Adviser, partnership representative and any of their respective affiliates and any person who serves at the specific request of the General Partner or the Adviser on behalf of the Fund or any other entity (each, a “METI US Indemnified Party”) for any mistake in judgment or any action or omission required pursuant to the Partnership Agreement, unless such action or inaction by the METI US Indemnified Party constituted bad faith, intentional and material breach of the Partnership Agreement, fraud, willful misconduct or gross negligence of such METI US Indemnified Party. The Fund’s indemnification obligations will be satisfied from the Fund’s assets. The Fund may, from time to time, advance expenses that are incurred by a METI US Indemnified Party in the defense or settlement of any claim that is subject to indemnification, in accordance with the terms of the Partnership Agreement.

Item 13. Financial Statements and Supplementary Data

Set forth below is an index to our financial statement attached to this Registration Statement.

Page
Index to Financial Statements*	F-
Condensed Financial Statements of Macquarie Energy Transition Infrastructure Fund, L.P.:	F-
Report of Independent Registered Public Accounting Firm (PCAOB ID )*	F-
Condensed Statement of Assets and Liabilities as of March 31, 2026*	F-
Condensed Statement of Operations for the Period from July 1, 2025 (Commencement of Operations) to March 31, 2026*	F-
Condensed Statement of Changes in Net Assets for the Period from July 1, 2025 (Commencement of Operations) to March 31, 2026*	F-
Condensed Statement of Cash Flows for the Period from July 1, 2025 (Commencement of Operations) to March 31, 2026*	F-
Condensed Schedule of Investments as of March 31, 2026*	F-
Notes to Condensed Financial Statements*	F-

Condensed Financial Statements of METI Cayman, L.P.:	F-
Report of Independent Registered Public Accounting Firm (PCAOB ID )*	F-
Condensed Statement of Assets and Liabilities as of March 31, 2026*	F-
Condensed Statement of Operations for the Period from July 1, 2025 (Commencement of Operations) to March 31, 2026*	F-
Condensed Statement of Changes in Net Assets for the Period from July 1, 2025 (Commencement of Operations) to March 31, 2026*	F-
Condensed Statement of Cash Flows for the Period from July 1, 2025 (Commencement of Operations) to March 31, 2026*	F-
Condensed Schedule of Investments as of March 31, 2026*	F-
Notes to Condensed Financial Statements*	F-

*	To be filed by amendment.

F-1

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits

(a)	List separately all financial statements filed

The financial statement attached to this Registration Statement is listed under “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

3.1	Certificate of Limited Partnership*
3.2	Second Amended and Restated Limited Partnership Agreement*
10.1	Amended and Restated Investment Advisory Agreement*
10.2	Amendment No. 1 to Amended and Restated Investment Advisory Agreement*
10.3	Dealer Manager Agreement*
10.4	Form of Selected Dealer Agreement (included as part of Exhibit 10.3)*
10.5	Amended and Restated Expense Limitation Agreement**
20.1	List of Subsidiaries**

*	Filed herewith.

**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Macquarie Energy Transition Infrastructure Fund, L.P.

By:	/s/ Sue Sekar
	Name:	Sue Sekar
	Title:	Chief Financial Officer

Date: June 11, 2026